 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
                                                      REGISTRATION NO. 333-30809
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        IMPERIAL CREDIT CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           6733                        95-4639513
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         CHASE MANHATTAN BANK DELAWARE
                               1201 MARKET STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 428-3375
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        IMPERIAL CREDIT INDUSTRIES, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6122                        95-4054791
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IMPERIAL CREDIT INDUSTRIES, INC.
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                         IMPERIAL BUSINESS CREDIT, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6159                        33-0664339
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                      16935 WEST BERNARDO DRIVE, SUITE 150
                          SAN DIEGO, CALIFORNIA 92127
                                 (619) 675-1070
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         IMPERIAL CREDIT ADVISORS, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6282                        33-0648410
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                                 (214) 474-8500
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IMPERIAL CREDIT INDUSTRIES, INC.
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                          6159                        06-1429737
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                       2029 CENTURY PARK EAST, SUITE 1190
                         LOS ANGELES, CALIFORNIA 90067
                                 (800) 661-3622
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                H. WAYNE SNAVELY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        IMPERIAL CREDIT INDUSTRIES, INC.
                23550 HAWTHORNE BOULEVARD, BUILDING 1, SUITE 110
                           TORRANCE, CALIFORNIA 90505
                                 (310) 373-1704
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                          AUTOMARKETING NETWORK, INC.
           (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

             FLORIDA                           6141                        65-0310419
 (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                      2101 CORPORATE BOULEVARD, SUITE 316
                           BOCA RATON, FLORIDA 33431
                                 (561) 997-2440
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF CO-
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               STEPHEN S. RASKIN
                          AUTO MARKETING NETWORK, INC.
                      2101 CORPORATE BOULEVARD, SUITE 316
                           BOCA RATON, FLORIDA 33431
                                 (561) 997-2440
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

                            THOMAS J. POLETTI, ESQ.
                             SUSAN B. KALMAN, ESQ.
                             DARREN O. BIGBY, ESQ.
                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
                    9100 WILSHIRE BOULEVARD, 8TH FLOOR EAST
                        BEVERLY HILLS, CALIFORNIA 90212
                           TELEPHONE (310) 273-1870
                           FACSIMILE (310) 274-8357

                               ----------------

  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                         PROPOSED
                                            PROPOSED      MAXIMUM
                               AMOUNT       MAXIMUM      AGGREGATE   AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE    OFFERING PRICE  OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED    PER SHARE     PRICE(1)       FEE
--------------------------------------------------------------------------------
Remarketed Redeemable Par
 Securities, Series B of
 Imperial Credit Capital
 Trust I ..................  $70,000,000    100.000%    $70,000,000  $21,212.12
--------------------------------------------------------------------------------
Resettable Rate Debentures
 of Imperial Credit
 Industries, Inc...........       *            *             *         --(2)
--------------------------------------------------------------------------------
Guarantee of Imperial
 Credit Industries, Inc. of
 Remarketed Par Securities,
 Series B..................       *            *             *         --(3)
--------------------------------------------------------------------------------
Guarantee of Resettable
 Rate Debentures, Series B.       *            *             *         --(4)
--------------------------------------------------------------------------------
Total............................................................    $21,212.12*

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

*  Previously paid.
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2) The Resettable Rate Debentures, Series B will be exchanged for outstanding unregistered Resettable Rate Debentures, Series A which were purchased by Imperial Credit Capital Trust I with the proceeds of the sale of unregistered Remarketed Redeemable Par Securities, Series A. No separate consideration will be received for the issuance of Resettable Rate Debentures, Series B. Pursuant to Rule 457(a), no separate fee is payable with respect to the Resettable Rate Debentures, Series B.

(3) Imperial Credit Industries, Inc. will guarantee certain payments and distributions of the Remarketed Redeemable Par Securities, Series B as set forth in the Registration Statement. Pursuant to Rule 457(n), no filing fee is required.
(4) Imperial Business Credit, Inc., Imperial Credit Advisors, Inc., Auto Marketing Network, Inc. and Franchise Mortgage Acceptance Company LLC will guarantee the payment of the Resettable Rate Debentures, Series B. Pursuant to Rule 457(n), no filing fee is required.

  The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT + +BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               Subject to Completion, dated October 16, 1997

PRELIMINARY PROSPECTUS
                                  $70,000,000

  OFFER FOR ALL OUTSTANDING REMARKETED REDEEMABLE PAR SECURITIES, SERIES A IN EXCHANGE FOR REMARKETED REDEEMABLE PAR SECURITIES, SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OF

                        IMPERIAL CREDIT CAPITAL TRUST I
                    (LIQUIDATION AMOUNT $1,000 PER SECURITY)

 FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT THAT THE TRUST HAS ASSETS
                       AVAILABLE FOR DISTRIBUTION BY

                     [LOGO OF IMPERIAL CREDIT APPEARS HERE]

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON      , UNLESS
                                    EXTENDED

  Imperial Credit Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Prospectus, constitute the "Exchange Offer"), to exchange an aggregate liquidation amount of up to $70,000,000 of its Remarketed Redeemable Par Securities, Series B (the "New Par Securities") of the Trust, which have been registered under the Securities Act, for a like liquidation amount of the issued and outstanding Remarketed Redeemable Par Securities, Series A (the "Old Par Securities") (together, the "Par Securities") of the Trust from the registered holders thereof. Concurrently herewith, the following exchanges will also occur: (i) Imperial Credit Industries, Inc., a California corporation (the "Company"), will exchange its guarantee of the payment of distributions and payments on liquidation or redemption of the Old Par Securities (the "Old Trust Guarantee") for a like guarantee of the New Par Securities (the "New Trust Guarantee"); (ii) the Company will exchange all of its outstanding Resettable Rate Debentures, Series A (the "Old Debentures") for a like amount of its Resettable Rate Debentures, Series B (the "New Debentures"); (iii) Auto Marketing Network, Inc., a Florida corporation ("AMN"), Imperial Business Credit, Inc., a California corporation ("IBC"), Imperial Credit Advisors, Inc., a California corporation ("ICAI"), and Franchise Mortgage Acceptance Company LLC, a California limited liability company ("FMAC") (collectively the "Subsidiary Guarantors") will exchange their full, unconditional and joint and several guarantee of the Old Debentures (the "Old Subsidiary Guarantees") for a full, unconditional and joint and several guarantee of the New Debentures (the "New Subsidiary Guarantees") (these transactions, together with the exchange of the Old Par Securities for the New Par Securities, are collectively referred to herein as the "Exchange"). The New Trust Guarantee, the New Debentures, and the New Subsidiary Guarantees have also been registered under the Securities Act. The Old Par Securities, the Old Trust Guarantee, the Old Debentures and the Old Subsidiary Guarantees are referred to collectively herein as the "Old Securities," and the New Par Securities, New Trust Guarantee, New Debentures and the New Subsidiary Guarantees are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the Old Securities, except for certain transfer restrictions relating to the Old Securities.

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust. The Company indirectly owns all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and together with the Par Securities, the "Trust Securities"). On June 9, 1997, the Trust issued $72,165,000 liquidation amount of Trust Securities in transactions pursuant to exemptions from the registration requirements of the Securities Act and applicable state securities laws. The Trust exists for the sole purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures (together, the "Debentures"). New Debentures will evidence the same class of debt as the Old Debentures and will be issued pursuant to, and entitled to the benefits of, the Indenture governing the Old Debentures (the "Indenture").

                                                           (continued on page i)
                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 24 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED AND FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PAR SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PAR SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                                  -----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION NOR HAS  THE SECURI-
  TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------
                    THE DATE OF THIS PROSPECTUS IS  , 1997.

                        IMPERIAL CREDIT INDUSTRIES, INC.
                 PRINCIPAL OPERATING SUBSIDIARIES AND DIVISIONS

                             --------------------
                                IMPERIAL CREDIT
                               INDUSTRIES, INC.
                                    "ICII"
                             --------------------

      ------------------------------------------------------------------

     100%             100%            100%           66.7%             100%
    owned            owned           owned           owned            owned

--------------    -----------                   ---------------  ---------------
   Imperial         Imperial                       Franchise           Auto
   Business          Credit                         Mortgage        Marketing
 Credit, Inc.      Advisors,                     Acceptance Co.   Network, Inc.
    "IBC"             Inc.                            LLC             "AMN"
                     "ICAI"                          "FMAC"
--------------    -----------                   ---------------  ---------------

                               ------------------
                                Southern Pacific
                                 Thrift & Loan
                                  Association
                                     "SPTL"
                               ------------------

           --------------------------------------------------------

    -------------         ----------       -----------        ----------
         Auto              Consumer           Income            Coast
      Lend Group            Credit           Property          Business
     "Auto Lend"           Division          Lending            Credit
                            "CCD"            Division           "CBC"
                                              "IPLD"
    -------------         ----------       -----------        ----------

               --------------                     ---------------
                Auto Lending                            Loan
                  Division                         Participation
                   "ALD"                          and Investment
                                                       Group
                                                       "LPIG"
               --------------                     ---------------

(Continued from cover page)


  Any Old Par Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Registrants will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Par Securities held by them. Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of the Securities--Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "Risk Factors-- Consequences of Failure to Exchange Old Par Securities."

  The New Par Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Par Securities. See "Risk Factors--Lack of Public Market May Affect Resale of New Par Securities."

  Old Par Securities may be tendered for exchange on or prior to 5:00 p.m.,
Eastern Daylight Time, on   , 1997 (such time on such date being hereinafter
called the "Expiration Date"), unless the Exchange Offer is extended by the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.) Tenders of Old Par Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Par Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Par
Securities as of   , 1997.

  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Par Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds."

  For an index of defined terms, see "Index of Principal Definitions."

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SUBSIDIARY GUARANTORS OR THE TRUST OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Investors should note that any safe-harbor for "forward-looking statements" does not apply to statements made in connection with an initial public offering. All statements other than statements of historical facts included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus including, without limitation, the forward-looking statements included in this Prospectus and under "Risk Factors." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                               ----------------

                             AVAILABLE INFORMATION

  The Company and Franchise Mortgage Acceptance Company LLC ("FMAC") are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. The Company, the Trust and the Subsidiary Guarantors have filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act with respect to the New Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy statements and other information filed by the Company and FMAC with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Documents filed by the Company can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company and FMAC.

  No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Debentures issued by the Company and (iii) the obligations of the Trust under the Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the Par Securities, the Debentures and the Guarantee."

  No separate financial statements of AMN, IBC or ICAI, have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Par Securities because (i) all of the common stock of AMN, IBC, and ICAI is owned by the Company, a reporting company under the Exchange Act and (ii) each of AMN, IBC, and ICAI fully and unconditionally guarantees the obligations of the Company under the Debentures. See "Description of Debentures" and "Description of Guarantee."

                          INCORPORATION BY REFERENCE

  The Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference.

  The reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in this Prospectus or in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, copies of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information incorporated herein). Requests for such documents should be directed to Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building One, Suite 240, Torrance California 90505, telephone number (310) 791-8040. Attention: General Counsel.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

  The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including "Risk Factors" and the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. References in this Prospectus to "ICII" refer to the Company as a separate entity from its subsidiaries. All references to the "Company" in this Prospectus refer, unless otherwise stated or unless the context otherwise requires, to ICII and its subsidiaries on a consolidated basis.

  This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

                                   THE TRUST

  The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust (as so amended and restated, the "Declaration") dated as of May 28, 1997, executed by the Company, as sponsor, and the trustees of the Trust and (ii) a certificate of trust, dated as of May 28, 1997, filed with the Secretary of State of the State of Delaware. The Trust exists for the exclusive purpose of
(i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  All of the Common Securities of the Trust are owned by the Company. The Par Securities rank on a parity, and payments will be made thereon pro rata, with the Common Securities. Distributions are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (as defined below). In the event that any date on which Distributions are payable on the Par Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee (as defined below) is closed for business. If on any Distribution Date or redemption date an Indenture Event of Default (as defined herein under "Description of Debentures--Indenture Events of Default") shall have occurred and be continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of holders of the Par Securities. See "Description of Securities--Subordination of Common Securities."

  The Trust's affairs are conducted by the trustees (the "Trustees") appointed by the Company as the owner of all of the Common Securities. The holder of the Common Securities is entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees. The duties and obligations of the Trustees are governed by the Declaration. As of the date of this Prospectus, the Trust has five Trustees. Three Trustees (the "Regular Trustees") are employees or officers of the Company. A fourth Trustee (the "Property Trustee") of the Trust is a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which acts as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fifth Trustee of the Trust is an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Trust and the Exchange Offer.

  The Property Trustee for the Trust is The Chase Trust Company of California and its principal corporate trust office is at 101 California Street, Suite 2725, San Francisco, California 94111. The Delaware Trustee for the Trust is The Chase Manhattan Bank Delaware and its address in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801.

                                  THE COMPANY

  Imperial Credit Industries, Inc. (the "Company") is a diversified commercial and consumer finance company. In 1995, the Company began to reposition its business from originating and selling conforming residential mortgage loans to offering higher margin loan and lease products. The Company accomplished this repositioning through a business strategy that emphasizes: (i) opportunistic expansion and acquisitions of businesses in niche segments of the financial services industry, (ii) conservative and disciplined underwriting and credit risk management, (iii) loan and lease originations, where possible, on a wholesale basis, (iv) securitization or sale in the secondary market of substantially all of the Company's loans and leases, other than those held by SPTL for investment and (v) maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

  The Company has diversified its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce its dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management and recruit additional experienced management to increase growth and profitability and to reduce the risks associated with operating the newly acquired entity. As a result, the Company has divested substantially all of its residential mortgage lending and residential mortgage servicing businesses and expanded its presence in other specialty finance markets. Throughout this realignment, the Company's core business has remained consistent in that it originates loans and leases funded primarily by warehouse lines of credit and repurchase facilities and securitizations and whole loan sales in the secondary market. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, the Company originated or acquired $656.8 million, $2.2 billion and $3.0 billion of loans and leases, respectively. In addition, during the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, the Company completed securitization transactions totaling $477.2 million, $1.3 billion and $1.0 billion, respectively.

  For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its non-conforming residential mortgage lending subsidiary, Southern Pacific Funding Corporation ("SPFC"). In June 1996, as part of the Company's repositioning, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. During the fourth quarter of 1996 and the first quarter of 1997, ICII sold additional shares of its SPFC common stock reducing its ownership percentage to 49.4% as of March 31, 1997. As a result, commencing with the three months ended March 31, 1997, the financial statements of SPFC are no longer consolidated with those of ICII. During July and August of 1997, the Company sold an additional 500,000 shares of its SPFC common stock further reducing its ownership interest to 47.0%. As a result of this deconsolidation, certain of the financial and operating data presented for the six months ended June 30, 1997 will not be comparable with such data for periods prior to the deconsolidation. For a further description of the effect of such deconsolidation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--General--Deconsolidation."

  The Company offers loan and lease products in the following sectors:

  FRANCHISE LENDING. Franchise lending is conducted through ICII's 66.7% owned subsidiary, Franchise Mortgage Acceptance Company LLC ("FMAC"), the assets of which were acquired from a division of Greenwich Financial Capital Products, Inc. in June 1995. FMAC is a specialty commercial finance company engaged in the business of originating and servicing loans and equipment leases to small businesses, with a primary focus on established national and regional franchise concepts. More recently, FMAC has expanded its focus to include retail energy licensees (service stations, convenience stores, truck stops, car washes and quick lube businesses) and golf operating businesses (golf courses and golf practice facilities). FMAC originates long-term fixed and variable rate loan and lease products and sells such loans and leases either through securitizations or whole loan sales to institutional purchasers on a servicing retained basis. FMAC also periodically makes equity investments or receives contingent equity compensation as part of its core lending and leasing business. FMAC originated loans and leases through 11 marketing offices in nine states at June 30, 1997. Since inception, it has funded over $1.4 billion in loans and leases and at June 30, 1997, had a servicing portfolio of $1.1 billion. For the six months ended June 30, 1997, the year ended December 31, 1996 and the six months ended December 31, 1995, FMAC originated or acquired $300.6 million, $458.5 million and $163.5 million of franchise loans and securitized $158.6 million, $325.1 million and $105.2 million of loans, respectively.

  BUSINESS FINANCE LENDING. Business finance lending is conducted through the Imperial Business Credit, Inc. ("IBC") subsidiary of the Company and three divisions of the Company's SPTL subsidiary: Coast Business Credit ("CBC") the Loan Participation and Investment Group ("LPIG") and the Auto Lend Group ("Auto Lend").

    Coast Business Credit. CBC is an asset-based lender specializing in lending to middle market manufacturing and high-technology businesses. CBC's predecessor operated as a division of Coast Federal Bank until its acquisition by the Company in September 1995. CBC originates loans and commitments subject to stringent underwriting and collateral requirements. As of June 30, 1997, CBC had total loan commitments of $649.1 million of which $378.6 million of loans were outstanding.

    Imperial Business Credit. IBC leases business equipment including copying, data processing, communication, printing and manufacturing equipment exclusively to business users. IBC was formed in May 1995 to combine the Company's existing leasing business with the assets acquired from First Concord Acceptance Corporation ("FCAC"). In October 1996, IBC expanded its business through the acquisition of substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, IBC originated $64.5 million, $87.2 million and $36.0 million of leases and securitized $115.5 million, $87.0 million and $85.2 million of leases, respectively.

    Loan Participation and Investment Group. LPIG was formed in September 1995 to invest in and purchase syndicated commercial loan participations in the secondary market originated by commercial banks. As of June 30, 1997, LPIG had total loan commitments of $350.2 million of which $194.8 million of loans were outstanding.

    Auto Lend Group. Auto Lend was formed in September 1996 to finance automobile dealership inventories. As of June 30, 1997, Auto Lend had total loan commitments of $45.6 million of which $13.5 million of loans were outstanding.

  COMMERCIAL MORTGAGE LENDING. The Company conducts its commercial mortgage lending operations through the Income Property Lending Division ("IPLD") of SPTL. IPLD was formed in February 1994 to expand the Company's apartment and commercial property lending business. The focus of IPLD's lending activities is the small loan market (consisting of loans less than $2.5 million) for multi-family apartments and commercial buildings. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, IPLD loan originations totaled $148.1 million, $260.9 million and $160.0 million, respectively.

  CONSUMER LENDING. Consumer lending is conducted through the Auto Marketing Network, Inc. ("AMN") subsidiary of the Company and through the Auto Lending Division ("ALD") and Consumer Credit Division ("CCD") of SPTL.

    Auto Marketing Network. AMN was acquired on March 14, 1997 to finance on a nationwide basis the purchase of new and used automobiles primarily to sub-prime borrowers. At June 30, 1997, AMN was headquartered in Florida and had regional offices in Texas, Virginia, Tennessee, and operations facilities in Oklahoma. For the period from its acquisition through June 30, 1997, AMN originated $93.9 million in sub-prime auto loans.

    Auto Lending Division. ALD was formed in October 1994 and lends primarily to credit-impaired buyers of new and used automobiles who are unable to access traditional sources of financing from banks and automobile finance companies. ALD currently operates from three retail offices in Northern California and expects to further expand its operations within California. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ALD originated $39.7 million, $35.0 million and $19.0 million, respectively, of sub-prime auto loans.

    Consumer Credit Division. CCD was formed in early 1994 and offers loans to finance home improvements and consumer goods. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, CCD originated $10.0 million, $22.0 million and $14.6 million respectively, in loans and had $45.5 million of loans outstanding as of June 30, 1997.

  ADVISORY, INVESTMENT AND OTHER ACTIVITIES. The Company conducts advisory services through its Imperial Credit Advisors, Inc. ("ICAI") subsidiary and has substantial investments in Southern Pacific Funding Corporation ("SPFC"), a publicly traded non-conforming residential mortgage lender, Dabney/ Resnick/Imperial, LLC ("DRI"), an investment banking firm, and Imperial Credit Mortgage Holdings, Inc. ("IMH"), a publicly traded real estate investment trust engaged in mortgage finance activities.

    Imperial Credit Advisors. ICAI oversees the day-to-day operations of IMH pursuant to a management agreement more fully described in "Certain Transactions--Relationships with IMH--Other Arrangements and Transactions with IMH." For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ICAI earned $2.8 million, $3.3 million and $37,888 in management fees and incentive payments pursuant to the management agreement, respectively.

    Southern Pacific Funding Corporation. SPFC is a publicly traded specialty finance company (NYSE Symbol: "SFC") which originates, purchases and sells high yielding, single family non-conforming mortgage loans. Substantially all of SPFC's loans are secured by first or second mortgages on owner occupied single family residences. The majority of the originated and purchased loans are made to borrowers who do not qualify for or are unwilling to obtain financing from conventional mortgage sources. As of June 30, 1997, ICII owned 10,242,500 shares of SPFC common stock, representing 49.4% of the outstanding common stock of SPFC, which, commencing with the three months ended March 31, 1997, is reflected on the Company's financial statements as "Investment in Southern Pacific Funding Corporation." ICII's investment in SPFC constituted 2.4% of the Company's total assets and contributed 13.2% of the Company's total revenue for the six months ended June 30, 1997. During July and August 1997, the Company sold an additional 500,000 shares of its SPFC common stock, reducing its ownership in SPFC stock to 47.0%.

    Dabney/Resnick/Imperial. In September 1996, ICII entered into various transactions with Dabney/Resnick, Inc., subsequently renamed Dabney/Resnick/Imperial, LLC, and its affiliated entities. DRI engages in investment banking activities. ICII has acquired a 1% equity interest in DRI and has purchased a warrant to acquire an additional 48% interest therein.

    Imperial Credit Mortgage Holdings. Simultaneously with IMH's initial public offering in November 1995, the Company contributed certain operating assets of ICII's mortgage conduit operations and SPTL's warehouse lending operations for 500,000 shares of IMH's common stock. IMH is a publicly traded specialty finance company (AMEX Symbol: "IMH") which operates three businesses: (i) long-term investment operations which invests primarily in nonconforming residential mortgage loans and securities backed by such loans, (ii) warehouse lending operations which provides short-term lines of credit to originators of mortgage loans and (iii) conduit operations, through its affiliate ICI Funding Corporation ("ICIFC"), which primarily purchases and sells or securitizes non-conforming mortgage loans. As of June 30, 1997, the Company owned 462,269 shares of IMH common stock, representing 4.9% of the outstanding common stock of IMH.

  ICII was incorporated in California in 1986. The Company's principal executive offices are located at 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California 90505 and its telephone number is (310) 373-1704.

                                FUNDING STRATEGY

  Pending loan securitization transactions or whole loan sales, the Company has historically funded its loan originations from warehouse lines of credit and repurchase facilities, equity and debt offerings in the capital markets and deposits or borrowings at SPTL.

  As of June 30, 1997, the Company had warehouse lines of credit and commitments of $590.0 million. Amounts outstanding under these facilities at June 30, 1997 totaled $358.1 million. The Company plans to use existing warehouse lines to fund the business operations and securitization programs of its subsidiaries. Business operations are conducted through divisions of SPTL and are also financed through deposits, capital contributions from ICII to SPTL and Federal Home Loan Bank of San Francisco ("FHLB") and commercial borrowings. At June 30, 1997, SPTL had total deposits of approximately $1.3 billion (excluding deposits of the Company maintained with SPTL).

  On January 23, 1997, the Company concurrently completed a tender offer (the "Tender Offer") for its 9 3/4% Senior Notes due 2004 (the "9 3/4% Senior Notes") and issued $200.0 million of the 9 7/8% Senior Notes for net proceeds of approximately $193.8 million. The Company used approximately $73.2 million of the net proceeds to consummate the Tender Offer. Approximately $20.2 million of the 9 3/4% Senior Notes remain outstanding.

  On June 9, 1997, the Trust issued $72,165,000 liquidation amount of Trust Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Trust invested the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures, which will be issued pursuant to, and entitled to the benefits of, the Indenture.

                              RECENT DEVELOPMENTS

  On August 1, 1997, the Company announced that Imperial Credit Commercial Mortgage Investment Corporation ("ICCMIC"), a Maryland corporation that elected to be treated as a Real Estate Investment Trust, filed a registration statement with the Commission covering a proposed initial public offering of 20,000,000 shares of common stock. All of the shares are being offered by ICCMIC. The net proceeds will be primarily used to purchase initial investments from SPTL. ICCMIC intends to invest primarily in performing multifamily and commercial loans and in mortgage backed securities. The offering is expected to close in the fourth quarter of 1997.

  On August 29, 1997, the Company announced that Franchise Mortgage Acceptance Company, a Delaware corporation ("FMC"), filed a registration statement with the Commission covering a proposed initial public offering of 8,750,000 shares of common stock. Of those shares, 5,312,500 are being sold by FMC and 2,500,000 are being sold by the Company and 937,500 are being sold by another selling stockholder. Prior to the closing of the proposed initial public offering FMAC will merge into FMC which was incorporated in August 1997 for the purpose of succeeding to the business of FMAC. The net proceeds will be used by FMC to repay certain indebtedness to the Company, to fund future loan and lease originations and equity investments, and for general corporate purposes. The offering is expected to close in the fourth quarter of 1997.

  ICAI oversees the day-to-day operations of IMH pursuant to a management agreement more fully described in "Certain Transactions--Relationships with IMH--General." IMH and ICII intend to negotiate the termination of the management agreement. IMH is required to pay ICII a fee upon such termination. The fee may be paid in shares of registered IMH common stock, other securities, in cash, or a combination of the foregoing. The consummation of the transaction is conditioned on several factors including negotiation of major terms of the transaction, execution of formal documentation and approval of the disinterested and unaffiliated members of the board of directors of each of IMH and ICII. There can be no assurance that this transaction will be consummated and even if consummated, the Company cannot currently determine the amount of the termination fee or the form of consideration with which it will be paid.

  In September 1997, IMH filed a registration statement with the Commission for the sale of 3,170,094 shares of IMH common stock, of which 82,363, 50,000 and 37,731 shares were offered by ICII, SPTL and ICAI, respectively, which represented all of the shares of IMH common stock held by such entities as of the date of filing.

  On October 2, 1997, the Company announced that SPTL had acquired substantially all of the assets of PrinCap Mortgage Warehouse, Inc. and PrinCap Morgtgage Backed, L.P (collectively "PrinCap"). PrinCap's primary business is the warehouse lending of residential mortgages to small and medium sized brokers and mortgage bankers on a national basis. PrinCap provides short term lines of credit to be utilized by its clients for the purpose of aggregating pools of loans for ultimate sale to identified investors. The assets acquired from PrinCap were contributed to a subsidiary of SPTL.

                            THE EXCHANGE OFFER

  The Trust is making the Exchange Offer of the New Par Securities in reliance on the position of the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions relating to the transferability of the exchanged securities following registration. However, none of the Company, the Trust nor the Subsidiary Guarantors (collectively, the "Registrants") has sought its own interpretive letter and there can be no assurance that the Staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that
(i) it is not an "affiliate" of any of the Registrants (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the New Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending one year after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--"Purpose and Effect."

                                 THE SECURITIES

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust. The Company indirectly owns all of the beneficial ownership interests represented by the Common Securities of the Trust. On June 9, 1997, the Trust issued $72,165,000 liquidation amount of Trust Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Trust exists for the sole purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Debentures, which will be exchanged for the New Debentures. The New Debentures will evidence the same class of debt as the Old Debentures and will be issued pursuant to, and entitled to the benefits of, the Indenture.

  The Debentures will mature on June 15, 2032, or earlier in certain circumstances following the occurrence of a Tax Event. A "Tax Event" means the receipt by the Company of an opinion of independent tax counsel to the Company, experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." The Par Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Securities--Subordination of Common Securities."

  Holders of Par Securities are entitled to receive cumulative cash distributions ("Distributions"), accumulating from the date of original issuance, at a rate per annum equal to 10 1/4% (the "Initial Distribution Rate") of the liquidation amount of $1,000 per Par Security from the date of original issuance until but excluding the Remarketing Settlement Date. "Remarketing Settlement Date" means the Scheduled Remarketing Settlement Date on which purchases and sales of Par Securities pursuant to a Remarketing are consummated. "Scheduled Remarketing Settlement Date" means June 14, 2002, or such other date determined pursuant to this definition, unless a Trust Enforcement Event has occurred and is continuing on the 25th Business Day prior to such Scheduled Remarketing Settlement Date, in which case the Scheduled Remarketing Settlement Date will be the 30th Business Day after the date of cure or waiver of such Trust Enforcement Event; provided that if (x) purchases and sales of Par Securities pursuant to a Remarketing are not consummated on any Scheduled Remarketing Settlement Date for any reason (including the Company's failure to make the deposit required in the event of a Special Mandatory Redemption) other than the occurrence and continuance of any other Trust Enforcement Event or if (y) the Company fails to redeem Debentures in connection with a Tax Opinion Redemption after cancelling the Remarketing, the next Scheduled Remarketing Settlement Date will be the 30th Business Day after such Scheduled Remarketing Settlement Date. From and after the Remarketing Settlement Date, holders of Par Securities will be entitled to receive Distributions at the rate per annum that results from the implementation of the remarketing procedures described herein (the "Remarketing") consummated on the Remarketing Settlement Date. See "Prospectus Summary--Remarketing" and "Description of Securities--Remarketing." The Remarketing is scheduled to occur on June 11, 2002, and the Remarketing Settlement Date is scheduled to be June 14, 2002. Distributions accumulate and are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date. At all times, the distribution rate in effect on the Par Securities (the "Applicable Distribution Rate"), the distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates for the Debentures, which are the sole assets of the Trust. See "Description of Securities--Distributions."

  The Company guarantees the payment of Distributions and payments on liquidation of the Trust or redemption of the Par Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Guarantee." If the Company does not make interest payments on the Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Par Securities.

  The Debentures are fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors, which consist of all of the Company's Restricted Subsidiaries other than Southern Pacific Thrift and Loan Association ("SPTL") and the Special Purpose Subsidiaries (as defined herein under "Description of Debentures--Certain Definitions") until the Remarketing Settlement Date. The Subsidiary Guarantees will be released on the Remarketing Settlement Date.

  The Company's obligations under the Guarantee, taken together with its obligations under the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Par Securities and the Declaration of Trust. Until the Remarketing Settlement Date, the Debentures and the Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or the Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or the Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all

Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Guarantee will be effectively subordinated to all Indebtedness and other liabilities of SPTL and the Special Purpose Subsidiaries, and the Debentures, the Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the sale of the Par Securities by the Trust (the "Offering") and the application of proceeds thereof, the Debentures and the Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPTL and the Debentures, the Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $358.1 million of secured Indebtedness of the Subsidiary Guarantors.

  After the Remarketing Settlement Date, the Debentures and the Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all the Subsidiaries of the Company. "Senior Debt" means all Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures and all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt does not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture. As of June 30, 1997, on a pro forma basis after giving effect to the Offering, and the application of proceeds thereof and the Remarketing, the Debentures and the Guarantee would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.6 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPTL and approximately $358.1 million of secured Indebtedness of the Company's Subsidiaries, but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes due 2007 (the "9 7/8% Senior Notes")). After the Remarketing Settlement Date, the terms of the Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of Debentures--Ranking."

  Following the Remarketing Settlement Date, the Company has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof. Upon the termination of any such Extension Period and the payment of all amounts then due on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (each, an "Interest Payment Date"), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Debentures. If interest payments on the Debentures are so deferred, distributions on the Par Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Par Securities are entitled will accumulate) at the Adjusted Distribution Rate (as defined herein under "-- The Exchange Offer--The New Par Securities--Remarketing"), compounded semi-annually, and holders of the Par Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash related to such interest income. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Par Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Debentures held by the Trust at maturity or their earlier redemption, in an amount equal to the amount of related Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

  The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) the present value of the principal amount of such Debentures if such Debentures were redeemed on June 14, 2002 together with scheduled payments of interest from the prepayment date to but excluding June 14, 2002 (the "Remaining Life") discounted at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued and unpaid interest, if any, to the date of redemption. On and after June 15, 2012, the Debentures are redeemable prior to maturity, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus a premium which will decline ratably on each June 15 thereafter to zero on and after June 15, 2022, plus accrued and unpaid interest thereon, if any, to the date of redemption. If the Exchange Offer has occurred, any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities--Redemption--Transfer Restricted Security Redemption." After the Remarketing Settlement Date, the Debentures are also redeemable by the Company at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption, subject to the further conditions described under "Description of Securities--Redemption."

  If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date (the third Business Day prior to any Scheduled Remarketing Settlement Date), Lehman Brothers Inc. (the "Remarketing Agent") is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then such unsold Par Securities will be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures and the consummation of purchases and sales of Par Securities pursuant to such Remarketing will not occur. In either such case (a "Special Mandatory Redemption"), the redemption price of the Debentures will be 100% of the principal amount of the Debentures so redeemed. See "Description of Securities--Remarketing."

  Upon the occurrence and continuation of a Special Event, the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Par Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the Stated Maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012, or (iii) after the Scheduled Remarketing Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Par Securities. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." Moreover, the Debentures are also redeemable on the Remarketing Settlement Date in connection with a Tax Opinion Redemption. See "Description of Securities-- Redemption--Tax Opinion Redemption."

  In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Par Securities will be entitled to receive a liquidation amount of $1,000 per Par Security, plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Par Securities will be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par Securities, except that if an Indenture Event of Default (as defined herein under "Description of Debentures--Indenture Events of Default") has occurred and is continuing, the Par Securities will have a priority over the Common Securities. See "Description of Securities--Liquidation Distribution Upon Dissolution."

                               THE EXCHANGE OFFER

  On June 9, 1997, the Trust issued $70,000,000 liquidation amount of Old Par Securities. The Old Par Securities were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Lehman Brothers Inc. (the "Initial Purchaser"), as a condition to their purchase of the Old Par Securities, required that the Trust, the Company and the Subsidiary Guarantors agreed to commence the Exchange Offer following the offering of the Old Par Securities. The New Par Securities will evidence the same class of security as the Old Par Securities and will be issued pursuant to, and entitled to the benefits of, the Indenture. As used herein, the term "Par Securities" means the Old Par Securities and the New Par Securities, treated as a single class.

SECURITIES OFFERED....  Up to $70,000,000 aggregate liquidation amount of New
                        Par Securities which have been registered under the Securities Act. The terms of the New Par Securities and the Old Par Securities are identical in all material respects, except for certain transfer restrictions relating to the Old Par Securities.

THE EXCHANGE OFFER....  The New Par Securities are being offered in exchange for a like principal amount of Old Par Securities. The issuance of the New Par Securities is intended to satisfy obligations of the Trust, the Company and the Subsidiary Guarantors contained in the Registration Rights Agreement, dated June 9, 1997, among the Trust, the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Registration Rights Agreement"). The Company will issue, promptly after the Expiration Date, $1,000 liquidation amount of New Par Securities in exchange for each $1,000 liquidation amount of outstanding Old Par Securities tendered and accepted in connection with the Exchange Offer. For a description of the procedures for tendering Old Par Securities, see "The Exchange Offer--Procedures for Tendering Old Par Securities."

TENDERS,  EXPIRATION  DATE;
 WITHDRAWAL...........
                        The Exchange Offer will expire at 5:00 P.M., New York
                        City time, on    , 1997, or such later date and time to
                        which it is extended (as so extended, the "Expiration Date"). A tender of Old Par Securities pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Par Security not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

PROCEDURES  FOR  TENDERING  OLD
 PAR SECURITIES.......
                        Tendering holders of Old Par Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Par Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Par Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Par Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Par Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Old Par Securities."

                        Letters of Transmittal and certificates representing Old Par Securities should not be sent to the Trust, the Company, or the Subsidiary Guarantors. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-Exchange Agent."

ACCRUED                 Each New Par Security will pay cumulative distributions
 DISTRIBUTIONS........  from June 9, 1997. Holders of the Old Par Securities whose Old Par Securities are accepted for exchange will not receive any accumulated distributions on such Old
                        Par Securities and will be deemed to have waived the right to receive any distributions on such Old Par
                        Securities accumulated from and after June 9, 1997.

FEDERAL  INCOME  TAX
 CONSEQUENCES.........  The exchange pursuant to the Exchange Offer will not constitute a taxable event for United States federal income tax purposes. Holders of Old Par Securities should review the information set forth under "United States Federal Income Tax Consequences" prior to tendering Old Par Securities in the Exchange Offer.

USE OF PROCEEDS.......  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT........  The Chase Trust Company of California is serving as the
                        Exchange Agent in connection with the Exchange Offer.

SHELF REGISTRATION
 STATEMENT............  Under certain circumstances described in the
                        Registration Rights Agreement, certain holders of Par Securities (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell New Par Securities received in the Exchange Offer) may require the Trust, the Company and the Subsidiary Guarantors to file, and use best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Par Securities by such holders. See "The Exchange Offer--Purpose and Effect."

CONDITIONS TO THE
 EXCHANGE OFFER.......  The Exchange Offer is not conditioned on any minimum principal amount of Old Par Securities being tendered for exchange. The Exchange Offer is subject to certain other customary conditions, each of which may be waived by the Trust. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

CONSEQUENCES OF
 FAILURE TO EXCHANGE..  Any Old Par Securities not tendered and accepted in the
                        Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances to provide for registration under the Securities Act of the Old Par Securities held by them). Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities-- Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "Risk Factors--Consequences of Failure to Exchange Old Par Securities."

                             THE NEW PAR SECURITIES

THE TRUST.............  Imperial Credit Capital Trust I, a Delaware statutory business trust. The sole assets of the Trust are the Debentures.

SECURITIES OFFERED....
                        $70,000,000 aggregate liquidation amount of the Trust's Remarketed Redeemable Par Securities, Series B, which have been registered under the Securities Act (liquidation amount $1,000 per Par Security). The terms of the New Par Securities are identical in all material respects to the terms of the Old Par Securities, except for certain transfer restrictions relating to the Old Par Securities. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Securities" and "Description of "Old Securities."

DISTRIBUTIONS.........  From the date of original issuance until but excluding the Remarketing Settlement Date, holders of the Par Securities will be entitled to receive Distributions at a rate per annum equal to 10 1/4% of the liquidation amount of $1,000 per Par Security. From and after the Remarketing Settlement Date, holders of Par Securities will be entitled to receive Distributions at the rate per annum that results from the Remarketing consummated on the Remarketing Settlement Date. See "--Remarketing" below. The Remarketing is scheduled to occur on June 11, 2002, and the Remarketing Settlement Date is scheduled to be June 14, 2002. See "Description of Securities--Distributions." Distributions accumulate and will be payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on each Scheduled Remarketing Settlement Date. The distribution rate, distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates on the Debentures. See "Description of Securities."

DEBENTURES............  The Trust invested the proceeds from the issuance of the Trust Securities in an equivalent amount of Debentures of the Company. The Debentures will mature on June 15, 2032, or earlier in certain circumstances, following the occurrence of a Tax Event (the "Stated Maturity"). See "Risk Factors--Ranking of Obligations Under the Debentures, the Guarantee, and the Subsidiary Guarantees of Note to Investors" and "Description of Debentures--Ranking."

SUBSIDIARY              Until the Remarketing Settlement Date, the Debentures
GUARANTEES............  will be fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by each of the Company's Restricted Subsidiaries (as defined herein under "Description of Debentures--
                        Certain Definitions") other than SPTL and the Special
                        Purpose Subsidiaries (the "Subsidiary Guarantors"). The
                        Subsidiary Guarantees will be released on the Remarketing Settlement Date. See "Description of
                        Debentures--Subsidiary Guarantees."

GUARANTEE.............
                        Payment of distributions out of monies held by the Trust, and payments on liquidation of the Trust or the redemption of Par Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Debentures, the Trust will not have sufficient funds to make Distributions on the Par Securities, in which event the Guarantee shall not apply to such Distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Guarantee, taken together with its obligations under the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee pursuant to Section 3a-5(a) of the Investment Company Act of 1940 ("the Investment Company Act") of all of the Trust's obligations under the Par Securities. See "Description of Guarantee" and "Relationship Among the Par Securities, the Debentures and the Guarantee."

RANKING...............  Until the Remarketing Settlement Date, the Debentures
                        and the Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Guarantees will be effectively subordinated to all Indebtedness and other liabilities of SPTL and the Special Purpose Subsidiaries, and the Debentures, the Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, the Debentures and the Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPTL and the Debentures, the Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $358.1 million of secured Indebtedness of the Subsidiary Guarantors.

                        After the Remarketing Settlement Date, the Debentures and the Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company, will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, and the Remarketing, the Debentures and the Guarantee would have been subordinated to approximately $219.8 million of Senior Debt of the Company, and would have been effectively subordinated to approximately $1.6 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPTL and approximately $358.1 million of secured Indebtedness of the Company's subsidiaries but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes).

                      ICII is a holding company that conducts substantially all of its business operations through its subsidiaries. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, approximately 12.7%, 34.8% and 30.2%, respectively, of the Company's total revenue was generated by the operations of ICII, with 87.3%, 65.2% and 69.8%, respectively, being generated by the Company's subsidiaries. Consequently, the Company's operating cash flow and its ability to service its Indebtedness, including the Debentures, are dependent upon the cash flow of the Company's subsidiaries and the payment of funds by such subsidiaries to ICII in the form of loans, dividends or otherwise. The Restricted Subsidiaries are separate and distinct legal entities apart from ICII and each Subsidiary Guarantor has agreed to guarantee payment of the Debentures on a senior unsecured basis until the Remarketing Settlement Date.

                      In addition, although a substantial portion of the Company's business is conducted through SPTL, SPTL is not a Subsidiary Guarantor and SPTL's ability to pay dividends to ICII is dependent upon its ability to generate earnings and is subject to a number of regulatory and other restrictions described below. Because SPTL will not execute a Subsidiary Guarantee, the Debentures will be effectively subordinated to all indebtedness of SPTL. As of June 30, 1997, SPTL had approximately $1.3 billion of deposits and other borrowings, all of which would have been effectively senior to the Debentures. In addition, due to these restrictions and SPTL's rapid growth, SPTL has retained most of its internally generated earnings and has required the infusion of significant amounts of additional capital by ICII. The Company expects such trends to continue for the foreseeable future and has contributed approximately $35.0 million of the proceeds of the 9 7/8% Senior Notes offering to the capital of SPTL in the form of subordinated indebtedness. Depending upon SPTL's growth, ICII may be required to make additional capital contributions to SPTL. There can be no assurance that the Company's operations will generate sufficient cash flow to support payment of interest or principal on the Debentures, or that dividend distributions will be available from SPTL or any ICII subsidiary to fund such payments.

                      Certain provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") generally prohibit any state nonmember bank (including, for this purpose, SPTL) from making a capital distribution (including payment of dividends) if it would cause the institution to become "undercapitalized" (as defined for purposes of those provisions). See "Business--Regulation--Thrift and Loan Operations." In addition, the Federal Deposit Insurance Corporation (the "FDIC") has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, SPTL may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of SPTL and other factors, that such regulators could assert that the payment of dividends to ICII in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends. Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a financial institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted by the institution's by-laws not to be available for dividends, with the exact limitation subject to order by the California Commissioner of Corporations (the "Commissioner"). The Commissioner has issued an order to SPTL authorizing the maximum 20 times leverage standard.

                      Under California law, SPTL is not permitted to declare dividends on its capital stock unless it has at least $750,000 of unimpaired capital plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan deposit leverage ratio and (iii) in the alternative, after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (net of deferred taxes, income and other credits), and (z) current assets would not be less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two years had been less than average interest expense, current assets must be not less than 125% of current liabilities). A portion of SPTL's capital and surplus is currently restricted from the payment of dividends. As of June 30, 1997, the amount SPTL could dividend to ICII under California law would be limited to $27.3 million. See "Risk Factors--Ranking of Obligations under the Debentures, the Guarantee and the Subsidiary Guarantees of Note to Investors." "Description of Debentures-- Ranking" and "Description of Guarantee--Status of Guarantee."

REMARKETING.........  On the Scheduled Remarketing Date, the Remarketing Agent
                      will use commercially reasonable efforts to remarket, at a price equal to 100% of the liquidation amount thereof, Par Securities (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, Debentures) which holders of the Par Securities have tendered or have been deemed to have tendered for purchase in the Remarketing. In the Remarketing, the Remarketing Agent will determine, after canvassing the market and considering prevailing market conditions at the time for the Par Securities and similar securities, the lowest distribution rate per annum, if any, on the Par Securities, not exceeding the rate per annum, determined on the Scheduled Remarketing Date by the Remarketing Agent in its discretion, equal to the greater of (a) the 30-year Treasury Rate plus 600 basis points and (b) a nationally-recognized high-yield index rate for similarly-rated issues, plus 100 basis points (the "Maximum Adjusted Distribution Rate"), that will enable it to remarket, at a price of $1,000 per Par Security, all Par Securities tendered or deemed tendered for purchase in the Remarketing (the "Adjusted Distribution Rate"). Notwithstanding the foregoing, if the Remarketing Agent is able to market some, but is unable to remarket all, of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Adjusted Distribution Rate will be the highest rate, not exceeding the Maximum Adjusted Distribution Rate, required to remarket the Par Securities sold in the Remarketing. See "Description of Par Securities-- Remarketing."

                      Each holder of Par Securities will be given the opportunity to indicate irrevocably, no later than the second Business Day prior to the Scheduled Remarketing Date (the "Election Date"), whether it wishes (i) to tender all or any portion of such Par Securities for purchase in the Remarketing or (ii) to retain and not have all or any portion of the Par Securities owned by it remarketed in the Remarketing. IF ANY HOLDER OF PAR SECURITIES FAILS TIMELY TO DELIVER A NOTICE TO THE PROPERTY TRUSTEE OF ITS ELECTION (I) TO RETAIN AND NOT TO HAVE ALL OR ANY PORTION OF THE PAR SECURITIES OWNED BY IT REMARKETED IN THE REMARKETING TO BE CONDUCTED ON THE SCHEDULED REMARKETING DATE OR (II) TO TENDER ALL OR ANY PORTION OF SUCH PAR SECURITIES FOR PURCHASE IN THE REMARKETING (A "NOTICE OF ELECTION"), THE PAR SECURITIES OWNED BY IT WILL BE DEEMED TO BE TENDERED FOR PURCHASE IN THE REMARKETING. See "Description of Securities-- Remarketing."

                      If a holder of Par Securities has indicated by timely delivery of a Notice of Election that it wishes to tender Par Securities held by it for purchase in the Remarketing and such holder desires to purchase Par Securities in the Remarketing at or above a specified rate, such holder should separately notify the Remarketing Agent in accordance with the procedures specified in the Notice of Remarketing and indicate the specified rate per annum at or above which such holder will purchase Par Securities. In such case, the Remarketing Agent will give priority to such holder's purchase of a number of Par Securities equal to the number of Par Securities tendered by such holder in the Remarketing, provided that the Adjusted Distribution Rate is not less than the specified rate.

                      If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then such unsold Par Securities will be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures and the consummation of purchases and sales of Par Securities pursuant to such Remarketing will not occur. In either such case, the redemption price of the Debentures will be 100% of the principal amount of the Debentures so redeemed.

                      AS A RESULT OF SUCH SPECIAL MANDATORY REDEMPTION, ALL PAR SECURITIES TENDERED OR DEEMED TENDERED FOR PURCHASE IN THE REMARKETING WILL BE PURCHASED IN THE REMARKETING, OR MANDATORILY REDEEMED, ON THE REMARKETING SETTLEMENT DATE.

RIGHT TO DEFER        Following the Remarketing Settlement Date, the Company
INTEREST............  has the right to defer payment of interest on the
                      Debentures by extending the interest payment period on the Debentures, from time to time, for up to 10 consecutive semi-annual periods. There could be multiple
                      Extension Periods of varying lengths throughout the term of the Debentures. If interest payments on the Debentures are so deferred, distributions on the Par
                      Securities will also be deferred for an equivalent period and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Par Securities are entitled will accumulate) at the Adjusted Distribution Rate, compounded semi-annually. During an Extension Period, holders of Par Securities will be required to include the stated interest on their pro rata share of Debentures in their gross income as original issue discount ("OID") even though the cash payments attributable thereto have not been made. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

REDEMPTION............  The Trust Securities will be redeemed upon repayment of the Debentures held by the Trust at maturity or their earlier redemption. The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time prior to June 15, 2001, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the present value of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest, if any, to the date of redemption. On and after June 15, 2012, the Debentures are redeemable by the Company, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus a premium which will decline ratably on each June 15 thereafter to zero on and after June 15, 2022, plus accrued and unpaid interest, if any, to the date of redemption. In addition, the Debentures are redeemable at the option of the Company at any time after the Remarketing Settlement Date, in whole, upon the occurrence and continuation of a Special Event, as described under "-- Special Event" below, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

                        If all Par Securities tendered or deemed tendered in the Remarketing are not remarketed at a price of $1,000 per Par Security, Debentures (and, thus, Par Securities) are subject to redemption as part of a Special Mandatory Redemption. As a result, investors who do not validly elect to hold the Par Securities following the Remarketing Settlement Date are entitled to receive, on the Remarketing Settlement Date, an amount equal to 100% of the liquidation amount of such Par Securities. If the Exchange Offer has occurred, any Par Securities which have not been exchanged for New Par Securities pursuant to such Exchange Offer must be redeemed by the Company on the Remarketing Settlement Date, as described under "Description of Securities-- Redemption--Transfer Restricted Security Redemption" and "--Registration Rights."

SPECIAL EVENT.........  Upon the occurrence and continuation of a Special Event
                        (including a Tax Event), the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the stated maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012, or
                        (iii) after the Scheduled Remarketing Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Trust Securities. See "Description of Securities-- Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity." Moreover, the Debentures are redeemable on the Remarketing Settlement Date in connection with a Tax Opinion Redemption. See "Description of Securities-- Redemption--Tax Opinion Redemption."

LIQUIDATION OF THE      In the event of the liquidation of the Trust, after
TRUST.................  satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Trust Securities will be entitled to receive a liquidation amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par
                        Securities, except that if an Indenture Event of Default has occurred and is continuing, the Par
                        Securities shall have a priority over the Common
                        Securities. See "Description of Securities--Liquidation
                        Distribution Upon Dissolution."

                        An explanation of the significance of ratings may be obtained from S&P and Moody's. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

ABSENCE OF MARKET FOR
THE NEW PAR
SECURITIES............

                        The New Par Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Par Securities. The Company currently is obligated to apply for listing of the New Par Securities, upon request of the holders of a majority in aggregate liquidation amount of the New Par Securities, only in connection with a registration statement covering the New Par Securities, provided that the New Par Securities qualify for listing.

                                ----------------

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE PAR SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 24.

    SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OTHER DATA

  The following table sets forth summary historical and unaudited pro forma consolidated financial and other data for the periods indicated. The following summary historical balance sheet data and income statement data are derived from the consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, which have been audited by KPMG Peat Marwick LLP, independent auditors. The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 122 "Accounting for Mortgage Servicing Rights" ("SFAS 122") in 1995. This data should be read in conjunction with the consolidated financial statements and related notes for these periods and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected consolidated balance sheet data as of December 31, 1994, 1993 and 1992 and the income statement data for the years ended December 31, 1993 and 1992 are derived from audited consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP, but are not included in this Prospectus. The balance sheet data as of June 30, 1997, and income statement data for the six-month periods ended June 30, 1997 and 1996 have been derived from the unaudited consolidated financial statements of the Company and, in the opinion of management, include all adjustments (consisting of normal, recurring and other adjustments) necessary for a fair presentation of such information. The unaudited consolidated pro forma income statement data and other operating data for the six month period ended June 30, 1997 give effect to the application of the net proceeds of $67.3 million from the Offering and the acquisition by the Company of all of the capital stock of AMN as if they had occurred at the beginning of such period (the "Pro Forma Transactions"). The pro forma consolidated financial data are unaudited and do not purport to represent what the Company's results of operations would actually have been if the Pro Forma Transactions, as applicable, had occurred on the dates specified and do not project the Company's results of operations for any future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                           SIX MONTHS ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,
                         ------------------------------  ------------------------------------------------------------
                         PRO FORMA
                          1997(1)    1997       1996       1996        1995        1994        1993       1992
                         --------- ---------  ---------  ---------  -----------  ---------  ----------  --------
                                                            (IN THOUSANDS)
INCOME STATEMENT DATA:
 Gain on sale of loans
  and leases............  $37,316  $  37,224  $  40,877  $  88,156  $    39,557  $   8,628  $   18,149  $ 20,606
 Net interest income
  after provision
  for loan losses.......   31,902     35,925     22,617     62,662       28,304     15,959      21,423    13,264
 Gains on sale of SPFC
  stock.................    4,306      4,306     62,007     82,690          --         --          --        --
 Equity in net income of
  SPFC..................   12,931     12,931        --         --           --         --          --        --
 Other income...........    8,168      7,414     14,855     23,425       17,448     48,217      31,854    13,222
                          -------  ---------  ---------  ---------  -----------  ---------  ----------  --------
 Total revenue..........   94,623     97,800    140,356    256,933       85,309     72,804      71,426    47,092
 Personnel expense......   25,440     23,104     23,402     48,355       34,053     33,477      24,520    15,678
 Other expenses.........   28,908     27,094     24,418     50,694       27,127     28,037      15,433     8,190
                          -------  ---------  ---------  ---------  -----------  ---------  ----------  --------
 Total expenses.........   54,348     50,198     47,820     99,049       61,180     61,514      39,953    23,868
                          -------  ---------  ---------  ---------  -----------  ---------  ----------  --------
 Income before income
  taxes, minority
  interest, and
  extraordinary item....   40,275     47,602     92,536    157,884       24,129     11,290      31,473    23,224
 Income taxes...........   14,751     17,843     37,769     69,874       10,144      4,685      13,055     9,583
 Minority interest in
  income (loss) of
  consolidated
  subsidiaries..........    4,654      4,654      3,110     12,026         (208)       --          --        --
                          -------  ---------  ---------  ---------  -----------  ---------  ----------  --------
 Income before
  extraordinary item....   20,870     25,105     51,657     75,984       14,193      6,605      18,418    13,641
 Extraordinary item-
  repurchase of 9 3/4%
  Senior Notes due 2004,
  net of income taxes...   (3,995)    (3,995)       --         --           --         919         --        --
                          -------  ---------  ---------  ---------  -----------  ---------  ----------  --------
 Net income.............  $16,875  $  21,110  $  51,657  $  75,984  $    14,193  $   7,524  $   18,418  $ 13,641
                          =======  =========  =========  =========  ===========  =========  ==========  ========
CASH FLOW DATA:
 Net cash provided by
  (used in) operating
  activities............           $ 500,528  $ 357,320  $  (6,082) $(1,173,703) $ 961,579  $ (903,050) $(78,865)
 Net cash (used in)
  provided by investing
  activities............            (337,789)   191,189    154,372      140,961   (796,638)   (145,701)   21,302
 Net cash (used in)
  provided by financing
  activities............            (216,436)  (470,897)  (113,209)   1,047,004   (177,314)  1,066,584    70,216
                                   ---------  ---------  ---------  -----------  ---------  ----------  --------
   Net change in cash...           $ (53,697) $  77,612  $  35,081  $    14,262  $ (12,373) $   17,833  $ 12,653
                                   =========  =========  =========  ===========  =========  ==========  ========

                             SIX MONTHS ENDED
                                 JUNE 30,                YEAR ENDED DECEMBER 31,
                          ------------------------  ------------------------------------------
                          PRO FORMA
                           1997(1)   1997    1996    1996    1995    1994      1993      1992
                          --------- ------  ------  ------  ------  ------    ------    ------
                                            (DOLLARS IN MILLIONS)
OPERATING AND FINANCIAL
 DATA(2):
 Loans originated:
 ICII...................   $  --    $  --   $  310  $  310  $1,816  $4,260    $6,019    $3,383
 SPTL...................      198      198     145     531     724      NA(3)     NA(3)     NA(3)
 SPFC(4)................      --       --      245     790     288     190       --        --
 FMAC...................      301      301     208     459     164     --        --        --
 IBC....................       65       65      34      87      36     --        --        --
 AMN....................      145       94     --      --      --      --        --        --
                           ------   ------  ------  ------  ------  ------    ------    ------
   Total................    $ 709   $  658    $942  $2,177  $3,028  $4,450    $6,019    $3,383
                           ======   ======  ======  ======  ======  ======    ======    ======
 Loans securitized:
 ICII...................    $ --    $  --   $  --   $  --   $  177  $  --     $  --     $  --
 SPTL...................      203      203     --      277     511      46       --        --
 SPFC(4)................      --       --      232     657     165     --        --        --
 FMAC...................      159      159     167     325     105     --        --        --
 IBC....................      116      116      47      87      85     --        --        --
 AMN....................      --       --      --      --      --      --        --        --
                           ------   ------  ------  ------  ------  ------    ------    ------
   Total................   $  478   $  478  $  446  $1,346  $1,043  $   46    $  --     $  --
                           ======   ======  ======  ======  ======  ======    ======    ======
 Outstanding balance of
  loans and leases
  securitized
  (at the end of
  period)(5)............   $1,413   $1,413  $1,270  $2,118  $1,047     $45     $ --      $ --
SELECTED RATIOS:
 Ratio of earnings to
  fixed charges(6)......      1.6x     1.8x    2.4x   2.2x     1.3x    1.2x      2.1x      2.2x
 Pre-tax interest
  coverage ratio(7).....      4.0      5.6    23.0    17.0     3.9     2.4       --        --
 Ratio of indebtedness
  to total
  capitalization
  (at end of
  period)(8)............       NA     52.3%   29.5%   40.5%   46.1%   51.4%      -- %      -- %
 Average equity to
  average assets........       NA    11.88    5.87    7.27    4.72    4.86      6.71      7.71
 Return on average
  common equity.........    13.76    17.21   81.95   45.55   17.59   10.57     31.76     37.75
 Return on average
  assets................     1.63     1.63    4.81    3.31    0.82    0.51      2.13      2.91
SPTL REGULATORY CAPITAL
 RATIOS (AT END OF
 PERIOD):
 California leverage
  limitation(9).........    11.92%   11.92%  12.53%  13.50%  11.58%  11.50%     7.29%     8.73%
 Risk-based--Tier 1.....     9.17     9.17    8.92    9.71   11.72   14.21     10.27     14.94
 Risk-based--Total......    12.68    12.68   10.01   10.87   13.18   15.13     10.73     15.74
 FDIC Leverage Ratio....     9.07     9.07    8.09    9.35    8.04    8.08      9.47      8.78
ASSET QUALITY RATIOS (AT
 END OF PERIOD):
 Non-performing assets
  as a percentage of
  total assets..........     2.87%    2.87%   2.53%   2.64%   1.55%   1.16%     0.64%     0.79%
 Allowance for loan
  losses as a
  percentage of
  non-performing loans..    50.75    50.75   31.29   38.94   44.30   53.83     65.91     79.10
 Net charge-offs as a
  percentage of average
  total loans held for
  investment............     0.69     0.69    0.27    0.94    0.36    0.23      0.89      0.18

                                                        AT DECEMBER 31,
                          AT JUNE 30, ----------------------------------------------------
                             1997        1996       1995       1994       1993      1992
                          ----------- ---------- ---------- ---------- ---------- --------
                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash...................     $20,550  $   74,247 $   39,166 $   24,904 $   37,277 $ 19,444
 Interest bearing
  deposits..............     241,285       3,369    267,776     10,600     90,000   30,000
 Loans held for sale ...     573,965     940,096  1,341,810    263,807  1,238,006  328,575
 Loans held for
  investment, net.......   1,120,066   1,068,599    668,771  1,029,556    154,595   84,843
 Securitization related
  assets................      34,327     159,707     58,272      4,558        529      982
 Total assets...........   2,277,736   2,470,639  2,510,635  1,420,409  1,572,663  479,430
 Deposits...............  $1,260,991  $1,069,184 $1,092,989 $  934,621 $1,001,468 $422,551
 Borrowings from FHLB...         --      140,500    190,000    295,000    320,000      --
 Other borrowings.......     358,129     694,352    987,810        --     147,611      --
 Senior notes(10).......     219,792      88,209     80,472     80,344        --       --
 Debentures(11).........      70,000         --         --         --         --       --
 Total liabilities......   2,013,706   2,231,131  2,416,533  1,344,536  1,504,411  429,652
 Shareholders' equity...     264,030     239,508     94,102     75,873     68,253   49,778

--------
 (1) Income statement and related data and ratios for the six months ended June 30, 1997 reflect the Pro Forma Transactions and balance sheet and related data and ratios reflect the Offering as of June 30, 1997 as follows:
  (a) The sale of the Debentures generated estimated net proceeds of $67.3 million. As a result, cash and total assets were increased by $67.3 million and $70.0 million, respectively, and the Debentures and total liabilities were increased by $70.0 million.
  (b) The acquisition of AMN and the issuance of the Debentures are reflected as if they occurred on January 1, 1997. Interest expense was increased on a pro forma basis by $1.8 million reflecting interest on the Debentures at 10.25%. Results of operations for AMN are reflected for the period from January 1 to June 30, 1997. Earnings on investment of the proceeds of the issuance of the Debentures have not been included. Assuming such proceeds had been invested at 5% at January 1, 1997, pro forma income for the six months ended June 30, 1997 before extraordinary item would have been $21.7 million.
 (2) Does not include loans originated or securitized by ICIFC. Commencing with the three months ended March 31, 1997, the financial statements of ICIFC are no longer consolidated with those of ICII.
 (3) Information not available.
 (4) Commencing with the three months ended March 31, 1997, the financial statements of SPFC are no longer consolidated with those of ICII.
 (5) Represents outstanding balance of loans and leases securitized, excluding loans held for sale and investment.
 (6) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary item, plus fixed charges. Fixed charges represent interest expense on all indebtedness and the interest factor of rent expense estimated to be one-third of occupancy expense.
 (7) Ratio of (i) the sum of income before income taxes and extraordinary item plus interest expense on non-funding indebtedness to (ii) interest expense on non-funding indebtedness.
 (8) Ratio of (i) non-funding indebtedness to (ii) non-funding indebtedness plus total shareholders' equity.
 (9) Ratio of (i) SPTL's total shareholders' equity to (ii) total deposits.
(10) At June 30, 1997, represents $200.0 million of the 9 7/8% Senior Notes and approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer , net of discount of $392,000 related to the 9 3/4% Senior Notes.
(11) Represents Guaranteed Preferred Beneficial Interests in the Debentures.

                                 RISK FACTORS

  Prospective purchasers of the Par Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in
Section 27A(i)(1) of the Securities Act (investors should note that any safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering), the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement. See "Special Note Regarding Forward-Looking Statements."

BORROWINGS AND SUBSTANTIAL LEVERAGE HAVE THE POTENTIAL TO CAUSE NET INTEREST AND OPERATING LOSSES AND ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE OUTSTANDING INDEBTEDNESS

  The Company is highly leveraged. At June 30, 1997, on a pro forma basis after giving effect to the Offering, the Company's total Indebtedness (excluding deposits and borrowings at SPTL) was $647.9 million and its total shareholders' equity was $264.0 million.

  The Company's ability to make scheduled payments of the principal of, or to pay the interest on, or to refinance its Indebtedness (including the Debentures) will depend upon its future performance which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Management believes that, based on current levels of operations, cash flows from operations and available borrowings will enable the Company to fund its liquidity and capital expenditure requirements for the foreseeable future, including scheduled payments of interest on the Debentures and payments of interest and principal on the Company's other Indebtedness. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its Indebtedness, including the Debentures, or to make anticipated capital expenditures. It may be necessary for the Company to refinance all or a portion of the principal of the Debentures on or prior to maturity, under certain circumstances, but there can be no assurance that the Company will be able to effect such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The degree to which the Company is leveraged could have material adverse effects on the Company and the holders of Debentures, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general corporate or other purposes may be impaired, (ii) a substantial portion of the Company's cash flow from operations will be dedicated to debt service and will be unavailable for other purposes, (iii) certain of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates and (iv) the Company will be subject to a variety of restrictive covenants, the failure to comply with which could result in events of default that, if not cured or waived, could restrict the Company's ability to make payments of principal of, and interest and Additional Interest (as defined herein), if any, on the Debentures. See "Business--Funding and Securitizations" and "Description of Debentures."

DIVERSIFICATION STRATEGY AND RISK OF LENDING TO DIVERSIFIED BUSINESSES

  Beginning in 1995, the Company diversified away from the conforming residential mortgage lending business, the Company's traditional focus, and expanded into other commercial and consumer finance lending businesses. In connection with the Company's diversification strategy, the Company sold substantially all of its conforming residential mortgage loan origination business. In addition, the Company sold or subcontracted out substantially all of the servicing with respect to such loans. The Company significantly expanded several existing businesses and commenced several new businesses, including equipment leasing, non-conforming residential mortgage lending, franchise lending, asset-based commercial lending and loan participations. Furthermore, since March 1997, the Company continued to reduce its percentage ownership of SPFC, its former non-conforming residential mortgage subsidiary, to 47.0% as of August 15, 1997. Prior to the expansion and commencement of these new businesses, the Company had little or no experience in operating certain of such businesses. Although the Company believes that these new and expanded businesses are currently managed by individuals who have significant experience in the applicable areas, there can be no assurance that the Company's efforts to develop as a diversified commercial and consumer finance company will prove successful or that it can manage these new and expanded businesses successfully.

THE SUCCESS OF THE COMPANY'S BUSINESS IS HIGHLY DEPENDENT UPON THE MEMBERS OF THE SENIOR MANAGEMENT OF THE COMPANY

  The success of the Company's business is highly dependent upon the members of the senior management of the Company. The loss of the services of one or more of them could have a material adverse effect upon the Company's business and development. In addition, the Company conducts its business through a number of subsidiary companies operated by individual management teams. In each subsidiary, there are key personnel, the loss of whom may have a temporary adverse effect on that subsidiary. The Company believes that its ability to successfully manage the growth of its subsidiaries as well as the Company itself is due in part to its proven ability to retain and attract highly skilled and qualified personnel. Although the Company has established incentive compensation plans and entered into employment agreements to retain key executives, no assurances can be made that key personnel will not depart, or that their departure would not have adverse consequences to the operations of the Company or any of its subsidiaries.

VALUE OF SECURITIZATION RELATED ASSETS SUBJECT TO FLUCTUATION

  As a fundamental part of its business and financing strategy, the Company sells substantially all of its loans and leases, except loans held for investment by SPTL, through securitization. In a securitization, the Company sells loans or leases that it has originated or purchased to a trust or special purpose entity for a cash purchase price and an interest in the loans or leases securitized. The cash price is raised through an offering of pass-through certificates by the trust or special purpose entity. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance of the loans or leases, while the Company receives the excess cash flows generated by the securitized assets. The interests representing the excess cash flows are classified either as trading securities or retained interest in loan and lease securitizations.

  Each loan or lease securitization has specific overcollateralization requirements which must be met before the Company receives cash flows due. As the securitized assets produce excess cash flows, they are initially used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization. This overcollateralization amount is carried on the balance sheet as retained interest in loan and lease securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company receives the remaining excess cash flows and a portion of the retained interest on a monthly basis.

  The Company's securitization related assets and trading securities currently include interest-only securities and overcollateralization amounts and may in the future include principal-only and subordinated securities. Realization of these securitization related assets and trading securities in cash is subject to the timing and ultimate realization of cash flows associated therewith, which is in turn effected by the prepayment and loss characteristics of the underlying loans and leases. The Company estimates future cash flows from these securitization related assets and trading securities and values such securities utilizing assumptions that it believes are consistent with those that would be utilized by an unaffiliated third party purchaser. If actual experience differs from the assumptions used in the determination of the asset value, future cash flows and earnings could be negatively impacted, and the Company could be required to reduce the value of its securitization related assets and trading securities. The value of such securities can therefore fluctuate widely and may be extremely sensitive to changes in discount rates, projected mortgage loan prepayments and loss assumptions. To the Company's knowledge, the market for the sale of the securitization related assets and trading securities is limited. No assurance can be given that securitization related assets and trading securities could be sold at their reported value, if at all.

DEPENDENCE ON SECURITIZATION AND WAREHOUSE FACILITIES TO FINANCE LENDING ACTIVITIES MAY CREATE LIQUIDITY RISKS

  The Company has an ongoing need for capital to finance its lending activities. This need is expected to increase as the volume of the Company's loan and lease originations and acquisitions increases. The Company's primary cash requirements include the funding of (i) loan and lease originations and acquisitions pending their pooling and sale, (ii) points and expenses paid in connection with the acquisition of wholesale loans, (iii) fees and expenses incurred in connection with its securitization programs, (iv) overcollateralization or reserve account requirements in connection with loans and leases pooled and securitized, (v) ongoing administrative and other operating expenses and (vi) the costs of the Company's warehouse credit and repurchase facilities with certain financial institutions. The Company has financed its activities through warehouse lines of credit and repurchase facilities from financial institutions, equity and debt offerings in the capital markets, deposits or borrowings at SPTL and securitizations. The Company believes that such sources, together with the net proceeds of the Offering, will be sufficient to fund the Company's liquidity requirements for the foreseeable future.

  The Company currently pools and sells through securitization substantially all of the loans or leases which it originates or purchases, other than loans held by SPTL for investment. Accordingly, adverse changes in the securitization market could impair the Company's ability to originate, purchase and sell loans or leases on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's business and results of operations. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Finally, any delay in the securitization of a loan or lease pool could cause the Company's earnings to fluctuate from quarter to quarter.

  In a securitization, the Company recognizes a gain on sale of the loans or leases securitized upon the closing of the securitization but does not receive the cash representing such gain until it receives the excess cash flows which are payable over the actual life of the loans or leases securitized. As a result, such transactions may not generate cash flows to the Company for an extended period.

  In addition, in order to gain access to the secondary market for loans and leases, the Company has historically relied on monoline insurance companies to provide guarantees on outstanding senior interests in the special purpose entities to which such loans and leases are sold to enable it to obtain investment grade ratings for such interests. In addition, the Company also relies on overcollateralization to support outstanding senior interests. However, any unwillingness of the monoline insurance companies to guarantee the senior interests in the Company's loan or lease pools could have a material adverse effect on the Company's financial position and results of operations.

  The Company is dependent upon its ability to access warehouse credit and repurchase facilities in addition to its ability to continue to pool and sell loans and leases in the secondary market, in order to fund new originations and purchases. The Company has warehouse lines of credit and repurchase facilities under which it had available an aggregate of approximately $590.0 million in financing at June 30, 1997. See "Business--Other Activities." These credit and repurchase facilities expire between September 30, 1997 and December 31, 1997. The Company expects to be able to maintain existing warehouse lines of credit and repurchase facilities (or to obtain replacement or additional financing) as current arrangements expire or become fully utilized; however, there can be no assurance that such financing will be obtainable on favorable terms. To the extent that the Company is unable to arrange new warehouse lines of credit and repurchase facilities, the Company may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Company's operations and financial position. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

THE COMPANY'S PROFITABILITY MAY BE ADVERSELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS AND FLUCTUATIONS IN INTEREST RATES

  The Company's businesses may be adversely affected in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer and commercial credit and declining real estate and other asset values. In the secured lending business, any material decline in collateral values increases the loan-to-value ratios of loans previously made and leases previously entered into by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. In addition, in an economic slowdown or recession, the Company's servicing costs will increase. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect the Company's ability to sell loans or leases through securitization and could increase the cost of selling loans or leases through securitization, which in either case could adversely affect the Company's financial condition and results of operations.

 Fluctuations in Interest Rates May Affect Profitability

  The Company's profitability may be directly affected by the level of and fluctuations in interest rates because they affect the Company's ability to earn a spread between interest received on its loans and leases and the costs of its liabilities. While the Company monitors the interest rate environment and employs a hedging strategy designed to reduce the impact of changes in interest rates, there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. In addition, an increase in interest rates may decrease the demand for consumer or commercial credit. A substantial and sustained increase in interest rates could adversely affect the Company's ability to purchase or originate loans or leases, reduce the average size of loans and leases underwritten by the Company and reduce the gains recognized by the Company upon their securitization and sale. A significant decline in interest rates could decrease the size of the Company's securitized loan and lease portfolio by increasing the level of loan and lease prepayments which shortens the average life and impairs the value of the securitization related assets. Fluctuating interest rates also may affect the net income earned by the Company resulting from the difference between the yield to the Company on loans and leases held pending sale and funds borrowed by the Company to finance the origination or purchase of such loans and leases. In addition, inverse or flattened interest yield curves could have an adverse impact on the profitability of the Company because the loans or leases pooled and sold by the Company are priced based on longer-term interest rates as compared to the senior interests in the related trusts.

  To reduce risks associated with its originations and purchases of loans and leases, the Company may enter into transactions designed to hedge interest rate risks, including buying and selling of futures and forwards. The nature and quantity of the hedging transactions is determined by management based on various factors, including market conditions and the expected volume of mortgage loan and equipment lease originations and purchases. No assurance can be given that such hedging transactions will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Company could incur losses after accounting for or resulting from its hedging activities.

SECURITIZATION AND SALE OF LOANS AND LEASES MAY SUBJECT COMPANY TO CONTINGENT OBLIGATIONS

  Although the Company sells a majority of the loans and leases which it originates or purchases (other than those held for investment by SPTL), the Company retains some degree of risk on substantially all loans and leases sold. During the period of time that loans or leases are held pending sale or securitization, the Company is subject to various risks associated with the lending business, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of such loans or leases. The documents governing the Company's securitization programs generally require (i) the Company to establish deposit accounts or (ii) the related trust or special purpose entity to build overcollateralization levels by retaining excess cash flows or applying excess cash flows to reduce the principal balances of the senior interests issued by the trust or special purpose entity. These actions serve as credit enhancement for the related trust or special purpose entity and are therefore available to fund losses realized on loans or leases held by such trust or special purpose entity. At June 30, 1997 and December 31, 1996, credit enhancement amounts provided by the Company (in the form of deposit accounts and overcollateralization levels) aggregated approximately $34.3 million and $49.5 million, respectively. The Company is subject to the risks of default and foreclosure following the sale of the loans or leases sold through securitizations. In addition, documents governing the Company's securitization programs require the Company to commit to repurchase or replace loans or leases which do not conform to the representations and warranties made by the Company at the time of the sale. When borrowers are delinquent in making monthly payments on loans or leases included in a trust or special purpose entity and serviced by the Company, the servicer is required to advance interest and principal payments with respect to such delinquent loans or leases. The Company may be required to fund such advances from the Company's available capital resources, but such advances will have priority of repayment from the succeeding month's payments.

LENDING TO CREDIT-IMPAIRED BORROWERS MAY AFFECT COMPANY PROFITABILITY

  In the Company's sub-prime lending businesses, such as AMN's sub-prime auto loan business and certain of the Company's other businesses, the Company markets some of its loan products specifically to credit-impaired borrowers. Loans made to such borrowers may entail a higher risk of delinquency and higher losses than loans made to more creditworthy borrowers. While the Company believes that its underwriting policies and collection methods enable it to control the higher risks inherent in loans made to credit-impaired borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. In the event that loans originated or acquired by the Company, as the case may be, (whether held for investment or serviced for others) experience higher delinquencies, foreclosures or losses than anticipated, the Company's financial condition or results of operations could be adversely affected.

THE COMPANY'S OPERATIONS ARE SUBJECT TO GOVERNMENT REGULATION

  The Company's operations are subject to regulation by federal, state and local government authorities, as well as to various laws and judicial and administrative decisions, that impose requirements and restrictions affecting, among other things, the Company's loan originations, credit activities, maximum interest rates, finance and other charges, disclosures to customers, the terms of secured transactions, collection, repossession and claims-handling procedures, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. Except as set forth below, the Company believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations. There can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future that could make compliance much more difficult or expensive, restrict the Company's ability to originate, purchase or sell loans or leases, further limit or restrict the amount of interest and other charges earned on loans originated or purchased by the Company, further limit or restrict the terms of loan or lease agreements, or otherwise adversely affect the business of the Company. In addition, changes in government sponsored loan programs could adversely affect the Company's business.

  SPTL, as a California chartered industrial loan company with deposits insured by the Bank Insurance Fund of the FDIC, is subject to extensive federal and state governmental supervision, regulation and control, including regulation by the FDIC and the California Department of Financial Institutions. Future legislation and government policy could adversely affect the thrift and loan industry, including SPTL. The full impact of such legislation and regulation cannot be predicted and future changes may alter the structure and competitive relationship among financial institutions. In addition, federal and state laws impose standards with respect to, and regulatory authorities have the power in certain circumstances to limit or prohibit, transactions between ICII and SPTL and between SPTL and any of ICII's other subsidiaries, the growth of SPTL's assets and liabilities and the payment of dividends from SPTL to ICII, among other things. SPTL is also required to maintain capital ratios in accordance with regulatory requirements. See "Business--Thrift and Loan Operations--Recent Legislation."

  In January 1996, the California Department of Corporations and the FDIC conducted a joint examination of SPTL. As a result of such examination, SPTL entered into a joint memorandum of understanding with the FDIC and the California Department of Corporations. The memorandum of understanding requires certain measures to be taken in the areas of: (i) hiring and retention of management, (ii) adoption of systems to monitor and control risk,
(iii) correction of certain violations of law, (iv) credit review and (v) enhancement of other operational policies. SPTL does not believe that this informal agreement has had or will have an adverse effect on the

Company. In the event that SPTL fails to comply with the memorandum of understanding, SPTL could be subject to various enforcement actions, including cease and desist orders, criminal or civil penalties, removal of management and directors from office, termination of deposit insurance or the revocation of SPTL's charter. Any such enforcement action could have a material adverse effect on the Company. See "Business--Regulation."

COMPETITION IN THE BUSINESSES IN WHICH THE COMPANY OPERATES MAY ADVERSELY AFFECT THE COMPANY'S OPERATIONS

  The businesses in which the Company operates are highly competitive. The Company faces significant competition from other commercial and consumer finance lenders, commercial banks, credit unions, thrift institutions and securities firms, among others. Many of these competitors are substantially larger and have more capital and other resources than the Company. Competition can take many forms, including convenience in obtaining a loan or lease, customer service, marketing and distribution channels and interest rates charged to borrowers. In addition, the current level of gains realized by the Company and its competitors on the sale of their loans and leases could attract additional competitors into these markets, with the possible effect of lowering gains that may be realized on the Company's future loan and lease sales.

  Wholesale originations are expected to remain a significant part of the Company's loan and lease production programs. As a wholesale purchaser of loans and leases, the Company is exposed to fluctuations in the volume and cost of wholesale loans and leases resulting from competition with other purchasers of such loans and leases, market conditions and other factors.

THE COMPANY'S OPERATIONS MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES

  In the course of its business, the Company has acquired, and may in the future acquire, real property securing loans that are in default. There is a risk that hazardous substances or waste, contaminants, pollutants or sources thereof could be discovered on such properties after acquisition by the Company. In such event, the Company might be required to remove such substances from the affected properties at its sole cost and expense. There can be no assurances that the cost of such removal would not substantially exceed the value of the affected properties or the loans secured by such properties or that the Company would have adequate remedies against the prior owners or other responsible parties, or that the Company would not find it difficult or impossible to sell the affected real properties either prior to or following any such removal.

EFFECT OF FMAC'S OPERATIONS MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENT IN FMAC COMMON STOCK.

  On August 29, 1997, the Company announced that FMC filed a registration statement with the Commission covering a proposed initial public offering of 8,750,000 shares of common stock. Of those shares, 5,321,500 are being sold by FMC, 2,500,000 are being sold by the Company and 937,500 are being sold by another selling stockholder. Prior to the offering, the Company owned 66.67% of FMAC and consolidated FMAC's financial statements with those of ICII. Immediately after the offering, assuming no exercise of the underwriters' over-allotment option, the Company will own 44.4% of the common stock of FMC. As a result of the offering, FMC's financial statements will no longer be consolidated with those of ICII. After the offering ICII's investment in FMC will be recorded on the Company's financial statements as "Investment in Franchise Mortgage Acceptance Company."

  Of the net income or loss of FMAC, 44.4% (immediately after the offering) will be recognized on a pre-tax basis in the Company's financial statements. Any such recognized net loss may adversely affect the Company's ability to conduct future activities under the covenants of the Indenture and otherwise. As a small business leader, FMAC is or may be subject to many of the same risks set forth in "--The Success of the Company's Business is Highly Dependent Upon the Members of the Senior Management of the Company," "--Value of Securitization Related Assets Subject to Fluctuation," "--Dependence on Securitization and Warehouse Facilities to Finance Lending Activities May Create Liquidity Risks," "--The Company's Profitability May be Adversely Affected by Cyclical Economic Conditions and Fluctuations in Interest Rates," "--Securitization and Sale of Loans and Leases May Subject the Company to Contingent Obligations," "--The Company's

Operations are Subject to Government Regulation," "--Competition in the Businesses in Which it Operates May Adversely Affect the Company's Operations" and "--Company Operations May be Subject to Environmental Liabilities." In addition, FMAC is specifically subject to additional risks relating to the following:

 Certain of FMAC's Underwriting Requirements and Risks May Adversely Affect Credit Quality.

  Business Valuation. FMAC's loans are underwritten in accordance with FMAC's underwriting guidelines which permit borrowers to borrow up to a specified percentage of the value of the business unit and, in certain instances, the real estate pledged as collateral in connection with the loans. The value of the business unit is derived from a formula based upon the business concept and the revenues and cash flows generated by the business unit from its operations, as well as a valuation for each loan is performed by an independent third-party hired by FMAC. However, there can be no assurance that FMAC's valuations actually reflect an amount that could be realized upon a current sale of a borrower's business unit and related personal and real property. In addition, in the event of a default by a particular borrower, there may be factors present that reduce the revenues or cash flow derived at the location and the value of the enterprise.

  Credit Risks Associated with Loans Not Securitized or Sold. Certain of FMAC's loans and leases may not be readily saleable or securitizable, or may be saleable or securitizable only after the individual loan or lease portfolio performance characteristics become apparent over time. To the extent that such loans and leases are not sold or securitized, FMAC must fund such assets with borrowings or internally generated funds and bears the entire credit risk associated with such assets. FMAC's inability ultimately to sell or securitize substantially all of the loans and leases it originates would have a material adverse effect on FMAC's business and results of operations.

  Franchise Termination; Nonrenewal. A borrower's franchise agreement may be subject to termination in the event of default after applicable cure periods. Default provisions under franchise agreements are generally drafted broadly, and include, among other things, failure to meet operating standards, actions which may threaten licensed intellectual property, and investments by principals in a competitive business. There is no assurance that the borrowers will not default under their respective franchise agreements, or that the borrowers will be able to satisfy the requirements for renewal of the franchise agreement for an additional term. In the event a franchise agreement terminates, the related borrower would not be able to continue to operate the business unit. The termination or nonrenewal of the franchise agreement likely will result in a borrower's inability to satisfy its obligations under the loan and a substantial decrease in the value of the collateral securing such obligations. License agreements by borrowers on FMAC's retail energy loans may contain similar provisions.

  Balloon Payment at Maturity and Extension Increases Lender Risks. FMAC may from time to time originate loans with a balloon payment due at maturity. The ability of a borrower to pay such amount will normally depend on its ability to fully refinance the loan or sell the business unit and related property at a price sufficient to permit the borrower to make balloon payments. The ability of a borrower to refinance will be affected by a number of factors, including, without limitation, the value of the related property, the financial condition and operating history of the borrower and the related property limitations on transfer imposed by franchise or license agreements, the strength of the commercial real estate market, tax laws, and prevailing general economic conditions.

FMAC'S CONCENTRATION ON RESTAURANT, RETAIL ENERGY AND GOLF SECTORS MAY EXPOSE FMAC TO CONCEPT FAILURES, INDUSTRY CYCLES AND OTHER INDUSTRY SPECIFIC RISKS

  Risks Relating to Franchise Concepts. The ability of a borrower operating as a franchisee to repay its loan is subject to general business risks typically associated with operating a business and particularly with operating a quick service restaurant/casual dining restaurant or other franchised business, including, without limitation, (i) an increase in the cost of labor (including, without limitation, mandatory increases in the minimum wage payable to employees) or food products, (ii) a decrease in the consumer demand for a particular product or class of products offered by a particular franchise concept and (iii) adverse changes in the economy in the geographic location in which a particular restaurant is located.

   Risks Relating to Retail Energy Concepts. Gasoline profit margins associated with the sale of motor fuel have a significant impact on such borrowers and are affected by numerous factors outside of each borrower's control, including the supply and demand for motor fuel in retail markets, volatility in the wholesale gasoline market and competitive pricing influences in each borrower's local market area. Any sustained shortage of motor fuel from a borrower's suppliers could substantially reduce the volume of motor fuel sold by such borrower. A material decrease in either the volume of motor fuel sold or the profit margin on such sales for an extended time period could have a material adverse effect on the income of borrowers in the retail energy sector and their ability to service loans from FMAC.

  Risks Relating to Golf Loans. The amount spent by consumers on discretionary activities, such as those offered by borrowers in the golf sector, has historically been dependent upon levels of discretionary income which may be adversely affected by general economic conditions. A decrease in consumer spending on golf-associated activities could have a material adverse effect on the financial condition and results of operations of Borrowers in the golf sector and their ability to repay FMAC's loans. In addition, the inherent seasonality of participation in golf and golf-related activities and the effect of weather conditions generally result in greater revenues and income during the second and third quarters as compared to the first and fourth quarters of the year. Poor weather conditions and unforseen natural events may result in reduced utilization of borrowers' golf facilities and have an adverse effect on revenues of borrowers in the golf sector.

  Risks Relating to Equipment Loans and Leases. FMAC retains a residual interest in the equipment covered by its leases. The estimated fair market value of the equipment at the end of the contract term of the lease, if any, is reflected as an asset on FMAC's balance sheet for leases held to maturity and will be included as part of the gain on sale in any lease securitization transaction. Any failure by FMAC to realize aggregate recorded residual values could have a material adverse effect on its business and results of operations.

  Risks Relating to Equity Investments. FMAC periodically makes passive equity investments in companies operating in the sectors served by its lending and leasing business. Equity investments involve a higher degree of risk than loans or leases in that such companies generally have no contractual obligation to repay amounts invested by the Company, the investment is not secured and FMAC bears the risk of loss of its entire investment. Generally, FMAC is unable to control the activities of these companies due to its minority ownership interest and lacks representation in the management of such companies.

 FMAC's Limited History of Independent Operations and New Products Limit the Ability of FMAC to Predict Future Performance

  FMAC has experienced substantial growth in loan and lease originations and total revenues since inception, and in particular since June 1995 when the Company acquired the operations of Franchise Mortgage LLC. FMAC had been unprofitable until 1996 and there can be no assurance that FMAC will be profitable in the future or that these rates of growth will be sustainable or indicative of future results. Prior to FMAC's initial public offering, FMAC benefited from the financial, administrative and other resources of FMAC and Greenwich Capital Financial Products, Inc., a prior owner of the operations of Franchise Mortgage LLC. Accordingly, FMAC's prospects must be evaluated in light of the risks, expenses and difficulties it will encounter as an independent business. There can be no assurance that FMAC will develop the financial, management or other resources necessary to operate successfully as an independent company. In light of FMAC's aforementioned growth in loan and lease originations, the historical performance of FMAC's earnings may be of limited relevance in predicting future performance. Also, the loans originated by FMAC and included in FMAC's securitizations have been outstanding for a relatively short period of time. Consequently, the delinquency and loss experience of FMAC's loans and leases to date may not be indicative of results to be experienced in the future. It is unlikely that FMAC will be able to maintain delinquency and loss ratios at current levels as the portfolio becomes more seasoned.

  FMAC has recently expanded its product offerings to include leases and has expanded its marketing efforts to include borrowers in the retail energy and golf sectors. FMAC has either limited or no experience with these new products and markets, and there can be no assurance that FMAC will be able to compete in these markets successfully or that the return on FMAC's investment in these new products and markets will be consistent with FMAC's historical financial results.

 One-Time Deferred Income Tax Charge Will Reduce FMAC's Earnings

  As a result of terminating FMAC's LLC status upon completion of its initial public offering, FMAC will be required to record a one-time non-cash charge against earnings for deferred income taxes based upon the change from FMAC's LLC status to C Corporation status. Management estimates that there will be a charge for the quarter ending December 31, 1997 and the year ending December 31, 1997; if such a charge were recorded at June 30, 1997, the amount would have been approximately $7.0 million.

EFFECT OF SPFC'S OPERATIONS MAY ADVERSELY AFFECT THE COMPANY'S INVESTMENT IN SPFC COMMON STOCK

  As of June 30, 1997, ICII owned 49.4% of SPFC's outstanding common stock. ICII's investment in SPFC, which is recorded on the Company's financial statements in "Investment in Southern Pacific Funding Corporation," accounted for 2.4% of the Company's total assets and contributed 13.2% to the Company's total revenue for the three months ended June 30, 1997. Of the net income or loss of SPFC, 49.4% is recognized on a pre-tax basis in the Company's financial statements. Any such recognized net loss may adversely affect the Company's ability to conduct future activities under the covenants of the Indenture and otherwise. As an originator of non-conforming residential mortgage loans, SPFC is or may be subject to many of the same risks set forth in "--The Success of the Company's Business is Highly Dependent Upon the Members of the Senior Management of the Company," "--Value of Securitization Related Assets Subject to Fluctuation," "--Dependence on Securitization and Warehouse Facilities to Finance Lending Activities May Create Liquidity Risks," "--The Company's Profitability May be Adversely Affected by Cyclical Economic Conditions and Fluctuations in Interest Rates," "--Securitization and Sale of Loans and Leases May Subject Company to Contingent Obligations," "-- Lending to Credit Impaired Borrowers May Affect Company Profitability," "--The Company's Operations are Subject to Government Regulation," "--Competition in the Businesses in Which The Company Operates May Adversely Affect the Company's Operations" and "--The Company's Operations May be Subject to Environmental Liabilities." In addition, SPFC is specifically subject to additional risks relating to the following:

 Limited History of Independent Operations of Limited Relevance in Predicting Future Performance

  SPFC commenced operations in January 1993 as a division of SPTL and became an operating subsidiary of ICII in April 1995. Although SPFC has been profitable for each year since inception and has experienced substantial growth in mortgage loan originations and total revenues, there can be no assurance that SPFC will be profitable in the future or that these rates of growth will be sustainable or indicative of future results. Since inception in January 1993, SPFC's growth in originating and purchasing loans has been significant. In light of this growth, the historical financial performance of SPFC may be of limited relevance in predicting future performance. Also, the loans originated and purchased by SPFC and included in SPFC's securitizations have been outstanding for a relatively short period of time. As of June 30, 1997, SPFC's delinquency ratio (representing mortgage loans 30 days or more past due) was 8.7%, with total foreclosures of $50.0 million. Also, the mortgage loans related to the interest-only and residual certificates retained by SPTL which were not contributed to SPFC by the Company in connection with SPFC's initial public offering have generally had higher delinquency ratios than SPFC's delinquency ratios, even though such loans were generally underwritten to SPFC's underwriting standards. Consequently, the delinquency and loss experience of SPFC's loans to date may not be indicative of future results. It is unlikely that SPFC will be able to maintain delinquency and loan loss ratios at their present levels as SPFC's loan portfolio becomes more seasoned.

 Origination of Adjustable Rate Mortgage Loans May Adversely Affect Operations

  SPFC originates adjustable rate residential mortgage loans ("ARMs"). Substantially all such ARMs include a "teaser" rate, i.e., an initial interest rate significantly below the fully-indexed interest rate at origination. Although these loans are underwritten at the fully-indexed rate at origination, credit-impaired borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Further, some non-conforming ARMs may be subject to periodic and lifetime payment caps that result in some portion of the interest accruing on such ARMs being deferred and added to the principal outstanding. This could result in receipt by SPFC of less cash income on its non-conforming ARMs than it is required to pay in interest on the related borrowings, which do not have such payment caps.

 No Assurance of Planned Expansion

  SPFC's operations have substantially expanded since inception and SPFC intends to continue to pursue a growth strategy for the forseeable future. There can be no assurance that SPFC will anticipate and respond effectively to all of the changing demands that its expanding operations will have on SPFC's management, information and operating systems and cash reserves and the failure of SPFC to meet challenges of any such expansion could have a material adverse effect on SPFC's results of operations and financial condition. There can be no assurance that SPFC will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

 Delinquency Ratings and Performance May be Affected by Contracted Servicing

  SPFC currently contracts for the servicing of all loans it originates, purchases and holds for sale. As with any external service provider, SPFC is subject to risks associated with inadequate or untimely services. Many of SPFC's borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures. A substantial increase in SPFC's delinquency rate or foreclosure rate could adversely affect its ability to access profitably the capital markets for its financing needs, including future securitizations. SPFC has no plans to establish and perform servicing operations at this time. If any contract servicer were to be terminated either by SPFC or by any outside third party in connection with a securitization, the change in servicing may result in greater delinquencies and losses on the related loans, which in turn would adversely impact the value of the interest-only and residual certificates held by SPFC in connection with any securitization.

FRAUDULENT CONVEYANCE LAWS MAY ADVERSELY AFFECT SUBSIDIARY GUARANTEES

  Various fraudulent conveyance laws enacted for the protection of creditors may apply to the Subsidiary Guarantors' issuance of the Subsidiary Guarantees. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Subsidiary Guarantor with intent to hinder, delay or defraud any present of future creditor or the Subsidiary Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) a Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Subsidiary Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Subsidiary Guarantee in favor of the Subsidiary Guarantor's creditors. Among other things, a legal challenge of a Subsidiary Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Subsidiary Guarantor as a result of the Company's issuance of the Debentures. The Indenture contains a savings clause, which generally limits the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee to the maximum amount as will, after giving effect to all of the liabilities of such Subsidiary Guarantor, result in such obligations not constituting a fraudulent conveyance. To the extent a Subsidiary Guaranty of any Subsidiary Guarantor was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the Debentures would cease to have any claim against such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor whose Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Debentures against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities (including trade payables) of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Debentures relating to any avoided portions of any of the Subsidiary Guarantees.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a Subsidiary Guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair marketable value of all of its assets at a fair valuation or if the present fair marketable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. Based upon financial and other information, the Company and the Subsidiary Guarantors believe that the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that the Company and each Subsidiary Guarantor is solvent and will continue to be solvent after issuing its Subsidiary Guarantee, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such standards would agree with the Company. See "Description of Debentures--Subsidiary Guarantees."

CHANGE OF CONTROL PROVISIONS MAY REQUIRE REPURCHASE OF DEBENTURES

  The Declaration provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Par Securities will have the right to require the Trust to cause all or any part (equal to $1,000 liquidation amount or any integral multiple thereof) of the Par Securities to be exchanged for an equivalent principal amount of Debentures. Promptly thereafter, such Debentures will be repurchased by the Company pursuant to the Indenture (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. See "Description of Securities--Change of Control."

  Certain future credit or other borrowing agreements may contain similar restrictions. The Company's ability to pay cash to the holders of Debentures upon a repurchase may prohibit the Company from purchasing any Debentures prior to their stated maturity and may provide that certain Change of Control events would constitute a default thereunder. See "Description of Debentures-- Certain Covenants of the Company."

  If a Change of Control were to occur, it is unlikely that the Company would be able to both repurchase all of the Debentures and repay all of its obligations under other indebtedness that would become payable upon the occurrence of such Change of Control, unless it could obtain alternate financing. There can be no assurance that the Company would be able to obtain any such financing on commercially reasonable terms or at all, and consequently no assurance can be given that the Company would be able to purchase any of the Debentures issued in exchange for Securities tendered pursuant to a Change of Control Offer.

EFFECT OF ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SECURITIES

  If a Trust Enforcement Event occurs and is continuing, then the holders of Par Securities would rely on, and in certain circumstances could cause, the enforcement by the Property Trustee of its rights as a holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Par Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights with respect to the Debentures held by the Trust, any holder of Par Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

  If the Company were to default on its obligation to pay amounts payable under the Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Par Securities or otherwise, and, in such event, holders of the Par Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Debentures on the payment date on which such payment is due and payable, then a holder of Par Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the interest or Additional Interest on, premium, if any, or principal of such Debentures having a principal amount equal to the aggregate liquidation amount of the Par Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Par Securities under the Declaration to the extent of any payment made by the Company to such holder of Securities in such Direct Action. Except as set forth herein, holders of Par Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Description of Securities--Trust Enforcement Events," "Description of Guarantee" and "Description of Debentures--Indenture Events of Default." The Declaration provides that each holder of Par Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

RANKING OF OBLIGATIONS UNDER THE DEBENTURES, THE GUARANTEE AND THE SUBSIDIARY GUARANTEES OF NOTE TO INVESTORS

  Until the Remarketing Settlement Date, the Debentures and the Guarantee will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees, and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures and the Guarantee will be effectively subordinated to all Indebtedness and other liabilities of SPTL and the Special Purpose Subsidiaries, and the Debentures, the Guarantee and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, the Debentures and Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPTL and the Debentures, Guarantee and Subsidiary Guarantees would have been effectively subordinated to approximately $358.1 million of secured Indebtedness of the Subsidiary Guarantors.

  After the Remarketing Settlement Date, the Debentures and the Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company, will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, the Debentures and Guarantee would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.6 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and FHLB borrowings at SPTL and $358.1 million of secured Indebtedness of the Company's Subsidiaries).

  ICII is a holding company that conducts substantially all of its business operations through its subsidiaries. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, approximately 12.7%, 34.8% and 30.2%, respectively, of the Company's total revenue was generated by the operations of ICII, with 87.3%, 65.2% and 69.8%, respectively, being generated by the Company's subsidiaries. Consequently, the Company's operating cash flow and its ability to service its Indebtedness, including the Debentures, are dependent upon the cash flow of the Company's subsidiaries and the payment of funds by such subsidiaries to ICII in the form of loans, dividends or otherwise. The Restricted Subsidiaries are separate and distinct legal entities apart from ICII and each Subsidiary Guarantor has agreed to guarantee payment of the Debentures on a senior unsecured basis until the Remarketing Settlement Date.

  In addition, although a substantial portion of the Company's business is conducted through SPTL, SPTL is not a Subsidiary Guarantor and SPTL's ability to pay dividends to ICII is dependent upon its ability to generate earnings and is subject to a number of regulatory and other restrictions described below. Because SPTL will not execute a Subsidiary Guarantee, the Debentures will be effectively subordinated to all indebtedness of SPTL. As of June 30, 1997, SPTL had approximately $1.3 billion of deposits and other borrowings, all of which would have been effectively senior to the Debentures. In addition, due to these restrictions and SPTL's rapid growth, SPTL has retained most of its internally generated earnings and has required the infusion of significant amounts of additional capital by ICII. The Company expects such trends to continue for the foreseeable future and has contributed approximately $35.0 million of the proceeds of the 9 7/8% Senior Notes offering to the capital of SPTL in the form of subordinated indebtedness. In addition, the Company has contributed approximately $35.0 million of the proceeds of the Offering to SPTL. Depending upon SPTL's growth, ICII may be required to make additional capital contributions to SPTL. There can be no assurance that the Company's operations will generate sufficient cash flow to support payment of interest or principal on the Debentures, or that dividend distributions will be available from SPTL or any ICII subsidiary to fund such payments.

  Certain provisions of the Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA") generally prohibit any state nonmember bank (including, for this purpose, SPTL) from making a capital distribution (including payment of dividends) if it would cause the institution to become "undercapitalized" (as defined for purposes of those provisions). See "Business--Regulation-- Thrift and Loan Operations." In addition, the Federal Deposit Insurance Corporation (the "FDIC") has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, SPTL may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of SPTL and other factors, that such regulators could assert that the payment of dividends to ICII in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends. Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a financial institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted by the institution's by-laws not to be available for dividends, with the exact limitation subject to order by the California Commissioner of Corporations (the "Commissioner"). The Commissioner has issued an order to SPTL authorizing the maximum 20 times leverage standard.

  Under California law, SPTL is not permitted to declare dividends on its capital stock unless it has at least $750,000 of unimpaired capital plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan deposit leverage ratio and (iii) in the alternative, after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would not be less than 125% of its liabilities (net of deferred taxes, income and other credits), and (z) current assets would not be less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two years had been less than average interest expense, current assets must be not less than 125% of current liabilities). A portion of SPTL's capital and surplus is currently restricted from the payment of dividends. As of June 30, 1997, the amount SPTL could dividend to ICII under California law would be limited to $27.3 million.

EFFECT OF TENDER OF PAR SECURITIES IN THE REMARKETING; EFFECT OF ELECTION TO RETAIN

  Any Notice of Election to retain or tender Par Securities for purchase in the Remarketing will be irrevocable. In addition, if any holder of Par Securities fails timely to deliver a Notice of Election, the Par Securities of such holder will be deemed tendered for purchase in the Remarketing. See "Description of Securities--Remarketing."

  If a holder of Par Securities makes a valid election to retain Par Securities, following the Remarketing Settlement Date, the distribution rate on such holder's retained Securities will be the Adjusted Distribution Rate and the Distributions on such holder's retained Par Securities may be deferred as described in "--Option to Extend Interest Payment Period; Tax Consequences." In addition, the obligations of the Company under the Guarantee and under the Debentures will no longer be senior unsecured obligations of the Company and will rank subordinate and junior in right of payment to all Indebtedness of the Company. See "--Ranking of Obligations under the Debentures, the Guarantee and the Subsidiary Guarantees of Note to Investors."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; POTENTIAL ADVERSE TAX CONSEQUENCES TO THE HOLDERS

  Following the Remarketing Settlement Date, the Company has the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be deferred during such Extension Period but would continue to accumulate at the Adjusted Distribution Rate, compounded semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Securities--Distributions" and "Description of Debentures--Option to Extend Interest Payment Period."

  Should the Company defer payment of interest on the Debentures, a holder of Par Securities will be required to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Debentures held by the Trust. As a result, a holder of Par Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Par Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Par Securities."

  The Company has no current intention of exercising its right, following the Remarketing Settlement Date, to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company elect to exercise such right in the future, the market price of the Par Securities is likely to be adversely affected. A holder that disposes of its Par Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Par Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Par Securities (which represent undivided beneficial ownership interests in the Debentures), following the Remarketing Settlement Date, may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION; SHORTENING OF STATED MATURITY

  Upon the occurrence and continuation of a Special Event, the Company will have the right, if certain conditions are met, (i) to terminate the Trust and cause the Debentures to be distributed to the holders of the Par Securities in exchange therefor upon liquidation of the Trust, (ii) to shorten the Stated Maturity of the Debentures, in the case of a Tax Event, to a date not earlier than June 14, 2012 or (iii) after the Remarketing Settlement Date, to redeem the Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Par Securities. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  There can be no assurance as to the market prices for the Par Securities or the Debentures that may be distributed in exchange for Par Securities if a dissolution or liquidation of the Trust were to occur or if the Stated Maturity of the Debentures is shortened. Because holders of Par Securities may receive Debentures upon the occurrence of a Special Event, prospective purchasers of Par Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of Securities-- Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity" and "Description of Debentures--General."

LIQUIDATION DISTRIBUTION OF DEBENTURES

  Upon the occurrence and continuation of a Special Event, the Company will have the right to terminate the Trust and cause the Debentures to be distributed, after the satisfaction of liabilities to creditors (if any), to the holders of the Trust Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Par Securities and will result in a holder of the Par Securities receiving directly such holder's pro rata share of the Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Debentures to holders of the Par Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Par Securities may be required to recognize gain or loss as if they had exchanged their Par Securities for the Debentures they received upon the liquidation of the Trust. See "United States Federal Income Tax Consequences--Distribution of Debentures or Cash Upon Liquidation of the Trust."

  There can be no assurance as to the market prices for Par Securities or Debentures that may be distributed in exchange for Par Securities if a liquidation of the Trust occurs. Accordingly, the Par Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Debentures that a holder of Par Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Par Securities offered hereby. Because holders of Par Securities may receive Debentures on termination of the Trust, prospective purchasers of Par Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity" and "Description of Debentures-- General."

  If the holders of Par Securities receive Debentures upon liquidation or dissolution of the Trust, the Debentures will be subject to the remarketing procedures that would have been applicable to the Par Securities. See "Description of Securities--Remarketing."

HOLDERS OF PAR SECURITY WILL HAVE LIMITED VOTING RIGHTS

  Holders of Par Securities generally will have limited voting rights relating only to the modification of the Par Securities and certain other matters described herein. Holders of Par Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Par Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes, even if such action adversely affects the interests of such holders. See "Description of Securities--Voting Rights; Amendment of the Declaration."

LACK OF PUBLIC MARKET MAY AFFECT RESALE OF NEW PAR SECURITIES

  The New Par Securities are being offered to the holders of the Old Par Securities. The Old Par Securities constitute a new class of securities with no established trading market. The Old Par Securities are eligible for trading in the PORTAL market. To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Par Securities could be adversely affected. There is no existing trading market for the New Par Securities, and there can be no assurance regarding the future development of a market for the New Par Securities, or the ability of holders of the New Par Securities to sell their New Par Securities or the price at which such holders may be able to sell their New Par Securities. If such a market were to develop, the New Par Securities could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Par Securities. The Initial Purchaser is not obligated to do so, however, and any market-making with respect to the New Par Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Par Securities or that an active public market for the New Par Securities will develop. The Company does not intend to apply for listing or quotation of the New Par Securities on any securities exchange or stock market unless requested to do so by the holders of a majority in aggregate principal amount of the New Par Securities or the managing underwriter, if any, only in connection with the registration of the New Par Securities.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD PAR SECURITIES

  Holders of Old Par Securities who do not exchange their Old Par Securities for New Par Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Par Securities as set forth in the legend thereon as a consequence of the issuance of the Old Par Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Par Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. None of the Trust, the Company nor the Subsidiary Guarantors (collectively, the "Registrants") currently anticipate that it will register Old Par Securities under the Securities Act. Based on interpretations by the Staff of the Division of Corporation Finance of the Commission, as set forth in no-action letters issued to third parties, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Registrants, (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending one year after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Par Securities" and "--Broker-Dealer Considerations."

  Any Old Par Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Registrants will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Par Securities held by them. Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of the Securities--Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "The Exchange Offer--Consequences of a Failure to Exchange Old Par Securities." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Par Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Registrants have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Par Securities for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests in writing. Unless a holder so requests, the Registrants do not currently intend to register or qualify the sale of the New Par Securities in any such jurisdictions. See "The Exchange Offer."

                                USE OF PROCEEDS

  None of the Registrants will receive any cash proceeds from the issuance of the New Par Securities offered hereby. The New Par Securities will be exchanged for Old Par Securities in like liquidation amount, which will be retired and canceled. The cash proceeds from the sale of the Old Par Securities were used to purchase the Old Debentures.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Par Securities will be classified in the consolidated balance sheet of the Company as a liability under the caption "Guaranteed Preferred Beneficial Interests in Company's Debentures" and appropriate disclosures about the Par Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Par Securities as an expense in the consolidated statements of income.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1997. In addition, at June 30, 1997, the Company had other debt consisting of deposits ($1.3 billion) incurred in the ordinary course of business. This table should be read in conjunction with the consolidated financial statements of the Company, including the related notes thereto.

                                                             AT JUNE 30,
                                                                 1997
                                                             ------------
                                                              ACTUAL
                                                             --------
                                                               (DOLLARS IN
                                                                THOUSANDS)
Cash........................................................ $ 20,550
Loans held for sale.........................................  573,965
Other borrowings............................................  358,129
Long-term debt:
  9 3/4% Senior Notes due 2004(1)...........................   19,792
  9 7/8% Senior Notes due 2007..............................  200,000
  Debentures................................................   70,000
Shareholders' equity:
  Preferred Stock; 8,000,000 shares authorized; none issued
   and outstanding..........................................      --
  Common Stock, no par value; 80,000,000 shares authorized;
   38,693,876 shares issued and outstanding.................  147,208
Retained earnings...........................................  110,087
Unrealized gain on securities available for sale, net.......    6,735
                                                             --------
  Total shareholders' equity................................  264,030
                                                             --------
    Total capitalization.................................... $553,822
                                                             ========

--------
(1) Represents approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer net of discount of $382,000.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated income statement data for each of the years in the three-year period ended December 31, 1996 and the selected consolidated balance sheet data as of December 31, 1996 and 1995 have been derived from audited financial statements of the Company which, together with the notes thereto and the related report of KPMG Peat Marwick LLP, independent certified public accountants, are included in this Prospectus. The report of KPMG Peat Marwick LLP covering the December 31, 1996 consolidated financial statements contains an explanatory paragraph regarding the adoption of SFAS 122 in 1995. The selected consolidated balance sheet data as of December 31, 1994, 1993 and 1992 and the income statement data for the years ended December 31, 1992 and 1991 are derived from audited consolidated financial statements of the Company, which have been audited by KPMG Peat Marwick LLP but are not included in this Prospectus. The following selected income statement data and balance sheet data as of June 30, 1997 and for each of the six month periods ended June 30, 1997 and 1996 have been derived from the unaudited financial statements of the Company and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of such financial information for those periods. Results for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997.

                         SIX MONTHS ENDED
                             JUNE 30,                YEAR ENDED DECEMBER 31,
                         ------------------ ------------------------------------------
                           1997      1996     1996     1995     1994    1993    1992
                         --------  -------- -------- --------  ------- ------- -------
                                               (IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
 Gain on sale of loans.. $ 37,224   $40,877 $ 88,156 $ 39,557  $ 8,628 $18,149 $20,606
                         --------  -------- -------- --------  ------- ------- -------
 Interest on loans......   96,442    88,282  188,242  120,244   79,173  51,612  32,741
 Interest on
  investments...........    6,754     2,389   10,807    6,630    3,610   1,972   1,162
 Interest on other
  finance activities....    1,391     3,209    8,422    2,608      --      --      --
                         --------  -------- -------- --------  ------- ------- -------
   Total interest
    income..............  104,587    93,880  207,471  129,482   82,783  53,584  33,903
 Interest expense.......   60,056    67,738  135,036   95,728   61,674  29,811  19,959
                         --------  -------- -------- --------  ------- ------- -------
   Net interest income..   44,531    26,142   72,435   33,754   21,109  23,773  13,944
 Provision for loan and
  lease losses..........    8,606     3,525    9,773    5,450    5,150   2,350     680
                         --------  -------- -------- --------  ------- ------- -------
   Net interest income
    after provision for
    loan and lease
    losses..............   35,925    22,617   62,662   28,304   15,959  21,423  13,264
 Loan servicing income..    3,450     1,562    1,680   12,718   16,332   6,785   5,910
 Gain on sale of
  servicing rights......      --      7,808    7,591    3,578   30,837  23,655   6,658
 Sale of SPFC stock.....    4,306    62,007   82,690      --       --      --      --
 Equity in net income
  of SPFC...............   12,931       --       --       --       --      --      --
 Other income...........    3,964     5,485   14,154    1,152    1,048   1,414     654
                         --------  -------- -------- --------  ------- ------- -------
   Total other income...   24,651    76,862  106,115   17,448   48,217  31,854  13,222
                         --------  -------- -------- --------  ------- ------- -------
   Total revenues.......   97,800   140,356  256,933   85,309   72,804  71,426  47,092
Expenses:
 Personnel expense......   23,104    23,402   48,355   34,053   33,477  24,520  15,678
 Other expenses.........   27,094    24,418   50,694   27,127   28,037  15,433   8,190
                         --------  -------- -------- --------  ------- ------- -------
   Total expenses.......   50,198    47,820   99,049   61,180   61,514  39,953  23,868
                         --------  -------- -------- --------  ------- ------- -------
   Income before income
    taxes, minority
    interest and
    extraordinary item..   47,602    92,536  157,884   24,129   11,290  31,473  23,224
Income taxes............   17,843    37,769   69,874   10,144    4,685  13,055   9,583
Minority interest in
 income (loss) of
 consolidated
 subsidiaries...........    4,654     3,110   12,026     (208)     --      --      --
                         --------  -------- -------- --------  ------- ------- -------
   Income before
    extraordinary item..   25,105    51,657   75,984   14,193    6,605  18,418  13,641
Extraordinary item-
 repurchase of 9 3/4%
 Senior Notes due 2004,
 net of income taxes....   (3,995)      --       --       --       919     --      --
                         --------  -------- -------- --------  ------- ------- -------
   Net income........... $ 21,110  $ 51,657 $ 75,984 $ 14,193  $ 7,524 $18,418 $13,641
                         ========  ======== ======== ========  ======= ======= =======

                           SIX MONTHS ENDED
                               JUNE 30,                       YEAR ENDED DECEMBER 31,
                          --------------------  -----------------------------------------------------------
                            1997       1996       1996        1995        1994          1993         1992
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME PER SHARE--FULLY
 DILUTED(1):
 Income before
  extraordinary item....  $    0.62  $    1.39  $    1.95  $      0.40  $    0.19    $     0.54    $   0.45
 Extraordinary item-
  repurchase of 9 3/4%
  Senior Notes due
  2004..................      (0.10)       --         --           --        0.03           --          --
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
   Net income...........  $    0.52  $    1.39  $    1.95  $      0.40  $    0.22    $     0.54    $   0.45
                          =========  =========  =========  ===========  =========    ==========    ========
 Weighted average fully
  diluted shares
  outstanding (000s)....     40,782     37,176     38,975       35,122     33,582        33,880      30,229
CASH FLOW DATA:
 Net cash provided by
  (used in)
  operating activities..  $ 500,528  $ 357,320  $  (6,082) $(1,173,703) $ 961,579    $ (903,050)   $(78,865)
 Net cash (used in)
  provided by
  investing activities..   (337,789)   191,189    154,372      140,961   (796,638)     (145,701)     21,302
 Net cash (used in)
  provided by
  financing activities..   (216,436)  (470,897)  (113,209)   1,047,004   (177,314)    1,066,584      70,216
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
   Net change in cash...  $ (53,697) $  77,612  $  35,081  $    14,262  $ (12,373)   $   17,833    $ 12,653
                          =========  =========  =========  ===========  =========    ==========    ========
                           SIX MONTHS ENDED
                               JUNE 30,                       YEAR ENDED DECEMBER 31,
                          --------------------  -----------------------------------------------------------
                            1997       1996       1996        1995        1994          1993         1992
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
                                                   (DOLLARS IN MILLIONS)
OPERATING AND FINANCIAL
 DATA(2):
 Loans originated:
   ICII.................  $     --   $     310  $     310  $     1,816  $   4,260    $    6,019    $  3,383
   SPTL.................        198        145        531          724         NA(3)         NA(3)       NA(3)
   SPFC(4)..............        --         245        790          288        190           --          --
   FMAC.................        301        208        459          164        --            --          --
   IBC..................         65         34         87           36        --            --          --
   AMN(5)...............         94        --         --           --         --            --          --
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
     Total..............  $     658  $     942  $   2,177  $     3,028  $   4,450    $    6,019    $  3,383
                          =========  =========  =========  ===========  =========    ==========    ========
 Loans securitized:
   ICII.................  $     --   $     --   $     --   $       177  $     --     $      --     $    --
   SPTL.................        203        --         277          511         46           --          --
   SPFC(4)..............        --         232        657          165        --            --          --
   FMAC.................        159        167        325          105        --            --          --
   IBC..................        116         47         87           85        --            --          --
   AMN..................        --         --         --           --         --            --          --
                          ---------  ---------  ---------  -----------  ---------    ----------    --------
     Total..............  $     478  $     446  $   1,346  $     1,043  $      46    $      --     $    --
                          =========  =========  =========  ===========  =========    ==========    ========
 Outstanding balance of
  loans and leases
  securitized (at end
  of period)(6).........     $1,413     $1,270     $2,118       $1,047        $45         $ --        $ --
SELECTED RATIOS:
 Ratio of earnings to
  fixed charges(7)......       1.8x       2.4x        2.2x         1.3x       1.2x          2.1x        2.2x
 Pre-tax interest
  coverage ratio(8).....        5.6       23.0       17.0          3.9        2.4           --          --
 Ratio of indebtedness
  to total
  capitalization (at
  end of period)(9).....       52.3%      29.5%      40.5%        46.1%      51.4%          -- %        -- %
 Average equity to
  average assets........      11.88       5.87       7.27         4.72       4.86          6.71        7.71
 Return on average
  common equity.........      17.21      81.95      45.55        17.59      10.57         31.76       37.75
 Return on average
  assets................      1 .63       4.81       3.31         0.82       0.51          2.13        2.91
SPTL REGULATORY CAPITAL
 RATIOS
 (AT END OF PERIOD):
 California leverage
  limitation(10)........      11.92%     12.53%     13.50%       11.58%     11.50%         7.29%       8.73%
 Risk-based--Tier 1.....       9.17       8.92       9.71        11.72      14.21         10.27       14.94
 Risk-based--Total......      12.68      10.01      10.87        13.18      15.13         10.73       15.74
 FDIC Leverage Ratio....       9.07       8.09       9.35         8.04       8.08          9.47        8.78
ASSET QUALITY RATIOS (AT
 END OF PERIOD):
 Non-performing assets
  as a percentage of
  total assets..........       2.87%      2.53%      2.64%        1.55%      1.16%         0.64%       0.79%
 Allowance for loan
  losses as a
  percentage of non-
  performing loans......      50.75      31.29      38.94        44.30      53.83         65.91       79.10
 Net charge-offs as a
  percentage of average
  total loans held for
  investment............       0.69       0.27       0.94         0.36       0.23          0.89        0.18

                              AT                       AT DECEMBER 31,
                           JUNE 30,  ----------------------------------------------------
                             1997       1996       1995       1994       1993      1992
                          ---------- ---------- ---------- ---------- ---------- --------
                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash...................  $   20,550 $   74,247 $   39,166 $   24,904 $   37,277 $ 19,444
 Interest bearing
  deposits..............     241,285      3,369    267,776     10,600     90,000   30,000
 Investment securities,
  including FHLB Stock..      93,902    101,448     28,713     18,817     18,000    5,000
 Loans held for sale....     573,965    940,096  1,341,810    263,807  1,238,006  328,575
 Loans held for
  investment, net.......   1,120,066  1,068,599    668,771  1,029,556    154,595   84,843
 Securitization related
  assets................      34,327    159,707     58,272      4,558        529      982
 Total assets...........   2,277,736  2,470,639  2,510,635  1,420,409  1,572,663  479,430
 Deposits...............  $1,260,991 $1,069,184 $1,092,989 $  934,621 $1,001,468 $422,551
 Borrowings from FHLB...         --     140,500    190,000    295,000    320,000      --
 Other borrowings.......     358,129    694,352    987,810        --     147,611      --
 Senior notes (11)......     219,792     88,209     80,472     80,343        --       --
 Remarketed par
  securities............      70,000        --         --         --         --       --
 Total liabilities......   2,013,706  2,231,131  2,416,533  1,344,536  1,504,411  429,652
 Shareholders' equity...     264,030    239,508     94,102     75,873     68,253   49,778

--------
 (1) Income per share and weighted average shares outstanding reflect 1-for-10, 1-for-10 and 1-for-19 stock dividends paid in 1996, 1993 and 1992, respectively, a 3-for-2 stock split effected in 1995 and a 2-for-1 stock split effected in 1996.
 (2) Does not include loans originated or securitized by ICIFC. Commencing with the three months ended March 31, 1997, the financial statements of ICIFC are no longer consolidated with those of ICII.
 (3) Information not available.
 (4) Commencing with the three months ended March 31, 1997, the financial statements of SPFC are no longer consolidated with those of ICII.
 (5) Represents loans originated for the period from AMN's acquisition (March 14, 1997) through June 30, 1997.
 (6) Represents the outstanding balance of loans and leases securitized, excluding loans held for sale and investment.
 (7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes, plus fixed charges. Fixed charges represent interest expense on all indebtedness and the interest factor of rent expense estimated to be one-third of occupancy expense.
 (8) Ratio of (i) the sum of income before income taxes plus interest expense on non-funding indebtedness to (ii) interest expense on non-funding indebtedness.
 (9) Ratio of (i) non-funding indebtedness to (ii) non-funding indebtedness plus total shareholders' equity.
(10) Ratio of (i) SPTL's total shareholders' equity to (ii) total deposits.
(11) At June 30, 1997, represents $200.0 million of the 9 7/8% Senior Notes and approximately $20.2 million of the 9 3/4% Senior Notes not tendered pursuant to the Tender Offer, net of discount of $392,000 related to the 9 3/4% Senior Notes.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

 Organization

  The consolidated financial statements include Imperial Credit Industries, Inc. ("ICII") and its wholly-owned and majority-owned subsidiaries (collectively the "Company"). All material intercompany balances and transactions have been eliminated. The wholly-owned subsidiaries include Southern Pacific Thrift and Loan Association ("SPTL"), Imperial Business Credit, Inc. ("IBC"), Imperial Credit Advisors, Inc. ("ICAI") and Auto Marketing Network, Inc. ("AMN"). The majority-owned consolidated subsidiary is Franchise Mortgage Acceptance Company LLC ("FMAC"). Minority interests in these subsidiaries (other than AMN which was acquired in March 1997) are reflected in other liabilities at December 31, 1995 and in Minority Interest in Consolidated Subsidiaries at December 31, 1996 and June 30, 1997 on the Company's consolidated balance sheet. As of June 30, 1997, FMAC was owned 66.7% by ICII and 33.3% by the President of FMAC. As of June 30, 1997, ICII owned 49.4% of the outstanding capital stock of Southern Pacific Funding Corporation ("SPFC"). In March 1997, the Company disposed of its common stock interest in ICIFC. As a result, commencing with the three months ended March 31, 1997, the financial statements of SPFC and ICIFC are no longer consolidated with those of ICII. See "-- Deconsolidation."

 General

  Historically, the Company's primary business was the origination and sale of conforming residential mortgage loans. This business experienced substantial growth due to high levels of mortgage loan refinancing activity in 1992 and 1993, as interest rates dropped to historically low levels. However, as interest rates increased and refinancing activity declined in 1994, conforming residential mortgage loan originations on an industry-wide basis decreased dramatically and pricing became increasingly competitive. The Company recognized that the non-conforming residential mortgage loan market provided greater opportunities for mortgage loan origination growth. As a result, during 1995 and 1996, the Company directed additional capital and resources to its non-conforming residential mortgage lending subsidiary, SPFC, and divested substantially all of its conforming mortgage lending and servicing businesses. At the same time, the Company entered or expanded its presence in higher margin commercial and consumer lending markets. 1995 marked the first year for the Company that included operations from both its historical operations and newly acquired or recently started business lines. The Company now operates as a commercial and consumer finance company providing loan and lease products in the following sectors: franchise lending, business finance lending, commercial mortgage lending, consumer lending and non-conforming residential mortgage lending.

 Strategic Divestitures

  During the fourth quarter of 1995, the Company sold its mortgage conduit operations and SPTL's warehouse lending operations to Imperial Credit Mortgage Holdings, Inc. ("IMH"), a real estate investment trust, which subsequently completed an initial public offering of its common stock. In exchange for these assets, the Company received 11.8% of the capital stock of IMH. As of June 30, 1997, the Company owned 4.9% of the capital stock of IMH. Additionally, the Company's wholly-owned subsidiary, ICAI, entered into a management agreement with IMH pursuant to which it provides management advisory services to IMH in exchange for management fees. See "Business-- Advisory, Investment and Other Activities."

  In the first quarter of 1996, the Company sold the majority of its wholesale mortgage origination offices related to its former conforming residential mortgage lending business. The Company's wholesale offices in Colorado, Florida, Oregon and Washington were converted to SPFC offices.

  The Company recognized that maintaining a mortgage loan servicing infrastructure was not economically viable in the absence of a conforming residential mortgage loan origination business. Commencing in March

1996, the Company sold substantially all of its conforming residential mortgage loan servicing rights. The Company continues servicing all loans and leases originated by its equipment leasing and franchise lending businesses, as well as all loans originated or acquired by SPTL.

  Historically, the Company's subsidiaries have engaged in capital markets transactions, including the sale of their common stock to the public. Examples of such sales have included the Company's former mortgage banking operations, restructured to form IMH, and the Company's sub-prime residential mortgage banking subsidiary, SPFC. The Company has recently announced its intention to sell shares of its franchise lending subsidiary through Franchise Mortgage Acceptance Corporation, a Delaware corporation ("FMC") which was incorporated in August 1997 for the purpose of succeeding to the business of FMAC, to the public sometime in the fourth quarter of 1997. Based on these historic and current transactions, it would not be unlikely for the Company to engage in future sales of subsidiary stock for its remaining wholly or partially owned companies. The Company may also decide to move current divisions of existing subsidiaries into their own separate companies, and subsequently engage in a public offering of shares in the newly formed entity. While the Company has historically engaged in the types of transactions described above, there are no other current plans to engage in such transactions. The Company currently has no intention of repurchasing any shares of previously sold subsidiary stock.

 Strategic Focus and Acquisitions

  Part of the Company's strategy to diversify away from the conforming residential mortgage business was to focus its residential mortgage operations, through SPFC, on the origination, purchase and sale of non-conforming residential mortgage loans secured primarily by single family residences. During 1995 and 1996, a substantial portion of the Company's operations were conducted through SPFC.

  In May 1995, the Company expanded its existing commercial equipment leasing business conducted by IBC through the acquisition of the assets of First Concord Acceptance Corporation ("FCAC"). This business was again expanded in October 1996 when IBC acquired substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases and agreed to assume certain related liabilities in connection therewith from Avco Financial Services, Inc. (the "Avco Acquisition"). IBC's lease originations were $64.5 million, $87.2 million and $36.0 million and it securitized, including leases acquired through purchase transactions, $115.5 million, $87.0 million and $85.2 million of leases during the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

  In June 1995, the Company expanded into franchise lending by establishing FMAC, the assets of which were acquired from Greenwich Financial Capital Products, Inc. During the six months ended June 30, 1997, the year ended December 1996, and for the six-month period ended December 31, 1995, FMAC originated or acquired $300.6 million, $449.3 million and $163.5 million and securitized $158.6 million, $325.1 million and $105.2 million of franchise loans, respectively.

  In September 1995, the Company began making asset-based loans to middle market companies by acquiring CoastFed Business Credit Corporation ("CBCC") from Coast Federal Bank. This business, now a division of SPTL, was renamed Coast Business Credit ("CBC"). At June 30, 1997 and December 31, 1996 and 1995, CBC had total commitments of $649.1 million, $547.7 million and $364.2 million, respectively, of which $378.6 million of loans were outstanding at June 30, 1997.

  In September 1996, the Company entered into various transactions with Dabney/Resnick, Inc., subsequently renamed Dabney/Resnick/Imperial, LLC ("DRI"), and its affiliated entities. DRI engages in investment banking activities. ICII has acquired a 1% equity interest in DRI and has purchased a warrant to acquire an additional 48% interest therein.

  In March 1997, the Company acquired all of the outstanding shares of AMN, a sub-prime auto lender, for $750,000. The Company then advanced AMN $11.6 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. For the period from its acquisition (March 14, 1997) through June 30, 1997, AMN originated $93.9 million of sub-prime auto loans.

  As a part of the Company's diversification strategy, and the related acquisitions of FMAC, FCAC and CBCC as well as the Avco Acquisition, the product mix of the Company's interest earning assets changed in 1996 to include a much larger percentage of higher-yielding loan and lease products as compared to the previous year.

 Deconsolidation

  During the first quarter ended March 31, 1997, the Company reduced its common stock ownership in SPFC from 51.2% at December 31, 1996 to 49.4% at March 31, 1997. As a result, commencing with the three months ended March 31, 1997. SPFC's financial statements are no longer consolidated with those of ICII. Under Generally Accepted Accounting Principles ("GAAP"), when a subsidiary's ownership percentage is reduced to below 50%, consolidation is no longer required. Accordingly, the Company's investment in SPFC is reflected in the Company's statement of condition as a separate line item entitled "Investment in Southern Pacific Funding Corporation" and in the statement of income as "Equity in net income of Southern Pacific Funding Corporation." The income from SPFC will represent the Company's percentage ownership in SPFC's net income. For the three months and six months ended June 30, 1997, the equity in net income of SPFC was $6.7 million and $12.9 million, respectively.

  During the first quarter of 1997, ICII disposed of its common stock interest in ICIFC, a subsidiary engaged in mortgage conduit operations for IMH. At December 31, 1996, ICII owned 100% of the common stock of ICIFC which represented a 1% economic interest since IMH a former subsidiary and now a separate publicly held mortgage real estate investment trust, owned all of the nonvoting preferred stock of ICIFC, which gave IMH a 99% economic interest in ICIFC. The Company's disposal of its remaining economic interest in ICIFC concludes its exit from its original mortgage banking business.

  Prior to March 31, 1997, ICII owned 100% of the voting common stock of ICIFC which entitled it to a 1% economic interest. ICIFC is the corporation through which IMH conducts its mortgage conduit operations. Since 100% of the common stock of ICIFC was owned by ICII, ICII consolidated the financial statements of ICIFC in its financial statements. As a result, the assets and liabilities of the Company reflected on its balance sheet were greater than they would otherwise be absent such consolidation. However, since ICII only owned 1% of the economic interest of ICIFC, it considered ICIFC's operations immaterial to the Company. Therefore, to more properly reflect the Company's true financial condition, in March 1997 the Company disposed of its common stock interest in ICIFC. As a result, commencing with the three months ended March 31, 1997, the financial statements of ICIFC are no longer consolidated with those of ICII.

  The aforementioned deconsolidations of SPFC and ICIFC are collectively referred to as the "Deconsolidation."

 Securitization Related Assets

  During the six months ended June 30, 1997, the Company completed lease securitizations totaling $477.2 million. The Company has retained interests in loan and lease securitizations representing the excess of the total amount of loans sold in the securitization over the amounts represented by interests in the security sold to investors. The retained interests in the loan and lease securitizations were $34.3 million and $49.5 million at June 30, 1997 and December 31, 1996, respectively. At June 30, 1997 and December 31, 1996, the Company's consolidated balance sheet reflected Capitalized Excess Servicing Fees Receivable of $0 and $23.1 million, respectively. At June 30, 1997 and December 31, 1996, the Company's consolidated balance sheet reflected Interest Only and Residual Certificates of $0 and $87.0 million, respectively. The decline in Capitalized Excess Servicing Fees Receivable and Interest Only and Residual Certificates resulted from the deconsolidation of SPFC and ICIFC.

 Servicing Rights

  When the Company purchases servicing rights from others, or loans which include the associated servicing rights, the price paid for the servicing rights, net of amortization based on assumed prepayment rates, is included on the consolidated balance sheet as "Purchased and Originated Servicing Rights," ("PMSRs" and "OMSRs"). At June 30, 1997, PMSRs and OMSRs outstanding were $6.5 million, consisting of $6.1 million at SPTL and $400,000 at ICAI. At December 31, 1996, PMSRs and OMSRs were $14.9 million, consisting of $5.5 million at SPTL, $400,000 at ICAI and $8.8 million at ICIFC. During the three months ended March 31, 1997, the Company disposed of its ownership interest in ICIFC and, therefore, ICIFC is no longer consolidated.

 Accounting for IBC Leases

  For financial reporting purposes, most of the IBC leases are classified as direct financing leases. IBC accounts for its investment in direct financing leases by recording as assets the total lease receivable, plus the estimated residual value of the leased equipment, less the unearned income. The unearned lease income represents the excess of the total lease receivable, plus the estimated residual value, over the cost of the related equipment. The unearned lease income is recognized as revenue over the term of the lease by using the interest method.

  Upon inception of a direct financing lease, IBC estimates the residual value it expects to realize with respect to the leased equipment when the initial term expires. A substantial amount of IBC's leases have a recorded residual value. The recorded residual value will not exceed 10% of IBC's original acquisition cost. Following expiration of the initial lease term, IBC will seek to recover its recorded residual value through: (i) renewal of the original lease, (ii) sale of the leased equipment to the original lessee,
(iii) trade-in of the equipment or (iv) sale or lease of the equipment to another party.

  Following expiration of the initial term of a direct financing lease, if IBC sells or trades the leased equipment for more than the recorded residual value, it recognizes a gain. If IBC sells or trades the equipment for less than such value, it recognizes a loss. When IBC renews a lease or re-leases the equipment to another party, it records the rental payments as income when earned and depreciates the carrying value of the leased equipment over its remaining useful life.

RESULTS OF OPERATIONS

 Six Months Ended June 30, 1997 Compared to Six Months Ended June 30, 1996

  Income for the three months and six months ended June 30, 1997 before extraordinary items was $14.1 million and $25.1 million or $0.35 and $0.62 per share, as compared to $43.0 million and $51.7 million or $1.11 and $1.39 per share for the same periods last year, respectively.

  Net income for the three months ending June 30, 1997 was $14.1 million or $0.35 per share. Net income including a $4.0 million extraordinary item representing a loss on the early retirement of debt for the six months ending June 30, 1997 was $21.1 million or $0.52 per share. There were no extraordinary items for the same periods last year.

  Total revenues for the Company during the second quarter ended June 30, 1997 were $57.5 million as compared to $96.1 million reported for the same period in 1996. Excluding the gains on the sale of SPFC stock for the second quarter ending June 30, 1996 total revenues increased by 69% to $57.5 million as compared to $34.1 million for the same period last year. Total revenues for the six months ended June 30, 1997 were $97.8 million, as compared to $140.4 million for the same period last year. Excluding the gains on the sale of SPFC stock for the six month periods ended June 30, 1997 and 1996, total revenues increased by 19% to $93.5 million from $78.3 million, respectively.

  Gain on sale of loans and leases increased $9.4 million to $28.6 million during the second quarter of 1997 from $19.2 million for the same period last year. The increase in gain on sale of loans and leases was primarily attributable to increased volume and profitability on loans securitized by SPTL and FMAC, partially offset by the deconsolidation of SPFC and ICIFC.

  Gain on sale of loans decreased $3.7 million to $37.2 million for the six months ended June 30, 1997 from $40.9 million for the same period last year, primarily as a result of the deconsolidation of SPFC and ICIFC.

  Net interest income continued to improve for the second quarter of 1997. Net interest income increased by $10.3 million to $23.7 million for the second quarter of 1997 from $13.4 million for the same period last year. For the six months ended June 30, 1997, net interest income increased $18.4 million to $44.5 million from $26.1 million for the same period last year. Excluding net interest income for SPFC and ICIFC from the second quarter and six months ended June 30, 1996, net interest income would have increased by $10.7 million and $20.3 million, respectively, for the quarter and six months ended June 30, 1997 as compared to the same periods last year. Net interest margin at SPTL was 4.37% for the second quarter of 1997, an increase of 22 basis points as compared to 4.15% for the same period last year. For the six months ended June 30, 1997 net interest margin was 4.29%, an increase of 41 basis points as compared to 3.88% for the same period last year. The improvement in net interest margin is primarily the result of the Company's efforts to originate higher yielding loan and lease products.

  Interest income increased $11.0 million to $55.4 million for the second quarter of 1997 from $44.4 million for the same period last year. For the six months ended June 30, 1997, interest income increased $10.7 million to $104.6 million from $93.9 million for the same period last year. The increase in interest income was primarily attributable to the increase in yield and average outstanding balances on interest earning assets, partially offset by the deconsolidation of SPFC and ICIFC in 1997. Excluding interest income for SPFC and ICIFC from the second quarter and six months ended June 30, 1996, interest income would have increased by $19.5 million and $33.5 million for the second quarter and six months ended June 30, 1997, respectively, when compared to the same periods last year.

  Interest expense increased $697,000 to $31.7 million for the second quarter of 1997 from $31.0 million for the same period last year. For the six months ended June 30, 1997, interest expense decreased $7.6 million to $60.1 million from $67.7 million for the same period last year. Excluding interest expense for SPFC and ICIFC from the second quarter and six months ended June 30, 1996, interest expense would have increased by $8.8 million and $13.2 million for the second quarter and six months ended June 30, 1997, respectively, as compared to the same periods last year. This increase in interest expense primarily resulted from higher borrowing costs as a result of the Company's newly issued Senior Notes and Par Securities, as well as from increased outstanding average balances of deposits and warehouse lines.

  Loan servicing income totaled $2.2 million for the second quarter of 1997 as compared to an expense of $448,000 for the same period last year. The increase in loan servicing income was primarily attributable to an increase in the outstanding performing balance of loans and leases serviced for others at FMAC, IBC and SPTL.

  Other income, which includes REIT management fees, totaled $2.1 million during the second quarter of 1997 as compared to $4.3 million for the same period in 1996. Other income decreased during the second quarter of 1997 as a result of a gain on the disposition of IMH stock totaling $1.1 million during the second quarter of 1996, and the deconsolidation of SPFC and ICIFC in 1997. For the six months ended June 30, 1997, REIT management fees totaled $2.8 million as compared to $1.2 million for the same period last year. The REIT management fee results from the Company's advisory contract with IMH.

  During the first quarter of 1997, the Company successfully issued $200.0 million of 9.875% Senior Notes due 2007. A portion of the proceeds from the offering was used to repurchase $69.8 million of the outstanding 9.75% Senior Notes, due 2004. As a result, the Company recorded an extraordinary item relating to the early retirement of debt of $4.0 million or $0.10 per share for the first quarter. The Company expects to utilize the remaining proceeds for capital contributions to subsidiaries, strategic acquisitions, investments, and for general corporate purposes.

  During the second quarter of 1997, Imperial Credit Capital Trust I, a subsidiary of the Company organized for the sole purpose of issuing trust securities (the "Trust"), issued $70.0 million of Remarketed Par Securities ("Old Par Securities") (the "Offering"). These securities can be redeemed at par upon their maturity or remarketed as 30 year capital instruments. Under current tax law, the interest payments on these securities are tax-deductible. The proceeds from the Offering are being used for capital contributions to subsidiaries, strategic acquisitions, investments and general corporate purposes.

  Total expenses for the Company during the quarter ended June 30, 1997 were $29.1 million, an increase of $8.4 million from the $20.7 million reported for the same period in 1996. For the six months ended June 30, 1997, total expenses were $50.2 million, an increase of $2.4 million from the $47.8 million reported for the same period last year. Excluding total expenses for SPFC and ICIFC from the second quarter and six months ending June 30, 1996, total expenses increased by $14.2 million and $12.5 million when compared to the second quarter and six months ending June 30, 1997, respectively.

  Total expenses increased primarily due to an increase in OREO expenses from properties foreclosed on related to the former mortgage banking operations exited in 1996. Expenses also increased due to the expansion of operations at the Company's new business lines and subsidiaries including AMN, acquired in the first quarter of 1997.

  Personnel expenses increased to $12.4 million for the three months ended June 30, 1997 as compared to $11.0 million for the same period of the previous year. Excluding personnel expenses for SPFC and ICIFC from the three months ended June 30, 1996, personnel expense increased to $12.4 million from $6.9 million for the quarter ending June 30, 1997. The increase in personnel expense excluding SPFC and ICIFC results from the Company's acquisition and expansion activities throughout 1996 and during the first six months of 1997. For the six months ended June 30, 1997, personnel expenses remained essentially the same at $23.1 million as compared to $23.4 million primarily due to the Company's expansion activities offset by the deconsolidation of SPFC and ICIFC.

  Amortization of PMSR's and OMSR's increased to $206,000 for the three months ended June 30, 1997 as compared to $114,000 for the same period last year. The increase primarily resulted from an increase in prepayment rates on the underlying mortgage loan portfolio partially offset by the deconsolidation of SPFC and ICIFC. For the six months ended June 30, 1997 amortization of PMSR's and OMSR's decreased to $225,000 as compared to $832,000 for the same period last year. The decrease was primarily the result of the deconsolidation of SPFC and ICIFC.

  Occupancy expense remained relatively constant at $983,000 for the three months ended June 30, 1997 as compared to $950,000 for the same period of the previous year. The increase in occupancy expense was primarily attributable to the Company's acquisition and expansion activities throughout 1996 and during the first six months of 1997 partially offset by the the deconsolidation of SPFC and ICIFC. For the six months ended June 30, 1997 occupancy expense decreased to $1.9 million as compared to $2.3 million for the same period last year primarily due to the deconsolidation of SPFC and ICIFC.

  Net expenses of OREO increased to $3.5 million for the three months ended June 30, 1997 as compared to $1.2 million for the same period last year. Net expenses of OREO increased primarily due to an increase in OREO expenses from properties foreclosed on related to the conforming mortgage banking operations exited in 1996. For the six months ended June 30, 1997 and 1996, net expenses of OREO were $4.2 million and $4.0 million, respectively.

  In the prior year's six months ending June 30, 1996, the Company recorded a $3.8 million restructuring charge representing the costs anticipated to be incurred in connection with the Company's exit from the conforming mortgage business. For the three and six month periods ended June 30, 1997, there were no additional restructuring charges required.

  All other general and administrative expenses, including Federal Deposit Insurance Corporation ("FDIC") insurance premiums, data processing, professional services, and telephone and other communications expense, increased to $12.0 million for the three months ended June 30, 1997 as compared to $7.4 million for the same period last year. For the six months ended June 30, 1997 and 1996 these expenses were $20.7 million and $13.5 million, respectively. Excluding SPFC and ICIFC for the second quarter and six months ending June 30, 1996, such expenses were $6.4 million and $11.0 million in the prior year. The overall increase in general and administrative expenses was primarily attributable to the Company's acquisition and expansion activities throughout 1996 and during the first six months of 1997.

  As a result of the growth in the loan portfolio and the change in its product mix, the Company continued to add to the allowance for loan and lease losses. The provision for loan and lease losses increased $3.7 million to $5.7 million for the second quarter of 1997 from $2.0 million for the same period last year. The increase in the provision for loan and lease losses for the second quarter of 1997 was primarily the result of the continuing change in the composition of the Company's investment loan portfolio to higher yielding loan products. Nonaccrual loans and leases as of June 30, 1997 and December 31, 1996 were $48.3 million and $50.1 million or 4.21% and 4.60% of gross loans held for investment, respectively.

  The balance of nonaccrual loans relating to the former mortgage banking operations included $16.0 million and $19.9 million of loans for June 30, 1997 and December 31, 1996, respectively. The Company periodically reviews the allowance for loan and lease losses in connection with the overall loan and lease portfolio. Based on the Company's charge-off experience and relatively stable nonaccrual loans the Company believes the current balance of the allowance for loan and lease losses is sufficient in relation to the amount of known and inherent risk in the loan and lease portfolio.

 Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  The Company's consolidated net income for the year ended December 31, 1996 was $76.0 million as compared to $14.2 million for 1995, an increase of 435%. The increase in net income is attributable to several factors: gains on sale of SPFC stock; a 123% increase in gain on sale of loans; a 115% increase in net interest income; and an improved net interest margin. These positive factors were partially offset by an increase in total expenses and the provision for loan and lease losses.

  Revenues for the year ended December 31, 1996 increased 201% to $256.9 million as compared to $85.3 million for 1995. Expenses for the year ended December 31, 1996 increased 62% to $99.0 million as compared to $61.2 million for 1995. Total revenues included a pre-tax gain of $82.7 million from the sales of SPFC's common stock through an initial public offering in August 1996 and a secondary offering in November 1996. Prior to the sale of SPFC stock, SPFC was a wholly owned subsidiary of the Company. In SPFC's initial public offering, ICII sold 3.5 million shares, and recorded a gain of $30.6 million with SPFC selling 5.2 million primary shares to the public, resulting in a gain to the Company of $31.4 million. In November 1996, ICII sold an additional 1.5 million shares of SPFC common stock through a secondary offering in which ICII was the sole selling shareholder, resulting in a gain to the Company of $20.6 million, and reducing its ownership in SPFC to 51.2% at December 31, 1996.

  Gain on sale of loans increased 123% to $88.2 million for the year ended December 31, 1996 as compared to $39.6 million for 1995. The increase was primarily the result of substantially increased volume and profitability on the sale of various variable and fixed rate loan products through securitizations. Gain on sale of loans includes $55.4 million in gains recorded as the result of the securitization of $657.4 million of the Company's sub prime residential mortgage loans at SPFC, $11.2 million in gains resulting from the securitization of $277.0 million of commercial and multi-family loans at SPTL, $3.6 million gain on sale of the Company's retained interest in the securitization of $105.2 million of franchise loans at FMAC which were accounted for as a financing at December 31, 1995 and a gain on sale of $13.7 million resulting from the securitization of $325.1 million of franchise loans during the second and fourth quarters of 1996. During the year ended December 31, 1996, the Company wrote down the carrying value of its Capitalized Excess Servicing Fees Receivable by $4.7 million due to actual performance results differing from original excess cash flows estimated by the Company.

  For the year ended December 31, 1996, net interest income, increased $38.6 million or 115% to $72.4 million as compared to $33.8 million for 1995. The increase in interest income was due to acquisitions completed throughout the last half of 1995, and the change in the composition of loans held for sale and investment from primarily conforming single family residential mortgage loans to a more diversified mix of loan products. The product mix of the Company's interest earning assets in 1996 includes a larger percentage of higher-yielding loan and lease products as compared to 1995.

  For the year ended December 31, 1996, interest income increased $78.0 million or 60% to $207.5 million from $129.5 million for 1995. The increase in interest on loans was primarily attributable to an overall increase in the yield on outstanding loan and lease products. Interest income also increased as a result of the Company's loan and lease securitizations, which contributed interest income of $8.4 million from the accretion of discounts on the Company's Capitalized Excess Servicing Fees Receivable.

  For the year ended December 31, 1996, interest expense increased $39.3 million or 41% to $135.0 million from $95.7 million for 1995. The increase in interest expense primarily resulted from increased outstanding average balances of warehouse lines of credit.

  For the year ended December 31, 1996, consolidated net interest margin increased to 3.40%, an increase of 132 basis points as compared to 2.08% for 1995. The improvement in net interest income and margin is largely the result of the Company's repositioning itself with the origination and acquisition of higher yielding loan and lease products. Acquisitions have added to the improvement in net interest income and net interest margin. For the year ended December 31, 1996, net interest margin and net income benefited from a full year of operation from CBC as well as the fourth quarter purchase of equipment leases totaling approximately $85 million with a weighted average interest rate of 15.5% from Avco Leasing Services, a division of Avco Financial Services of Southern California, Inc.

  Loan servicing income for the year ended December 31, 1996 decreased 87% to $1.7 million as compared to $12.7 million for 1995. The decrease in loan servicing income was primarily due to a decreased average balance of conforming residential mortgage loans serviced for others, primarily as a result of the Company's sale or transfer of substantially all of its conforming residential mortgage servicing rights in connection with the Company's exit from the conforming mortgage banking business. Additionally, loan servicing income continues to be negatively affected by increased direct servicing costs related to the loan foreclosure and property liquidation process of the remaining delinquent conforming residential mortgage servicing portfolio of the Company's former mortgage banking operations.

  During the years ended December 31, 1996 and 1995, the Company sold mortgage loan servicing rights relating to $3.2 billion and $957.2 million principal amount of loans, resulting in pre-tax gains of $7.6 million and $3.6 million, respectively. Gain on the sale of servicing rights consisted of the cash proceeds received on the "bulk" sale of servicing rights, net of the related capitalized purchased or originated servicing rights. The decline in profitability on the sale of the conforming residential mortgage servicing rights was due to a lower average sales price and the increased amounts of capitalized servicing rights on the portfolio sold during the year ended December 31, 1996 as compared to 1995 as a result of the Company's adoption of SFAS 122 in the first quarter of 1995. The decision to sell servicing rights was based upon the Company's plan to exit the conforming mortgage banking business.

  Other income, including management fees, for the year ended December 31, 1996 increased to $14.2 million as compared to $1.2 million for 1995. This increase was primarily due to fee income generated from ICAI's management contract with IMH and dividend payments received by the Company on its investment in IMH. Additionally, increasing other income was the resolution and recovery of $2.5 million of certain outstanding reconciling items at SPTL.

  Personnel expenses increased 42% to $48.4 million for the year ended December 31, 1996 as compared to $34.1 million for 1995. This increase was primarily the result of personnel expenses related to the Company's acquisition and expansion activities throughout the second half of 1995, partially offset by reductions in personnel expense at the Company's former mortgage banking operations.

  Amortization of PMSRs and OMSRs decreased 72% to $1.1 million for the year ended December 31, 1996 as compared to $4.0 million for 1995. The decrease was the result of a decreased outstanding balance of PMSRs and OMSRs as a result of the Company's sale of servicing rights on conforming residential mortgage loans generated by the former mortgage banking operations.

  Occupancy expense increased 19% to $4.7 million for the year ended December 31, 1996 as compared to $3.9 million for 1995. The increase primarily reflected an increase in lease expenses as a result of the Company's acquisition of FMAC, FCAC and CBCC in the second half of 1995, as well as to the continued expansion of SPFC throughout 1996.

  Net expenses of OREO increased 267% to $7.0 million for the year ended December 31, 1996 as compared to $1.9 million for 1995. The increase in net expense of OREO was primarily the result of the increase in the volume of properties foreclosed on and liquidated by the Company's former mortgage banking operations.

  FDIC insurance premiums decreased 71% to $327,000 for the year ended December 31, 1996 as compared to $1.1 million for 1995. FDIC insurance premiums decreased primarily as a result of a decrease in the rate of the insurance premium charged to SPTL for FDIC deposit insurance.

  Restructuring charges of $3.8 million were recognized during the year ended December 31, 1996. The charge represents those costs incurred in connection with the Company's exit from the conforming mortgage banking business. During the three months ended March 31, 1996, the Company committed itself to, and began the execution of, an exit plan that specifically identified the necessary actions to be taken to complete the exit from the origination, sale and servicing of conforming residential mortgage loans. During the year ended December 31, 1996, the Company incurred actual charges of approximately $3.2 million. The Company believes that significant changes to the exit plan are not likely, and that the exit plan should be completed in the second quarter of 1997. The Company has included in the restructuring provision those costs resulting from the exit plan that are not associated with, nor would have benefit for, the continuing operations of the Company.

  All other general and administrative expenses, including data processing, professional services, and telephone and other communications expense, increased 109% to $33.8 million for the year ended December 31, 1996 as compared to $16.2 million for 1995. The increase in general and administrative expenses was due primarily to the Company's acquisition of FMAC, FCAC, and CBCC, as well as to the start up of ICAI in 1995, and the continued expansion of SPFC throughout 1996.

  Income taxes increased 589% to $69.9 million for the year ended December 31, 1996 as compared to $10.1 million for 1995. The increase in income taxes was due to the 554% increase in the Company's income before income taxes. Income taxes includes deferred income taxes relating to sales of the Company's stock in SPFC.

  Minority interest in income of consolidated subsidiaries increased to $12.0 million for the year ended December 31, 1996 as compared to a loss of $208,000 for 1995. The increase was due primarily to the Company's sales during 1996 of 49% of its interest in SPFC. As a result of the sales, a significant portion of SPFC's net income was allocable to SPFC's minority shareholders.

  As a result of the growth in the loan portfolio and the change in its product mix, the Company continued to add to the allowance for loan and lease losses. For the year ended December 31, 1996, the provision for loan losses increased $4.3 million to $9.8 million as compared to $5.5 million for 1995.

  The increase in the loan and lease loss provision for the year ended December 31, 1996 was primarily the result of an increase in nonaccrual loans (specifically one purchased loan portfolio) and due to the continuing change in the composition of the Company's investment loan portfolio to include higher yielding loan products.

  At December 31, 1996, of the $50.1 million of nonaccrual loans, 89%, 3% and 8% were single family, multi-family and non-residential loans, respectively, as compared to 76%, 18% and 6%, respectively, at

December 31, 1995. The increase in nonaccrual loans represented by residential loans was due to the expansion of the investment loan portfolio with residential (one-to-four family) loans originated by the Company's former mortgage banking operations. The Company's non-residential loans were comprised of commercial mortgages, commercial loans, indirect equipment leases and consumer loans.

  Total NPAs increased 63% to $63.6 million at December 31, 1996, as compared to $39.0 million at December 31, 1995. The ratio of the allowance for loan and lease losses to nonaccrual loans decreased to 39.9% at December 31, 1996 from 44.3% at December 31, 1995. NPAs as a percentage of total assets were 2.64% and 1.55% at December 31, 1996 and 1995, respectively.

  The Company believes the overall increase in NPAs was primarily a result of the acquisition of a portfolio of sub-prime residential mortgage loans by SPTL late in 1995. Nonaccrual loans in the acquired portfolio increased to $18.2 million from $0.6 million at December 31, 1996 and 1995, respectively. Although the levels of nonaccrual loans has increased, actual losses from the acquired portfolio have been minor at $337,000 and $0 in 1996 and 1995, respectively. The Company considered the level of NPAs related to its other lending activities to be acceptable due to the attractive yield on these loans.

  The Company evaluated expected losses on nonaccrual loans in both periods on a loan-by-loan basis and determined that the allowance was adequate to cover both expected losses on nonaccrual loans and inherent losses in the remainder of the Company's loans held for investment portfolio.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Revenues for the year ended December 31, 1995 increased 17% to $85.3 million as compared to $72.8 million for 1994. Income before extraordinary items increased 115% to $14.2 million as compared to $6.6 million for 1994. Net income for the year ended December 31, 1995 increased 89% to $14.2 million as compared to $7.5 million for 1994. The 17% increase in revenue and the relatively unchanged level of expenses accounted for the increase in the Company's net income.

  Gain on sale of loans increased 359% to $39.6 million for the year ended December 31, 1995 as compared to $8.6 million for 1994. The increase was primarily the result of substantially increased profitability on the sale of various servicing retained variable and fixed rate loan products through securitizations, together with an increase in the volume of loans sold on a servicing released basis. Gain on sale of loans includes $28.9 million in gains recorded as a result of the securitization of $404.9 million of the Company's sub-prime residential mortgage loans, $98.3 million of non-conforming residential mortgage loans, $290.9 million of conforming residential mortgage loans, $57.7 million of multi-family mortgage loans, and $85.2 million of gross lease receivables. Also during the year ended December 31, 1995, the Company securitized $105.2 million of franchise mortgage loans which was accounted for as a financing.

  Net interest income, which consists of interest and fees net of interest charges, and net interest margin for the year ended December 31, 1995 increased 60% and 32% to $33.8 million and 2.08% compared to $21.1 million and 1.57% for 1994, respectively. The increase in net interest income and net interest margin was due primarily to two factors. The Company began 1995 with a loan portfolio consisting primarily of ARMs tied to either the 11th District Cost of Funds index, or the 6 Month London Interbank Offering Rate ("LIBOR") index. These loans were originated during 1994 by the Company's mortgage lending operations, and the majority of these loans included a "teaser" period (typically three months) in which the borrower paid an interest rate to the mortgage lender that is substantially lower than the fully-indexed loan interest rate. As these loans repriced throughout 1995 out of the "teaser" period and became fully indexed, the Company's related interest income increased commensurately. Interest income also increased as a result of the Company's loan and lease securitizations, which contributed interest income of $2.6 million from the accretion of discounts on the Company's Capitalized Excess Servicing Fees Receivable. The increase in interest income due to the factors described above was partially offset by an increase in the average costs of borrowing from all sources, including warehouse lines of credit, borrowings from the FHLB, and SPTL customer deposits.

  Loan servicing income for the year ended December 31, 1995 decreased 22% to $12.7 million as compared to $16.3 million for 1994. The decrease in loan servicing income was primarily due to a decreased average balance of residential mortgage loans serviced for others, coupled with an increase in direct servicing costs related to the loan foreclosure and property liquidation process. As interest rates decreased throughout 1995, the prepayment rate on the Company's residential mortgage loan servicing portfolio did not increase dramatically, primarily the result of the relatively low weighted average interest rate of 8.35% on the Company's residential mortgage loan servicing portfolio. Total runoff amounted to $612.3 million or 13% of the beginning balance of the residential mortgage loan servicing portfolio for the year ended December 31, 1995 as compared to $841.9 million or 22% of the beginning balance of the residential mortgage loan servicing portfolio for 1994. The residential mortgage loan servicing portfolio decreased 8% to $4.5 billion at December 31, 1995 from $4.9 billion at December 31, 1994.

  During the years ended December 31, 1995 and 1994, the Company sold mortgage loan servicing rights relating to $957.2 million and $2.9 billion principal amount of loans, resulting in pre-tax gains of $3.6 million and $30.8 million, respectively. During the year ended December 31, 1995, the average gain on sale of servicing rights decreased 66% to 37 basis points as compared to 108 basis points for 1994. The profitability on the sale of servicing decreased primarily as a result of the Company's adoption of SFAS 122 which required the Company to capitalize servicing rights related to loans originated. Gain on the sale of servicing rights consists of the cash proceeds received on the "bulk" sale of servicing rights, net of the related capitalized PMSRs and OMSRs. The decision to buy or sell servicing rights is based upon management's assessment of the market for and current market value of servicing rights and the Company's current and future earnings and cash flow objectives.

  Expenses for the year ended December 31, 1995 were substantially unchanged from the previous year at $61.2 million as compared to $61.5 million in 1994.

  Personnel expenses increased 1.7% to $34.1 million in 1995 as compared to $33.5 million in 1994. This increase was primarily the result of increased personnel expenses related to the Company's acquisition and expansion activities throughout 1995, partially offset by reductions in personnel expense at the Company's mortgage banking operations.

  Amortization of capitalized servicing rights increased 26% to $4.0 million in the year ended December 31, 1995 as compared to $3.2 million in 1994, despite the decrease in the runoff rate of the Company's residential servicing portfolio. This increase was the result of an increase in prepayments of loans in the Company's servicing portfolio with related capitalized servicing. Amortization as a result of loan prepayments increased 275% to $1.2 million in the year ended December 31, 1995, as compared to $0.3 million in 1994. Scheduled amortization of capitalized servicing rights was $2.8 million in the year ended December 31, 1995, substantially equal to the $2.9 million in 1994.

  Occupancy expense increased 15% to $3.9 million in the year ended December 31, 1995 as compared to $3.4 million in 1994. The increase primarily reflected an increase in lease expenses as a result of the Company's acquisition of FMAC, FCAC and CBCC in 1995.

  Net expenses of OREO increased 97% to $1.9 million in the year ended December 31, 1995 as compared to $1.0 million in 1994. The increase in OREO expenses in 1995 was primarily the result of an increase in OREO writedowns. OREO writedowns increased 465% to $2.1 million in the year ended December 31, 1995 as compared to $0.4 million in 1994.

  FDIC insurance premiums decreased 48% to $1.1 million in the year ended December 31, 1995 as compared to $2.2 million in 1994. FDIC insurance premiums decreased primarily as a result of a decrease in the premium charged for FDIC insurance in 1995. On June 1, 1995, the premium charged to SPTL decreased from 0.23% of deposits outstanding to $2,000 annually. SPTL has been considered to be well capitalized by its regulators.

  All other general and administrative expenses, including data processing, professional services, and telephone and other communications expense decreased 12% to $16.2 million in the year ended December 31,

1995 as compared to $18.3 million in 1994. The decrease was the result of the reversal in 1995 of $1.8 million of the $2.0 million provision established in 1994 for potential operating losses. The allowance was established as a result of the discovery of the lack of timely reconciliation of several cash and loans in process clearing accounts at the Company's principal subsidiary, SPTL. The Company corrected the accounting deficiencies at SPTL that included the use of significant Company and external resources to complete the reconciliations. At the completion of the reconciliation process, nothing came to the attention of management that caused the Company to believe any irregularities had taken place. Based on the resolution of the unidentified reconciling items at December 31, 1994, $1.8 million of the remaining allowance was reversed. Excluding the establishment in 1994 and the reversal in 1995 of the provision for operating losses, general and administrative expenses as described increased 10% to $18.0 million in 1995 as compared to $16.3 million in 1994. The increase in general and administrative expenses was due primarily to the Company's acquisition of FMAC, FCAC, and CBCC, as well as to the start up of ICAI in 1995.

  As a result of the change in the composition of the Company's investment loan portfolio, earnings were reduced by an increase in the provision for loan losses. The provision for loan losses was $5.5 million for the year ended December 31, 1995, an increase of 6% from $5.2 million for 1994. The increase in the provision was primarily the result of the increase in nonaccrual loans, and the increase in the amount of net charge-offs. Total nonaccrual loans increased 136% to $31.0 million at December 31, 1995, as compared to $13.1 million at December 31, 1994. Total nonaccrual loans as a percentage of loans held for investment were 4.50% and 1.26% at December 31, 1995 and 1994, respectively. Net charge-offs were $3.1 million for 1995, as compared to $1.4 million for 1994.

  At December 31, 1995, of the $31.0 million of nonaccrual loans, 76%, 18% and 6% were single family, multi-family and non-residential loans, respectively, as compared to 74%, 9% and 17%, respectively, at December 31, 1994. The increase in nonaccrual loans represented by residential loans was due to the expansion of the investment loan portfolio with residential (one-to-four family) loans originated by the Company's former mortgage banking operations. The Company's non-residential loans were comprised of commercial mortgages, commercial loans, indirect equipment leases and consumer loans.

  Total NPAs increased 137% to $39.0 million at December 31, 1995, as compared to $16.4 million at December 31, 1994. The ratio of the allowance for loan losses to nonaccrual loans decreased to 44.3% at December 31, 1995 from 53.8% at December 31, 1994. NPAs as a percentage of total assets were 1.55% and 1.16% at December 31, 1995 and 1994, respectively. The Company believes the overall increase in NPAs was a result of the transfer of unsalable loans originated by the Company's former mortgage banking operations to the held for investment portfolio. The Company considered the level of NPAs related to its other lending activities to be acceptable due to the attractive yield on these loans.

  The ratio of the allowance for loan losses to nonaccrual loans decreased to 44.3% at December 31, 1995 from 53.8% at December 31, 1994. The Company evaluated expected losses on nonaccrual loans in both periods on a loan-by-loan basis and determined that the allowance was adequate to cover both expected losses on nonaccrual loans and inherent losses in the remainder of the Company's loans held for investment portfolio. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for losses considering such factors as historical loan loss experience, evaluations made by bank regulators, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio.

LIQUIDITY AND CAPITAL RESOURCES

 General

  The Company has an ongoing need for capital to finance its lending activities. This need is expected to increase as the volume of the Company's loan and lease originations and acquisitions increases. The Company's primary cash requirements include the funding of (i) loan and lease originations and acquisitions pending their pooling and sale, (ii) points and expenses paid in connection with the acquisition of wholesale loans, (iii) fees and expenses incurred in connection with its securitization programs, (iv) overcollateralization or reserve account requirements in connection with loans and leases pooled and sold, (v) ongoing administrative and other operating expenses and (vi) the costs of the Company's warehouse credit and repurchase facilities with certain financial institutions. The Company has financed its activities through warehouse lines of credit and repurchase facilities with financial institutions, equity and debt offerings in the capital markets, deposits or borrowings at SPTL and securitizations. The Company believes that such sources, together with the net proceeds of the Offering, will be sufficient to fund the Company's liquidity requirements for the foreseeable future. There can be no assurance that the Company will have access to the capital markets in the future or that financing will be available to satisfy the Company's operating and debt service requirements or to fund its future growth.

  Through the first quarter of 1995, funding for the Company's former residential mortgage banking operations was provided primarily by SPTL. In order for SPTL to provide funding for the Company's mortgage banking business, SPTL historically originated and held substantially all of the Company's mortgage loans held for sale. In accordance with a series of agreements, ICII provided loan solicitation, originations and acquisitions, and servicing to SPTL. The agreements provided for the purchase of mortgage loans by ICII concurrent with sales to outside investors. In the first quarter of 1995, the former residential mortgage banking business became self-funded by using a gestation repurchase line provided by DLJ Mortgage Capital, Inc. While the repurchase line reduced the net interest income earned on loans held for sale, holding the loans at ICII provides an additional source of cash for the parent company, and provides additional liquidity for SPTL to finance all of its other lending activities.

  SPTL historically obtained the liquidity necessary to fund the Company's former residential mortgage banking operations and its own investing activities through deposits and, if necessary through borrowings under lines of credit and from the FHLB. See "--Lines Of Credit and Warehouse Facilities." At June 30, 1997 and December 31, 1996 and 1995, SPTL had maximum FHLB borrowings available equal to $63.9 million, $212.7 million and $501.4 million, respectively. These borrowings must be fully collateralized by qualifying mortgage loans and may be in the form of overnight funds or term borrowings at SPTL's option. The highest FHLB advance outstanding during the year ended December 31, 1996 was $338.0 million, with an average outstanding balance of $188.8 million. The outstanding balance of FHLB advances was $140.5 million at December 31, 1996. The highest FHLB advance outstanding during the six months ended June 30, 1997 was $79.5 million, with an average outstanding balance of $78.1 million. There were no outstanding balances of FHLB advances on June 30, 1997. The highest FHLB advance outstanding during the year ended December 31, 1995 was $435.0 million, with an average outstanding balance of $292.0 million. The outstanding balance of FHLB advances was $190.0 million at December 31, 1995. During 1993 and 1994, ICII contributed $26.0 million and $25.0 million, respectively, to SPTL's capital in order to provide SPTL with adequate capital to increase its deposits and borrowings. Since December 31, 1991, SPTL has increased deposits as necessary so that deposits, together with cash, liquid assets and FHLB borrowings have been sufficient to provide the funding for its loans held for sale and investment. As of June 30, 1997, SPTL's deposit portfolio which consists primarily of certificate accounts increased approximately $209 million to $1.3 billion from $1.1 billion at December 31, 1996.

  SPTL has been able to acquire new deposits through its local marketing strategies as well as domestic money markets. Additionally, SPTL maintains liquidity in the form of cash and interest bearing deposits with financial institutions. The Company tracks on a daily basis all new loan applications by office and, based on historical closing statistics, estimates expected fundings. Cash management systems at SPTL allow SPTL to anticipate both funding and sales and adjust deposit levels and short-term investments against the demands of the Company's lending activities. For a further description of SPTL's deposit generating activities and available funding, see "Business-- Funding and Securitizations."

  In addition to warehouse lines of credit and SPTL borrowings, the Company has also accessed the capital markets to fund its operations. In the second quarter of 1992, the Company completed its initial public offering of 8,750,211 shares, raising net proceeds of $15.9 million. In April 1996, the Company completed a stock offering of 4,879,808 shares of its common stock at $13.00 per share for net proceeds of $59.2 million.

  In January 1994, the Company issued $90.0 million principal amount of the 9 3/4% Senior Notes due 2004. In October 1994, the Company repurchased $8.5 million of said notes. As of December 31, 1995, the Company was not in compliance with certain debt covenants related to these notes. Subsequent to December 31, 1995, these defaults were corrected. In March 1996, the Company reissued the $8.5 million of the notes which it purchased in October 1994. At December 31, 1996, $90.0 million of these notes were outstanding.

  In January 1997, the Company issued $200.0 million principal amount of the 9 7/8% Senior Notes and used a portion of the proceeds to purchase approximately $69.8 million of the 9 3/4% Senior Notes.

  In June 1996, SPFC completed an initial public offering of its common stock pursuant to which ICII was a selling shareholder. SPFC and ICII received net proceeds from such offering of approximately $53.8 million and $35.9 million, respectively. In November 1996, (i) SPFC issued $75.0 million of convertible subordinated notes due 2006 and (ii) ICII sold 1.0 million shares of SPFC common stock held by ICII for net proceeds of approximately $28.0 million. In March 1997, ICII sold an additional 370,000 shares of SPFC common stock for net proceeds of approximately $6.2 million. After the sale of such common stock by ICII, ICII owned approximately 49.4% of the issued and outstanding shares of SPFC's common stock as of June 30, 1997, excluding shares issuable upon exercise of options granted or to be granted pursuant to SPFC's stock option plans and shares issuable upon conversion of the $75.0 million of convertible subordinated notes, mentioned above.

  During the second quarter of 1997, Imperial Credit Capital Trust I, a subsidiary of the Company organized for the sole purpose of issuing trust securities, issued $70.0 million of Old Par Securities. These securities can be redeemed at par upon their maturity or remarketed as 30 year capital instruments at the Company's option. Under current tax law, the interest payments on these securities are tax-deductible. The proceeds from the Offering are being used for capital contributions to subsidiaries, strategic acquisitions, investments and general corporate purposes.

 Limitations on Dividends

  Under the California Industrial Loan Law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio and (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), and (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities).

  Under California law, in order for capital (including surplus) of an institution to be included in calculating the leverage limitation described above, thrift institutions must amend their by-laws to restrict such capital from the payment of dividends. The amount of restricted capital maintained by a thrift also provides the basis for establishing the maximum amount that a thrift may lend to one single borrower. As of June 30, 1997 and December 31, 1996, $123.8 million and $80.5 million, respectively, of SPTL's capital was so restricted.

  The FDIC has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, thrift and loans may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Under the Financial Institutions Supervisory Act and FIRREA, federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of a thrift and other factors, that such regulators could assert that the payment of dividends in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends even though technically permissible.

  Pursuant to FDICIA, SPTL is prohibited from paying dividends if the payment of such dividends would cause the institution to become "undercapitalized." These limitations on the payment of dividends may restrict the Company's ability to utilize cash from SPTL which may have been otherwise available to the Company for working capital.

 Lines of Credit and Warehouse Facilities

  The Company is dependent upon its ability to access warehouse lines of credit and repurchase facilities, in addition to its ability to continue to pool and sell loans and leases in the secondary market, in order to fund new originations and purchases. The Company has warehouse lines of credit and repurchase facilities under which it had available an aggregate of approximately $590.0 million in financing at June 30, 1997. The Company expects to be able to maintain existing warehouse lines of credit and repurchase facilities (or to obtain replacement or additional financing) as current arrangements expire or become fully utilized; however, there can be no assurance that such financing will be obtainable on favorable terms. To the extent that the Company is unable to arrange new warehouse lines of credit and repurchase facilities, the Company may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Company's operations and financial position.

  ICII and its subsidiaries, as indicated in the table below, have warehouse lines of credit available where each indicated entity can close loans in its name. The loan collateral for each facility is held by an independent third-party custodian and each entity has the ability to borrow against such collateral at a percentage of the original principal balance. The following table sets forth certain terms of such lines of credit as of June 30, 1997:

                                                                             SPREAD
                          WEIGHTED                                             TO
                          AVERAGE              PRINCIPAL                      LIBOR
                          INTEREST COMMITMENT   AMOUNT                       (BASIS
                            RATE    AMOUNT*   OUTSTANDING  EXPIRATION DATE   POINTS)
                          -------- ---------- ----------- ------------------ -------
                                            (DOLLARS IN THOUSANDS)
Greenwich Capital Finan-
 cial (AMN).............    6.88%   $210,000   $146,577    30 days on demand   125
Banco Santander
 (FMAC)(1)..............    7.29      50,000     16,560      Under extension   160
Sanwa Bank of California
 (FMAC)(1)..............    7.50      15,000     12,092   September 30, 1997   200
Credit Suisse First Bos-
 ton (FMAC)(1)..........    7.29     300,000    167,900    December 31, 1997   160
CoreStates Bank, N.A.
 (IBC)..................    8.67      15,000     15,000    November 30, 1997   230
                                    --------   --------
                                    $590,000   $358,129
                                    ========   ========

--------
* SPTL is currently negotiating and expects to enter into a $200.0 million line of credit with a major investment bank.
(1) Includes $630,000 of Accrued Interest payable as of June 30, 1997.

 Securitizations

  The Company currently pools and sells through securitization a substantial portion of the loans or leases which it originates or purchases, other than loans held by SPTL for investment. Accordingly, adverse changes in the securitization market could impair the Company's ability to originate, purchase and sell loans or leases on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's business and results of operations. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Finally, any delay in the sale of a loan or lease pool could cause the Company's earnings to fluctuate from quarter to quarter.

  In a securitization, the Company recognizes a gain on sale of the loans or leases securitized upon the closing of the securitization but does not receive the cash representing such gain until it receives the excess cash flows, which are payable over the actual life of the loans or leases securitized. As a result, such transactions may not generate cash flows to the Company for an extended period.

  In addition, in order to gain access to the secondary market for loans and leases, the Company has relied on monoline insurance companies to provide guarantees on outstanding senior interests in the special purpose entities to which such loans and leases are sold to enable it to obtain investment grade ratings for such interests. The Company also relies on overcollateralization to support outstanding senior interests. However, any unwillingness of the monoline insurance companies to guarantee the senior interests in the Company's loan or lease pools could have a material adverse effect on the Company's financial position and results of operations.

  The pooling and servicing agreements that govern the distribution of cash flows from the loans included in securitizations require either (i) the establishment of a reserve account that may be funded with an initial cash deposit by the Company or (ii) the overcollateralization of the senior interests by using interest receipts on the loans to reduce the outstanding principal balance of the senior interests. The Company's interest in the overcollateralized amount is reflected in the Company's financial statements as retained interest in loan and lease securitization. To the extent that a loss is realized on the loans, the loss will either be paid out of the reserve account or the overcollateralization amount.

  The Company may be required either to repurchase or to replace loans which do not conform to the representations and warranties made by the Company in the pooling and servicing agreements entered into when the loans are pooled and sold through securitizations.

  Franchise Lending. FMAC sells a majority of its loan origination volume in securitizations and to a lesser extent through whole loan sales. FMAC securitized $158.6, $325.1 million and $105.2 million of franchise loans during the six months ended June 30, 1997, the year ended December 31, 1996 and the period from its inception at June 30, 1995 through December 31, 1995, respectively.

  Business Finance Lending. IBC sells its lease originations primarily through a revolving securitization facility administered by Citicorp North America, Inc. ("CNAI"). The facility has a three-year revolving period, which expires on December 29, 1998, and a three and one-half year amortization period. The purchase limit under the facility is $110.0 million and as of June 30, 1997, there was approximately $108.6 million of commercial paper outstanding under the facility. In addition to the CNAI facility, during the six months ended June 30, 1997, IBC completed a securitization of $115.5 million of lease receivables through a term finance facility with Conti Financial Services.

  Commercial Mortgage Lending. During the six months ended June 30, 1997 and the year ended December 31, 1996, SPTL securitized $203.1 and $277.0 million, respectively, of multi-family and commercial real estate loans. SPTL retained subordinated bonds of approximately $22.0 million from the securitization and delivered the bonds into a total rate of return swap with a financial institution. The provisions of the swap entitle the Company to receive the total return on the subordinated bonds delivered in exchange for a floating payment of LIBOR plus a spread of 1.95%. The swap is an off balance sheet instrument.

  The following table sets forth the securitizations effected by the Company since inception:

                                                                    PRINCIPAL
                                                                     AMOUNT
   ISSUE DATE                     ISSUANCE NAME                    SECURITIZED
   ----------                     -------------                   -------------
                                                                  (IN MILLIONS)
   December 1994  Prudential Securities 1994-6.................     $   45.5
   March 1995     Prudential Securities 1995-1.................         95.5
   June 1995      Southern Pacific Secured Assets Corp.                 55.3
                  ("SPSAC") 1995-1.............................
   August 1995    Second delivery of SPSAC 1995-1..............         20.0
   August 1995    Donaldson, Lufkin & Jenrette ("DLJ") 1995-4..        290.9
   September 1995 SPSAC 1995-2.................................        261.7
   November 1995  DLJ 1995-5...................................         98.3
   November 1995  Second delivery of SPSAC 1995-2..............         28.0
   December 1995  Third delivery of SPSAC 1995-2...............          2.3
   December 1995  Franchise Loan Receivables Trust ("FLRT")            105.2
                  1995-B.......................................
   March 1996     SPSAC 1996-1.................................        102.4
   June 1996      SPSAC 1996-2.................................        130.0
   June 1996      FLRT 1996-A..................................        167.4
   July 1996      Second delivery of SPSAC 1996-2..............         40.0
   August 1996    SPSAC 1996-3.................................        150.0
   September 1996 Southern Pacific Thrift & Loan 1996 C-1......        277.0
   October 1996   Second delivery of SPSAC 1996-3..............         50.0
   December 1996  SPSAC 1996-4.................................        185.0
   December 1996  FLRT 1996-B..................................        157.7
   March 1997     IBCI 1997-1..................................         84.6
   June 1997      Southern Pacific Thrift & Loan -- Series 1997        203.1
                  C-1..........................................
   June 1997      FMAC 1997-A..................................        158.6
                                                                    --------
                  Total(1).....................................     $2,708.5
                                                                    ========

--------
(1) Excludes IBC's monthly deliveries to a CNAI securitization vehicle which totaled $30.9 million, $87.0 million and $85.2 million for the six months ended June 30, 1997 and the year ended December 31, 1996 and 1995, respectively

INFLATION

  The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Inflation affects the Company primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. During periods of decreasing interest rates, borrowers are more likely to refinance their existing loans which may negatively impact the Company's investments in capitalized excess servicing related assets.

ASSET QUALITY

  As a result of the continuing change in the composition of the Company's investment loan portfolio, earnings were reduced by an increase in the provision for loan losses. The provision for loan losses increased to $8.6 million for the six months ended June 30, 1997, as compared to $3.5 million, $9.8 million, $5.5 million and $5.2 million for the six months ended June 30, 1996, and the years ended December 31, 1996, 1995 and 1994, respectively. The increase in the provision for loan losses was primarily the result of an increase in nonaccrual loans, an increase in the amount of net charge-offs, and the continuing change in the composition of the investment loan portfolio to higher-yielding loan products.

  Non-Performing Assets ("NPA") consist of nonaccrual loans, loans with modified terms and OREO. The Company's policy is to place all loans 90 days or more past due on nonaccrual. Any mortgage loans held for sale originated or acquired as part of the Company's former mortgage banking operations which are held more than 90 days after origination are classified as mortgage loans held for investment and are transferred at the lower of carrying value or market value. Such loans may be unsalable for a variety of reasons, including documentation deficiencies, payment defaults or borrower misrepresentations.

  The former mortgage banking operations' OREO arises primarily through foreclosure on mortgage loans repurchased from investors, typically due to a breach of representations or warranties. The Company incurred losses of approximately $5 million related to the former mortgage banking OREO during the year ended December 31, 1996. During the six months ended June 30, 1997 and for year ended December 31, 1995, the impact of loans repurchased as the result of borrower misrepresentations was not material.

  The following table sets forth the amount of NPAs attributable to the Company's former mortgage banking operations and to all of its other lending activities:

                                                                          AT DECEMBER 31,
                                                 -------------------------------------------------------------------
                            AT JUNE 30, 1997             1996                   1995                   1994
                          ---------------------- ---------------------- ---------------------- ---------------------
                                        FORMER                 FORMER                 FORMER                FORMER
                          ALL OTHER    MORTGAGE  ALL OTHER    MORTGAGE  ALL OTHER    MORTGAGE  ALL OTHER   MORTGAGE
                           LENDING     BANKING    LENDING     BANKING    LENDING     BANKING    LENDING    BANKING
                          ACTIVITIES  OPERATIONS ACTIVITIES  OPERATIONS ACTIVITIES  OPERATIONS ACTIVITIES OPERATIONS
                          ----------  ---------- ----------  ---------- ----------  ---------- ---------- ----------
                                                          (DOLLARS IN THOUSANDS)
Nonaccrual loans:
 One to four family.....  $   20,966   $16,000   $   24,711   $19,928   $    2,652   $ 20,990   $  4,012  $    5,697
 Commercial property....       3,911       --         3,052       --         1,824        --       2,201         --
 Multi-family property..       4,360       --         1,421       --         5,522        --       1,195         --
 Leases and installment.       3,075       --           997       --           --         --         --          --
                          ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total nonaccrual loans..      32,312    16,000       30,181    19,928        9,998     20,990      7,408       5,697
                          ----------   -------   ----------   -------   ----------   --------   --------  ----------
OREO:
 One to four family.....       8,987     4,906        6,639     3,508        1,937      4,173      1,217       1,277
 Commercial property....       2,753       --         1,200       --           211        --         445         --
 Multi-family property..         309       --           867       --           858        --         329         --
                          ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total OREO..............      12,049     4,906        8,706     3,508        3,006      4,173      1,991       1,277
                          ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total loans with
 modified terms.........         --        --         1,256       --           870        --          76         --
                          ----------   -------   ----------   -------   ----------   --------   --------  ----------
Total NPAs..............  $   44,361   $20,906   $   40,143   $23,436   $   13,874   $ 25,163   $  9,475  $    6,974
                          ==========   =======   ==========   =======   ==========   ========   ========  ==========
Total loans and OREO....  $1,713,172   $34,312   $2,012,704   $40,955   $1,168,783   $869,463   $216,555  $1,094,144
Total NPAs as a
 percentage of loans and
 OREO...................        2.59%    60.93%        1.99%    57.22%        1.19%      2.89%      4.38%       0.64%

  The following table summarizes certain information regarding the Company's allowance for loan and lease losses and OREO losses:

                                      FOR THE SIX
                                     MONTHS ENDED
                                       JUNE 30,       YEAR ENDED DECEMBER 31,
                                    ----------------  -------------------------
                                     1997     1996     1996     1995     1994
                                    -------  -------  -------  -------  -------
                                            (DOLLARS IN THOUSANDS)
Beginning balance.................  $19,999  $13,729  $13,729  $ 7,054  $ 3,255
Provision for loan and lease
 losses...........................    8,606    3,525    9,773    5,450    5,150
Business acquisitions.............    4,864      --     4,500    4,320      --
Lease sales.......................     (900)     --       --       --       --
Deconsolidation of ICIFC..........     (687)     --       --       --       --
                                    -------  -------  -------  -------  -------
                                     31,882   17,254   28,002   16,824    8,405
                                    -------  -------  -------  -------  -------
Loans charged off:
  Mortgage........................   (1,826)  (1,157)  (2,485)  (2,024)  (1,397)
  Multi-family....................     (420)    (973)  (1,095)    (334)     --
  Commercial......................     (780)    (249)    (465)    (169)     --
  Leases..........................   (3,567)    (548)  (3,465)    (461)     (39)
  Consumer........................   (1,376)    (434)    (816)    (118)     --
                                    -------  -------  -------  -------  -------
    Total.........................   (7,969)  (3,361)  (8,326)  (3,106)  (1,436)
                                    -------  -------  -------  -------  -------
Recoveries on loans previously
 charged off:
  Mortgage........................       50       25      --        11        7
  Leases..........................      425      --       323      --        64
  Consumer........................      132       33      --       --        14
                                    -------  -------  -------  -------  -------
    Total.........................      607       58      323       11       85
                                    -------  -------  -------  -------  -------
Net charge-offs...................   (7,362)  (3,303)  (8,003)  (3,095)  (1,351)
                                    -------  -------  -------  -------  -------
Ending balance....................  $24,520  $13,951  $19,999  $13,729  $ 7,054
                                    =======  =======  =======  =======  =======
Ratio of allowance for loan losses
 to total loans held for
 investment.......................     2.12%    1.79%    1.82%    1.99%    0.68%
Ratio of allowance for loan losses
 to nonaccrual loans..............     50.8     32.2     39.9     44.3     53.8
Total nonaccrual loans as a
 percentage of loans held for
 investment.......................     4.18     5.56     4.55     4.50     1.26
OREO losses:
  OREO writedowns.................  $   147  $ 2,088  $ 3,252  $ 2,085  $   369
  Loss (gain) on sale of OREO.....    3,384    1,988    2,843     (957)    (119)
                                    -------  -------  -------  -------  -------
    Total OREO losses.............  $ 3,531  $ 4,076  $ 6,095  $ 1,128  $   250
                                    =======  =======  =======  =======  =======

  The increase in the provision for loan and lease losses was primarily the result of the increase in nonaccrual loans and the increase in the amount of net charge-offs. Although nonaccrual loans increased for the six months ended June 30, 1997 from December 31, 1996, with a corresponding decrease in allowance coverage, the Company evaluated expected losses on nonaccrual loans on a loan-by-loan basis and determined that the allowance was adequate to cover both expected losses on nonaccrual loans and inherent losses in the remainder of the Company's loans held for investment portfolio. The Company considers the allowance for loan losses to be adequate.

  The percentage of the allowance for loan losses to nonaccrual loans does not remain constant due to the nature of the Company's portfolio of loans. The collateral for each nonperforming mortgage loan is analyzed by the Company to determine potential loss exposure, and in conjunction with other factors, this loss exposure contributes to the overall assessment of the adequacy of the allowance for loan losses. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan losses. In determining the adequacy of the allowance for loan losses, management considers such factors as historical loan loss experience, underlying collateral values, evaluations made by bank regulatory authorities, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Loans deemed by management to be uncollectible are charged to the allowance for loan losses. Recoveries on loans previously charged off are credited to the allowance. Provisions for loan losses are charged to expense and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio. Future additions to the allowance for loan losses may be necessary.

ASSET/LIABILITY MANAGEMENT

  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of falling interest rates, the net earnings of an institution with a positive gap theoretically may be adversely affected due to its interest-earning assets repricing to a greater extent than its interest-bearing liabilities. Conversely, during a period of rising interest rates, theoretically, the net earnings of an institution with a positive gap position may increase as it is able to invest in higher yielding interest-earning assets at a more rapid rate than its interest-bearing liabilities reprice. In addition, a positive gap may not protect an institution with a large portfolio of ARMs from increases in interest rates for extended time periods as such instruments generally have periodic and lifetime interest rate caps. The Company's ARMs are predominantly tied to LIBOR. Interest rates and the resulting cost of funds increases in a rapidly increasing rate environment could exceed the cap levels on these loan products and negatively impact net interest income.

  The Company has managed interest rate risk through the aggressive marketing and funding of adjustable rate loans, which generally reprice at least semi-annually and are generally indexed to LIBOR. As a result of this strategy, at June 30, 1997, the Company's total interest-earning assets maturing or repricing within one year exceeded its total interest-bearing liabilities maturing or repricing in the same time by $322.2 million, representing a positive cumulative gap ratio of 121.0%. The Company closely monitors its interest rate risk as such risk relates to operational strategies. The Company's cumulative gap position is at a level satisfactory to management and the Company is currently attempting to maintain a positive gap position in light of the current interest rate environment. However, there can be no assurances that the Company will be able to maintain its positive gap position or that its strategies will not result in a negative gap position in the future. The level of the movement of interest rates, up or down, is an uncertainty and could have a negative impact on the earnings of the Company.

 Hedging

  The Company has implemented various hedging strategies with respect to its origination of loans and leases for sale. To date, this has included selling short comparable maturity United States Treasury securities and preselling loans through prefunding accounts in its securitizations. The Company is subject to the risk of rising mortgage interest rates between the time it commits to fund or purchase mortgage loans at a fixed price and the time it sells or securitizes those mortgage loans. To mitigate this risk, the Company enters into transactions designed to hedge interest rate risks, including mandatory and optional forward selling of mortgage-backed securities or United States Treasury securities, and buying and selling of futures on United States Treasury securities. The nature and quantity of these hedging transactions is and will be determined by the management of the Company based on various factors including market conditions and the expected volume of mortgage loan originations and purchases.

  The Company believes that it has implemented a cost-effective hedging program to provide a level of protection against interest rate risks. However, an effective hedging strategy is complex and no hedging strategy can completely insulate the Company from interest rate risks. In addition, hedging involves transaction and other costs which could increase as the period covered by the hedging protection increases, such costs could also increase in periods of risk and fluctuating interest rates. Therefore, the Company may be prevented from effectively hedging its interest rate risks, without significantly reducing the Company's return on equity.

  The Company does not currently engage in the speculative use of trading activities, including derivatives and synthetic instruments or hedging activities, in controlling interest rate risk on its portfolio of loans held for investment.

INTEREST RATE SWAPS

  The Company may enter into interest rate cap, floor, and swap transactions to manage its exposure to fluctuations in interest rates and market movements in securities values. These instruments involve, to varying degrees, elements of credit and interest rate risk. The contract or notional amounts do not represent exposure to credit loss. Risk originates from the inability of counterparties to meet the terms of the contracts and from market movements in securities values and interest rates. The Company controls the credit risk of its interest rate cap, floor and swap agreements through credit approvals, limits and monitoring procedures.

  As a part of the SPTL securitization in the third quarter of 1996 of $277.0 million of multi-family and commercial mortgage loans, the Company delivered subordinate bonds of approximately $22 million into a total rate of return swap with JP Morgan. The provisions for the swap entitle the Company to receive the total return on the subordinate bonds delivered in exchange for a floating payment of LIBOR plus a spread of 1.95%. The termination date of the swap, September 30, 1997, could be accelerated in the event the securities delivered into the swap decline in value more than $3.0 million over a three month period. In the event of the early termination of the swap, the Company would be required to pay a fee representing 1.95% of the calculated value of the underlying securities over the period from the accelerated termination date to September 30, 1997. The remaining deposit associated with the swap was $1.2 million at June 30, 1997. The swap is an off balance sheet instrument.

REPRICING/MATURITY OF INTEREST-EARNING ASSETS AND INTEREST-BEARING LIABILITIES

  The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1997, which are anticipated by the Company to reprice or mature in each of the future time periods shown. The amounts of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual terms of the asset or liability.

                                                                AT JUNE 30, 1997
                          ---------------------------------------------------------------------------------------------------
                                                                        MORE THAN  MORE THAN
                                       MORE THAN  MORE THAN  MORE THAN   3 YEARS    5 YEARS                NON-
                           3 MONTHS   3 MONTHS TO 6 MONTHS   1 YEAR TO    TO 5       TO 10    MORE THAN  INTEREST
                           OR LESS     6 MONTHS   TO 1 YEAR   3 YEARS     YEARS      YEARS    10 YEARS   BEARING     TOTAL
                          ----------  ----------- ---------  ---------  ---------  ---------  ---------  --------  ----------
                                                             (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Cash...................  $   20,550   $     --   $     --   $    --    $    --    $     --   $    --    $    --   $   20,550
 Other interest-bearing
 deposits...............     241,285         --         --        --         --          --        --         --      241,285
 Trading securities, at
 market.................      37,408         --         --        --         --          --        --         --       37,408
 Securities available
 for sale, at market....      42,553         --         --      2,581        --          --        --         --       45,134
 Securities held for
 investment.............         --          --         --      2,647        --          --        --         --        2,647
 FHLB stock.............       8,713         --         --        --         --          --        --         --        8,713
 Loans held for sale....     573,965         --         --        --         --          --        --         --      573,965
 Loans held for
 investment, net of
 unearned discount and
 deferred loan fees(1)..     666,302     150,030    115,251    66,746      3,830      51,002    91,424        --    1,144,585
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
  Total interest-earning
  assets................   1,590,776     150,030    115,251    71,974      3,830      51,002    91,424        --    2,074,287
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
Less:
 Allowance for loan and
 lease losses...........         --          --         --        --         --          --        --     (24,520)    (24,520)
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
 Net interest-earning
 assets.................   1,590,776     150,030    115,251    71,974      3,830      51,002    91,424    (24,520)  2,049,767
 Non-interest-earning
 assets.................         --          --         --        --         --          --        --     227,969     227,969
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
  Total assets..........  $1,590,776   $ 150,030  $ 115,251  $ 71,974   $  3,830   $  51,002  $ 91,424   $203,449  $2,277,736
                          ==========   =========  =========  ========   ========   =========  ========   ========  ==========
Interest-bearing
liabilities:
 Deposits...............     443,222     365,791    366,671    85,307        --          --        --         --    1,260,991
 Borrowings from FHLB...         --          --         --        --         --          --        --         --          --
 Other borrowings.......     358,129         --         --        --         --          --        --         --      358,129
 Senior notes ..........         --          --         --        --         --      219,792       --         --      219,792
 Remarketed par
 securities.............         --          --         --        --      70,000         --        --         --       70,000
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
  Total interest-bearing
  liabilities...........     801,351     365,791    366,671    85,307     70,000     219,792       --         --    1,908,912
 Non-interest-bearing
 liabilities............         --          --         --        --         --          --        --     104,794     104,794
 Shareholders' equity...         --          --         --        --         --          --        --     264,030     264,030
                          ----------   ---------  ---------  --------   --------   ---------  --------   --------  ----------
  Total liabilities and
  shareholders' equity..  $  801,351   $ 365,791  $ 366,671  $ 85,307   $ 70,000   $ 219,792  $    --    $368,824  $2,277,736
                          ==========   =========  =========  ========   ========   =========  ========   ========  ==========
 Interest rate
 sensitivity gap(2).....  $  789,425   $(215,761) $(251,420) $(13,333)  $(66,170)  $(168,790) $ 91,424   $    --   $  165,375
                          ==========   =========  =========  ========   ========   =========  ========   ========  ==========
 Cumulative interest
 sensitivity gap........  $  789,425   $ 573,664  $ 322,244  $308,911   $242,741   $  73,951  $165,375   $165,375
                          ==========   =========  =========  ========   ========   =========  ========   ========
 Cumulative interest
 sensitivity gap as a
 percentage of total
 assets.................       34.66%      25.19%     14.15%    13.56%     10.66%       3.25%     7.26%
 Cumulative net interest
 earning assets as a
 percent of interest
 bearing liabilities....      198.51%     149.15%    121.01%   119.08%    114.37%     103.87%   108.66%                108.66%

----
(1) For purposes of the gap analysis, unearned discount and deferred fees are pro rated for loans receivable.
(2) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.

  Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARMs, have features which restrict changes in interest rates on a short term basis and over the life of the asset. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those reflected in the table. Finally, the ability of many borrowers to service their ARMs may decrease in the event of an interest rate increase.

ANALYSIS OF NET INTEREST INCOME

  Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income also depends upon the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them, respectively.

 Rate/Volume Analysis

  The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's net interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), (iii) changes in interest due to both rate and volume and (iv) the net change.

                             SIX MONTHS ENDED                        YEAR ENDED
                         JUNE 30, 1997 OVER 1996             DECEMBER 31, 1996 OVER 1995
                     -----------------------------------  ------------------------------------
                                        RATE/                                 RATE/
                     VOLUME    RATE     VOLUME    TOTAL    VOLUME    RATE    VOLUME    TOTAL
                     -------  -------  --------  -------  --------  -------  -------  --------
                                                 (IN THOUSANDS)
Increase/(decrease)
in:
 Investments and
 interest bearing
 deposits..........  $ 4,184  $ 6,037  $ (5,783) $ 4,438  $    507  $ 3,400  $   314  $  4,221
 FHLB stock........     (286)     243       (30)     (73)     (194)     185      (35)      (44)
 Loans held for
 sale..............    1,669    8,670    (7,088)   3,251    35,161   15,746   33,977    84,884
 Loans held for
 investment, net...  (18,174)  18,397     4,686    4,909   (29,704)  18,010   (5,192)  (16,886)
 Capitalized
 excess servicing
 fees receivable...   (5,573)    (355)    4,110   (1,818)    3,609      924    1,281     5,814
                     -------  -------  --------  -------  --------  -------  -------  --------
   Total interest
   income..........  (18,180)  32,992    (4,105)  10,707     9,379   38,265   30,345    77,989
                     -------  -------  --------  -------  --------  -------  -------  --------
 Deposits..........    6,235     (957)   (2,570)   2,708    11,700   (1,908)    (358)    9,434
 Borrowings from
 Imperial Bank.....     (302)     --        --      (302)      302      --       --        302
 FHLB borrowings...   (6,339)     887     2,168   (3,284)   (6,807)    (869)     311    (7,365)
 Other borrowings..  (20,177)  (8,002)   15,020  (13,159)   25,586    3,951    6,150    35,687
 Senior notes .....   11,752     (221)   (5,626)   5,905       706     (122)      (9)      575
 Remarketed par
 securities........      450      --        --       450       --       --       --        --
 Convertible
 subordinated
 debentures........      --       --        --       --        675      --       --        675
                     -------  -------  --------  -------  --------  -------  -------  --------
   Total interest
   expense.........   (8,381)  (8,293)    8,992   (7,682)   32,162    1,052    6,094    39,308
                     -------  -------  --------  -------  --------  -------  -------  --------
Change in net
interest income....  $(9,799) $41,285  $(13,097) $18,389  $(22,783) $37,213  $24,251  $ 38,681
                     =======  =======  ========  =======  ========  =======  =======  ========


                                YEAR ENDED
                        DECEMBER 31, 1995 OVER 1994
                    -------------------------------------
                                        RATE/
                    VOLUME     RATE    VOLUME    TOTAL
                    --------  -------- --------  --------
                               (IN THOUSANDS)
Increase/(decrease)
in:
 Investments and
 interest bearing
 deposits..........  $  1,302  $  1,079  $   503  $  2,884
 FHLB stock........        61        70        5       136
 Loans held for
 sale..............   (14,656)    3,022   (1,496)  (13,130)
 Loans held for
 investment, net...    54,467      (156)    (110)   54,201
 Capitalized
 excess servicing
 fees receivable...     2,608       --       --      2,608
                     --------  --------  -------  --------
   Total interest
   income..........    43,782     4,015   (1,098)   46,699
                     --------  --------  -------  --------
 Deposits..........    (5,297)   17,278   (2,181)    9,800
 Borrowings from
 Imperial Bank.....      (129)      --       --       (129)
 FHLB borrowings...     3,315     4,270    1,339     8,924
 Other borrowings..    11,664       281    3,472    15,417
 Senior notes .....       177      (136)       1        42
 Remarketed par
 securities........        --        --       --        --
 Convertible
 subordinated
 debentures........        --        --       --        --
                     --------  --------  -------  --------
   Total interest
   expense.........     9,730    21,693    2,631    34,054
                     --------  --------  -------  --------
Change in net
interest income....  $ 34,052  $(17,678) $(3,729) $ 12,645
                     ========  ========  =======  ========

AVERAGE BALANCE SHEET

  The following tables set forth certain information relating to the Company for the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown except where noted otherwise. Average balances are derived from average month-end balances. Management does not believe that the use of average monthly balances instead of average daily balances has caused any material differences in the information presented for the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994. The average balance of loans receivable includes loans on which the Company has discontinued accruing interest. The yields and costs include fees which are considered adjustments to yields.

                        SIX MONTHS ENDED                YEAR ENDED
                          JUNE 30, 1997              DECEMBER 31, 1996
                   ---------------------------  ---------------------------
                                       YIELD/                       YIELD/
                    AVERAGE            AVERAGE   AVERAGE            AVERAGE
                    BALANCE   INTEREST  COST     BALANCE   INTEREST  COST
                   ---------- -------- -------  ---------- -------- -------
                                    (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning
assets:
 Investments and
 interest bearing
 deposits........  $  146,434 $  6,336   8.65%  $  143,067 $  9,862   6.89%
 FHLB stock......      10,540      418   7.93       15,853      945   5.96
 Loans held for
 sale............     615,390   32,553  10.58    1,140,790  101,170   8.87
 Loans held for
 investment,
 net(1)..........   1,071,573   63,889  11.92      779,522   87,072  11.17
 Capitalized
 excess servicing
 fees receivable.      30,571    1,391   9.10       53,052    8,422  15.87
                   ---------- --------          ---------- --------
 Total interest-
 earning assets..   1,874,508  104,587  11.16    2,132,284  207,471   9.73
                   ---------- --------          ---------- --------
Non interest-
earning assets...     190,204                      163,055
                   ----------                   ----------
 Total assets....  $2,064,712                   $2,295,339
                   ==========                   ==========
LIABILITIES AND
SHAREHOLDERS'
EQUITY:
Interest-bearing
liabilities:
 Deposits........  $1,162,193   34,213   5.89%  $1,063,799 $ 60,999   5.73%
 Borrowings from
 Imperial Bank...         --       --     --         3,311      302   9.12
 Borrowings from
 FHLB............      81,143    2,828   6.97      201,693   12,055   5.98
 Remarketed par
 securities             8,500      450  10.59          --       --     --
 Other
 borrowings......     314,455   12,147   7.73      645,313   52,050   8.07
 Senior notes....     200,988   10,418  10.37       88,365    8,955  10.13
 Convertible
 subordinated
 debentures......         --       --     --        10,068      675   6.70
                   ---------- --------          ---------- --------
 Total interest-
 bearing
 liabilities(2)..   1,767,279   60,056   6.80    2,012,549  135,036   6.71
                   ---------- --------          ---------- --------
Non interest-
bearing
liabilities......      52,123                      115,962
Shareholders'
equity...........     245,310                      166,828
                   ----------                   ----------
 Total
 liabilities and
 shareholders'
 equity..........  $2,064,712                   $2,295,339
                   ==========                   ==========
Net interest rate
spread...........             $ 44,531   4.36%             $ 72,435   3.02%
                              ========                     ========
Net interest
margin(2)........                        4.75%                        3.40%
Ratio of
interest-earning
assets to
interest-bearing
liabilities......                      106.07%                      105.95%



                           YEAR ENDED                   YEAR ENDED
                        DECEMBER 31, 1995            DECEMBER 31, 1994
                   ---------------------------  ---------------------------
                                       YIELD/                       YIELD/
                    AVERAGE            AVERAGE   AVERAGE            AVERAGE
                    BALANCE   INTEREST  COST     BALANCE   INTEREST  COST
                   ---------- -------- -------  ---------- -------- -------
                                     (DOLLARS IN THOUSANDS)
ASSETS:
Interest-earning
assets:
 Investments and
 interest bearing
 deposits........  $  131,277 $  5,641   4.30%  $   89,155 $ 2,757    3.09%
 FHLB stock......      19,720      989   5.02       18,398     853    4.64
 Loans held for
 sale............     361,156   16,286   4.51      719,487  29,416    4.09
 Loans held for
 investment,
 net(1)..........   1,091,536  103,958   9.52      521,200  49,757    9.55
 Capitalized
 excess servicing
 fees receivable.      22,257    2,608  11.72          --      --      --
                   ---------- --------          ---------- -------
 Total interest-
 earning assets..   1,625,946  129,482   7.96    1,348,240  82,783    6.14
                   ---------- --------          ---------- -------
Non interest-
earning assets...      45,167                       70,117
                   ----------                   ----------
 Total assets....  $1,671,113                   $1,418,357
                   ==========                   ==========
LIABILITIES AND
SHAREHOLDERS'
EQUITY:
Interest-bearing
liabilities:
 Deposits........  $  867,162 $ 51,565   5.95%  $  992,972 $41,765    4.21%
 Borrowings from
 Imperial Bank...         --       --     --         1,415     129    9.12
 Borrowings from
 FHLB............     310,425   19,420   6.26      235,922  10,496    4.45
 Remarketed par
 securities               --       --     --           --      --      --
 Other
 borrowings......     251,684   16,363   6.50       18,877     946    5.01
 Senior notes....      81,500    8,380  10.28       79,807   8,338   10.45
 Convertible
 subordinated
 debentures......         --       --     --           --      --      --
                   ---------- --------          ---------- -------
 Total interest-
 bearing
 liabilities(2)..   1,510,771   95,728   6.34    1,328,993  61,674    4.64
                   ---------- --------          ---------- -------
Non interest-
bearing
liabilities......      88,306                       19,025
Shareholders'
equity...........      72,036                       70,339
                   ----------                   ----------
 Total
 liabilities and
 shareholders'
 equity..........  $1,671,113                   $1,418,357
                   ==========                   ==========
Net interest rate
spread...........             $ 33,754   1.62%             $21,109    1.50%
                              ========                     =======
Net interest
margin(2)........                        2.08%                        1.57%
Ratio of
interest-earning
assets to
interest-bearing
liabilities......                      107.62%                      101.45%

----
(1) Net of deferred income and the allowance for loan losses, includes nonaccrual loans.
(2) Average interest cost and net interest margin excluding the interest expense from the senior notes, the convertible subordinated debentures and the remarketed par securities during the six months ended June 30, 1997 and the years ended December 31, 1996, 1995 and 1994 were 6.48% and 5.91%, 6.55% and 3.85%, 6.11% and 2.59%, and 4.27% and 2.18%, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

  The Company has adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). This statement specifies when financial assets and liabilities are to be removed from an entity's financial statements, the accounting for servicing assets and liabilities and the accounting for assets that can be contractually prepaid in such a way that the holder would not recover substantially all of its recorded investment.

  Under SFAS 125, an entity recognizes only assets it controls and liabilities it has incurred, discontinues recognition of assets only when control has been surrendered, and discontinues recognition of liabilities only when they have been extinguished. SFAS 125 requires that the selling entity continue to carry retained interests, including servicing assets, relating to assets it no longer recognizes. Such retained interests are based on the relative fair values of the retained interests of the subject assets at the date of transfer. Transfers not meeting the criteria for sale recognition are accounted for as a secured borrowing with a pledge of collateral.

  SFAS 125 requires an entity to recognize its obligation to service financial assets that are retained in a transfer of assets in the form of a servicing asset or liability. The servicing asset or liability is to be amortized in proportion to, and over the period of, net servicing income or loss. Servicing assets and liabilities are to be assessed for impairment based on their fair value.

  SFAS 125 modifies the accounting for interest-only strips or retained interests in securitizations, such as capitalized servicing fees receivable, that can be contractually prepaid or otherwise settled in such a way that the holder would not recover substantially all of its recorded investment. In this case, it requires that they be classified as available for sale or as trading securities. Interest-only strips and retained interests are to be recorded at market value.

  Under the provisions of SFAS 125, management has determined that mortgage backed securities retained by the Company as a result of securitization transactions will be classified as trading securities. All other retained securities will be classified as available for sale or trading as determined at the time of securitization.

  Changes in market value are included in operations, if classified as trading securities, or in shareholders' equity as unrealized gains or losses, net of the related tax effect, if classified as available for sale. SFAS 125 was effective for the Company on January 1, 1997. The implementation of SFAS 125 did not have a material impact on the Company's financial condition or results of operations.

  In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 supersedes APB Opinion No. 15, "Earnings per Share" ("APB 15"), and specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. SFAS 128 will replace the presentation of primary EPS with a presentation of basic EPS, and fully diluted EPS with diluted EPS. SFAS 128 will also require dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator of the diluted EPS computation. This statement shall be effective for financial statements for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. The Company has determined that this statement will have no significant impact on the financial position, results of operations, or income per share for 1997.

  In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"). This statement requires disclosures about capital structures that had been included in a number of previously existing separate statements and opinions. This statement shall be effective for the financial statements for both interim and annual periods ending after December 15, 1997. At this time the Company has determined that this statement will have no significant impact on its financial position or results of operations for 1997.

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. All items that are required to be recognized under accounting standards as components of comprehensive income are to be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement stipulates that comprehensive income reflect the change in equity of an enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive income will thus represent the sum of net income and comprehensive income, although SFAS 130 does not require the use of the terms comprehensive income or other comprehensive income. The accumulated balance of other comprehensive income is required to be displayed separately from retained earnings and additional paid in capital in the statement of financial condition. This statement is effective for the fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. At this time the Company has determined that this Statement will have no significant impact on its financial position or results of operations for 1997.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires that selected information about those operating segments be reported in interim financial statements. This statement supersedes SFAS 14 "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 requires that all public enterprises report financial and descriptive information about its reportable operating segments. Operating segments are defined as components regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This statement is effective for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier years should be restated. Management is in the process of determining the impact, if any, this statement will have on the Company.

  The Commission has approved rule amendments to clarify and expand existing disclosure requirements for derivative financial instruments. The amendments require enhanced disclosure of accounting policies for derivative financial instruments in the footnotes to the financial statements. In addition, the amendment expands existing disclosures requirements to include quantitative and qualitative information about market risk inherent in market risk sensitive instruments. The required quantitative and qualitative information should be disclosed outside the financial statements and related notes thereto. The enhanced accounting policy disclosure requirements were effective for the quarter ended June 30, 1997. As the Company believes that the derivative financial instrument disclosure contained within the notes to the consolidated financial statements of the 1996 Form 10-K substantially conform with the accounting policy requirements of these amendments, no further interim period disclosure has been provided. The rule amendments that required expanded disclosure of quantitative and qualitative information about market risk are effective with the 1997 Form 10-K.

                                   BUSINESS

  The following Business section contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

GENERAL

  The Company is a diversified commercial and consumer finance company. In 1995, the Company began to reposition its business from originating and selling conforming residential mortgage loans to offering higher margin loan and lease products. The Company accomplished this repositioning through a business strategy that emphasizes: (i) opportunistic expansion and acquisitions of businesses in niche segments of the financial services industry, (ii) conservative and disciplined underwriting and credit risk management, (iii) loan and lease originations, where possible, on a wholesale basis, (iv) securitization or sale in the secondary market of substantially all of the Company's loans and leases, other than those held for investment by SPTL and (v) maintaining business and financial flexibility to take advantage of changing market conditions with respect to specific financial services businesses.

  The Company has diversified its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management and recruit additional experienced management to increase growth and profitability and to reduce the risks associated with operating the newly acquired entity. As a result, the Company has divested substantially all of its residential mortgage lending and residential mortgage servicing businesses and expanded its presence in other specialty finance markets. Throughout this realignment, the Company's core business has remained consistent in that it originates loans and leases funded primarily by warehouse lines of credit and repurchase facilities, and securitizations and whole loan sales in the secondary market. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, the Company originated or acquired $656.8 million, $2.2 billion and $3.0 billion of loans and leases, respectively. In addition, during the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, the Company completed securitization transactions of $477.2 million, $1.3 billion and $1.0 billion, respectively.

  For the year ended December 31, 1996, a substantial portion of the Company's operations were conducted through its non-conforming residential mortgage lending subsidiary, SPFC. In June 1996, as part of the Company's repositioning, SPFC engaged in an initial public offering of its common stock pursuant to which ICII was a selling shareholder. During the fourth quarter of 1996 and the first quarter of 1997, ICII sold additional shares of its SPFC common stock reducing its ownership percentage to 49.4% as of March 31, 1997. As a result, commencing with the three months ended March 31, 1997 the financial statements of SPFC are no longer consolidated with those of ICII. As a result of this deconsolidation, certain of the financial and operating data presented for the six months ended June 30, 1997 and thereafter will not be comparable with such data for periods prior to the deconsolidation. For a further description of the effect of such deconsolidation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- General--Deconsolidation."

FRANCHISE LENDING

 Acquisition of FMAC

  FLRT, Inc. (formerly Franchise Mortgage Acceptance Corporation), FMAC's predecessor, was incorporated by Wayne L. Knyal as a California corporation in April 1991 and was wholly owned by him at that time. FLRT, Inc. and certain individuals formed a limited partnership for the purpose of originating and securitizing franchise loans. As the general partner of such limited partnership, FLRT, Inc. owned the sole rights to service such loans (the "FLRT Servicing Contracts"). In March 1993, Mr. Knyal entered into a joint venture with Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to which Mr. Knyal became the president of the

Franchise Mortgage Acceptance Company division (the "FMAC Division") of Greenwich. Between March 1993 and June 1995, the FMAC Division originated and securitized franchise loans, however, FLRT, Inc. retained all rights to the FLRT Servicing Contracts.

  On June 30, 1995, ICII acquired from Greenwich certain assets of the FMAC Division, including all of Greenwich's rights under certain servicing contracts entered into by the FMAC Division (the "FMAC Servicing Contracts") and a $410,000 obligation owed by Mr. Knyal to Greenwich. The FMAC Servicing Contracts pertain to the servicing of franchise loans that were previously securitized by Greenwich through the FMAC Division and other franchise loans owned by Greenwich and not yet securitized. Concurrent with the closing of the transactions described above, ICII entered into an operating agreement with Mr. Knyal for the formation of FMAC. In connection with the acquisition, FMAC or its affiliates assumed certain liabilities related to the FMAC Servicing Contracts and Greenwich agreed to act as FMAC's exclusive agent in connection with the securitization of franchise loans for a period of 24 months.

  FMAC was formed to originate, securitize and service franchise loans. Under the terms of the operating agreement, in exchange for a 66.7% ownership interest in FMAC, ICII was obligated to contribute to FMAC $1.3 million in cash and all of the assets purchased from Greenwich. In exchange for a 33.3% ownership interest in FMAC, Knyal caused FLRT, Inc., to contribute to FMAC all of its rights under the FLRT Servicing Contracts.

  On August 29, 1997, the Company announced that Franchise Mortgage Acceptance Company ("FMC"), a Delaware corporation which was incorporated in August 1997 for the purpose of succeeding to the business of FMAC, filed a registration statement with the Securities and Exchange Commission covering a proposed initial public offering of its common stock. FMAC will merge into FMC immediately prior to the proposed intial public offering. Mr. Knyal currently beneficially owns 85% of the common stock of FMAC held by FLRT, Inc. FMAC's administrative and executive offices are located in Los Angeles, California and Greenwich, Connecticut.

 General

  FMAC is a specialty commercial finance company engaged in the business of originating and servicing loans and equipment leases to small businesses, with a primary focus on established national and regional franchise concepts. Since commencing business in 1991, FMAC believes it has become a leading lender to national and regional quick service restaurant ("QSR") franchisees, and FMAC has developed a growing presence in the casual dining sector. More recently, FMAC has expanded its focus to include retail energy licensees (service stations, convenience stores, truck stops, car washes and quick lube businesses) and golf operating businesses (golf courses and golf practice facilities). FMAC originates long-term fixed and variable rate loan and lease products and sells such loans and leases either through securitizations or whole loan sales to institutional purchasers on a servicing retained basis. FMAC believes that its loan and lease products are attractive investments to institutional investors because of the credit profile of its borrowers, relatively long loan and lease terms, call protection through prepayment penalties and appropriate risk-adjusted yields. FMAC also periodically makes equity investments or receives contingent equity compensation as part of its core lending and leasing business. FMAC originated loans and leases through 11 marketing offices in nine states at June 30, 1997. Since FMAC's inception, it has funded over $1.4 billion in loans and leases and at June 30, 1997, had a servicing portfolio of $1.1 billion. FMAC's loan and lease originations grew to $458.5 million in 1996 from $218.7 million in 1995 and to $300.6 million for the six month period ended June 30, 1997 from $208.4 million for the comparable period in 1996. At June 30, 1997, FMAC's average initial loan balance was $730,000 and the percentage of its loans and leases that were 90 days or more delinquent was 0.1%.

  FMAC's focus is to provide funding to industries that have been historically underserved by banks and other traditional sources of financing. This focus requires FMAC to develop specific industry expertise in the sectors which it serves in order to provide individualized financial solutions for its borrowers. FMAC believes that its industry expertise and proprietary databases, combined with its responsiveness to borrowers, flexibility in structuring transactions and broad product offerings give it a competitive advantage over more traditional, highly regulated small business lenders. FMAC's borrowers are generally small business operators, most of whom are independent, multi-unit franchisees, with proven operating experience and a history of generating positive operating cash flows. FMAC relies primarily upon its assessment of enterprise value, based in part on independent third party valuations, and historical operating cash flows to make credit determinations, as opposed to relying solely on the value of real estate and other collateral.

  In 1991, FMAC began making loans to franchisees of Taco Bell Corp. In 1992 and 1993, other national QSR concepts, such as Burger King, Wendy's, Pizza Hut, KFC and Hardee's, were approved. The Company's principal loan products at that time were fixed rate, 15-year, fully amortizing loans. In 1995, the Company began making loans to casual dining concepts such as TGI Friday's, Applebee's and Denny's and offering its borrowers adjustable rate loans. Also in 1995, FMAC began offering development and construction ("DEVCO") loans to its more experienced borrowers to fund the development and construction or acquisition of new business units or the conversion of existing business units into a different franchise concept. In 1996, FMAC expanded its approved concepts to include strong regional restaurants such as Carl's, Jr., Church's Chicken and Golden Corral and launched its Golf Finance Group to provide financing to owners and operators of golf courses and golf practice facilities. The Equipment Finance Group also commenced activities in 1996 to provide equipment loans and leases to the sectors which the Company serves. In February 1997, FMAC created its Retail Energy Finance Group to make loans to businesses that distribute retail petroleum products.

 Loan Originations

 Overview

  FMAC offers permanent loans, DEVCO loans (including acquisition loans) and equipment loans and leases to those sectors in which it operates.

  Permanent loans. Substantially all of the FMAC's permanent loans are self-amortizing long-term fixed or adjustable rate loans provided for purposes other than development and construction of business units. Permanent loans have a maximum term and amortization of up to 15 years. Fixed rate loans are tied to the U.S. Treasury rates plus a spread while adjustable rate loans are tied to the London interbank offered rate ("LIBOR") plus a spread and generally reprice on a monthly basis. As a cash flow lender, FMAC maintains flexibility to tailor a loan program to fit the specific needs of its borrowers. The terms of the loans vary in part based on the collateral pledged.

  FMAC focuses on the cash flow of the subject business, the continuing ability of the borrower to operate the business unit in a cash positive manner and the borrower's ability to repay the loan since neither the real property mortgage nor the franchise or license agreement is generally assignable to secure the loan. In determining enterprise value, in addition to a borrower's credit profile, FMAC focuses on the following factors:

  . Business Profitability. FMAC seeks to lend to borrowers whose subject business operations provide adequate cash flow to support loan payments.

  . Strength of Business Concept. FMAC emphasizes loans to borrowers whose subject business has significant national or regional market penetration.

  . Operating Experience. FMAC emphasizes loans to borrowers having ownership of multiple business units with strong industry backgrounds.

  . Site Considerations. FMAC focuses on a business' location, physical condition and environmental characteristics.

    Location. FMAC lends to borrowers with business units located in high traffic areas that it believes exhibit strong retail property fundamentals.

    Physical Condition. FMAC loans to borrowers investing in well-maintained existing properties or in newly constructed properties. Each group uses third party appraisal professionals who conduct physical site inspections of each subject property.

    Environmental. FMAC engages outside professionals to independently conduct Phase I environmental assessments for new financings. Phase II environmental assessment reports are also prepared, if recommended by the Phase I assessments. FMAC will not finance a business if a Phase II report indicates significant environmental concerns.

  . Collateral. Loans are partially secured by taking a first lien on all available furniture, fixtures and equipment. Where the available collateral includes a building on a ground lease, FMAC requires an assignment of the lease in addition to a security interest on the building and on the furniture, fixtures and equipment. If the collateral includes owned real estate, FMAC also obtains a first mortgage on the property. Borrowers with additional collateral are generally afforded better credit terms. Depending on the collateral provided, loan to value ratios, up front fees and interest rates are adjusted to properly reflect credit risk.

  Development and Construction Loans. DEVCO loans are offered to fund the development and construction or acquisition of new business units or the conversion of existing business units into a different franchise concept. DEVCO loans are an interest-only short-term product. Fixed rate DEVCO loans are tied to U.S. Treasury rates, while adjustable rate DEVCO loans are tied to LIBOR. The loans generally include up front points and exit fees.

  DEVCO loans generally have an 18 month maturity which is comprised of two terms. The borrower must receive a Certificate of Occupancy ("CO") within 12 months of the date of the loan. If a CO is received, the term of the loan is extended for six months to complete the construction or acquisition phase. If a CO is not received after 12 months, the loan is called. After 18 months the borrower can apply for a permanent loan which will be re-underwritten.

  FMAC believes that DEVCO loans create a pipeline for FMAC's permanent loans. As a result of fee incentives built into the DEVCO products, borrowers generally look to convert into permanent loans on the maturity date. DEVCO loans are secured by the real property mortgage or leasehold interest as well as all available furniture, fixtures and equipment.

  When used as a construction or development loan, a DEVCO loan provides a seasoning period to allow the borrower to construct a business unit before converting to a permanent loan. When used as an acquisition or conversion loan, the interest only period of a DEVCO loan gives the Borrower the opportunity to improve business unit performance and achieve a higher cash flow before locking into long-term financing.

  Equipment Loans and Leases. FMAC provides equipment financing to experienced owners and operators in those sectors in which FMAC operates. Equipment loans are fixed rate products tied to U.S. Treasury rates. These loans have a maximum term of up to 10 years. In addition, FMAC offers standard equipment leases. Substantially all of the leases originated by FMAC are "direct financing" leases in that they transfer substantially all of the benefits and risks of equipment ownership to the lessee. Because FMAC's leases are classified as direct financing leases, FMAC records total estimated unguaranteed residual value and initial direct costs as the gross investment in the lease. The difference between the gross investment in the lease and the cost of the leased equipment is defined as "unearned income." Interest income is recognized over the term of the lease by amortizing the unearned income and deferred initial direct costs using the interest method.

 Lending Groups

  FMAC's focus at inception was to provide secured financing to franchisees of Taco Bell Corp. After establishing an infrastructure and credit expertise, FMAC began expanding its QSR concepts, loaning to casual dining concepts and moving into other related lending sectors such as retail energy, golf and equipment finance. FMAC carefully reviews industry data seeking sectors with a combination of large capital requirements, proven cash flow generating capabilities, standardized operations, a scarcity of long term funding sources and characteristics attractive to secondary market investors. This business formula provides the template to identify, test and determine the potential value of entering into new sectors.

  FMAC's lending groups currently include Restaurant Finance, Retail Energy Finance, Golf Finance and Equipment Finance. Each of these groups includes a core group of professionals who are experts in the sector and can target selected Borrowers in such sector.

  Restaurant Finance Group. The Restaurant Finance Group was organized in 1991 and originally focused on providing loans to national and regional franchise concepts such as Taco Bell, Burger King, Hardee's, KFC, Wendy's and Pizza Hut. In 1995, FMAC began making loans to casual dining concepts such as TGIF, Applebee's, and Denny's and other successful casual dining concepts. In 1996, FMAC expanded the approved concepts to include strong regional restaurants such as Carl's, Jr., Church's Chicken and Golden Corral. As of June 30, 1997, the Restaurant Finance Group originated loans through a network of eight offices in seven states. For the six month period ended June 30, 1997 this group originated $252.0 million of restaurant loans.

  The Restaurant Finance Group, which is headquartered in Denver, Colorado, includes marketing, processing, underwriting, credit, closing and administrative professionals with extensive experience in QSR and casual dining restaurant finance. The marketing professionals generate loans on a national basis which are processed and underwritten at FMAC's headquarters or in one of FMAC's five regional offices located in Greenwich, Atlanta, Dallas, Newport Beach and Los Angeles. Credit committee approval is obtained in these regional offices unless the transaction exceeds regional credit authority in which case approval must be obtained from FMAC's Senior Credit Committee. See "--Underwriting."

  Franchisees utilize restaurant loans for a variety of purposes, including the acquisition, development and construction of new franchise units, to refinance existing franchise debt, to provide business expansion and remodeling proceeds and for working capital. Loans offered are fixed and adjustable loans typically ranging in size from $200,000 to $1.2 million with terms of up to 15 years. Generally, FMAC's restaurant finance borrowers own three or more units, have three or more years of ownership in the concept, or have an equivalent ownership tenure in a different major fast food or casual dining concept.

  The following table sets forth FMAC's QSR and casual dining loan originations for the periods indicated by franchise concept.

                        SIX MONTHS ENDED JUNE 30, 1997    YEAR ENDED DECEMBER 31, 1996     YEAR ENDED DECEMBER 31, 1995
                       -------------------------------- -------------------------------- --------------------------------
                         NUMBER   PRINCIPAL     % OF      NUMBER   PRINCIPAL     % OF      NUMBER   PRINCIPAL     % OF
                        OF LOANS    AMOUNT     TOTAL     OF LOANS    AMOUNT     TOTAL     OF LOANS    AMOUNT     TOTAL
                       ORIGINATED ORIGINATED ORIGINATED ORIGINATED ORIGINATED ORIGINATED ORIGINATED ORIGINATED ORIGINATED
                       ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
                                                             (DOLLARS IN THOUSANDS)
QSRs:
 Taco Bell...........     111      $102,314     40.6%      228      $163,011     37.7%       54      $ 44,614     20.4%
 Burger King.........      36        33,586     13.3       112       111,443     25.8        92        61,329     28.0
 Church's Chicken....      86        29,374     11.7       --            --       --        --            --       --
 Wendy's.............      32        22,622      9.0        42        35,639      8.2        26        18,319      8.4
 KFC.................      41        18,447      7.3        22        14,511      3.4        59        30,400     13.9
 Hardee's............     --            --       --         57        40,586      9.4        40        34,964     16.0
 Other QSR...........      23        13,422      5.3        43        22,267      5.1       --            --       --
                          ---      --------    -----       ---      --------    -----       ---      --------    -----
 Total QSR...........     329       219,765     87.2       504       387,457     89.6       271       189,626     86.7
Casual Dining:
 Applebee's..........      11        14,528      5.8       --            --       --        --            --       --
 Golden Corral.......       4         6,232      2.5         5        14,450      3.3       --            --       --
 TGI Friday's........       6         5,110      2.0         3         7,870      1.8         1         2,550      1.2
 Pizza Hut...........     --            --       --         16         8,093      1.9        38        26,566     12.1
 Other Casual
  Dining.............       8         6,385      2.5        11        13,220      3.1       --            --       --
                          ---      --------    -----       ---      --------    -----       ---      --------    -----
 Total Casual
  Dining.............      29        32,255     12.8        35        43,633     10.1        39        29,116     13.3
Other Restaurant.....     --            --       --          2         1,440      0.3       --            --       --
                          ---      --------    -----       ---      --------    -----       ---      --------    -----
 Total...............     358      $252,020    100.0%      541      $432,530    100.0%      310      $218,742    100.0%
                          ===      ========    =====       ===      ========    =====       ===      ========    =====

  Retail Energy Finance Group. The Retail Energy Finance Group was organized in February 1997 to provide loans to national and regional businesses that distribute retail petroleum products such as service stations, convenience stores, truck stops, car washes and quick lube stores. Customers to date have included major national operators of retail petroleum businesses as well as major national chains such as Texaco, Chevron and Arco who seek to develop a sponsored loan program for their dealers and sellers. As of June 30, 1997, the Retail Energy Finance Group originated loans through a network of seven offices in five states. For the six months ended June 30, 1997, this group originated $23.5 million of energy loans.

  The Retail Energy Finance Group, which is headquartered in Morristown, New Jersey, includes personnel similar to the Restaurant Finance Group as well as industry professionals hired from major oil companies and energy related commercial lending roles who evaluate each customer's specific needs and suggest personalized financial solutions. Similar to the Restaurant Finance Group, energy loans are originated on a national basis and underwritten at FMAC's headquarters or in one of five regional offices.

  Retail energy business operators use loans for existing station acquisitions, the purchase of real estate associated with currently leased facilities, funding for replacement or upgrading of underground storage tanks ("UST") and development to transform a gasoline station/convenience store into a multi-profit center facility which may include a car wash, quick lube shop, co-branded fast food express unit or slot machines in states such as Nevada where gaming is permitted. Generally, FMAC's borrowers include business owners with five to 50 established locations. Loans typically range in size from $500,000 to $2.5 million. These loans are fixed and adjustable rate loans having a term of up to 20 years. FMAC requires borrowers to provide at least one additional revenue source aside from gasoline sales, such as a car wash or fast food, convenience items or quick lube center in order to diversify the revenue stream.

  Golf Finance Group. The Golf Finance Group is part of FMAC's Diversified Products Group, which focuses on potential expansion into other sectors which are not related to the restaurant or retail energy sectors. The Golf Finance Group was organized in 1996 to provide loans to experienced owners and operators of golf courses and golf facilities, such as driving ranges and practice facilities. For the six months ended June 30, 1997, this group originated $9.9 million of golf loans.

  The Golf Finance Group includes professionals with extensive commercial lending experience. The loan origination process is conducted by experienced golf facility lenders who solicit qualified owners nationwide. The group is supported by loan processing, underwriting and closing departments which work with borrowers throughout the process. The Golf Finance Group operates out of four offices in four states.

  Loans are used for a variety of purposes, including debt refinance, golf course or facility acquisitions, expansions, renovations and improvements, purchase of new equipment, new golf course or facility development, purchase of underlying real estate and working capital. Loans typically range in size from $1.0 million to $5.0 million with a maximum term of up to 20 years. Since FMAC generally lends against existing cash flow, all non-acquisition golf courses and facilities must have a minimum operating history of 12 months under ownership by the borrower.

  Equipment Finance Group. The Equipment Finance Group was organized in 1996 to provide equipment financing to experienced owners and operators in those sectors in which FMAC operates. For the six months ended June 30, 1997 the group originated $15.2 million of equipment loans and leases.

  Equipment loans and leases are originated either through FMAC's direct sales or telemarketing groups, third party originators or in connection with loans offered in each sector in which FMAC operates. FMAC's equipment loans and leases typically range in size from $200,000 to $400,000. FMAC believes the activities of this group complement those of groups in its other sectors and provides a more complete financing solution for its borrowers.

  The following table sets forth FMAC's loan and lease origination activity by sector for the periods indicated:

                               SIX MONTH PERIOD ENDED JUNE 30, 1997            YEAR ENDED DECEMBER 31, 1996
                            ------------------------------------------- -------------------------------------------
                                         WEIGHTED               % OF                 WEIGHTED               % OF
                                         AVERAGE  PRINCIPAL  PRINCIPAL               AVERAGE  PRINCIPAL  PRINCIPAL
    LENDING SECTOR           NUMBER OF   INTEREST   AMOUNT     AMOUNT    NUMBER OF   INTEREST   AMOUNT     AMOUNT
AND TYPE OF ORIGINATION     ORIGINATIONS   RATE   ORIGINATED ORIGINATED ORIGINATIONS   RATE   ORIGINATED ORIGINATED
-----------------------     ------------ -------- ---------- ---------- ------------ -------- ---------- ----------
                                                           (DOLLARS IN THOUSANDS)
   Restaurant Loans:
    Fixed-rate
    loans...........            302       10.62%   $198,365     64.6%       292       10.24%   $218,765     47.7%
   Variable-rate
   loans......... ..             56        9.59      53,655     17.5        249        9.31     213,765     46.6
                                ---       -----    --------    -----        ---       -----    --------    -----
   Total (2)..... ..            358       10.40     252,020     82.1        541        9.78     432,530     94.3
                                ---       -----    --------    -----        ---       -----    --------    -----
   Retail Energy
   Loans:
   Fixed-rate
   loans......... ..             23       10.76      19,500      6.4        --          --          --       --
   Variable-rate
   loans......... ..              6        9.69       4,000      1.3        --          --          --       --
                                ---       -----    --------    -----        ---       -----    --------    -----
   Total (3)..... ..             29       10.58      23,500      7.7        --          --          --       --
                                ---       -----    --------    -----        ---       -----    --------    -----
   Golf Loans:
   Fixed-rate
   loans......... ..              4       12.09       9,850      3.2          2       10.95      14,200      3.1
   Variable-rate
   loans......... ..            --          --          --       --           3        9.74      10,251      2.3
                                ---       -----    --------    -----        ---       -----    --------    -----
   Total (3)..... ..              4       12.09       9,850      3.2          5       10.44      24,451      5.4
                                ---       -----    --------    -----        ---       -----    --------    -----
   Equipment
   Finance:
   Fixed-rate loans
   and leases.... ..             82       12.08      15,247      7.0         10       12.14       1,486      0.3
                                ---       -----    --------    -----        ---       -----    --------    -----
   Total loan and
   lease
   originations.. ..            473       10.56%   $300,617    100.0%       556        9.83%   $458,467    100.0%
                                ===       =====    ========    =====        ===       =====    ========    =====

                                  YEAR ENDED DECEMBER 31, 1995(1)
                            -------------------------------------------
                                         WEIGHTED               % OF
                                         AVERATE  PRINCIPAL  PRINCIPAL
    LENDING SECTOR           NUMBER OF   INTEREST   AMOUNT     AMOUNT
AND TYPE OF ORIGINATION     ORIGINATIONS   RATE   ORIGINATED ORIGINATED
-----------------------     ------------ -------- ---------- ----------
                                        (DOLLARS IN THOUSANDS)
   Restaurant Loans:
    Fixed-rate
    loans...........            202       10.12%   $143,515     65.6%
   Variable-rate
   loans......... ..            108        8.40      75,227     34.4
                                ---       -----    --------    -----
   Total (2)..... ..            310        9.53     218,742    100.0
                                ---       -----    --------    -----
   Retail Energy
   Loans:
   Fixed-rate
   loans......... ..            --          --          --       --
   Variable-rate
   loans......... ..            --          --          --       --
                                ---       -----    --------    -----
   Total (3)..... ..            --          --          --       --
                                ---       -----    --------    -----
   Golf Loans:
   Fixed-rate
   loans......... ..            --          --          --       --
   Variable-rate
   loans......... ..            --          --          --       --
                                ---       -----    --------    -----
   Total (3)..... ..            --          --          --       --
                                ---       -----    --------    -----
   Equipment
   Finance:
   Fixed-rate loans
   and leases.... ..            --          --          --       --
                                ---       -----    --------    -----
   Total loan and
   lease
   originations.. ..            310        9.53%   $218,742    100.0%
                                ===       =====    ========    =====

----
(1) Loan and lease origination activity for the six months ended December 31, 1995 and for the six months ended June 30, 1995 have been combined to show a 12 month period for the purpose of comparing to the year ended
    December 31, 1996.
(2) For the six months ended June 30, 1997, 78.7% and 21.3% of FMAC restaurant loans consisted of permanent and DEVCO loans, respectively; such percentages were 75.4% and 24.6% at December 31, 1996 and 97.3% and 2.7% at December 31, 1995.
(3) For the six months ended June 30, 1997 and for the years ended December 31, 1996 and 1995, all of FMAC's retail energy loans and golf loans were permanent loans.

  Geographic Distribution--The following table sets forth by state the number of loans and leases originated by FMAC for the periods presented.

                    SIX MONTHS ENDED JUNE 30, 1997      YEAR ENDED DECEMBER 31, 1996       YEAR ENDED DECEMBER 31, 1995
                  ---------------------------------- ---------------------------------- ----------------------------------
                               PRINCIPAL                          PRINCIPAL                          PRINCIPAL
                   NUMBER OF     AMOUNT   % OF TOTAL  NUMBER OF     AMOUNT   % OF TOTAL  NUMBER OF     AMOUNT   % OF TOTAL
                  ORIGINATIONS ORIGINATED ORIGINATED ORIGINATIONS ORIGINATED ORIGINATED ORIGINATIONS ORIGINATED ORIGINATED
                  ------------ ---------- ---------- ------------ ---------- ---------- ------------ ---------- ----------
                                                           (DOLLARS IN THOUSANDS)
California......      103       $ 64,038     21.3%        42       $ 33,209      7.2%        23       $ 13,172      6.0%
Michigan........       33         24,370      8.1          7          4,848      1.1          9          7,414      3.4
Texas...........       26         23,829      7.9         41         29,189      6.4         15         13,471      6.2
Louisiana.......       15         15,784      5.3          5          4,243      0.9        --             --       --
North Carolina..       19         14,641      4.9         21         23,106      5.0         22         13,444      6.1
Nevada..........       11         11,895      4.0         18         11,284      2.5        --             --       --
New Jersey......       16         12,205      4.1         29         30,746      6.7         14         10,906      5.0
Virginia........       17         11,144      3.7         16         35,744      7.8         25         18,859      8.6
Ohio............       21          9,960      3.3         10          6,501      1.4          9          8,192      3.7
South Carolina..        9          8,867      2.9         20         16,927      3.7          8          5,460      2.5
Utah............        8          9,038      3.0          5          7,482      1.6        --             --       --
Illinois........       27          8,366      2.8         10          5,855      1.3          6          3,686      1.7
Colorado........        8          7,268      2.4          6          3,155      0.7         10          6,066      2.8
Alabama.........       12          6,677      2.2         20         18,479      4.0         26         18,435      8.4
Pennsylvania....        8          6,385      2.1         58         35,196      7.7         15          7,852      3.6
Florida.........       13          6,279      2.1          7          3,854      0.8         20         12,779      5.8
New York........        4          3,640      1.2         21         13,499      2.9         12          9,588      4.4
Maryland........        4          2,661      0.9         21         25,019      5.5          3          1,621      0.7
Connecticut.....        3          1,316      0.4         36         34,620      7.6         16          8,956      4.1
Other States....      116         52,252     17.4        163        115,511     25.2         77         58,841     27.0
                      ---       --------    -----        ---       --------    -----        ---       --------    -----
 Totals:              473       $300,615    100.0%       556       $458,467    100.0%       310       $218,742    100.0%
                      ===       ========    =====        ===       ========    =====        ===       ========    =====

EQUITY INVESTMENTS

  FMAC periodically makes passive equity investments in companies operating in the sectors served by its lending and leasing businesses. Such investments may be made in conjunction with loans and leases or independent of any borrowing relationship. FMAC's equity investments, which are generally made through subsidiary limited liability companies, have taken the form of common stock equivalents, contingent equity interests such as warrants, and combinations thereof. At June 30, 1997, FMAC had investments in entities operating 267 units, including Taco Bell, Church's Chicken, KFC, Hardee's and Hot 'N Now franchisees. In certain cases, concurrent equity investments have been made directly by the Selling Stockholders and certain of FMAC's officers and directors.

  FMAC analyzes potential equity opportunities independently of credit analysis done in connection with its lending business, taking advantage of its industry expertise and extensive database of operating information. In general, FMAC has structured its investments so that operating control is retained by experienced business operators while FMAC maintains control over certain key corporate decisions that may affect its investments over time. To date, all of FMAC's equity investments have involved actual or contingent minority (less than 50%) equity ownership. In certain cases, FMAC is obligated to make additional equity investments at the option of the majority investor. Many of FMAC's investments include "put" and "call" options at specified values to facilitate FMAC's investment exit strategy.

  At June 30, 1997, FMAC had made five common stock equivalent equity investments aggregating $4.4 million and was obligated to make up to an additional $5.6 million in equity investments under existing arrangements. Of these equity transactions, three were made in 1996 in connection with loans made by FMAC in the initial aggregate amount of $83.8 million, and two were made in 1997, one in connection with loans made by FMAC in the initial aggregate amount of $28.6 million.

 Marketing

  FMAC originates the majority of its loans through the efforts of its Marketing Vice Presidents ("MVPs"), comprised of experienced, credit trained professionals located in FMAC's regional and district offices in Alabama, California, Colorado, Connecticut, Georgia, Nebraska, New Jersey, Texas and Washington. Each of the Restaurant, Retail Energy, Golf and Equipment Finance Groups has dedicated marketing departments, specifically targeting customers by sectors. In addition to its direct marketing activities, FMAC maintains a telemarketing center in Columbus, Nebraska. The telemarketing center is used to perform basic telemarketing functions for each of the various lending groups, as well as to coordinate cross-marketing requests and opportunities.

  Applicants are identified through in-person solicitation, targeted mailings, phone solicitations, participation at conventions, institutional direct-response advertising and through existing borrower relationships. MVPs meet with prospective borrowers to determine the amount and appropriateness of the requested loan or lease proceeds as well as to make a preliminary determination of the borrowers' creditworthiness. Qualifying prospects are presented with a proposal generated through FMAC's proprietary underwriting software. Only after the prospective borrower understands the loan or lease product is a loan or lease application(s) taken. FMAC believes that this procedure accounts for the low denial rate FMAC has experienced. Since this model was originally developed in 1994, FMAC has funded over 90% of the applications submitted by its MVPs. Additionally, FMAC estimates it funds approximately 45% of all potential borrowers it interviews.

  FMAC maintains multiple prospect and borrower databases. The information varies from a simple name and address list to one that includes borrower cash flow margins by sector, concept, geography, demographic information and other variables. FMAC uses relational database software to store variables important to the credit process. Additionally, FMAC has created an in-house research department which provides analysis on various franchise concepts and industry sectors. FMAC has an extensive library of borrower financial statements and uses the information for proprietary studies, which assist management in focusing on various industries.

 Underwriting

  Each of FMAC's lending groups operates under a set of underwriting guidelines that represents prudent credit standards designed to meet uniform standards for securitization purposes. Each lending group has a credit manager responsible for these guidelines who is a member of the Senior Credit Committee (the "SCC"). Loans above specified limits are submitted to the SCC. The Chief Credit Officer is the chairman of the SCC and has ultimate responsibility for the credit standards and guidelines for each of FMAC's lending groups.

  Underwriting guidelines are consistent across each of FMAC's lending groups. Below is a discussion of the methodology which has been used for the Restaurant Finance Group. Similar guidelines are being used by FMAC's Retail Energy and Golf Finance Groups.

  Under FMAC's current restaurant finance underwriting guidelines, each loan is originated after a review of the following criteria: (i) the applicant's ability to repay the loan, (ii) the adequacy of the cash flow of both the franchise unit and the borrower and (iii) the real and tangible personal property that serves as collateral for such loan. FMAC has created an underwriting model which incorporates historical operating results of the borrower and compares them to industry statistics for the applicable franchise concept. The model helps outline the loan proposal to fit the approval guidelines. Loan officers input data provided by potential borrowers into the underwriting model and determine as to whether or not a loan would qualify under FMAC's underwriting guidelines before submission to the credit group. This pre-screening process allows for documentation once a loan is accepted for underwriting. FMAC's loan originations typically range in size from $200,000 to $1.2 million for each franchise location. The majority of borrowers are multiple unit operators.

  For all loans, the borrower completes an environmental questionnaire and FMAC obtains a report from a third party service which identifies environmental risks in the vicinity. Certificates of occupancy are requested on all units. Additionally, Uniform Commercial Code searches are conducted for all borrowers before and after origination of a loan. FMAC prefers borrowers to pay off all existing loans and equipment leases with FMAC's loan proceeds. For cases in which encumbrances will survive the funding of the loan, FMAC reviews all such notes, pledge and security agreements, and loan documents.

  Although the franchise agreement is not assigned to secure the loan, the continued ability of the borrower to operate the franchise is essential to ensure the borrower's ability to repay the franchisee loan. FMAC reviews a copy of the executed franchise agreement to verify (i) that the borrower is the franchisee or has been granted an assignment of franchisee rights from the franchisor, (ii) that the duration of the franchise term is as reported by the borrower and (iii) that the renewal section of the agreement provides for renewals of the franchise term, particularly when the franchise term does not exceed the loan term. In the event a loan term exceeds the term of a borrower's franchise agreement, the loan documentation provides that it is an event of default (entitling FMAC to accelerate the loan at a premium) if the franchise agreement is not renewed. If a franchise agreement is not renewed, FMAC can permit a borrower to provide substitute collateral satisfying FMAC's underwriting guidelines. Additionally, a certificate of good standing is required from the franchisor.

  FMAC reviews the organizational documents of Borrowers which are business entities and reviews the personal net worth of borrowers who are individuals. Business credit reports are obtained for all borrowers. Personal credit reports are obtained for majority owners of all borrowers. For borrowers organized as sole proprietorships (other than multi-unit borrowers) and in certain other cases, personal guarantees are required from the principals. All former bankruptcies must be discharged and the time since discharge must be at least five years except in extraordinary circumstances.

  Three years of historical operating statements, if available, are required of all borrowers. FMAC analyzes the revenue and expense numbers to determine the ability of the unit to support the repayment of a prospective loan. The underwriting guidelines include three levels of analysis on each loan request, each of which must be satisfied to qualify for FMAC's loan program. The first two are fixed charge coverage ratio tests at both the consolidated borrower level (minimum of 1.25x) and at the individual unit level (minimum 1.15x). The fixed charge coverage ratio is the ratio of EBITDA (adjusted earnings before interest, tax, depreciation and amortization) plus rent over annual principal plus interest plus rent. This formula puts real estate mortgage loans and enterprise only loans on a comparable basis. The third analysis is the loan to value at the unit level. The "business value" of a franchise unit is derived from a formula based upon the franchise concept and the revenues and cash flow generated by the franchise unit through its operations, which in turn is dependent upon and derived from a borrower's franchise agreement with the franchisor. In the case of enterprise loans, the maximum loan-to-business value is generally 65%. A loan secured by real property (fee or leasehold) is subject to a maximum loan to value of approximately 70%. Exceptions to these maximum loan-to-business values may be made in certain circumstances and with respect to single-unit borrowers more stringent loan-to-business value standards are required.

  FMAC hires independent third parties to perform a valuation of the subject franchise unit and as applicable, realty interests of the specific franchised restaurants and specialty retail locations. The appraisals are based on the premise that the value of a unit is related to revenues and EBITDA. Value-to-revenue ratios are used to estimate the market value of a unit site. An example of a factor in the selection of applicable value ratios is unit EBITDA margins, especially margins for the most recent 12 months. To determine realty interest valuation, appraisers utilize realty comparables, market based data in estimating market rentals and estimates of modeled cost and depreciation of any subject building.

  Retail energy lending involves certain additional underwriting issues. In the case of loans and leases to operators of service stations, convenience stores, truck stops, car washes and quick lube stores, FMAC must also concern itself with: (i) risks associated with USTs and other environmental matters;
(ii) protections afforded borrowers via the Petroleum Marketers Practices Act and how these protections relate to senior lenders; (iii) profit margin volatility inherent in the petroleum marketing; and (iv) the relative value of location (side of street, relation to traffic lights), competition and the value of the trademark in the service area.

  In the case of golf lending, FMAC also focuses on other issues such as: (i) the cost and availability of secondary water supplies; (ii) the length of the season of play; (iii) existing and planned competition; (iv) the number of active golfers in the serving area; (v) environmental risks with regards to chemical storage and the application of the chemicals and fertilizers; (vi) expense ratios for more complex (more expensive) courses, e.g. special mowing techniques, over-seeding during hot weather and (vii) tee and green insurance.

BUSINESS FINANCE LENDING

  The Company, through IBC, and SPTL's CBC, LPIG and Auto Lend divisions, engages in business finance lending, which consists of commercial equipment leasing, asset-based lending, loan participations and automobile inventory financing for automobile dealers.

 ASSET-BASED LENDING

 Acquisition of CBC

  On September 30, 1995, as part of the Company's strategy to diversify its lending operations, the Company acquired from Coast Federal Bank, all of the outstanding capital stock of CoastFed Business Credit Corporation ("CBCC"), a financial services company engaged primarily in the asset-based commercial lending business. The purchase price was approximately $150.0 million.

  Concurrently with the closing of the transaction described above, CBCC was merged with and into SPTL. Upon consummation of the merger, CBCC became the Coast Business Credit operating division of SPTL ("CBC").

 General

  CBC is a senior secured asset-based lender located in West Los Angeles, California which has historically conducted its lending business activities primarily with California-based companies. During 1996, CBC executed an expansion plan which has increased its customer base outside of California. CBC now operates three loan production centers in California and additional loan production centers in Boston, Minneapolis, Atlanta, Portland, Chicago and Seattle. At June 30, 1997, and December 31, 1996, CBC had outstanding loans totaling $378.6 million and $288.5 million, respectively. CBC had unused loan commitments of $270.5 million at June 30, 1997.

  CBC's principal business is asset-based lending to small- to medium-sized businesses with annual revenues ranging from approximately $10 million to $100 million. Generally, such businesses are constrained from obtaining financing from more traditional credit sources such as commercial banks due to inadequate equity capitalization, limited operating history, lack of profitability or financing needs below commercial bank minimum size requirements. CBC has focused its lending activities on high technology businesses engaged in the computer industry, many of which are backed by venture capital investors. At June 30, 1997, CBC had outstanding loans totaling $138.5 million to technology companies.

  At June 30, 1997, CBC's loan portfolio represented lending relationships with 125 customers, with an average total loan per customer of $3.0 million. The Company believes that CBC's relationships with venture capital investors and its industry expertise contribute to CBC's ability to distinguish itself from its competitors and grow its lending relationships.

  The Company believes that CBC's pricing is competitive with pricing charged by other commercial finance companies. In addition, CBC attempts to be flexible in the structuring of its revolving credit lines and to provide prompt service in order to gain an advantage over its competitors. When CBC competes against more traditional lenders, it competes less on price and more on flexibility, speed of funding and the relative simplicity of its documentation. CBC strives to fund its initial advance under a loan to an approved client within three weeks of CBC's receipt of required information with respect to the client, and strives to fund future advances generally by the next business day after CBC's receipt of required documentation.

 Loan Products and Originations

  CBC's loans are categorized based on the type of collateral securing the loan. CBC makes revolving loans primarily secured by accounts receivable and secondarily by inventory. It also makes term loans secured by real property, equipment or other fixed assets. CBC also periodically enters into participations with other commercial finance companies. CBC's loans typically have maturities of two to five years, providing borrowers with greater flexibility to manage their borrowing needs. These loans have an automatic renewal for a one year period at the end of such contract term unless terminated by either party (usually requiring 60 days written notice prior to the end of such term). Equipment loans are term loans typically with three- to five-year amortization periods, but are due and payable upon termination of the master loan and security agreement.

  The principal types of loans made by CBC are as follows:

  Accounts Receivable Loans--These loans are revolving lines of credit that are collateralized principally by accounts receivable. Borrowers normally remit their customer accounts receivable payments directly to CBC, usually on a daily basis. CBC deposits the payments daily and applies the funds to the borrowers' loan balances. CBC typically lends up to 80% of the principal balance of accounts receivable that meet CBC's eligibility requirements. CBC's auditors conduct quarterly audits of the collateral and financial condition of each borrower.

  Inventory Loans--These loans are revolving lines of credit that are collateralized by eligible inventory that is restricted to raw materials and finished goods. Inventory loans are generally made in conjunction with accounts receivable loans to qualifying borrowers. Borrowers are required to provide CBC with monthly inventory designations that are supported by a physical listing or a copy of a perpetual computer listing. These reports are compared to the borrower's financial statements for accuracy and CBC advances the loan proceeds as a percentage of the eligible inventory value. Inventory loans are primarily structured as revolving lines of credit, but under certain circumstances may be structured to incorporate monthly amortization.

  Participation Loans--These loans consist of term loans or revolving lines of credit in which CBC and other lenders (banks or other asset-based lenders) jointly lend to borrowers when the loan amount exceeds the lending limits of an individual lender.

  Set forth below is a table showing the principal amount of CBC's loans outstanding as of June 30, 1997, December 31, 1996, and 1995, and the percentage of CBC's portfolio comprised of each loan type as of such date.

                                                         AT DECEMBER 31,
                               AT JUNE 30,     ------------------------------------
                                  1997               1996               1995
                            -----------------  -----------------  -----------------
                            OUTSTANDING % OF   OUTSTANDING % OF   OUTSTANDING % OF
                              BALANCE   TOTAL    BALANCE   TOTAL    BALANCE   TOTAL
                            ----------- -----  ----------- -----  ----------- -----
                                           (DOLLARS IN THOUSANDS)
   Accounts receivable
    loans..................   $286.7     75.7%   $208.1     72.1%   $127.3     82.6%
   Inventory loans.........     51.7     13.7      34.9     12.1      18.9     12.3
   Participation loans(1)..     40.2     10.6      45.5     15.8       8.0      5.1
                              ------    -----    ------    -----    ------    -----
     Total.................   $378.6    100.0%   $288.5    100.0%   $154.2    100.0%
                              ======    =====    ======    =====    ======    =====

--------
(1) Participation loans include $48.1 million, $48.4 million and $10.3 million purchased and $7.9 million, $2.9 million and $2.3 million sold at June 30, 1997 and December 31, 1996 and 1995, respectively.

  The weighted average yield on CBC's loans outstanding was 12.69%, 12.41% and 13.25% at June 30, 1997 and December 31, 1996 and 1995, respectively.

  CBC had commitments to make additional fundings on lines of credit with existing borrowers totaling approximately $270.5 million, $259.2 million and $209.9 million at June 30, 1997 and December 31, 1996 and 1995, respectively; however, each additional funding is contingent upon the borrower's maintaining both sufficient collateral and compliance with the terms and conditions of the loan documents.

 Underwriting

  Before a credit line is established, CBC policy requires a review of the prospective client, its principals, business and customer base, including a review of financial statements and other financial information, legal documentation, samples of invoices and related documentation, operational matters and accounts receivable and payable. Following this review, CBC confirms certain matters with respect to the prospective client's business and the collectibility of the client's commercial receivables and other potential collateral by conducting public record searches for liens, conducting credit reviews of the prospective client and its principals, contacting major customers and suppliers to identify potential problems, and conducting an on-site audit of the prospective client's invoice, bookkeeping and collection procedures to verify that they are properly conducted and operationally compatible with CBC's operations. For high technology borrowers, particular emphasis is placed on comprehending the underlying value of the technology itself, including the value of the borrowers' intangible assets.

  After the preliminary review and diligence, CBC requires the prospective borrower to provide a deposit for fees, orders appraisals if lending against inventory, equipment or real estate and schedules an audit. CBC's audit staff conducts an audit generally consisting of a due diligence review of the prospective borrower's accounting and financial records, including a statistical review of accounts receivable and charge-off history. CBC auditors then submit their audit reports and work papers to CBC's credit committee for review prior to the extension of credit.

  In making a decision to approve a credit line, CBC establishes credit limits under the revolving credit line and analyzes the prospective client's customer base to assure compliance with CBC's policies generally limiting CBC's overall exposure to individual borrowers, especially with respect to privately held or non-investment grade borrowers. When deemed necessary for credit approval, CBC may obtain guaranties or other security from a client or its affiliates and may also obtain subordination and intercreditor agreements from the borrower's other lenders. Although CBC's underwriting guidelines specify a review of the factors described above, CBC does not apply a rigid scoring system to prospective borrowers and decisions to enter into a relationship with a prospective client are made on a case-by-case basis.

  CBC's underwriting guidelines and policies provide that, prior to each funding of a loan, the account executive assigned to the borrower (i) obtains the original or a copy of the invoice to be sent to the borrower and the purchase order (if one is required by CBC) related to such invoice, (ii) confirms the validity and accuracy of a representative sampling of invoices and (iii) mails a letter, on the borrower's letterhead, to the new borrower's customer which introduces CBC and requests that payment be made directly to CBC.

 Credit Monitoring and Controls

  An assigned CBC account executive monitors each borrower's credit, collateral and advances. All account executives are required to meet with each of their assigned borrowers at least quarterly to monitor the borrower's business, physically inspect the borrower's facilities and equipment and discuss problems the borrower may be experiencing.

  CBC monitors borrowers' accounts receivable using three forms. The first form is an accounts receivable aging analysis report prepared monthly by the loan processor and reviewed by the account executive, and which includes, among other things, details pertaining to account concentrations and aging trends. The second is an accounts receivable activity summary prepared weekly by the loan processor and reviewed by the account executive, summarizing borrowings, repayments and pledged collateral. The third is a daily report prepared by the borrower and reviewed by the account executive to determine credit availability for a particular day.

  In addition to the foregoing monitoring procedures, interim audits of all borrowers are scheduled as deemed appropriate. Also, each account is reviewed on its anniversary date and revolving lines are reviewed and reconciled on a monthly basis.

  Where liquidation is required for repayment of an outstanding loan, CBC attempts to effect a consensual possession of the subject collateral property and joint collection of accounts receivable. In certain instances, court action may be required to ensure collection of receivables and possession of pledged assets. CBC has not experienced any loan losses since its acquisition by the Company.

 Marketing

  CBC obtains business through referrals from banks, venture capitalists, accounting firms, management consultants, existing borrowers, other finance companies and independent brokers. CBC's marketing officers call on CBC's referral sources to identify and receive introductions to potential clients and to identify potential clients from database searches. CBC currently compensates its marketing personnel with what it believes are competitive base salaries and commissions based on funded transactions in order to motivate and reward the creation of new business and the renewal of existing business. Such commissions can be a significant portion of the total compensation paid to CBC's marketing personnel. CBC's marketing personnel have no credit decision authority.

  The Company believes that CBC's marketing strengths are its rapid response time and high level of service. The Company believes that, based on CBC's experience with technology credits and valuation of their associated tangible and intangible assets, CBC is able to quickly evaluate potential borrowers, providing it with a competitive advantage over other lenders with less experience lending to high technology companies. The Company also believes that CBC's ability to quickly evaluate credit decisions and provide loans to borrowers who, for various reason, have not established relationships with traditional lenders, has resulted in a loyal customer base.

 COMMERCIAL EQUIPMENT LEASING

  In May 1995, the Company expanded its existing commercial equipment leasing business conducted by its wholly-owned subsidiary, Imperial Business Credit, Inc. ("IBC"), through the acquisition of the assets and the assumption of certain liabilities of First Concord Acceptance Corporation ("FCAC"), a Colorado corporation engaged in the origination, acquisition and servicing of business equipment leases. The sale was effectuated pursuant to an asset purchase agreement among the Company, FCAC and Oren L. Benton, FCAC's majority shareholder ("Benton"). In connection with the purchase of FCAC's assets, the Company or its affiliates also purchased 100% of the partnership interests of three partnerships controlled by Benton that were formed for the purpose of securitizing certain of FCAC's lease receivables. The net purchase price for FCAC's assets and the partnership interests was approximately $21 million.

  In October 1996, IBC acquired substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases and agreed to assume certain related liabilities in connection therewith from Avco Financial Services, Inc. The net purchase price for the Avco Acquisition was approximately $94.8 million.

 General

  IBC's corporate headquarters are located in San Diego, California. IBC carries out its business equipment leasing operations from both its headquarters and its sales offices in Irvine, California, Denver, Colorado and Atlanta, Georgia.

  IBC's lease originations totaled $64.5 million, $87.2 million and $36.0 million for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively. During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, IBC securitized $115.5 million, $87.0 million and $85.2 million of leases, respectively.

 Lease Finance Operations

  IBC is in the business of leasing equipment, including copying, data processing, communication, printing and manufacturing equipment, exclusively to business users. Initial lease terms typically range from 24 months to 60 months. IBC will commit to purchase this equipment only when it has a signed lease with a lessee who satisfies its credit and funding requirements. Substantially all the leases written by IBC are full-payout ("direct financing") leases that allow IBC to sell or re-lease the equipment upon termination of the lease. IBC also purchases small portfolios of existing equipment leases from brokers with whom it has established relationships. These portfolios are evaluated on an individual basis according to IBC's established credit policy. The Company believes that these acquisitions allow IBC to grow with greater efficiency than usual at a level of decreased risk due to the portfolio aging that has occurred on the books of the originating broker. IBC uses an established computer system and related software systems to process lease applications, book leases and post lease payments and closely monitor credit processing and collections. These systems have in part been developed by IBC management.

  Upon expiration of the initial lease terms of its direct-financing leases, IBC expects, on average, to realize slightly more than the "residual value" at which the leased equipment is carried on IBC's books. IBC's ability to recover the recorded estimated residual value depends on the accuracy of initial estimates of the equipment's useful life, the market conditions for used equipment when leases expire, and the effectiveness of IBC's program for re-leasing or otherwise disposing of leased equipment. Residual recovery, however, is not required for IBC to achieve a profitable return on its investment. The residual is usually worth 1% to 2% of the gross yield depending upon the original lease term, further mitigating against the residual risk inherent in the portfolio.

  The following table sets forth IBC's lease originations by equipment type for the period presented.

                                   SIX MONTHS ENDED                      YEAR ENDED
                                    JUNE 30, 1997                    DECEMBER 31, 1996
                          ---------------------------------- ----------------------------------
                            NUMBER   PRINCIPAL                 NUMBER   PRINCIPAL
                          OF LEASES    AMOUNT    % OF TOTAL  OF LEASES    AMOUNT    % OF TOTAL
                          ORIGINATED ORIGINATED ORIGINATIONS ORIGINATED ORIGINATED ORIGINATIONS
                          ---------- ---------- ------------ ---------- ---------- ------------
                                                 (DOLLARS IN THOUSANDS)
Computers...............    1,031     $18,820       29.2%        857     $21,331       24.5%
Automotive..............      889       6,723       10.4         475       4,279        4.9
Manufacturing/Machine
 work...................      248       6,423       10.0         380      11,289       13.0
Furniture and fixtures..      389       5,730        8.9         242       5,963        6.8
Restaurant..............      510       5,648        8.8         395       6,238        7.2
Heavy equipment.........      186       3,522        5.5         163       3,938        4.5
Radio television
 production equipment...       97       2,425        3.7         202       3,838        4.4
Health/Sports equipment.       72       1,683        2.6         125       3,069        3.5
Print/Typeset equipment.       50       1,296        2.0         141       3,251        3.7
Dry cleaning/Washing....       35         751        1.1         102       2,387        2.7
Clothing manufacture....       14         696        1.1          59       2,373        2.7
Other...................      625      10,783       16.7       1,204      19,251       22.1
                            -----     -------      -----       -----     -------      -----
  Total.................    4,146     $64,500      100.0%      4,345     $87,207      100.0%
                            =====     =======      =====       =====     =======      =====

  IBC uses a non-cancelable lease, the terms and conditions of which vary only slightly from transaction to transaction. In substantially all of the leases, lessees are obligated to: (i) remit all rents due, regardless of the performance of the equipment, (ii) operate the equipment in a careful and proper manner and in compliance with governmental rules and regulations, (iii) maintain and service the equipment, (iv) insure the equipment against casualty losses and public liability, bodily injury and property damage and (v) pay directly, or reimburse IBC for, any taxes associated with the equipment, its use, possession or lease, except those relating to net income derived by IBC therefrom. The lease provides that IBC, in the event of a default by a lessee, may declare the entire unpaid balance of rentals due and payable immediately, and may seize and remove the equipment for subsequent sale, re-lease or other disposition.

 Underwriting

  IBC maintains written credit policies that IBC believes are prudent and customary within the lease finance industry. Such policies form the basis for IBC's standardized lease forms and approval processes. On occasion, IBC will make exceptions to its written credit policy for lease brokers with whom IBC has had past positive experience. In general, IBC's credit policies encourage leasing of income-generating equipment. Within these guidelines, there are few specific equipment or industry prohibitions.

  IBC's credit policies allow it to accept credit investigations provided by select brokers and has generated a database about the brokers with whom it does business. IBC also maintains a written collection policy to provide standard collection guidelines. In those instances when a portfolio of leases is acquired, documentation provided by the originating lessor is checked for compliance with IBC's documentation standards before accepting the portfolio for purchase.

 Marketing

  IBC markets its equipment lease products through its own in-house sales force and through its network of professional equipment lease brokers. IBC's 20 person in-house sales force calls end user customers and vendors to solicit their equipment lease transactions. IBC intends to expand its marketing efforts to include more vendors. The sales force also calls on IBC's network of professional equipment lease brokers to solicit these professionals to send their lease transactions to IBC.

  IBC's broker advisory panel consists of a group of its most productive brokers brought together on an annual basis, so that they may have an open interchange of ideas and information regarding IBC and the leasing marketplace. IBC believes the advisory panel serves a multi-purpose function by allowing IBC to reward those brokers that provide a profitable base of business to IBC, and also providing IBC the opportunity to market new ideas and concepts to those brokers before a general release to the leasing community. IBC believes that it benefits by obtaining information on how the brokers work with IBC's competitors (such as special programs and market trends), and this information can then be used to drive future marketing plans.

LOAN PARTICIPATION AND INVESTMENT GROUP

  SPTL's Loan Participation and Investment Group ("LPIG") was formed in September 1995 to invest in and purchase syndicated commercial loan participations in the primary and secondary market originated by commercial banks. During the six months ended June 30, 1997 and the year ended December 31, 1996, LPIG purchased senior secured loan participations with outstanding loan commitments totaling $372.7 million and $267.1 million, respectively. Loans outstanding under commitments as of June 30, 1997 were $196.9 million. At June 30, 1997, none of LPIG's loans were 30 days or more delinquent.

  The principal types of loans acquired by LPIG are senior secured bank loans consisting of: (i) revolving lines of credit which allow the borrower to borrow and repay proceeds as needed for working capital purposes, (ii) long-term loans with a specific amortization schedule which requires the borrower to repay the borrowed loans over time, usually on a quarterly basis or (iii) letters of credit which are normally funded as a sublimit under the revolving line of credit commitment. The loans are generally secured by a first priority lien on all of the borrower's property including accounts receivable, inventory and furniture, fixtures and equipment, as well as liens on owned real estate. At June 30, 1997, loan participations held by LPIG ranged in size from approximately $800,000 to approximately $17.5 million.

  LPIG believes that its purchase of senior secured loan participations allows it to build and maintain a loan portfolio without costly direct customer loan servicing and loan origination costs. In addition, such purchases facilitate the maintenance of a portfolio which is diversified both geographically and by industry.

  LPIG's loan underwriting policy requires an analysis of the borrower's ability to repay its debts, as well as an evaluation of the effects of general economic and industry trends and various competitive factors affecting the borrower.

  LPIG's commitments/outstandings by industry type at June 30, 1997 and December 31, 1996:

                                         AT JUNE 30, 1997                             AT DECEMBER 31, 1996
                          ---------------------------------------------- ----------------------------------------------
                                     % OF  TOTAL             % OF TOTAL             % OF  TOTAL             % OF TOTAL
                          COMMITMENT COMMITMENT  OUTSTANDING OUTSTANDING COMMITMENT COMMITMENT  OUTSTANDING OUTSTANDING
                            AMOUNT     AMOUNT      AMOUNT      AMOUNT      AMOUNT     AMOUNT      AMOUNT      AMOUNT
                          ---------- ----------- ----------- ----------- ---------- ----------- ----------- -----------
                                                             (DOLLARS IN THOUSANDS)
Hotels..................   $55,629       14.9%    $ 23,216       11.8%    $ 33,942      12.7%    $ 14,436        9.0%
Manufacturing
 (all segments).........     55,349      14.9       29,000       14.7       69,893      26.2       43,865       27.3
Waste disposal services.     32,500       8.7       14,620        7.4       10,000       3.8        6,129        3.8
Broadcasting (Radio)....     24,000       6.4       18,360        9.3          --        --           --         --
Food processing.........     20,000       5.4        8,592        4.4          --        --           --         --
Transportation (rail)...     15,000       4.0       14,490        7.4          --        --           --         --
Air carrier (cargo).....     15,000       4.0       11,999        6.1       20,000       7.5       16,484       10.2
Outdoor advertising.....     15,000       4.0       11,889        6.0       19,000       7.1        6,479        4.0
Office products
 distributor............     15,000       4.0        7,680        3.9       15,000       5.6        9,205        5.7
Automobile rentals......     15,000       4.0          --         --           --        --           --         --
Telecommunications......     15,000       4.0          --         --           --        --           --         --
Food distribution.......     14,833       4.0        8,257        4.2        4,917       1.8        4,917        3.1
Chemicals...............     11,779       3.2        8,636        4.4
Broadcasting (TV).......     11,005       3.0        3,805        1.9       24,625       9.2       15,040        9.4
Collection services.....     10,456       2.8        7,574        3.9       11,000       4.1        6,054        3.8
Paper (all segments)....      8,878       2.4        1,737        0.9       15,195       5.7        7,670        4.8
Tobacco.................      8,382       2.3        6,701        3.4          --        --           --         --
Defense.................      6,976       1.9        2,976        1.5        4,643       1.7        1,427        0.9
Garment.................      5,000       1.3        2,850        1.5          --        --           --         --
Supermarkets............      4,925       1.3        4,925        2.5       14,474       5.4       10,784        6.7
Direct mail advertising.      4,652       1.2        2,371        1.2        4,758       1.8        2,664        1.7
Park management.........      4,390       1.2        3,190        1.6        4,620       1.7        3,580        2.2
Restaurants.............      3,982       1.1        3,982        2.0        5,000       1.9        5,000        3.1
Cable television........        --        --           --         --        10,000       3.8        6,937        4.3
                           --------     -----     --------      -----     --------     -----     --------      -----
  Total.................   $372,736     100.0%    $196,850      100.0%    $267,067     100.0%    $160,671      100.0%
                           ========     =====     ========      =====     ========     =====     ========      =====

 AUTO LEND GROUP

  SPTL's Auto Lend Group ("Auto Lend") was established in September 1996, to provide automobile inventory financing for automobile dealers. The principal types of loans originated are fixed-rate lines of credit. Auto Lend had $13.5 million of loans outstanding at June 30, 1997. SPTL believes that Auto Lend's products offer synergistic opportunities, when offered in connection with SPTL's sub-prime auto lending ability, to provide car dealers a complete financing package. See "--Consumer Lending--Auto Lending Division."

COMMERCIAL MORTGAGE LENDING

  SPTL's Income Property Lending Division ("IPLD") was formed in February 1994 to expand the Company's apartment and commercial property lending business. For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, IPLD funded approximately $148.1 million, $260.9 million and $160.0 million in loans, respectively. During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, SPTL completed securitizations of $203.1, and approximately $277.0 million and $57.7 million of multi-family and commercial mortgage loans originated or purchased by IPLD, respectively. At June 30, 1997 and December 31, 1996 and 1995 $2.5 million, $1.9 million and $0.4 million or 2.2% and 1.1% and 0.04%, respectively, of IPLD's outstanding loans were 30 days or more delinquent. At June 30, 1997 and December 31, 1996 and 1995, $1.5 million, $4.4 million and $0.4 million, respectively, of IPLD originated loans were held for investment by SPTL. IPLD generally seeks to make 70% of its loans secured by apartment buildings and 30% of its loans secured by other commercial properties. Most of IPLD's business is generated through in-house loan representatives who market the loans directly to mortgage brokers and borrowers. Most of IPLD's loans have been secured by properties in California.

  The focus of IPLD's lending activity is the small loan market for apartments and commercial loans and its maximum loan amount is $2.5 million. SPTL believes that IPLD employs conservative underwriting criteria, which include a maximum loan-to-value ratio of 70% and minimum debt coverage ratio of 1.2x on all loans. Loans secured by income properties entail additional risk as compared to single family residential lending. The payment experience on such loans is generally dependent on the successful operation of the related commercial or multi-family property and can be greatly impacted by adverse conditions in local real estate markets or in the economy.

  All of IPLD's loan programs include 30-year adjustable rate loans tied to the 6-month LIBOR, 1-year Treasury, or Bank of America prime indexes. Margins vary depending on product type, property location and credit history of the borrower. With respect to apartment loans, IPLD uses standard government agency documentation and approved independent appraisers.

CONSUMER LENDING

  Through AMN and the Auto Lending Division of SPTL, the Company makes sub-prime automobile finance loans. The Company also makes home improvement loans and other consumer credit available through the Consumer Credit Division of SPTL.

 AUTO MARKETING NETWORK, INC.

  In March 1997, the Company acquired all of the outstanding shares of AMN for $750,000 and advanced AMN $11.6 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. AMN is headquartered in Boca Raton, Florida and offers loans to finance the purchase of new and used automobiles primarily to sub-prime borrowers. At June 30, 1997, AMN had regional offices in Texas, Virginia, Tennessee, and operations facilities in Oklahoma and is currently licensed in 45 states. Automobile finance contracts are acquired principally from an active dealer base of approximately 900 franchised automobile dealers. AMN provides its dealers with training and support designed to allow dealers to accelerate underwriting and final loan approval.

  For the period from its acquisition (March 14, 1997) through June 30, 1997, AMN originated $93.9 million in sub-prime auto loans. At June 30, 1997, $14.5 million or 9.7% of AMN's outstanding loans were 30 days or more delinquent.

 AUTO LENDING DIVISION

  ALD was formed in October 1994 to finance new and used automobile purchase contracts. ALD's borrowers are generally credit-impaired and therefore are unable to access alternative sources of financing from banks and captive automobile finance companies. ALD seeks to offset the increased risk of default in its portfolio with higher yields and aggressive servicing and collection activities.

  During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ALD originated approximately $39.7 million, $35.0 million and $19.0 million, respectively, in automobile loans. SPTL currently generates automobile loans through three Northern California retail offices and anticipates expanding its activities within California.

 HOME IMPROVEMENT LOANS AND OTHER CONSUMER CREDIT

  CCD was formed in early 1994 to offer loans primarily to finance home improvements and consumer goods. CCD's business is developed through a network of retailers and contractors throughout California. All loans are centrally processed, approved and funded at CCD's headquarters in Irvine, California.

  Home improvement loans offered by CCD range from $5,000 to $350,000 and include major remodeling projects that are sometimes coupled with refinancings. CCD's typical loan is secured by a junior lien. In addition, CCD purchases unsecured installment sales contracts to finance certain home improvements such as air conditioning, roofing and kitchen and bathroom remodeling.

  During the six months ended June 30, 1997 and the year ended December 31, 1996, CCD originated $10.0 million and $22.0 million in loans, respectively, all of which are held for investment. At June 30, 1997 and December 31, 1996, $1.6 million and $0.9 million or 3.6% and 2.4%, respectively, of CCD's outstanding loans were 30 days or more delinquent.

ADVISORY, INVESTMENT AND OTHER ACTIVITIES

  The Company conducts advisory services through its Imperial Credit Advisors, Inc. ("ICAI") subsidiary and has substantial investments in Southern Pacific Funding Corporation ("SPFC"), a publicly traded non-conforming residential mortgage lender, Dabney/Resnick/Imperial, LLC, ("DRI"), an investment banking firm and Imperial Credit Mortgage Holdings, Inc. ("IMH"), a publicly traded real estate investment trust engaged in mortgage finance activities.

 IMPERIAL CREDIT ADVISORS, INC.

  ICAI oversees the day-to-day operations of IMH pursuant to a management agreement more fully described in "Certain Transactions--Relationships with IMH--Other Transactions--General." For the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ICAI earned $2.8 million, $3.3 million and $37,888 in management fees and incentive payments pursuant to the management agreement.

  IMH and ICII intend to negotiate the termination of the management agreement. IMH is required to pay ICII a fee upon such termination. The fee may be paid in shares of registered IMH common stock, other securities, in cash, or a combination of the foregoing. The consummation of the transaction is conditioned on several factors including negotiation of major terms of the transaction, execution of formal documentation and approval of the disinterested and unaffiliated members of the board of directors of each of IMH and ICII. There can be no assurance that this transaction will be consummated and even if consummated, the Company cannot currently determine the amount of the termination fee or the form of consideration with which it will be paid.

 SOUTHERN PACIFIC FUNDING CORPORATION

  SPFC is a publicly traded specialty finance company (NYSE Symbol: "SFC") which originates, purchases and sells high yielding, single family non-conforming mortgage loans. Substantially all of SPFC's loans are secured by first or second mortgages on owner occupied single family residences. The majority of the originated and purchased loans are made to borrowers who do not qualify for or are unwilling to obtain financing from conventional mortgage sources. As of June 30, 1997, ICII owned 10,242,500 shares of SPFC common stock, representing 49.4% of the outstanding common stock of SPFC which, commencing with the three months ended March 31, 1997, is reflected on the Company's financial statements as "Investment in Southern Pacific Funding Corporation." ICII's investment in SPFC constituted 2.4% of the Company's total assets and contributed 13.2% of the Company's total revenue for the six months ended June 30, 1997. During July and August of 1997 ICII sold 500,000 shares of SPFC common stock, further reducing its ownership interest in SPFC to 47.0%.

 DABNEY/RESNICK/IMPERIAL, LLC

  In September 1996, the Company entered into various transactions with Dabney/Resnick, Inc. subsequently renamed Dabney/Resnick/Imperial, LLC ("DRI"). ICII has acquired a 1% equity interest in DRI and has purchased a warrant to acquire an additional 48% interest therein. DRI is an investment bank that serves institutional, high net worth, and corporate clients. DRI's services include securities underwriting, sales and trading, financial advisory services, investment research, and asset management. DRI manages and underwrites public offerings and securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings, and other financial transactions.

 IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.

  Simultaneously with IMH's initial public offering in November 1995, the Company contributed certain operating assets of ICII's mortgage conduit operations and SPTL's warehouse lending operations for 500,000 shares of IMH's common stock. IMH is a publicly traded specialty finance company (AMEX Symbol:
"IMH") which operated three businesses: (i) the long-term investment operations which invests primarily in nonconforming residential mortgage loans and securities backed by such loans, (ii) the conduit operations which primarily purchases and sells or securitizes non-conforming mortgage loans and
(iii) the warehouse lending operations which provides short-term lines of credit to originators of mortgage loans. As of June 30, 1997, the Company owned 462,269 shares of IMH common stock, representing 4.9% of the outstanding common stock of IMH.

  In September 1997, IMH filed a registration statement with the Commission for the sale of 3,170,094 shares of IMH common stock, of which 82,363, 50,000 and 37,731 shares were offered by ICII, SPTL and ICAI, respectively, which represented all of the shares of IMH common stock held by such entities as of the date of filing.

LOANS HELD FOR INVESTMENT

  The following table sets forth certain information regarding the Company's loans held for investment. Substantially all of the Company's loans held for investment are held by SPTL:

                                                   AT DECEMBER 31,
                               AT JUNE 30,  --------------------------------
                                  1997         1996       1995       1994
                               -----------  ----------  --------  ----------
                                             (IN THOUSANDS)
   Loans secured by real
    estate:
   One to four family......... $  305,768   $  375,476  $228,721  $  897,494
   Multi-family...............     18,547        2,527     7,028      82,004
   Commercial.................      2,640       11,011   133,189      30,287
                               ----------   ----------  --------  ----------
                                  326,955      389,014   368,938   1,009,785
                               ----------   ----------  --------  ----------
   Leases.....................     11,733       99,717     7,297      23,667
   Installment loans..........    105,634       34,248     1,900       4,290
   Franchise loans............    102,012      115,910    46,766         --
   Asset-based loans..........    372,544      288,528   154,252         --
   Commercial loans...........    237,687      173,932   110,104       5,882
                               ----------   ----------  --------  ----------
                                1,156,565    1,101,349   689,257   1,043,624
                               ----------   ----------  --------  ----------
   Unearned income............     (3,272)      (6,336)   (5,217)     (5,900)
   Deferred loan fees.........     (8,707)      (6,415)   (1,540)     (1,115)
                               ----------   ----------  --------  ----------
                                1,144,586    1,088,598   682,500   1,036,609
   Allowance for loan losses..    (24,520)     (19,999)  (13,729)     (7,054)
                               ----------   ----------  --------  ----------
       Total.................. $1,120,066   $1,068,599  $668,771  $1,029,555
                               ==========   ==========  ========  ==========

  The Company's loans held for investment are primarily comprised of first and second lien mortgages secured by residential and income producing real property in California, leases secured by equipment, asset-based loans to middle market companies mainly in California, and loans to experienced franchisees of national and regional restaurant franchises. As a result, the loan portfolio has a high concentration in the same geographic region. Although the Company has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of California.

  With respect to loans held for investment at SPTL, a continuing decline in California real estate values may adversely affect the underlying loan collateral. In order to reduce the Company's risk of loss on any one credit, the Company has historically sought to maintain a fairly low average loan size within the portfolio of loans held for investment. The average loan size and single largest loan, excluding loans originated by CBC, of the loans originated by and held for investment at SPTL at June 30, 1997 and December 31, 1996 and 1995 were

$0.2 million and $14.6 million, $0.1 million and $11.0 million, $0.1 million and $3.4 million, respectively. The largest loan held for investment at June 30, 1996 and December 31, 1996 and 1995 was a performing loan secured by a first deed of trust.

FUNDING AND SECURITIZATIONS

  The Company's liquidity requirements are met primarily by repurchase facilities, warehouse lines of credit from financial institutions, securitizations, whole loan sales, SPTL customer deposits and FHLB and commercial borrowings. The Company has also accessed the capital markets through equity and debt offerings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Lines of Credit and Warehouse Facilities" and "--Securitizations."

 SPTL Deposits

  SPTL obtains its funds from depositors by issuing FDIC insured passbook accounts and term certificates of deposit. SPTL solicits both individual and institutional depositors for new accounts through print advertisements and computerized referral networks. SPTL currently maintains two deposit gathering facilities in Southern California. At such facilities, tellers provide banking services to customers such as accepting deposits and permitting withdrawals. However, customers are not offered check writing services or offered demand deposit accounts. Generally, certificates of deposit are offered for terms of one to 12 months. See "Thrift and Loan Operations--Limitations on Types of Deposits" for a description of limitations on types of deposits that SPTL, as a thrift and loan, can accept.

  The following table sets forth the distribution of SPTL's deposit accounts (prior to intercompany elimination), and the weighted average nominal interest rates on each category of deposits:

                                                                           AT DECEMBER 31,
                                                      ---------------------------------------------------------
                               AT JUNE 30, 1997                   1996                         1995
                         ---------------------------- ---------------------------- ----------------------------
                                             WEIGHTED                     WEIGHTED                     WEIGHTED
                                             AVERAGE                      AVERAGE                      AVERAGE
                                      % OF   INTEREST              % OF   INTEREST              % OF   INTEREST
                           AMOUNT   DEPOSITS   RATE     AMOUNT   DEPOSITS   RATE     AMOUNT   DEPOSITS   RATE
                         ---------- -------- -------- ---------- -------- -------- ---------- -------- --------
                                                         (DOLLARS IN THOUSANDS)
Passbook accounts....... $   33,214    2.6%    5.60%  $   47,890    4.5%    4.73%  $   51,146    4.7%    1.27%
Time deposits of less
 than $100,000..........    949,194   74.9     5.93      803,556   74.9     5.84      755,499   69.1     5.67
Time deposits of
 $100,000 and over......    284,189   22.5     5.26      220,820   20.6     5.74      286,794   26.2     5.97
                         ----------  -----            ----------  -----            ----------  -----
  Total................. $1,266,597  100.0%    5.78%  $1,072,266  100.0%    5.77%  $1,093,439  100.0%    5.54%
                         ==========  =====            ==========  =====            ==========  =====

  The following table sets forth the dollar amount of deposits by time remaining to maturity:

                                                         AT DECEMBER 31,
                                             ---------------------------------------
                          AT JUNE 30, 1997          1996                1995
                         ------------------- ------------------- -------------------
                                      % OF                % OF                % OF
                           AMOUNT   DEPOSITS   AMOUNT   DEPOSITS   AMOUNT   DEPOSITS
                         ---------- -------- ---------- -------- ---------- --------
                                           (DOLLARS IN THOUSANDS)
Three months or less.... $  448,828   35.4%  $  404,565   37.7%  $  356,353   32.6%
Over three months
 through six months.....    365,791   28.9      279,397   26.1      259,300   23.7
Over six months through
 twelve months..........    366,671   29.0      311,862   29.1      367,285   33.6
Over twelve months......     85,307    6.7       76,442    7.1      110,501   10.1
                         ----------  -----   ----------  -----   ----------  -----
  Total................. $1,266,597  100.0%  $1,072,266  100.0%  $1,093,439  100.0%
                         ==========  =====   ==========  =====   ==========  =====

  Certificates of deposit of $100,000 and over totaled approximately $284.2 million, $220.8 million and $286.8 million at June 30, 1997 and December 31, 1996 and 1995, respectively. Interest expense associated with certificates of deposit of $100,000 and over was approximately $7.7 million, $13.6 million and $15.4 million for the six months ended June 30, 1997, the years ended December 31, 1996 and 1995, respectively.

  Since December 31, 1991, SPTL has increased its deposits as necessary so that deposits together with cash, liquid assets and FHLB borrowings, have been sufficient to provide SPTL funding for its lending activities. The weighted average interest rate of the deposit accounts was 5.78% at June 30, 1997 as compared to 5.77% at December 31, 1996 and 5.54% at December 31, 1995. The Company believes that SPTL's local marketing strategies, as well as its utilization of domestic money markets, have been the basis by which SPTL has been able to acquire new deposits at levels consistent with management's financial targets. Certain levels of growth of SPTL's assets and deposits require notice to the FDIC.

  As an additional source of funds, SPTL was approved in 1991 to become a member of the FHLB. Currently, SPTL is approved for borrowings from the FHLB pursuant to a secured line of credit that is automatically adjusted subject to applicable FHLB regulations and available pledged collateral. At June 30, 1997, there were no outstanding balances of FHLB advances.

COMPETITION

  The businesses in which the Company operates are highly competitive. The Company faces significant competition from other commercial and consumer finance lenders, commercial banks, credit unions, thrift institutions and securities firms, among others. Many of these competitors are substantially larger and have more capital and other resources than the Company. Competition can take many forms, including convenience in obtaining a loan or lease, customer service, marketing and distribution channels and interest rates charged to borrowers. In addition, the current level of gains realized by the Company and its competitors on the sale of their loans and leases could attract additional competitors into these markets, with the possible effect of lowering gains that may be realized on the Company's future loan and lease sales.

  Wholesale originations are expected to remain a significant part of the Company's loan and lease production programs. As a wholesale purchaser of loans and leases, the Company is exposed to fluctuations in the volume and cost of wholesale loans and leases resulting from competition with other purchasers of such loans and leases, market conditions and other factors.

  Management believes that SPTL's most direct competition for deposits comes from savings and loan associations, other thrift and loan companies, commercial banks and credit unions. The Company's cost of funds fluctuates with general market interest rates. During certain interest rate environments, additional significant competition for deposits may be expected from corporate and governmental debt securities as well as money market mutual funds.

REGULATION

  The Company's businesses are subject to extensive regulation in the United States at both the federal and state level. In the Company's home equity loan and financing businesses, regulated matters include loan origination, credit activities, maximum interest rates and finance and other charges, disclosure to customers, the terms of secured transactions, the collection, repossession and claims handling procedures utilized by the Company, multiple qualification and licensing requirements for doing business in various jurisdictions and other trade practices. As a part of the financing and asset securitization business, the Company is required to register as a broker-dealer with certain Federal and state securities regulatory agencies and is a member of the NASD.

 Truth in Lending

  The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Company. The Company believes that it is in compliance with TILA in all material respects. The enforcement provisions applicable to TILA grant broad powers to the appropriate federal regulatory agencies or the Federal Trade Commission to enforce TILA with respect to those entities not otherwise subject to federal regulations, such as the Company. TILA also contains criminal penalties for wilful violations and grants a private right of action with specified statutory damage rewards for certain violations. If the Company were found not to be in compliance with TILA with respect to certain loans, aggrieved borrowers could have the right to rescind their mortgage loan transactions and to demand the return of finance charges paid to the Company, and other damages provided under TILA. The Board of Governors of the Federal Reserve System recently amended Regulation Z to add rescission "tolerances" to the rule to limit the rule's rescission remedy to disclosure inaccuracies of the finance charge which amount to over one percent of the face amount of the note. The new rule also implements amendments to TILA which provide for rescission after the initiation of foreclosure proceedings under certain circumstances.

  TILA applies to all individuals and businesses that regularly extend consumer credit which is subject to a finance charge or is payable by a written agreement in more than four installments and is primarily for personal, family or household purposes. As such, TILA is applicable to the Company and its subsidiaries. Generally, TILA requires a creditor to make certain disclosures to the consumer concerning, among other things, finance charges and annual percentage rates. In addition to these general requirements, recent amendments to TILA require additional disclosures in connection with certain types of mortgage loans. These additional disclosure requirements apply to loans (other than mortgage loans to finance the acquisition or initial construction of a dwelling) with (i) total points and fees upon origination in excess of eight percent of the loan amount or $400, whichever is greater or (ii) an annual percentage rate of more than ten percentage points higher than comparably maturing United States Treasury securities ("Covered Loans"). Effective January 1, 1997, the $400 figure was adjusted by the Board of Governors of the Federal Reserve System to $424 until December 31, 1997, in accordance with Regulation Z. These TILA provisions prohibit lenders from originating Covered Loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Company believes that only a small portion of loans originated in 1995 are of the type that, unless modified, are prohibited by TILA. It is the Company's policy to apply to all Covered Loans underwriting criteria that take into consideration the borrower's ability to repay.

  TILA also prohibits lenders from including prepayment fee clauses in Covered Loans to borrowers except in cases in which the penalty can be exercised only during the first five years following consummation of the loan, the consumer's total monthly debt-to-income ratio does not exceed 50% and the Covered Loans are not used to refinance existing loans originated by the same lender. The Company will continue to collect prepayment fees on loans originated prior to October 1995 (the effective date of the prepayment provision of TILA) and on non-Covered Loans, as well as on Covered Loans in permitted circumstances, but the level of prepayment fee revenue may decline in future years. TILA imposes other restrictions on Covered Loans, including restrictions on balloon payments and negative amortization features, which the Company does not believe will have a material impact on its operations.

 Other Lending Laws

  The Company and its subsidiaries are also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on the basis of race, color, religion, sex, age or marital status. The ECOA also prohibits discrimination in the extension of credit based on the fact that all or part of the applicant's income derives from a public assistance program or the fact that the applicant has in good faith exercised any right under the Consumer Credit Protection Act. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. The Company is also subject to the Real Estate Settlement Procedures Act of 1974, as amended, and is required to file an annual report with the Department of Housing and Urban Development pursuant to the Home Mortgage Disclosure Act.

  In addition, the Company is subject to various other Federal and state laws, rules and regulations governing, among other things, the licensing of, and procedures which must be followed by, mortgage lenders and servicers, and disclosures which must be made to consumer borrowers. Failure to comply with such laws may result in civil and criminal liability and may, in some cases, give consumer borrowers the right to rescind their mortgage loans and to demand the return of finance charges paid to the Company.

  In addition, certain of the loans originated or purchased by the Company, such as Title I home improvement loans, are insured by an agency of the Federal government. Such loans are subject to extensive government regulation.

 Environmental Liability

  In the course of its business, the Company may foreclose on properties securing loans that are in default. There is a risk that hazardous or toxic substances or petroleum constituents could be on such properties. In such event, it is possible that the Company could be held responsible for the cost of cleaning up or removing such waste depending upon the lender's activities, and such cost could exceed the value of the underlying properties.

  Under the laws of certain states, contaminated property may be subject to a lien on the property to assure payment for cleanup costs. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may become liable for cleanup of a property and adjacent properties that are contaminated by releases from the mortgaged property if the lender engages in certain activities. In 1996 CERCLA was amended to eliminate federal lender liability under CERCLA in certain circumstances, including foreclosure if the lender resells the property at the earliest practicable, commercially reasonable time on commercially reasonable terms. In addition, the amendments defined the term participation in management, which provided some guidance to lenders about the nature of activities that would and would not give rise to liability under CERCLA. These amendments do not apply to state Superfund laws. Also, foreclosure and other activities on contaminated property may subject a lender to state tort liability.

 Future Laws

  Because each of the Company's businesses is highly regulated, the laws, rules and regulations applicable to the Company are subject to modification and change. There are currently proposed various laws, rules and regulations which, if adopted, could impact the Company. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations will not be adopted in the future which could make compliance more difficult or expensive, restrict the Company's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered, purchased or sold by the Company, or otherwise adversely affect the business or prospects of the Company.

THRIFT AND LOAN OPERATIONS

  SPTL is subject to regulation, supervision and examination under both Federal and California law. SPTL is subject to supervision and regulation by the California Department of Financial Institutions (the "DFI") and, by the FDIC. In states other than California where SPTL operates loan production offices, SPTL may be subject to certain state and local laws, including those governing qualification to do business. Neither the Company's mortgage banking operations nor SPTL's thrift business is regulated or supervised by the Office of Thrift Supervision, which regulates savings and loan institutions. ICII is not directly regulated or supervised by the DFI, the FDIC, the Federal Reserve Board or any other bank regulatory authority, except with respect to the general regulatory and enforcement authority of the DFI and the FDIC over transactions and dealings between ICII or any of its other subsidiaries and SPTL, and except with respect to both the specific limitations regarding ownership of the capital stock of a parent company of any thrift and loan association and the specific limitations regarding the payment of dividends from SPTL discussed below.

 General

  SPTL is governed by the California Industrial Loan Law and the rules and regulations of the DFI that, among other things, regulate in certain limited circumstances the maximum interest rates payable on, and the terms of, certain thrift deposits as well as the collateral requirements and maximum maturities of the various types of loans that are permitted to be made by California chartered industrial loan companies, also known as thrift and loan companies or thrifts. As SPTL's primary regulator, the DFI has broad supervisory and enforcement authority with respect to SPTL and its affiliates. The enforcement authority of the DFI over thrift and loan companies includes the ability to impose penalties for and to seek correction of violations of laws or regulations or unsafe or unsound practices by assessing monetary penalties, issuing cease and desist or removal and prohibition orders against a company, its directors, officers or employees and other persons, initiating injunctive actions or even taking possession of the business and property of a thrift and loan company. In general, such enforcement actions may be initiated for violations of laws, regulations, cease and desist orders or the thrift and loan company's articles of incorporation or for unsafe or unsound conditions or practices. Certain provisions of the California Industrial Loan Law also provide for the institution of civil or criminal actions against thrift and loan companies and their officers, directors, employees and affiliates with respect to violations of the law and related regulations.

  SPTL's deposits are insured by the Bank Insurance Fund of the FDIC to the full extent permissible by law. As an insurer of deposits, the FDIC issues regulations, conducts examinations, requires the filing of reports and generally regulates the operations of institutions to which it provides deposit insurance. SPTL is subject to the rules and regulations of the FDIC to the same extent as other state financial institutions that are insured by that entity. This regulation is intended primarily for the protection of depositors, and to ensure services for the public's convenience and advantage and to ensure the safety and soundness of the regulated institution. The approvals of the FDIC and the DFI are required before any merger, consolidation or change in control, or the establishment, relocation or closure of an office facility of SPTL. However, only the DFI's approval is required to establish a loan production office limited to the solicitation of loans.

  The FDIC, as insurer of SPTL's deposits, also has broad enforcement authority over state-chartered thrift and loan companies, including the power in appropriate circumstances to issue cease-and-desist orders and removal and prohibition orders and to terminate the insurance of their insured accounts. The FDIC is required to notify the DFI of its intent to take certain types of enforcement actions with respect to a California chartered, FDIC-insured thrift and loan company and of the grounds therefor. If satisfactory corrective action is not effectuated within an appropriate time, the FDIC may proceed with its enforcement action. The FDIC may also terminate the deposit insurance of any insured depository institution if it determines that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed by in writing by the FDIC. The DFI also has the authority, independent of the FDIC, to issue cease and desist orders, impose operating restrictions, and take other actions to assure the safety and soundness of the institution.

  In September 1996, President Clinton signed into law, as part of a 1997 omnibus spending bill, the Economic Growth and Regulatory Paperwork Reduction Act of 1996, which simplifies and streamlines across a broad spectrum the regulation of federally-insured depository institutions in diverse areas including consumer credit, truth-in-lending, real estate residential lending, regulatory applications, branching, disclosures and advertising, regulatory examinations, insider lending and lender and fiduciary exposure for environmental contamination under the Comprehensive Environmental Response, Compensation and Liability Act (i.e., "Superfund" Liability) and the Solid Waste Disposal Act, and the elimination (after five years) of civil liability under the Truth in Savings Act.

  In January 1996, the California Department of Corporations (predecessor to the DFI) and the FDIC conducted a joint examination of SPTL. As a result of such examination, SPTL entered into a joint memorandum of understanding with the FDIC and the California Department of Corporations. The memorandum of understanding requires certain measures to be taken in the areas of: (i) hiring and retention of management, (ii) adoption of systems to monitor and control risk, (iii) correction of certain violations of law, (iv) credit review and (v) enhancement of other operational policies. SPTL does not believe that this informal agreement has had or will have a material adverse effect on the Company. In the event that SPTL fails to comply with the memorandum of understanding, SPTL and its affiliates, officers and directors could be subject to various enforcement actions, including cease and desist orders, criminal and civil penalties, removal from office, termination of deposit insurance or the revocation of SPTL's charter. Any such enforcement action could have a material adverse effect on the Company.

  The FDIC and the DOC recently completed a joint examination of SPTL. SPTL has not yet received from the FDIC the formal reports of its examination. However, based on the exit interview conducted by the FDIC with the board of directors of SPTL, SPTL expects that the reports of examination will note certain violations of applicable law and regulations, and that the FDIC will require SPTL to take remedial action to correct any violations which have not previously been corrected. SPTL is unable at this time to determine the outcome of the FDIC's examination. The FDIC has enforcement powers to impose, among other things, injunctions, cease and desist orders, criminal or civil penalties, removal from office or the revocation of SPTL's charter. Although the Company does not believe that an enforcement action is warranted under the circumstances, any such enforcement action could have a material adverse effect on the Company.

 Limitations on Investments

  Subject to restrictions imposed by California law, SPTL is permitted to make secured and unsecured consumer and non-consumer loans. The maximum term for repayment of loans made by thrift and loan companies may be as long as 40 years and 30 days depending upon collateral and priority of the lender's lien on the collateral, except that loans with repayment terms in excess of 30 years and 30 days may not in the aggregate exceed five percent of total outstanding loans and obligations of the thrift. Although secured loans may generally be repayable in unequal periodic payments during their respective terms, consumer loans secured by real property with terms in excess of three years must be repayable in substantially equal periodic payments unless such loans were made or purchased by the thrift and loan under the Garn-St. Germain Depository Institutions Act of 1982 (which applies primarily to one to four unit single family residential loans).

  California law limits lending activities outside of California by thrift and loan companies to no more than 20% of total assets or 40% with the approval of the Commissioner. California law contains requirements for the diversification of the loan portfolios of thrift and loan companies. A thrift and loan with outstanding certificates of deposit may not, among other things: (i) place more than 25% of its loans or other obligations in loans or obligations that are secured only partially, but not primarily, by real property (which restriction is repealed effective January 1, 1998); (ii) make any loan secured primarily by improved real property that exceeds 20% of its paid-up and unimpaired capital stock and surplus not available for dividends; (iii) make any loan secured primarily by unimproved real property in an amount in excess of 10% of its unimpaired capital stock and surplus not available for dividends; (iv) lend an amount in excess of five percent of its paid-up and unimpaired capital stock and surplus not available for dividends upon the security of the stock of any one corporation; (v) make loans to, or hold the obligations of, any one person as primary obligor in an aggregate principal amount exceeding 20% of its paid-up and unimpaired capital stock and surplus not available for dividends; and (vi) have more than 70% of its total assets in loans that have remaining terms to maturity in excess of seven years and are secured solely or primarily by real property. SPTL had paid-up and unimpaired capital stock and surplus not available for dividends of $80.5 million at each of June 30, 1997 and December 31, 1996 and 1995.

  At June 30, 1997 and December 31, 1996 and 1995, SPTL was in compliance with its California investment law restrictions. SPTL originates and holds a portion of the Company's loans held for sale, of which a majority have a maturity of greater than seven years. SPTL believes that it will be able to continue to meet its requirements by managing the types of loans originated and where the loans are domiciled.

  Under California law, thrift and loan companies are generally limited to investments that are legal investments for commercial banks. A thrift and loan company may acquire real property only in satisfaction of debts previously contracted, pursuant to certain foreclosure transactions, or as may be necessary as premises for the transaction of its business, in which case such investment is limited to one-third of a thrift and loan's paid-in capital stock and surplus not available for dividends.

  Effective January 1, 1997, as a result of changes in the California Industrial Loan Law passed in 1996, SPTL may invest in the capital stock, obligations, or other securities of one or more corporations, subject to rules or orders prescribed by the DFI, if such investment would be lawful for commercial banks. California chartered commercial banks may invest in equity securities of one or more corporations upon receiving either general authorization or specific authorization from the California Superintendent of Banks. General authorization is available for the investment in the equity securities of one corporation in an amount not exceeding 10% of the gross capital of the bank, provided that such investments in all corporations do not exceed 25% of the gross capital of the bank. Specific authorization is not subject to such investment limits. Under federal law, SPTL is considered an insured state bank, and as such, it may make any equity investment, including an investment in the equity securities of an operating subsidiary, that is permissible for a national bank. Operating subsidiaries include corporations, limited liability companies or similar entities. Operating subsidiaries of national banks may engage in activities that are part of, or incidental to the business of banking, as determined by the Office of the Comptroller of the Currency (the "OCC"). Recently revised regulations of the OCC define certain activities that are currently permissible for operating subsidiaries of national banks. In addition, SPTL's purchase of loan originations from an operating subsidiary may not be subject to the limitations on "covered transactions" under federal banking law. See "--Transactions with Affiliates."

 Transactions With Affiliates

  Under California law, a thrift and loan generally may not make any loan to, or hold an obligation of, any of its directors or officers or any director or officer of its holding company or affiliates, except in specified cases and subject to regulation by the DFI. In addition, a thrift and loan may not make any loan to, or hold an obligation of, any of its shareholders or any shareholder of its holding company or affiliates, except that this prohibition does not apply to persons who own less than 10% of the stock of a holding company or an affiliate that is listed on a national securities exchange. As a result of these requirements, SPTL may not make loans to ICII or other affiliates or purchase a contract, loan or chose in action of ICII or other affiliates. Subject to prior approval of the DFI, exemptions from these restrictions are available for purchase of loans from affiliates which are licensed mortgage brokers (such as ICII) or other certain types of licensed lenders. However, these purchases would be subject to strict limitations under federal law.

  Federal law also limits transactions between SPTL and its affiliates. Generally, such transactions must be on terms and under conditions, including credit standards, that are substantially the same, or at least as favorable to SPTL, as those prevailing at the time for comparable transactions with or involving other nonaffiliated companies. In addition, SPTL is prohibited from engaging in "covered transactions" with an affiliate if the aggregate amount of such transactions with such affiliate would exceed 10% of SPTL's capital stock and surplus, or in the case of all affiliates, if the aggregate amount of such transactions exceeds 20% of SPTL's capital stock and surplus. "Covered transactions" include loans or extensions of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate (subject to certain exemptions), the acceptance of securities issued by an affiliate as collateral security for a loan or extension of credit to any person or company, or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. For certain "covered transactions," collateral requirements in specified amounts will be applicable. SPTL also is prohibited from purchasing low-quality assets from its affiliates, except under limited circumstances. SPTL engages in many transactions which involve its affiliates, including ICII and its other subsidiaries. As such, many of the transactions between the Company and SPTL are subject to federal and state affiliate transaction regulations. Also under federal law, a transaction by SPTL with any person shall be deemed to be a transaction with an affiliate to the extent that the proceeds of the transaction are used for the benefit of, or transferred to that affiliate.

  The term "affiliate" excludes any company other than a bank, that is a subsidiary of the depository institution, unless the FDIC has determined by regulation or order not to exclude such subsidiary. Absent such determination, transactions conducted between SPTL and its non-bank subsidiaries would not be subject to the amount limitations and collateral requirements under federal law. This exemption, however, is unavailable for transactions between a bank and a subsidiary that engages in activities not permissible for the parent depository institution.

  Under the California Industrial Loan Law, it is unlawful for SPTL to offer or sell any security in an issuer transaction unless the DFI has issued a permit authorizing such sale, which offer or sale is subject to applicable provisions of the California Corporate Securities Act of 1968, as amended. The DFI, however, has authority to exempt any such transaction which the DFI determines is not comprehended within the purposes of the qualification requirements and which the DFI finds not necessary or appropriate in the public interest or for the protection of investors. The DFI also has authority to impose conditions in any permit, including legends restricting transferability, impounding proceeds, or other conditions deemed reasonable and necessary in the public interest.

 Capital; Limitations on Borrowings

  Under California law, a thrift and loan is subject to certain leverage limitations that are not generally applicable to commercial banks or savings and loan associations. In particular, a thrift and loan institution that has been in operation in excess of 60 months may have outstanding at any time deposits not to exceed 20 times paid-up and unimpaired capital and surplus as restricted in its by-laws as not available for dividends, with the exact limitation subject to order by the DFI. The DFI has issued an order to SPTL authorizing the maximum 20 times leverage standard.

  Thrift and loan companies are not permitted to borrow, except by the issuance of certificates of deposit, in an amount exceeding 300% of outstanding capital stock, surplus and undivided profits, without the DFI's prior consent. All sums borrowed in excess of 150% of outstanding capital stock, surplus and undivided profits must be unsecured borrowings or, if secured, approved in advance by the DFI, and be included as certificates of deposit for purposes of computing the above ratios; however, collateralized FHLB advances are excluded for this test of secured borrowings and are not specifically limited by California law.

  In 1989, the FDIC and the other federal regulatory agencies adopted final risk-based capital adequacy standards applicable to financial institutions like SPTL whose deposits are insured by the FDIC. These guidelines provide a measure of capital adequacy and are intended to reflect the degree of risk associated with both on and off balance sheet items, including residential loans sold with recourse, legally binding loan commitments and standby letters of credit. Under these regulations, financial institutions such as SPTL are required to maintain capital to support activities that in the past did not require capital. Because ICII, unlike SPTL, is not directly regulated by any bank regulatory agency, it is not subject to any minimum capital requirements. See "--Holding Company Regulations."

  A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital by its risk-weighted assets. Financial institutions generally are expected to meet a minimum ratio of qualifying total capital to risk-weighted assets of 8%, of which at least 50% of qualifying total capital must be in the form of core capital (Tier 1), which includes common stock, noncumulative perpetual preferred stock, minority interests in equity capital accounts of combined subsidiaries and allowed mortgage servicing rights less all intangible assets other than allowed mortgage servicing rights and purchased credit card relationships, subject to certain amount limitations. Supplementary capital (Tier 2) consists of the allowance for loan losses up to 1.25% of risk-weighted assets, cumulative preferred stock, intermediate-term preferred stock, hybrid capital instruments and term subordinated debt. The maximum amount of Tier 2 capital that may be recognized for risk-based capital purposes is limited to 100% of Tier 1 capital (after any deductions for disallowed intangibles). The aggregate amount of term subordinated debt and intermediate term preferred stock that may be treated as Tier 2 capital is limited to 50% of Tier 1 capital. Certain other limitations and restrictions apply as well. At June 30, 1997, the Tier 2 capital of SPTL consisted of its allowance for loan losses and $35.0 million in term subordinated indebtedness.

  The FDIC has adopted a 3% minimum leverage ratio that is intended to supplement risk-based capital requirements and to ensure that all financial institutions, even those that invest predominantly in low risk assets, continue to maintain a minimum level of core capital. A financial institution's minimum leverage ratio is determined by dividing its Tier 1 capital by its quarterly average total assets, less intangibles not includable in Tier 1 capital. The FDIC rules provide that a minimum leverage ratio of 3% is required for institutions that have been determined to be in the highest category used by regulators to rate financial institutions. All other organizations are required to maintain leverage ratios of at least 100 to 200 basis points above the 3% minimum.

  At June 30, 1997, SPTL was in compliance with all of its capital requirements.

 Prompt Corrective Action

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the federal banking regulators to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. In response to this requirement, the FDIC adopted final rules based upon FDICIA's five capital tiers. The FDIC's rules provide that an institution is "well capitalized" if its risk-based capital ratio is 10% or greater; its Tier 1 risk-based capital ratio is 6% or greater; its leverage ratio is 5% or greater; and the institution is not subject to a capital directive of a federal bank regulatory agency. A bank is "adequately capitalized" if its risk-based capital ratio is 8% or greater; its Tier 1 risk-based capital ratio is 4% or greater; and its leverage ratio is 4% or greater (3% or greater for the highest rated institutions). An institution is considered "undercapitalized" if its risk-based capital ratio is less than 8%; its Tier 1 risk-based capital ratio is less than 4%, or its leverage ratio is 4% or less (less than 3% for the highest rated institutions). An institution is "significantly undercapitalized" if its risk-based capital ratio is less than 6%; its Tier 1 risk-based capital ratio is less than 3%; or its leverage ratio is less than 3%. A bank is deemed to be "critically undercapitalized" if its ratio of tangible equity (Tier 1 capital) to total assets is equal to or less than 2%. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it engages in unsafe or unsound banking practices. Under this standard, SPTL is currently "well capitalized"; this classification, however, is a regulatory capital classification used for internal regulatory purposes, and is not necessarily indicative of SPTL's financial condition and operations.

  Undercapitalized institutions are required to submit a capital restoration plan for improving capital. In order to be accepted, such plan must include a financial guaranty from the institution's holding company that the institution will return to capital compliance. If such a guarantee were deemed to be a commitment to maintain capital under the Federal Bankruptcy Code, a claim for a subsequent breach of the obligations under such guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party general unsecured creditors of the holding company. Undercapitalized institutions: are prohibited from making capital distributions or paying management fees to controlling persons; may be subject to growth limitations; acquisitions, branching and entering into new lines of business are restricted, and transactions with affiliates or the appointment of additional directors or senior executive officers are restricted. Finally, the institution's regulatory agency has discretion to impose certain of the restrictions generally applicable to significantly undercapitalized institutions.

  In the event an institution is deemed to be significantly undercapitalized, it may be required to: sell stock; merge or be acquired; restrict transactions with affiliates; restrict interest rates paid; divest a subsidiary; or dismiss specified directors or officers. If the institution is a bank holding company, it may be prohibited from making any capital distributions without prior approval of the Federal Reserve Board and may be required to divest a subsidiary. A critically undercapitalized institution is generally prohibited from making payments on subordinated debt and may not, without the approval of its principal bank supervisory agency, enter into a material transaction other than in the ordinary course of business; engage in any covered transaction; or pay excessive compensation or bonuses. Critically undercapitalized institutions are subject to appointment of a receiver or conservator. Effectively, the FDIC would have general enforcement powers over SPTL and the Company in the event that SPTL is deemed undercapitalized.

  SPTL's Capital Ratios. The following tables indicate SPTL's capital ratios under (i) the California leverage limitation, (ii) the FDIC risk-based capital requirements, and (iii) FDIC minimum leverage ratio, at each of June 30, 1997 and December 31, 1996.

                                     AT JUNE 30, 1997                                AT DECEMBER 31, 1996
                      ------------------------------------------------- -------------------------------------------------
                                         MINIMUM      WELL CAPITALIZED                     MINIMUM      WELL CAPITALIZED
                          ACTUAL       REQUIREMENT      REQUIREMENT         ACTUAL       REQUIREMENTS     REQUIREMENT
                      --------------  --------------  ----------------- --------------  --------------  -----------------
                       AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT   RATIO    AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT   RATIO
                      -------- -----  -------- -----  --------- ------- -------- -----  -------- -----  --------- -------
                                                          (DOLLARS IN THOUSANDS)
California Leverage
 Limitation.......... $151,001 11.92% $ 63,330 5.00%  $     --     -- % $144,798 13.50% $ 53,613 5.00%  $     --     --
Risk-Based Capital...  188,261 12.68   118,807 8.00     148,509  10.00   145,018 10.87   106,715 8.00     133,393  10.00%
Risk-based Tier 1
 Capital ............  136,257  9.17    59,404 4.00      89,105   6.00   129,497  9.71    53,357 4.00      80,036   6.00
FDIC Leverage Ratio..  136,257  9.07    60,096 4.00      75,120   5.00   129,497  9.35    55,397 4.00      69,247   5.00

 Limitations on Types of Deposits

  Because of the limitations described in "--Holding Company Regulations" below, SPTL currently offers only passbook accounts and certificates of deposit and does not offer NOW accounts, checking accounts or similar demand accounts.

 Insurance Premiums

  The FDIC administers two separate deposit insurance funds, the Bank Insurance Fund ("BIF"), which insures the deposits of institutions which were insured by the FDIC prior to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), and the Savings Association Insurance Fund ("SAIF"), which insures the deposits of institutions which were insured by the Federal Savings and Loan Insurance Corporation prior to the enactment of FIRREA. SPTL's insurance premium for the first six months of 1997 was approximately $115,000.

  As required by FDICIA, the FDIC has established a risk-based system for setting deposit insurance assessments. Under the risk-based assessment system, an institution's insurance assessments vary depending on the level of capital the institution holds and the degree to which it is of supervisory concern to the FDIC. Once an insurance fund has reached its designated reserve ratio of 1.25%, and as long as there are no outstanding borrowings by the FDIC from the United States Treasury, the FDIC is not permitted to charge assessment premiums that would increase the reserve ratio of the insurance fund above its designated reserve ratio. The BIF reached its designated reserve ratio in 1995.

 Recent Legislation

  A new California state regulatory agency was created in 1996 to be known as the Department of Financial Institutions ("DFI"). The DFI became effective July 1, 1997. All California state chartered depository institutions will be licensed and regulated after July 1, 1997 by the DFI, which includes banks, savings associations, credit unions, and industrial loan companies. SPTL, an industrial loan company, will be subject to the jurisdiction of the DFI as its state regulator. Most administrative and examination staff personnel have will transferred to the DFI from the California Commissioner of Corporation's office. Persons who are unfamiliar with the Industrial Loan Law and the scope of operations of industrial loan companies, such as SPTL, will be interpreting the Industrial Loan Law in the office of general counsel and office of policy of the DFI. It is expected that this will not have any material effect on SPTL.

  On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("Funds Act") was enacted which, among other things, imposes on BIF-insured deposits a special premium assessment on domestic deposits at one-fifth the premium rate imposed on SAIF-insured deposits, which will be used to pay the interest on Financial

Corporation ("FICO") bonds issued by the federal government as part of the savings association bailout provisions of the 1989 FIRREA legislation. In the year 2000, however, the Funds Act requires BIF-insured institutions to share in the payment of the FICO obligations on a pro-rata basis with all savings institutions, with annual assessments expected to equal approximately 2.4 basis points until the year 2017, and to be completely phased out by 2019. The Funds Act also prohibits the merger of the BIF and SAIF insurance funds unless the savings institution charter has been eliminated on January 1, 1999.

  The 1996 California legislation that created the DFI also authorized the use of the word "bank" by thrift and loan companies, such as SPTL, in their names. Effective October 6, 1997, SPTL changed its name to "Southern Pacific Bank." That legislation also granted the DFI jurisdiction over the issuance of securities by a thrift and loan company requiring application and permit unless otherwise exempt.

  In addition, on December 6, 1996, the FDIC determined to continue the current downward adjustment to the assessment rate schedule applicable to deposits of BIF institutions for the semi-annual assessment period beginning January 1, 1997. For such period, the BIF assessment rates will range from 0 to 27 basis points. In addition, in accordance with the Funds Act, the FDIC eliminated the minimum assessment amount for BIF-insured institutions. SPTL has been notified that its combined FDIC and FICO assessment rate for 1997 will be approximately 4.3 cents per $100 of deposits.

 Safety and Soundness Guidelines

  In July 1995, certain federal bank regulatory agencies, including the FDIC, adopted Interagency Guidelines establishing standards for safety and soundness as required by the FDICIA. In accordance with these Guidelines, institutions are required to establish policies and procedures regarding: (i) internal controls and information; (ii) internal audit systems; (iii) loan documentation; (iv) credit underwriting; (v) interest rate exposure; and
(vi) asset growth. In addition, under these Guidelines institutions must maintain safeguards to prevent the payment of compensation and fees which are excessive or could lead to a material loss for the institution. The federal bank regulatory agencies recently amended the Interagency Guidelines to include asset quality and earnings standards. The new guidelines require an institution to identify problem assets and estimate inherent losses. The earnings standards under the revised guidelines require an institution to establish monitoring and reporting systems.

 Holding Company Regulations

  The Competitive Equality Banking Act of 1987 ("CEBA") subjected certain previously unregulated companies to regulation as bank holding companies by expanding the definition of the term "bank" in the Bank Holding Company Act ("BHCA"). SPTL remained exempt from the definition of "bank" under the BHCA, and therefore ICII was exempt from regulation as a bank holding company. SPTL may cease to fall within those exceptions if it engages in certain operational practices, including accepting demand deposit accounts. SPTL currently has no plans to engage in any operational practice that would cause it to fall outside of one or more of the exceptions to the term "bank" as defined by CEBA. Pursuant to CEBA, ICII and its affiliates are treated as if ICII were a bank holding company for the limited purposes of applying certain restrictions on loans to insiders and anti-tying provisions.

 Limitations on Dividends

  Under the California Industrial Loan Law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio and (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), and (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities).

  Under California law, in order for capital (including surplus) of an institution to be included in calculating the leverage limitation described above, thrift institutions must amend their by-laws to restrict such capital from the payment of dividends. The amount of restricted capital maintained by a thrift also provides the basis for establishing the maximum amount that a thrift may lend to one single borrower. As of June 30, 1997 and December 31, 1996, $123.8 million and $80.5 million, respectively, of SPTL's capital was so restricted.

  The FDIC has advised insured institutions that the payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, thrift and loans may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items. Under the Financial Institutions Supervisory Act and FIRREA, federal regulators also have authority to prohibit financial institutions from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of a thrift and other factors, that such regulators could assert that the payment of dividends in some circumstances might constitute unsafe or unsound practices and prohibit payment of dividends even though technically permissible.

  Pursuant to FDICIA, SPTL is prohibited from paying dividends if the payment of such dividends would cause the institution to become "undercapitalized." These limitations on the payment of dividends may restrict the Company's ability to utilize cash from SPTL which may have been otherwise available to the Company for working capital.

 Limitations on Acquisitions of Voting Stock of the Company

  Any person who wishes to acquire 10% or more of the capital stock or capital of a California thrift and loan company or 10% or more of the voting capital stock or other securities giving control over management of its parent company must obtain the prior written approval of the DFI. Similarly, the federal Change in Bank Control Act of 1978 requires any person or company that obtains "control" of an insured depository institution to notify the appropriate Federal banking agency, which would be the FDIC in the case of SPTL, 60 days prior to the proposed acquisition. If the FDIC has not issued a notice disapproving the proposed acquisition within that time period (including a possible 90 day extension), the person may retain its interest in such institution. For purposes of the statute, "control" is defined as the power, directly or indirectly, to direct the management or policies of an insured depository institution or to vote 25% or more of any class of voting securities of an insured depository institution. However, there is a rebuttable presumption that any person acquiring 10% or more of any class of voting securities of said institution is presumed to have "control." In such cases, such person must file an application for approval with the FDIC or rebut the presumption.

RESTRICTION ON INVESTMENTS BY IMPERIAL BANK

  At June 30, 1997, Imperial Bank owned 9,261,106 shares of Common Stock, or 23.9% of the Company. Imperial Bancorp ("Bancorp") is the owner of all of the outstanding capital stock of Imperial Bank.

  FDICIA restricts the ability of state chartered banks, such as Imperial Bank, to hold equity securities and requires impermissible investments to be disposed of before December 19, 1996. Imperial Bank acquired its interest in the Company at its formation, which interest has been reduced by the Company's sale of Common Stock to third parties, as well as through a sale of stock by Imperial Bank subsequent to the initial public offering of the Company. The
9.4 million shares of the Company's Common Stock held by Imperial Bank may be subject to divestiture under FDICIA. Imperial Bank has requested approval from the FDIC to retain its investment in the Company and the FDIC has extended the FDICIA-imposed deadline pending a decision on Imperial Bank's application. The regional office of the FDIC has acknowledged the request and requested and received additional information on the Company, and has recommended to its Washington, D.C. headquarters that Imperial Bank be allowed to retain its stock ownership in the Company subject to certain conditions. The Federal Reserve Bank of San Francisco has requested that Bancorp make an application under Section 4 of the Bank Holding Company Act for approval for Imperial Bank to retain the Company's stock. Bancorp has deferred any application pending the results of the FDIC application.

  Because Imperial Bank owns less than 50% of the outstanding shares of the Company and the Company is operated as a company independent of Imperial Bank and Bancorp, the Company believes that, in the event of an insolvency, bankruptcy or receivership proceeding involving Imperial Bank or Bancorp, a court, exercising reasonable judgment after full consideration of all relevant factors, would not order the substantive consolidation of the assets and liabilities of the Company with either Imperial Bank or Bancorp.

  Two directors of the Company also serve on the board of directors of Imperial Bank or its parent, Imperial Bancorp. See "Management."

 Imperial Financial Group

  In February 1997, the board of directors of Bancorp approved a plan to spin off a portion of its specialty lending and finance businesses, including Imperial Bank's common stock interest in ICII, to Imperial Financial Group, Inc. ("IFG"), a recently created subsidiary of Imperial Bank formed to hold various business assets of Bancorp and its subsidiaries.

  Three directors of the Company also serve on the board of directors of IFG.

EMPLOYEES

  As of June 30, 1997, the Company had 746 employees, (55 at ICII, 256 at SPTL, 84 at IBC, 122 at FMAC, three at ICAI and 226 at AMN). Management believes that its relations with these employees are satisfactory. Neither ICII nor any of its subsidiaries is a party to any collective bargaining agreement.

PROPERTIES

  The Company's executive offices occupy 22,070 square feet of space in Torrance, California at a current monthly rental of approximately $31,420.

  The Company leases approximately 25,000 square feet of space in Santa Ana Heights, California. The Company leases these facilities pursuant to a 10 year lease, commencing September 1, 1992 and subleases the majority of these premises to IMH at a monthly rental of approximately $33,936. See "Certain Transactions-- Relationships with IMH."

  The Company currently leases offices in Los Angeles, San Diego, Walnut Creek, Newport Beach, Woodland Hills, Sacramento, San Jose and Irvine, California, as well as in Birmingham, Alabama; Greenwich, Connecticut; Atlanta, Georgia; Columbus, Nebraska; Tulsa, Oklahoma; Dallas, Texas; Parsippany, New Jersey; Greenville, Delaware; Bellevue, Washington; Denver, Colorado; Boca Raton, Florida; Allentown, Pennsylvania; and Lake Oswego and Grants Pass, Oregon. SPTL operates in California through branches and loan production offices and in other states through loan production offices and representatives.

LEGAL PROCEEDINGS

  The Company is a defendant in Fortune Mortgage Corporation et al. vs. ICII et al., originally filed in Orange County Superior Court on March 5, 1997 and recently ordered removed to arbitration. The complaint alleges breach of contract, breach of implied covenant of good faith and fair dealing, negligent misrepresentation, fraud, conspiracy to commit fraud, aiding and abetting fraud, contractual indemnity and reimbursement, money had and received, and unjust enrichment arising from the Company's sale of a group of loan production offices to plaintiffs. The plaintiffs seek rescission, restitution and general, special and/or consequential damages, and also exemplary and punitive damages as relate to the claims regarding fraud. The plantiffs are seeking approximately $3.5 million in general damages and approximately $10.0 million in punitive damages.

  In Agoura Willow Creek, Ltd. vs. SPTL, filed on February 27, 1997, in Los Angeles County Superior Court the plaintiff seeks damages of approximately $3.6 million from SPTL for alleged breach of written contract and breach of fiduciary duty arising out of a loan commitment agreement.

  The predecessor entity to FMAC, and an officer of such entity and of FMAC, among others, are named as defendants in De Wald et al. vs. Knyal et al. filed on November 15, 1996 in the Los Angeles Superior Court. The complaint seeks an accounting, monetary and punitive damages for alleged breach of contract, breach of fiduciary duty, breach of implied covenant of good faith and fair dealing and fraud arising from an alleged business relationship. The Company has not been named as a defendant in this lawsuit.

  The Company, in Gibson vs. ICII, filed on October 5, 1994 in the U.S. District Court, Southern District Florida, is a defendant against complaints of violation of the Federal Real Estate Settlement Procedures Act ("RESPA"). The dispute arises out of a Truth in Lending Disclosure Statement received by the plaintiff relating to a refinance of their residence in which charges were allegedly mischaracterized or concealed. The Company was served with an amended class action complaint on January 11, 1995 and a second amendment on October 12, 1995. The trial court dismissed the case on February 20, 1997, and plaintiff has filed an appeal.

  A nearly identical RESPA class action complaint was filed in the U.S. District Court for the District Massachusetts in Jereidini vs. ICII on February 21, 1997.

  In Steadfast Insurance Co., Inc. vs. AMN and ICII, filed on August 12, 1997 in the U.S. District Court, Northern District of Illinois, the plaintiff seeks a declaratory judgement, compensatory damages in the amount of $9 million and punitive damages arising from an alleged breach of contract and allegedly fraudulent conduct by AMN. The claim relates to an insurance policy issued to AMN in 1993 covering certain losses resulting from auto loan defaults.

  All of the above referenced actions are being actively defended.

                                  MANAGEMENT

  The following table sets forth certain information with respect to the directors and executive officers of the Company.

            NAME               AGE                POSITION WITH COMPANY
            ----               ---                ---------------------
H. Wayne Snavely(1)(2)......   56    Chairman of the Board, President and Chief
                                      Executive Officer
Kevin E. Villani............   49    Executive Vice President, Chief Financial
                                      Officer and a Director
Irwin L. Gubman.............   55    General Counsel and Secretary
Paul B. Lasiter.............   31    Senior Vice President and Controller
Stephen J. Shugerman(1).....   50    President of SPTL and a Director
Joseph R. Tomkinson(1)......   49    Director
Robert S. Muehlenbeck.......   49    Director
G. Louis Graziadio, III(2)..   47    Director
Perry A. Lerner(2)(3).......   54    Director
James Clayburn LaForce,        67    Director
 Jr.(2)(3)..................

--------
(1) Member of Executive Committee.
(2) Member of Compensation Committee.
(3) Member of Audit Committee.

  H. WAYNE SNAVELY has been Chairman of the Board and Chief Executive Officer of the Company since December 1991 and President since February 1996. From 1986 to February 1992, Mr. Snavely served as Executive Vice President of Imperial Bancorp and Imperial Bank with direct management responsibility for the following bank subsidiaries and divisions: Imperial Bank Mortgage, SPTL, Imperial Trust Company, Wm. Mason & Company, Imperial Ventures, Inc. and The Lewis Horwitz Organization. From 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank. Mr. Snavely served as a director of Imperial Bank from 1975 to 1983 and currently serves as a director. Mr. Snavely is Chairman of the Board of SPFC and IMH.

  KEVIN E. VILLANI has been the Executive Vice President and Chief Financial Officer of the Company since September 1995 and a Director since June 1997. From 1993 to 1996, Mr. Villani was the Associate Professor of Clinical Finance and Real Estate for the University of Southern California. From 1985 to 1990, he was the Executive Vice President and Chief Financial Officer for Imperial Corporation of America. From 1982 to 1985, he served in various senior executive capacities at the Federal Home Loan Mortgage Corporation. From 1975 to 1982, he served as the Financial Economist, The Director for the Division of Housing Finance Analysis and The Deputy Assistant Secretary for the Office of Economic Affairs and Chief Economist for the Department of Housing and Urban Development. From 1974 to 1975, he was an economist for the Federal Reserve Bank of Cleveland. Mr. Villani has also served as a consultant to the World Bank and USAID on banking, housing, finance, and privatization.

  IRWIN L. GUBMAN has been the General Counsel and Secretary of ICII since October 1996. From February 1992 to September 1996, Mr. Gubman was a partner at Coudert Brothers serving in various capacities including syndicated lending, structured finance, and regulatory matters. From December 1970 to September 1991, Mr. Gubman served in various capacities at Bank of America, most recently as Senior Vice President and Associate General Counsel. From March 1968 to October 1970, Mr. Gubman was an Attorney Advisor for the U.S. Arms Control and Disarmament Agency. From September 1967 to March 1968, Mr. Gubman was a Legal Advisor to the Government of Liberia.

  PAUL B. LASITER has been Senior Vice President and Controller of the Company since November 1992. From June 1988 to November 1992, Mr. Lasiter was a Supervising Senior Accountant for KPMG Peat Marwick, specializing in the financial institutions industry. Mr. Lasiter is a Certified Public Accountant.

  STEPHEN J. SHUGERMAN has been President of SPTL since June 1987 and has been a Director of the Company since December 1991. From June 1985 to May 1987, Mr. Shugerman was President of ATI Thrift & Loan Association, a privately owned thrift and loan association, and, from 1979 to 1985, he was Senior Vice President of Imperial Thrift and Loan Association, a former subsidiary of Imperial Bank. Mr. Shugerman has recently served as President of the California Association of Thrift & Loan Companies. Mr. Shugerman is a director of SPFC.

  JOSEPH R. TOMKINSON has been a Director of the Company since December 1991. Mr. Tomkinson has been the Vice Chairman of the Board and Chief Executive Officer of IMH since August 1995. Mr. Tomkinson served as President of the Company from January 1992 to February 1996 and from 1986 to January 1992, he was President of Imperial Bank Mortgage, a subsidiary of Imperial Bank, one of the companies combined to become ICII in 1992. From 1984 to 1986, he was employed as Executive Vice President of Loan Production for American Mortgage Network, a privately owned mortgage bank.

  ROBERT S. MUEHLENBECK has been a Director of the Company since December 1991. Mr. Muehlenbeck is also an Executive Vice President of Imperial Bank. Mr. Muehlenbeck was formerly the President of Seaborg, Incorporated and has been involved in commercial and residential real estate development and finance activities.

  G. LOUIS GRAZIADIO, III has been a Director of the Company since February 1992. Mr. Graziadio has been Chairman of the Board and Chief Executive Officer of Ginarra Holdings, Inc. (as well as predecessor and affiliated companies) since 1979. Ginarra Holdings, Inc. is a privately held California corporation engaged in a wide range of investment activities. Mr. Graziadio has been actively involved, since 1972, in real estate development, construction and home building. Mr. Graziadio is a Director of Imperial Bancorp and Imperial Trust Company, an indirect subsidiary of Imperial Bancorp.

  PERRY A. LERNER has been a Director of the Company since May 1992. He has been a principal in the investment firm of Crown Capital Group, Inc. since 1996. Mr. Lerner was with the law firm of O'Melveny & Myers from 1982 through 1996, having been a partner with the firm from 1984 through 1996. Mr. Lerner was an Attorney-Advisor of the International Tax Counsel of the United States Treasury Department from 1973 to 1976.

  JAMES CLAYBURN LAFORCE, JR. has been a Director of the Company since May 1992. From July 1978 to July 1993, Mr. LaForce was the Dean of The Anderson School, University of California at Los Angeles. In addition, Mr. LaForce was appointed in January 1991 to the position of Acting Dean of the Hong Kong University of Science and Technology, Hong Kong.

  Directors of the Company hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal. All officers are appointed by and serve at the discretion of the Board of Directors, subject to employment agreements, where applicable. There are no family relationships between any directors or officers of the Company. George L. Graziadio, Jr., the President, Chief Executive Officer and the Chairman of the board of directors of Bancorp, is the father of G. Louis Graziadio, III. The Graziadio family and related entities are significant shareholders of Bancorp.

EXECUTIVE COMPENSATION

  The following table provides information concerning the cash and non-cash compensation earned and received by the Company's Chief Executive Officer and its most highly compensated executive officers (the "Named Executive Officers") whose salary and bonus during the fiscal year ended December 31, 1996 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                  COMPENSATION
                             ANNUAL COMPENSATION                     AWARDS
                          -------------------------               ------------
   NAME AND PRINCIPAL     FISCAL                    OTHER ANNUAL    OPTIONS
        POSITION           YEAR  SALARY(1) BONUS(1) COMPENSATION    GRANTED
   ------------------     ------ --------- -------- ------------- ------------
H. Wayne Snavely.........  1996  $300,000  $700,000    $28,564(2)   400,000(3)
President and Chief
 Executive Officer         1995   300,000   252,603     32,960(2)       --
                           1994   256,398   125,621     23,782(2)       --
Kevin E. Villani.........  1996   200,000   200,000     12,986(4)    84,000(3)
Chief Financial Officer    1995    59,103    25,000      2,295(4)    66,000
                           1994       --        --         --           --
Paul B. Lasiter..........  1996    87,500    50,000      6,886(5)    20,000(3)
Senior Vice President      1995    67,500    30,000      5,459(5)       --
and Controller             1994    60,000     5,000      4,998(5)    16,500
Stephen J. Shugerman.....  1996   200,000   400,000     20,963(6)   100,000(3)
President of SPTL          1995   200,000   166,027     16,372(6)       --
                           1994   166,500    81,531     16,702(6)       --

--------
(1) As of January 1, 1997 the Company entered into employment agreements with each of Messrs. Snavely, Villani and Shugerman pursuant to which annual salary to be paid to Messrs. Snavely, Villani and Shugerman is $450,000, $300,000 and $250,000, respectively. The annual bonus pursuant to these agreements is not to exceed approximately $1.1 million, $400,000 and $500,000, respectively.
(2) In 1996, 1995 and 1994, consists of (i) a car allowance paid by the Company of $18,000, $18,000 and $18,000, respectively, and (ii) aggregate contributions paid by the Company of $10,564, $14,960 and $5,782 respectively, under employee benefit plans.
(3) See "--Stock Option Plans" for details regarding the terms of such options.
(4) In 1996, 1995 and 1994, consists of (i) a car allowance paid by the Company of $6,000, $1,773 and $0, respectively, and (ii) aggregate contributions paid by the Company of $6,986, $522 and $0, respectively. Under employee benefit plans.
(5) In 1996, 1995 and 1994, consists of $6,886, $5,459 and $4,998, respectively, under employee benefit plans.
(6) In 1996, 1995 and 1994, consists of (i) a car allowance paid by the Company of $10,800, $10,800 and $10,800, respectively, and (ii) aggregate contributions paid by the Company of $10,163, $5,572 and $5,902, respectively.

OPTION GRANTS AND EXERCISES

                                                                   POTENTIAL REALIZED
                                                                    VALUE AT ASSUMED
                                                                  ANNUAL RATES OF STOCK
                                                                 PRICE APPRECIATION FOR
                          1996   PERCENTAGE EXERCISE                   OPTION TERM
                         OPTIONS  OF TOTAL  PRICE PER EXPIRATION -----------------------
   NAME                  GRANTED   GRANTS    OPTION      DATE        5%          10%
   ----                  ------- ---------- --------- ---------- ----------- -----------
H. Wayne Snavely........ 400,000   24.86%   $13.6875   7/24/01    $1,512,642  $3,342,542
Kevin E. Villani........  84,000    5.22%    10.5625    4/1/01       245,131     541,675
Paul B. Lasiter.........  20,000    1.24%    10.5625    4/1/01        58,364     128,970
Stephen J. Shugerman.... 100,000    6.21%    13.6875   7/24/01       378,160     835,636

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF
                                               NUMBER OF       UNEXERCISED        VALUE OF ALL
                                              UNEXERCISED         SENIOR          UNEXERCISED
                                             OPTIONS AT FY-     MANAGEMENT        IN-THE-MONEY
                          SHARES             END UNDER THE      OPTIONS AT         OPTIONS AT
                         ACQUIRED             OPTION PLAN         FY-END             FY-END
                            ON      VALUE     EXERCISABLE/     EXERCISABLE/       EXERCISABLE/
   NAME                  EXERCISE REALIZED  UNEXERCISABLE(1) UNEXERCISABLE(2)   UNEXERCISABLE(3)
   ----                  -------- --------- ---------------- ---------------- --------------------
H. Wayne Snavely........  61,137  1,408,885      --/415,285     917,052/--    18,210,475/3,838,983
Kevin E. Villani........  13,200    183,500      --/136,800          --/--            --/1,557,299
Stephen J. Shugerman.... 300,000  4,305,651  61,137/115,285     158,524/--     4,262,921/1,020,233
Paul B. Lasiter.........  14,190    170,463    3,300/37,160          --/--          60,800/521,610

--------
(1) For a description of the terms of such options, see "--Stock Option Plans--1992 Stock Option Plan."
(2) For a description of the terms of such options, see "--Senior Management Stock Options."
(3) Based on a price per share of $21.00, which was the price of a share of Common Stock as quoted on the Nasdaq National Market at the close of business on December 31, 1996.

EMPLOYMENT AGREEMENTS

  As of January 1, 1997, Mr. Snavely entered into a five-year employment agreement at an annual base salary of $450,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives, including the Company's return on equity, earnings per share and increase in the price of the Company's common stock. Mr. Snavely's total cash compensation may not exceed $1.5 million annually.

  As of January 1, 1997, Mr. Villani entered into a five-year employment agreement at an annual base salary of $300,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives identical to the objectives established for Mr. Snavely. Mr. Villani's total cash compensation may not exceed $700,000 annually.

  As of January 1, 1997, Mr. Shugerman entered into a five-year employment agreement at an annual base salary of $250,000, subject to adjustment, plus an annual bonus based on attainment of performance objectives, including the Company's earnings per share and certain qualitative objectives with respect to the performance of SPTL. Mr. Shugerman's total cash compensation may not exceed $750,000 annually.

  Pursuant to the employment agreements with Messrs. Snavely, Villani and Shugerman, they are each entitled to receive compensation following their termination, as follows: (i) with cause: base salary shall be paid through the date on which termination occurs, or (ii) without cause (or for "good reason" as defined in the employment agreement), base salary shall be paid through the date of termination together with the pro-rata portion of any cash bonus award the employee would be entitled to receive at year end and a severance amount equal to base salary reduced by the employee's projected primary social security benefit. The severance amount shall be further reduced if the executive becomes employed by another company or becomes an independent contractor of another company and shall be eliminated entirely if such other company is determined by the Board of Directors to compete with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Muehlenbeck, Graziadio, Lerner and LaForce. Mr. Muehlenbeck is an Executive Vice President of Imperial Bank. Mr. Graziado is a Director of Imperial Bancorp and Imperial Trust Company.

SENIOR MANAGEMENT STOCK OPTIONS

  Effective January 1992, members of senior management of the Company received ten year options to purchase shares of the Company's common stock (the "Common Stock"). Such options are not covered by the Company's option plans described below. The exercise price of these options is $0.88 per share for one-half of the options, with the other half exercisable at $1.40 per share. These options are currently exercisable. H. Wayne Snavely, Joseph R. Tomkinson, and Stephen
J. Shugerman were granted 917,053, 917,053 and 458,526 of such options, respectively.

  In April 1996, Mr. Tomkinson sold 750,000 shares of Common Stock he acquired under the option agreement described above. In November 1996, Mr. Shugerman sold 300,000 shares of Common Stock he acquired under the option agreement described above.

  The Company recognizes compensation expense with respect to the senior management stock options because they were granted at less than the estimated market value of the Company's Common Stock. The total compensation expense was $2.2 million, all of which was recognized as of December 31, 1996. See Note 22 of Notes to Consolidated Financial Statements.

STOCK OPTION PLANS

 1992 STOCK OPTION PLAN

  A total of 2,292,632 shares of the Company's Common Stock has been reserved for issuance under the Company's 1992 Incentive Stock Option and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which expires by its own terms in 2002. A total of 1,550,673 options were outstanding at December 31, 1996.

  The 1992 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") to employees, officers, directors and consultants of the Company. Incentive stock options may be granted only to employees. The 1992 Stock Option Plan is administered by the Board of Directors or a committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability.

  The exercise price of all options granted under the 1992 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. The maximum term of options granted under the 1992 Stock Option Plan is 10 years. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of the fair market value on the date of grant.

 1996 STOCK OPTION PLAN

  The Company has adopted the 1996 Stock Option, Deferred Stock and Restricted Stock Plan (the "1996 Stock Option Plan"), which provides for the grant of ISOs that meet the requirements of Section 422 of the Code, NQSOs and awards consisting of deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights ("Awards"). The 1996 Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any option granted under the 1996 Stock Option Plan may not be less than 100% (110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1996 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the 1996 Stock Option Plan was June 21, 1996. A total of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the 1996 Stock Option Plan and a total of 1,038,200 options were outstanding at December 31, 1996.

  If an option granted under the 1996 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1996 Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 1996 Stock Option Plan after June 21, 2006.

  Options granted under the 1996 Stock Option Plan will become exercisable upon the terms of the grant made by the Committee. Awards will be subject to the terms and restrictions of the Award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and in the case of options, whether it is intended to be an ISO or a NQSO.

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Committee.

  The exercise price of any option granted under the 1996 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1996 Stock Option Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, or (iv) by any combination of the foregoing.

  The Board of Directors may from time to time revise or amend the 1996 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding options or Award without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1996 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 1996 Stock Option Plan, materially increase the benefits accruing to participants under the 1996 Stock Option Plan or extend the maximum option term under the 1996 Stock Option Plan.

PROFIT SHARING AND 401(K) PLAN

  On July 1, 1993, the Company terminated its participation in Imperial Bancorp's 401(k) and profit sharing plans, establishing its own 401(k) plan. On September 30, 1993, Imperial Bancorp transferred all plan assets to the Company.

  Under the Company's 401(k) plan, employees may elect to enroll on the 1st of any month, provided that they have been employed for at least six months. Employees may contribute up to 14% of their salaries. The Company will match 50% of the first 4% of employee contributions. The Company recorded 401(k) matching expense of $0.2 million, $0.3 million and $0.2 million for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

  An additional Company contribution may be made, at the discretion of the Company. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%.

  Should discretionary contribution funds remain following the allocation outlined above, any remaining Company discretionary contributions would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Discretionary contributions of $350,000 and $200,000 were charged to operations in 1996 and 1995.

  Company matching contributions are made as of December 31st each year.

LIMITATIONS ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

  The Company's and the Subsidiary Guarantors' Articles of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the full extent permitted by law. The General Corporation Law of the State of California and the State of Florida, as applicable, permit a corporation to limit, under certain circumstances, a director's liability for monetary damages in actions brought by or in the right of the corporation. The Company's and the Subsidiary Guarantors' Articles of Incorporation also provide for the elimination of the liability of directors for monetary damages to the full extent permitted by law.

  The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Articles of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company, as a director or officer of any subsidiary of the Company, or as a director or officer of any other enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company has $10.0 million of directors' and officers' liability insurance. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company as to which indemnification is sought, nor is the Company aware of any threatened litigation or proceeding that may result in claims for indemnification, except as set forth in "Business--Legal Proceedings."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 31, 1997, by (i) each director of the Company, (ii) each executive officer whose salary exceeded $100,000 for the year ended December 31, 1996, (iii) each person who is known to the Company to own beneficially more than 5% of the Common Stock, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                       NUMBER
                                                     OF SHARES
                                                    BENEFICIALLY   % OF TOTAL
      BENEFICIAL OWNER(1)                              OWNED     OUTSTANDING(2)
      -------------------                           ------------ --------------
      Imperial Bank(3).............................  9,261,106        23.0%
      Wellington Management Co.(4).................  3,009,182         7.5
      H. Wayne Snavely(5)..........................  1,356,281         3.4
      Joseph R. Tomkinson(6).......................    114,422           *
      Stephen J. Shugerman(7)......................    258,768           *
      G. Louis Graziadio, III(8)...................    133,518           *
      Robert S. Muehlenbeck(9).....................     77,792           *
      Perry A. Lerner(10)..........................     89,722           *
      J. Clayburn LaForce(10)......................     86,422           *
      Paul Lasiter(11).............................     26,540           *
      Kevin E. Villani(12).........................     30,000           *
      All Directors and Officers as a Group (10
       persons)(13)................................  2,173,465         5.4

--------
  *  Less than 1%.
 (1) Each of such persons may be reached through the Company at 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California 90505, telephone (310) 373-1704.
 (2) Beneficial ownership is based on 40,350,082 shares of Common Stock as of July 31, 1997.
 (3) Imperial Bank, headquartered in Los Angeles, California, is a California chartered bank whose deposits are insured by the FDIC. The address of Imperial Bank is 9920 La Cienega Boulevard, Inglewood, California 90301. In February 1997, the board of directors of Bancorp approved a plan to spin off a portion of its specialty lending and finance business, including Imperial Bank's common stock interest in ICII, to IFG, a recently created subsidiary of Imperial Bank formed to hold various business assets of Bancorp and its subsidiaries.
 (4) Based upon a Schedule 13G filed with the Company reflecting beneficial ownership as of March 31, 1997. The shares are owned by various investment advisory clients of Wellington Management Company (or of Wellington Trust Company, National Association, WMC's wholly-owned subsidiary), which are deemed beneficial owners of the shares only by virtue of the direct or indirect investment and/or voting discretion they possess pursuant to the provisions of investment advisory agreements with such clients.
 (5) Includes 997,052 shares subject to stock options exercisable within 60 days of July 31, 1997.
 (6) Includes 77,052 shares subject to stock options exercisable within 60 days of July 31, 1997. Mr. Tomkinson resigned as an officer of the Company in February 1996 but remains a Director.
 (7) Includes 178,524 shares subject to stock options exercisable within 60 days of July 31, 1997.
 (8) Includes 119,422 shares subject to stock options exercisable within 60 days of July 31, 1997.
 (9) Includes 70,022 shares subject to stock options exercisable within 60 days of July 31, 1997.
(10) Includes 86,422 shares subject to stock options exercisable within 60 days of July 31, 1997.
(11) Includes 10,930 shares subject to stock options exercisable within 60 days of July 31, 1997.
(12) Includes 30,000 shares subject to stock options exercisable within 60 days of July 31, 1997.
(13) Includes 1,655,846 shares subject to stock options exercisable within 60 days of July 31, 1997.

                             CERTAIN TRANSACTIONS

PRINCIPAL SHAREHOLDER; LIMITATIONS ON INVESTMENT; CONFLICTS OF INTEREST

  At June 30, 1997, Imperial Bank owned 9,261,106 shares of Common Stock, or 23.9% of the Company. Bancorp is the owner of all of the outstanding capital stock of Imperial Bank.

  FDICIA restricts the ability of state chartered banks, such as Imperial Bank, to hold equity securities and requires impermissible investments to be disposed of before December 19, 1996. Imperial Bank acquired its interest in the Company at its formation, which interest has been reduced by the Company's sale of Common Stock to third parties, as well as through a sale of stock by Imperial Bank subsequent to the initial public offering of the Company. The
9.4 million shares of the Company's Common Stock held by Imperial Bank may be subject to divestiture under FDICIA. Imperial Bank has requested approval from the FDIC to retain its investment in the Company and the FDIC has extended the FDICIA-imposed deadline pending a decision on Imperial Bank's application. The regional office of the FDIC has acknowledged the request and requested and received additional information on the Company, and has recommended to its Washington, D.C. headquarters that Imperial Bank be allowed to retain its stock ownership in the Company subject to certain conditions. The Federal Reserve Bank of San Francisco has requested that Bancorp make an application under Section 4 of the Bank Holding Company Act for approval for Imperial Bank to retain the Company's stock. Bancorp has deferred any application pending the results of the FDIC application.

  Because Imperial Bank owns less than 50% of the outstanding shares of the Company and the Company is operated as a company independent of Imperial Bank and Bancorp, the Company believes that, in the event of an insolvency, bankruptcy or receivership proceeding involving Imperial Bank or Bancorp, a court, exercising reasonable judgment after full consideration of all relevant factors, would not order the substantive consolidation of the assets and liabilities of the Company with either Imperial Bank or Bancorp.

  In February 1997, the board of directors of Bancorp approved a plan to spin off a portion of its specialty lending and finance business, including Imperial Bank's common stock interest in ICII, to IFG, a recently created subsidiary of Bancorp formed to hold various business assets of Bancorp.

  Two directors of the Company also serve on the Board of Directors of Imperial Bank, IFG or their parent, Imperial Bancorp. See "Management."

PAYMENT AND TERMINATION AGREEMENT

  On January 1, 1992, Mr. Tomkinson entered into a five-year employment agreement at an annual salary of $200,000, subject to adjustment for inflation, plus an annual bonus to be paid out of a "bonus pool" in an amount determined by the Board of Directors, but in no event to exceed his base salary. Effective July 1, 1994, Mr. Tomkinson's employment agreement was amended to reflect an annual salary of $300,000, plus a bonus based on 1.0% of the Company's pre-tax profits in excess of $10.0 million and the attainment of defined Company goals. Mr. Tomkinson's total compensation did not exceed $750,000 annually. Mr. Tomkinson resigned as an officer of the Company in February 1996.

  In February 1996, the Company entered into a Payment and Termination Agreement with Mr. Tomkinson. Under the terms of this agreement, Mr. Tomkinson received, as settlement for termination of Mr. Tomkinson's employment with the Company on November 20, 1995 (the "Termination Date"), the following: (i) the amount by which (A) the aggregate of all compensation Mr. Tomkinson would have been entitled to receive under his employment agreement with the Company from the Termination Date through the original termination date of the employment agreement on December 31, 1996, exceeds (B) the aggregate Mr. Tomkinson was entitled to receive from IMH under his employment agreement with IMH during such period, (ii) all accrued but unpaid compensation due Mr. Tomkinson under his employment agreement with the Company through the Termination Date and
(iii) the full and immediate vesting of all stock options held by Mr. Tomkinson covering shares of the capital stock of the Company. Mr. Tomkinson received $28,650 under this agreement.

BANK DEPOSITS

  The Company had deposits (including escrow balances) with SPTL which were approximately $5.6 million, $4.5 million and $36.0 million at June 30, 1997, December 31, 1996 and 1995, respectively.

BORROWING ARRANGEMENTS

  In October 1995, Imperial Bank extended ICII a $10.0 million revolving line of credit bearing interest at the prime rate (8.50% at December 31, 1995). All amounts outstanding under this line were repaid in May 1996.

  Additional or modified arrangements and transactions may be entered into by the Company, Imperial Bank, and their respective subsidiaries, after the date hereof. Any such future arrangements and transactions will be determined through negotiation between the Company and Imperial Bank, and it is possible that conflicts of interest will be involved. The Audit Committee of the Board of Directors of the Company, consisting of directors independent of both management and Imperial Bank, must independently approve all transactions by and between the Company and Imperial Bank.

RELATIONSHIPS WITH SPFC

 THE CONTRIBUTION TRANSACTION

  In October 1994, ICII incorporated SPFC as part of a strategic decision to form a separate subsidiary through which to operate SPTL's residential lending division. To further this strategy, in December 1994, ICII made a capital contribution of $250,000 to SPFC in exchange for 100% of its outstanding capital stock, and in April 1995, ICII caused SPTL to contribute to SPFC certain customer list~s of SPTL's residential lending division relating to the ongoing operations of such division. In addition, in April 1996 all employees of SPTL's residential lending division became employees of SPFC. SPTL retained all other assets and all liabilities related to the contributed operations including all residual interests generated in connection with securitizations effected by SPTL's residential lending division.

 ARRANGEMENTS WITH ICII AND ITS AFFILIATES

  The Company and SPFC have entered into agreements for the purpose of defining their ongoing relationship. The agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's length negotiations between independent parties. It is the intention of the Company and SPFC that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company or to SPFC as could have been obtained from unaffiliated parties.

  Additional or modified arrangements and transactions may be entered into by the Company, SPFC and their respective affiliates. Any such future arrangements and transactions will be determined through negotiations between the Company and SPFC, and it is possible that conflicts of interest will develop. The unaffiliated directors of SPFC, consisting of directors independent of the Company and SPFC, must independently approve all transactions between the Company and SPFC.

  The following is a summary of certain arrangements and transactions between the Company and SPFC.

 TAX AGREEMENT

  The Company entered into an agreement (the "SPFC Tax Agreement") with SPFC for the purposes of (i) providing for filing certain tax returns, (ii) allocating certain tax liability and (iii) establishing procedures for certain audits and contests of tax liabilities.

  Under the SPFC Tax Agreement, ICII agreed to indemnify and hold SPFC harmless from any tax liability attributable to periods ending on or before June 1996 in excess of such taxes as SPFC has already paid or provided for. For periods ending after June 1996, SPFC will pay its tax liability directly to the appropriate taxing authorities. To the extent that
(i) there are audit adjustments that result in a tax detriment to SPFC or (ii) SPFC incurs losses that are carried back to an earlier period and such adjustment described in (i) or loss described in (ii) results in a tax benefit to ICII or its affiliates, then ICII will pay to SPFC an amount equal to the tax benefit as that benefit is realized. ICII also agreed to indemnify SPFC for any liability arising out of the filing of federal consolidated returns by ICII or any return filed with any state or local taxing authority. To the extent there are audit adjustments that result in any tax detriment to ICII or any of its affiliates with respect to any period ending on or before June 1996 and, as a result thereof, SPFC for any taxable period after June 1996 realizes a tax benefit, then SPFC shall pay to ICII the amount of such benefit at such time or times as SPFC actually realizes such benefit.

  ICII generally will control audits and administrative and judicial proceedings with respect to periods ending on or before June 1996, although ICII cannot compromise or settle any issue that increases SPFC's liability without first obtaining the consent of SPFC. SPFC generally controls all other audits and administrative and judicial proceedings.

 SERVICES PROVIDED BY ICII

  SPFC has been historically allocated expenses of various administrative services provided to it by ICII. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative number of employees and assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. The allocation of expenses for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995 were approximately $74,000, $713,000 and $256,000, respectively.

  SPFC intends to provide by itself many of the services previously provided by ICII. ICII currently provides to SPFC mortgage loan production software and hardware and data communications management, the managing of the 401(k) plan in which SPFC participates, and insurance coverage, including health insurance.

 OTHER ARRANGEMENTS

  From the point of commencement of operations until March 1994, SPTL served as the servicer of SPFC's loans. From March 1994 through September 1995, SPFC subcontracted all of its servicing obligations under mortgage loans originated or acquired on a servicing released basis to ICII pursuant to a servicing agreement containing fees and other terms that were comparable to industry standards. In addition, ICII was the servicer of loans securitized by SPFC in 1994 and 1995 under the respective pooling and servicing agreements. Effective May 1, 1996, ICII transferred the servicing for all of SPFC's loans it serviced to Advanta Mortgage Corp. USA ("Advanta") or subcontracted with Advanta to perform such servicing functions.

  In February and March 1996, certain of ICII's residential mortgage origination offices were transferred to SPFC.

  In March 1996, SPFC entered into a $10.0 million revolving credit and term loan agreement with SPTL. Advances under this agreement were collateralized by the Company's interest-only and residual certificates (other than those retained by SPTL pursuant to the Contribution Transaction) at an interest rate of 2% above LIBOR. In April 1996, the loan was repaid and the agreement was canceled.

  During 1995, SPFC borrowed approximately $1.5 million from ICII, such sum bearing interest at approximately 10.3% per annum. At June 18, 1996 the amount owed to ICII was approximately $17.0 million. As of March 31, 1997, all amounts owed to ICII had been repaid.

  SPFC has entered into a registration rights agreement with ICII, pursuant to which SPFC has agreed to register for sale under the Securities Act in the future all of ICII's remaining shares of SPFC's common stock, subject to certain conditions.

  Lehman Commercial Paper, Inc. ("LCPI") has agreed to make available repurchase lines to SPFC in an amount equal to $200.0 million. LCPI has provided SPFC with these funding capabilities for its mortgage banking operations, where SPFC can close loans in its name. The loan collateral is held by an independent third-party custodian and SPFC has the ability to borrow against that collateral at a percentage of the original principal balance. The rate charged is LIBOR plus 30 basis points. Until the first quarter of 1997, this line was guaranteed by ICII. The line has an expiration date of October 24, 1997. As of June 30, 1997, SPFC had no amounts outstanding with respect to this facility. The guarantee expired on April 1, 1997. ICII does not intend to guarantee any other indebtedness of SPFC.

RELATIONSHIPS WITH IMH

 THE CONTRIBUTION TRANSACTION

  On November 20, 1995, the effective date of IMH's initial public stock offering (the "Effective Date"), the Company contributed to ICIFC certain of the operating assets and certain customer lists of the Company's mortgage conduit operations including all of ICII's mortgage conduit operations' commitments to purchase mortgage loans subject to rate locks from correspondents (having a principal balance of $44.3 million at November 20, 1995), in exchange for shares representing 100% of the common stock and 100% of the outstanding non-voting preferred stock of ICIFC. Simultaneously, on the Effective Date, in exchange for 500,000 shares of IMH common stock, the Company (i) contributed to IMH all of the outstanding non-voting preferred stock of ICIFC, which represents 99% of the economic interest in ICIFC, (ii) caused SPTL to contribute to IMH certain of the operating assets and certain customer lists of SPTL's warehouse lending division and (iii) executed a non-compete agreement (the "Non-Compete Agreement") and a right of first refusal agreement (the "Right of First Refusal Agreement"), each having a term of two years from the Effective Date. Of the 500,000 shares issued pursuant to the contribution, 450,000 shares were issued to ICII and 50,000 shares were issued to SPTL. All of the outstanding shares of common stock of ICIFC were retained by ICII. Lastly, IMH contributed all of the aforementioned operating assets of SPTL's warehouse lending operations contributed to it by SPTL to IWLG in exchange for shares representing 100% of the common stock of IWLG thereby forming it as a wholly owned subsidiary. At November 20, 1995, the net tangible book value of the assets to be contributed pursuant to the contribution was $525,000. The Company and SPTL retained all other assets and liabilities related to the contributed operations which at November 20, 1995 consisted mostly of $11.7 million of PMSRs, $22.4 million of finance receivables and $26.6 million in advances made by the Company and SPTL to fund mortgage conduit loan acquisitions and to fund finance receivables, respectively.

  Pursuant to the Non-Compete Agreement, the Company, except as set forth below, and any 25% entity may not compete with IMH's Warehouse Lending Operations and may not establish a network of third party correspondent loan originators or another end-investor in non-conforming mortgage loans. The Company has also agreed that (i) in addition to any other remedy that may be available to IMH, it will sell all of the outstanding shares of common stock of ICIFC to be retained by the Company pursuant to the contribution to any third party reasonably acceptable to IMH in the event that ICII or a 25% entity establishes a network of third party correspondent loan originators during the term of the Non-Compete Agreement and (ii) any sale by ICIFC of shares of its capital stock or sale or transfer by the Company of any shares of the common stock of ICIFC which the Company owns may only be made to a party reasonably acceptable to IMH. Pursuant to the Non-Compete Agreement, SPTL may continue to act as an end-investor in non-conforming mortgage loans and SPFC may continue its business, which is primarily to act as a wholesale originator and bulk purchaser of non-conforming mortgage loans. Pursuant to the Right of First Refusal Agreement, the Company will grant ICIFC a right of first refusal to purchase all non-conforming mortgage loans that ICII or any 25% entity originates or acquires and subsequently offers for sale and ICIFC will grant the Company, or any 25% entity designated by the Company, a right of first refusal to purchase all conforming mortgage loans that ICIFC acquires and subsequently offers for sale.

 OTHER ARRANGEMENTS AND TRANSACTIONS WITH IMH

  The Company and IMH have entered into agreements for the purpose of defining their ongoing relationships. These agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. It is the intention of the Company and IMH that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements.

  IMH has entered into a sublease with the Company to lease a portion of its facilities as IMH's executive offices and administrative facilities at an aggregate monthly rental of approximately $33,936. The sublease expires in 1999.

  The following is a summary of certain arrangements and transactions between and the Company and IMH.

 Tax Agreement

  IMH has entered into an agreement (the "IMH Tax Agreement") effective as of the Effective Date with the Company for the purposes of (i) providing for filing certain tax returns, (ii) allocating certain tax liability and (iii) establishing procedures for certain audits and contests of tax liability.

  Under the IMH Tax Agreement, the Company has agreed to indemnify and hold IMH harmless from any tax liability attributable to periods ending on or before November 20, 1995 in excess of such taxes as IMH has already paid or provided for. For periods ending after the November 20, 1995, IMH will pay its tax liability directly to the appropriate taxing authorities. To the extent
(i) there are audit adjustments that result in a tax detriment to IMH or (ii) IMH incurs losses that are carried back to an earlier year and any such adjustment described in (i) or loss described in (ii) results in a tax benefit to ICII or its affiliates, then the Company will pay to IMH an amount equal to the tax benefit as that benefit is realized. ICII will also agree to indemnify IMH for any liability associated with the contribution of the preferred stock of ICIFC and certain operational assets of SPTL's warehouse lending division or any liability arising out of the filing of a federal consolidated return by the Company or any return filed with any state or local taxing authority. To the extent there are audit adjustments that result in any tax detriment to the Company or any of its affiliates with respect to any period ending on or before November 20, 1995, and, as a result thereof, IMH for any taxable period after the Effective Date realizes a tax benefit, then IMH shall pay to the Company the amount of such benefit at such time or times as IMH actually realizes such benefit.

  ICII generally controls audits and administrative and judicial proceedings with respect to periods ending on or before the November 20, 1995, although ICII cannot compromise or settle any issue that increases IMH's liability without first obtaining the consent of IMH. IMH generally controls all other audits and administrative and judicial proceedings.

 Services Agreement

  Prior to March 31, 1997, ICIFC was allocated expenses of various administrative services provided by ICII. IWLG was also allocated expenses prior to the contribution transaction referenced above. The costs of such services were not directly attributable to a specific division or subsidiary and primarily included general corporate overhead, such as data processing, accounting and cash management services, human resources and other administrative functions. These expenses were calculated as a pro rata share of certain administrative costs based on relative assets and liabilities of the division or subsidiary, which management believed was a reasonable method of allocation. In connection with IMH's initial public offering in November 1995, IMH and ICII entered into a services agreement (the "IMH Services Agreement") under which ICII provided similar general corporate overhead services to IMH and its affiliates, including ICIFC and IWLG. The Company charged fees for each of the services which it provides under the IMH Services Agreement based upon usage. The IMH Services Agreement expired on December 31, 1996. The allocation of expenses to ICIFC and IWLG and amounts paid to ICII under the IMH Services Agreement for the six months ended June 30, 1997 and for the years ended December 31, 1996, and 1995 aggregated $0, $518,000, and $269,000, respectively.

 OTHER TRANSACTIONS

 General

  ICAI, a wholly-owned subsidiary of the Company, oversees the day-to-day operations of IMH, subject to the supervision of IMH's Board of Directors, pursuant to a management agreement (the "Management Agreement") effective as of November 20, 1995, for an initial term that expired on January 31, 1997. ICAI and IMH have concluded a five-year extension to the Management Agreement whereby amounts payable thereunder would be subordinated to a specified rate of return payable to IMH stockholders.

  ICAI is entitled to receive a per annum base management fee payable monthly in arrears of an amount equal to 75% of (i) 3/8 of 1% of gross mortgage assets of IMH composed of other than agency certificates, conforming mortgage loans or mortgage-backed securities secured by or representing interests in conforming mortgage loans, plus (ii) 1/8 of 1% of the remainder of gross mortgage assets of IMH plus (iii) 1/5 of 1% of the average daily asset balance of the outstanding amounts under IWLG's warehouse lending facilities. The term "gross mortgage assets" means for any month the weighted average book value of IMH's Mortgage Assets (as defined in the Management Agreement), before reserves for depreciation or bad debts or other similar noncash reserves, computed at the end of such month. During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ICAI earned $1.8 million, $2.0 million and $37,888 in management fees, respectively.

  ICAI is entitled to receive as incentive compensation for each fiscal quarter, an amount equal to 75% of 25% of the net income of IMH, before deduction of such incentive compensation, in excess of the amount that would produce an annualized Return on Equity (as defined in the Management Agreement) equal to the ten-year United States Treasury rate plus 2%. Return on Equity is calculated for any quarter by dividing IMH's net income for the quarter by its average net worth for the quarter. For such calculations, the "net income" of IMH means the income of IMH determined in accordance with GAAP before ICAI's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods.
A deduction for all of IMH's interest expenses for borrowed money is also taken in calculating net income. "Average net worth" for any period means the arithmetic average of the sum of the gross proceeds from any offering of its equity securities by IMH, before deducting any underwriting discounts and commissions and other expenses and costs relating to such offering, plus IMH's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the daily average of such values during such period. The definition Return on Equity is only for purposes of calculating the incentive compensation payable, and is not related to the actual distributions received by IMH's stockholders. The incentive payment to ICAI is calculated quarterly in arrears before any income distributions are made to stockholders for the corresponding period. During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, ICAI earned $1.0 million, $1.3 million and $0, respectively, for ICAI's incentive payment. The remaining 25% of the base management fee and of the incentive compensation fee are payable to participants in IMH's executive bonus pool as determined by the chief executive officer of IMH.

  Pursuant to the Management Agreement, IMH also pays all operating expenses except those specifically required to be borne by ICAI under the Management Agreement. The operating expenses generally required to be borne by ICAI include the compensation and other employment costs of ICAI's officers in their capacities as such and the cost of office space and out-of-pocket costs, equipment and other personnel required for oversight of IMH's operations. The expenses that are paid by IMH include issuance and transaction costs incident to the acquisition, disposition and financing of investments, regular legal and auditing fees and expenses of IMH, the fees and expenses of IMH's directors, premiums for directors' and officers' liability insurance, premiums for fidelity and errors and omissions insurance, servicing and subservicing expenses, the costs of printing and mailing proxies and reports to stockholders, and the fees and expenses of IMH's custodian and transfer agent, if any. In addition, ICAI provides various administrative services to IMH such as human resource and management information services. ICAI has subcontracted with ICII and certain of its affiliates to provide certain of such administrative services required under the Management Agreement. Reimbursements of expenses incurred by ICAI which are the responsibility of IMH are made monthly. During the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, there were no monies paid to ICAI as reimbursement of expenses.

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

  IMH and ICII intend to negotiate the termination of the Management Agreement. IMH is required to pay ICII a fee upon such termination. The fee may be paid in shares of registered IMH common stock, other securities, in cash, or a combination of the foregoing. The consummation of the transaction is conditioned on several factors including negotiation of major terms of the transaction, execution of formal documentation and approval of the disinterested and unaffiliated members of the board of directors of each of IMH and ICII. There can be no assurance that this transaction will be consummated and even if consummated, the Company cannot currently determine the amount of the termination fee or the form of consideration with which it will be paid.

 Purchase of Residual Interests

  Effective December 31, 1996, ICII sold $46.9 million of residual interests to ICIFC. In connection therewith, ICII lent ICIFC 100% of the purchase price. This loan bore interest at a rate of 12% per annum, and was secured by the residual interests. On March 31, 1997, ICIFC renegotiated the loan, paying it down by $9.5 million and setting a term of ten years. ICII has agreed to compensate ICIFC for losses related to certain loans, to the extent that such loans do not perform, with the exact terms to be determined later.

 Bulk Mortgage Loan Purchases

  In December 1995, ICIFC entered into a number of agreements with the Company and SPTL to purchase bulk mortgage loan packages. All mortgage loan purchase agreements were entered into under the following terms.

  On December 5, 1995 and December 13, 1995, ICIFC purchased from the Company bulk mortgage loan packages of 30-year fully amortized six-month adjustable LIBOR and one-year adjustable United States Treasury Bill rate loans and 30- and 15-year fixed rate second trust deed mortgages with servicing rights on all mortgage loans released to ICIFC. The principal balances of the mortgages at the time of purchase was $106.7 million and $66.2 million, respectively, with a premium paid of $2.1 million and $1.6 million, respectively.

  On December 29, 1995, ICIFC purchased from SPTL two bulk mortgage loan packages of 30-year fully amortized six-month adjustable LIBOR and one-year adjustable United States Treasury Bill rate loans. The principal balances of the loans in the servicing released and servicing retained bulk package at the time of purchase was $300.0 million and $28.5 million with premiums paid of $3.4 million and $142,395, respectively.

 Purchase of Mortgage-Backed Securities

  On December 29, 1995, IMH purchased, from SPTL, DLJ Mortgage Acceptance Corp. Pass-Through Certificates Series 1995-4, Class B-1 and Class B-2 issued August 29, 1995. These certificates consist primarily of a pool of certain conventional, 11th District Cost of Funds adjustable rate, one-to-four family, first lien mortgage loans, with terms to maturity of not more than 30 years. The mortgage loans underlying the certificates were originated or acquired by ICII. All of the mortgage loans are serviced by ICII in its capacity as master servicer. IMH purchased Class B-1 certificates having an initial certificate principal balance of $4.8 million and the Class B-2 certificates having an initial certificate principal balance of $2.2 million for a price of 78.54 or $4.8 million and for a price of 70.01 or $2.3 million, respectively, equating to a discount of $1.0 million and $0.7 million, respectively. The Class B-1 certificates are single "B" rated mortgage securities and the Class B-2 are double "BB" rated mortgage securities. There was no gain or loss recorded by either party as a result of this transaction.

 Purchase of Subordinated Lease Receivables

  On December 29, 1995, IMH purchased a subordinated interest in a lease receivable securitization from IBC. The lease receivables underlying the security were originated by IBC. IMH purchased the subordinated lease receivable based on the present value of estimated cash flows using a discount rate of 12% which resulted in a purchase price of $8.4 million. As a result of the purchase, IBC recorded a gain of $1.6 million. The purchase price was based upon a market discount rate as confirmed by an independent third party. In March 1996, IBC repurchased the subordinated interest from IMH, and as of June 30, 1997, holds the subordinated interest as an investment vehicle.

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 Transfer of ICIFC Stock

  To conclude the deconsolidation of ICIFC, in the first quarter of 1997 ICII, as sole common shareholder, contributed the common shares of ICIFC to four individuals in approximately equal number of shares, with an approximate value of $25,000 each. ICII no longer has any equity interest in ICIFC.

RELATIONSHIPS WITH FMAC

  On August 29, 1997, the Company announced that FMC, a Delaware corporation that was formed in August 1997 for the purpose of succeeding to the business of FMAC, filed a registration statement with the Securities and Exchange Commission covering a proposed initial public offering of its common stock. Immediately prior to the proposed initial public offering, FMAC will merge into FMC. Upon the closing of the proposed initial public offering, ICII and FLRT, Inc. will own 12,091,667 and 6,358,333, or 44.4% and 23.4%, respectively, of the total outstanding shares of the FMC's common stock, respectively, assuming no exercise of the underwriters' overallotment option.

  FMAC and ICII have entered into agreements for the purpose of defining their ongoing relationships. The agreements have been developed in the context of a parent/subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. It is the intention of FMAC and ICII that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to FMAC as could have been obtained from unaffiliated parties.

  Additional or modified arrangements and transactions may be entered into by FMAC, ICII, and their respective subsidiaries, after completion of the proposed initial public offering. Any such future arrangements and transactions will be determined through negotiation between FMAC and ICII, and it is possible that conflicts of interest will be involved. All transactions by and between FMAC and ICII must be approved by a majority of the disinterested directors of FMAC.

  The following is a summary of certain arrangements and transactions between FMAC and ICII.

 FMAC Services Agreement

  FMAC and ICII will enter into a services agreement effective as of the effective date of the proposed initial public offering (the "FMAC Services Agreement") under which ICII will continue to provide human resource administration and certain accounting functions to FMAC.

  ICII will charge fees for each of the services which it will provide under the FMAC Services Agreement based upon usage. The FMAC Services Agreement will have an initial term that ends one year from the date of the proposed initial public offering and is renewable annually thereafter. FMAC may terminate the FMAC Services Agreement, in whole or in part, upon one month's written notice. As part of the services to be provided under the FMAC Services Agreement, ICII will provide FMAC with insurance coverage and self insurance programs, including health insurance. The charge to FMAC for coverage will be based upon a pro rata portion of the costs to ICII to the various policies. Management believes that the terms of the FMAC Services Agreement are as favorable to FMAC as could be obtained from independent third parties.

 ICII Registration Rights Agreement

  FMAC has entered into a registration rights agreement (the "ICII Registration Rights Agreement") pursuant to which FMAC has agreed to file one or more registration statements under the Securities Act in the future for shares of FMAC held by ICII, subject to certain conditions set forth therein. Pursuant to the ICII Registration Rights Agreement, FMAC will use its reasonable efforts to cause such registration statements to be kept continuously effective for the public sale from time to time of the shares of FMAC held by ICII. Also, under the ICII Registration Rights Agreement, FLRT, Inc. may piggyback its shares onto any registration statement concerning shares of the FMAC's common stock held by ICII; provided however than for a period of

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

three years following the date of the proposed initial public offering, FLRT, Inc. is limited in the amount of shares of FMAC's common stock it can sell to that amount authorized pursuant to Rule 144. Thereafter, FLRT, Inc. has registration rights similar to those granted to ICII under the ICII Registration Rights Agreement without any volume limitations.

 Transactions Involving SPTL

  At December 31, 1995, FMAC had a net receivable of principal and interest on loans from SPTL, ICII's wholly owned subsidiary, of $579,000. In July 1995, FMAC sold approximately $3.8 million of servicing rights to SPTL, resulting in a gain of $31,000. FMAC also had a receivable from ICII of $924,000 bearing interest at 10.4% as of December 31, 1995 and a payable of $526,000 relating to ICII's residual interest in the Franchise Loan Receivables Trust 1995-B.

  FMAC provides subservicing on a contractual basis for servicing rights on certain loans originated by FMAC's predecessor and sold to SPTL. At June 30, 1997, December 31, 1996 and 1995, there was approximately $151 million, $183 million and $262 million, respectively, of loans outstanding underlying this subservicing arrangement. FMAC receives approximately 13 basis points for providing such services.

  FMAC purchased $55.3 million in loans at a $6.0 million premium from SPTL on December 29, 1995. These loans had originally been purchased by SPTL from Greenwich on November 30, 1995. FMAC purchased $15.5 million in loans at par value from SPTL on June 26, 1997. These loans were purchased by SPTL from FMAC in 1996 and 1997.

  FMAC also has a master purchase and sale agreement with SPTL to originate loans for SPTL under mutual agreement, and subject to SPTL underwriting each such loan prior to sale of such loans. Under this agreement, FMAC also has the ability to repurchase loans, under mutual agreement with SPTL. There is no specified commitment by either party, and each individual sale is negotiated separately as to pricing. This agreement has no expiration date. At June 30, 1997, loans originated for SPTL (and not repurchased), totaled approximately $104.3 million. FMAC does not expect to originate a significant volume of loans for SPTL under this arrangement in the future.

 Borrowings and Guarantees

  At June 30, 1997 and December 31, 1996, FMAC had borrowings from ICII outstanding of $10.0 million and $17.7 million, respectively. FMAC paid interest at 12% on the outstanding balances.

  FMAC, among other subsidiaries of ICII, has jointly and severally and fully and unconditionally guaranteed the 9 7/8% Senior Notes and the Par Securities. Such guarantees will terminate upon the deconsolidation of FMAC in the financial statements of ICII, which will be effective upon the closing of the proposed initial public offering.

  In consideration of ICII's guarantee of FMAC's warehouse lines of credit and repurchase facilities, FMAC pays to ICII monthly a fee equal to 15 basis points on FMAC's outstanding borrowings covered by such guarantee. ICII will not guarantee any of FMAC's future warehouse lines of credit and repurchase facilities.

  ICII guaranteed FMAC's lease obligations for its executive and administrative offices located in Los Angeles, California and Greenwich, Connecticut. The parties to the leases are currently negotiating a release of such guarantees. ICII will not guarantee any of FMAC's future leases.

  ICII and FLRT, Inc. have agreed to indemnify FMAC against any and all liability that FMAC and its stockholders (other than ICII and FLRT, Inc.) may incur as a result of the lawsuit of DeWald et al. vs. Knyal, et al.

 ICII Options Granted to Executive Officers and Key Employees of FMAC

  In April 1996, ICII granted incentive stock options to purchase 25,000 shares of ICII common stock to each of Messrs. Shaughnessy and Rinaldi and incentive stock options to purchase 10,000 shares of ICII common stock

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

to Mr. Farren. In December 1995 and July 1996, ICII granted Raedelle A. Walker incentive stock options to purchase an aggregate of 30,000 shares of ICII common stock. The exercise price of all such options was the fair market value of ICII common stock at the time of the grants.

 Other Arrangements and Transactions With FMAC

  In the ordinary course of business, FMAC has conducted transactions with certain of its officers and directors and with affiliated companies and entities. All such transactions are conducted at "arm's length" in accordance with FMAC's policies.

 Equity Investments

  Franchise Equity Fund L.L.C. FMAC, ICII and Mr. Knyal are parties to an Operating Agreement, dated April 1, 1996, pursuant to which such parties organized Franchise Equity Fund L.L.C., a Delaware limited liability company ("FEF LLC"), for the purpose of making equity investments in franchisees of PepsiCo related businesses. FMAC owns a 99% membership interest in, and is the manager of FEF LLC. ICII and Mr. Knyal own 0.67% and 0.33% membership interests, respectively, in FEF LLC.

  In June 1996, FEF LLC, Mr. Knyal and certain other investors entered into an agreement to organize five limited partnerships in New Jersey and Pennsylvania (the "Summerwood Partnerships") for the purpose of acquiring and operating 68 Taco Bell and KFC units. FEF LLC made a loan of $2.0 million to the Summerwood Partnerships in exchange for warrants to purchase a 40% limited partner interest in each of the Summerwood Partnerships. In December 1996, FEF LLC exercised the warrants in full, the $2.0 million loan was converted into capital contributions and FEF LLC acquired a 40% limited partner interest in each of the Summerwood Partnerships. Under certain circumstances, the general partner of the Summerwood Partnerships may require FEF LLC to make additional loans or capital contributions to the Summerwood Partnerships in the aggregate amount of $2.0 million until the third anniversary of the acquisition. The other investors have certain rights to purchase FEF LLC's limited partner interest after the fifth anniversary of the acquisition, and FEF LLC has certain rights to sell its limited partner interest to the other investors after the seventh anniversary of the acquisition. In addition, pursuant to the terms of the agreement, Mr. Knyal is required to personally guarantee any obligations of the Summerwood Partnerships that the limited partners of such partnerships are required to personally guarantee. In connection with the acquisition, FMAC made 58 loans to the Summerwood Partnerships in the initial aggregate amount of $40.6 million. The loans bear interest at annual rates ranging from 9.19% to 10.8% and are due on dates ranging from July 2003 to July 2011. At June 30, 1997, the outstanding balance of such loans was $39.3 million.

  In November 1996, FEF LLC and certain other investors organized Restaurant Management of Carolina, L.P., a Delaware limited partnership ("Restaurant Management LP"), for the purpose of acquiring and operating 37 Taco Bell units. FEF LLC made an initial capital contribution of $3.0 million
($2.0 million of which has been repaid to FEF LLC) to, and owns a 32.5% limited partner interest in, Restaurant Management LP. Under certain circumstances, the general partner may require FEF LLC to make additional capital contributions to Restaurant Management LP in the aggregate amount of $2.0 million until the third anniversary of the acquisition. The purchase price for the units was funded in part through 27 loans from FMAC in the initial aggregate amount of $23.2 million. The loans bear interest at annual rates ranging from 9.19%% to 10.0% and are due on dates ranging from June 1998 to December 2011. At June 30, 1997, the outstanding balance of such loans was $22.9 million. The other investors have certain rights to purchase FEF LLC's limited partner interest after the fifth anniversary of the acquisition, and FEF LLC has certain rights to sell its limited partner interest to the other investors after the seventh anniversary of the acquisition. In addition, in March and August 1996, prior to the acquisition, FMAC made 15 loans to certain affiliates of Restaurant Management LP in the initial aggregate amount of $9.9 million. The loans bear interest at annual rates ranging from 10.25% to 10.45%. At June 30, 1997, the outstanding balance of such loans was $9.7 million.

  In December 1996, FEF LLC and certain other investors organized Family Eats Limited Partnership, a Delaware limited partnership ("Family Eats LP"), for the purpose of acquiring and operating 19 Taco Bell units. FEF LLC made a capital contribution of $1.45 million to, and owns a 49% limited partner interest in, Family

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Eats LP. Under certain circumstances, the general partner may require FEF LLC to make additional capital contributions to Family Eats LP in the aggregate amount of $1.55 million until the third anniversary of the acquisition. The purchase price for the units was funded in part through 18 loans from FMAC in the initial aggregate amount of $10.1 million. The loans bear interest at annual rates ranging from 9.69% to 10.25% and are due on dates ranging from July 1998 to October 2012. At June 30, 1997, the outstanding balance of such loans was $10.0 million. The other investors have certain rights to purchase FEF LLC's limited partner interest after the fifth anniversary of the acquisition, and FEF LLC has certain rights to sell its limited partner interest to the other investors after the seventh anniversary of the acquisition.

  CVB, L.L.C. FMAC, ICII and Mr. Knyal are parties to an Operating Agreement, dated February 6, 1997, pursuant to which such parties organized CVB, L.L.C., a Delaware limited liability company ("CVB LLC"), for the purpose of making equity investments in franchisees of Church's Chicken units. FMAC owns a 99% membership interest in, and is the manager of, CVB LLC. ICII and Knyal own 0.67% and 0.33% membership interests, respectively, in CVB LLC.

  In April 1997, CVB LLC and another investor organized Atlanta Franchise Development Company, LLC, a Delaware limited liability company ("Atlanta Franchise LLC"), for the purpose of acquiring and operating 100 Church's Chicken units. CVB LLC made a nominal capital contribution to, and owns a 40% membership interest in, Atlanta Franchise LLC. The purchase price for the units was funded in part through 72 loans from FMAC in the initial aggregate amount of $25.1 million. The loans bear interest at an annual rate of 11.72% and are due in April 2012. At June 30, 1997, the outstanding balance of such loans was $24.7 million. The other investor has certain rights to purchase CVB LLC's membership interest after the fifth anniversary of the acquisition, and CVB LLC has certain rights to sell its membership interest to Atlanta Franchise LLC after the seventh anniversary of the acquisition.

  HNN Equity, L.L.C. FMAC and ICII are parties to an operating agreement, dated March 27, 1997, pursuant to which such parties organized HNN Equity, L.L.C., a Delaware limited liability company ("HNN Equity LLC"), for the purpose of making an equity investment in Hot N Now, L.L.C., a Delaware limited liability company ("Hot 'N Now LLC"). FMAC and ICII each own a 50% membership interest in, and share joint management of, HNN Equity LLC. In April 1997, HNN Equity LLC and Davis/HNN, L.L.C. ("Davis/HNN LLC"), a limited liability company principally owned by Ronald V. Davis, a director of the Company, organized Hot 'N Now LLC under the laws of the state of Delaware for the purpose of acquiring all franchisor and tradename rights to a QSR concept named "Hot 'N Now" as well as acquiring and operating 36 Not 'N Now units. HNN Equity LLC owns a 40% membership interest in Hot 'N Now LLC. Davis/HNN LLC owns a 60% membership interest in, and is the manager of, Hot 'N Now LLC. The purchase price for the Units was $2.0 million and was funded through a capital contribution of $1.5 million by Davis/HNN LLC and a loan of $600,000 from Davis/HNN LLC. The loan bears interest at an annual rate of 8% and is payable out of distributable cash from the operations of Hot 'N Now LLC. Mr. Davis is the Chief Executive Officer of Hot 'N Now LLC and Davis/HNN LLC is entitled to an annual base fee of $60,000 per year in its capacity as manager of Hot 'N Now LLC. The manager may require the members to make additional capital contributions to Hot 'N Now LLC to satisfy the obligations of Hot 'N Now LLC to make rent payments under real estate leases for 19 units. Such obligations are also guaranteed by ICII.

  PRG Equity, L.L.C. On April 14, 1997, FMAC organized PRG Equity, L.L.C., a Delaware limited liability company ("PRG Equity LLC"), for the purpose of making an equity investment in Pate Restaurant Enterprises, Ltd., a Florida limited partnership which owns and operates seven Hardee's units ("Pate Restaurant LP"). FMAC owns all of the membership interests in and manages PRG Equity LLC. In April 1997, FMAC made seven loans to Pate Restaurant LP in the initial aggregate amount of $3.5 million. In connection with such loans, PRG Equity LLC acquired a 40% limited partner interest in Pate Restaurant LP. The loans bear interest at annual rates ranging from 9.94% to 10.79% and are due on dates ranging from November 1998 to May 2012. At June 30, 1997, the outstanding balance of such loans was $3.4 million. The other investors in Pate Restaurant LP have certain rights to purchase PRG Equity LLC's limited partner interest after the seventh anniversary of the acquisition, and PRG Equity LLC has certain rights to sell its limited partner interest to the other investors after the seventh anniversary of the acquisition.

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RELATIONSHIPS WITH ICCMIC

 ICCMIC Management Agreement

  ICCMIC will enter into a management agreement (the "ICCMIC Management Agreement") with Imperial Credit Commercial Asset Management Corporation ("ICCAMC"), a wholly-owned subsidiary of ICII, for an initial term expiring on the second anniversary of the closing date of ICCMIC's initial public offering. Thereafter, successive extensions, each for a period not to exceed two years, may be made by agreement between ICCMIC and ICCAMC, subject to the affirmative vote of a majority of ICCMIC's independent directors. ICCMIC may terminate, or decline to renew the term of, the ICCMIC Management Agreement without cause at any time after the first two years upon 60 days written notice by a majority vote of the independent directors; provided that a termination fee will be due. In addition, ICCMIC has the right to terminate the ICCMIC Management Agreement upon the occurrence of certain specified events, including a material breach by ICCAMC of any provision contained in the ICCMIC Management Agreement that remains uncured at the end of the applicable cure period, without the payment of any termination fee.

  Pursuant to the provisions of the ICCMIC Management Agreement, ICCAMC at all times will be subject to the supervision of ICCMIC's board of directors and will have only such functions and authority as ICCMIC delegates to it. ICCAMC will advise the board of directors as to the activities and operations of ICCMIC. ICCAMC will be responsible for the day-to-day operations of ICCMIC pursuant to the authority granted to it by ICCMIC's board of directors under the ICCMIC Management Agreement, and ICCAMC will perform (or cause to be performed) such services and activities relating to the assets and operations of ICCMIC as may be directed by ICCMIC's board of directors or as ICCAMC otherwise considers appropriate, including: (i) serving as ICCMIC's consultant with respect to the formulation of investment criteria and preparation of policy guidelines by the board of directors; (ii) advising and representing ICCMIC in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets; (iii) advising ICCMIC regarding, and arranging for, (a) the issuance of collateralized mortgage obligations ("CMOs") collateralized by ICCMIC's mortgage loans, (b) reverse repurchase agreements on ICCMIC's mortgage-backed securities ("MBS"), and (c) other borrowings, as appropriate; (iv) furnishing reports and statistical and economic research to ICCMIC regarding ICCMIC's activities and the services performed for ICCMIC by ICCAMC; (v) monitoring and providing to ICCMIC's board of directors on an ongoing basis price information and other data obtained from dealers that maintain markets in assets identified by the board of directors from time to time, and providing data and advice to the board of directors in connection with the identification of such dealers; (vi) providing executive and administrative personnel, office space and office services required in rendering services to ICCMIC; administering the day-to-day operations of ICCMIC; and performing and supervising the performance of such other administrative functions necessary in the management of ICCMIC, including the collection of revenues and the payment of ICCMIC's debts and obligations and maintenance of appropriate computer services to perform such administrative functions; (vii) communicating on behalf of ICCMIC with the holders of any equity or debt securities of ICCMIC as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders; (viii) to the extent not otherwise subject to an agreement executed by ICCMIC, designating a servicer for mortgage loans sold to ICCMIC and arranging for the monitoring and administering of such servicers; (ix) counseling ICCMIC in connection with policy decisions to be made by the board of directors; (x) engaging in hedging activities on behalf of ICCMIC which are consistent with ICCMIC's status as a real estate investment trust ("REIT") and with the guidelines; (xi) upon request by and in accordance with the directions of ICCMIC's board of directors, investing or reinvesting any money of ICCMIC; (xii) counseling ICCMIC regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining exemption from that Act; (xiii) counseling ICCMIC regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; and (xiv) counseling ICCMIC as to compliance with all applicable laws, including those that would require ICCMIC to qualify to do business in particular jurisdictions.

  ICCAMC will perform portfolio management services on behalf of ICCMIC pursuant to the ICCMIC Management Agreement with respect to ICCMIC's investments. Such services will include, but not be limited

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to, consulting ICCMIC on purchase, sale and other opportunities, collection of information and submission of reports pertaining to ICCMIC's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of ICCMIC's portfolio of assets, acting as liaison between ICCMIC and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. ICCAMC may enter into subcontracts with other parties, including ICII and its affiliates, to provide any such services to ICCMIC.

  ICCAMC will perform monitoring services on behalf of ICCMIC pursuant to the ICCMIC Management Agreement with respect to loan servicing activities provided by third parties and with respect to ICCMIC's portfolio of special servicing rights. Such monitoring services will include, but not be limited to, the following activities: negotiating special servicing agreements; acting as a liaison between the servicers of ICCMIC's mortgage loans and ICCMIC; review of servicers' delinquency, foreclosures and other reports on ICCMIC's mortgage loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase mortgage loans. ICCAMC may enter into subcontracts with other parties, including its affiliates, to provide any such services for ICCAMC.

  ICCAMC will receive a base management fee calculated as a percentage of the Average Invested Assets of ICCMIC for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, .75% of the next $250 million of such Average Invested Assets, and .50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of ICCMIC, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. ICCAMC will not receive any management fee for the period prior to the sale of the shares in ICCMIC's initial public offering. The base management fee is intended to compensate ICCAMC for its costs in providing management services to ICCMIC. The board of directors of ICCMIC may adjust the base management fee in the future if necessary to align the fee more closely with the costs of such services.

  ICCAMC shall be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of ICCMIC (before the incentive fee) per share of common stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of common stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by ICCMIC multiplied by (b) the Ten-Year U.S. Treasury Rate plus four percent per annum multiplied by (B) the weighted average number of shares of common stock outstanding during such quarter. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of ICCMIC's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating ICCAMC's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by ICCMIC. If ICCMIC determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by ICCMIC.

  ICCAMC will be reimbursed for (or charge ICCMIC directly for) ICCAMC's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by ICCMIC.

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


  The above referenced management fees are payable in arrears. ICCAMC's base and incentive fees and reimbursable costs and expenses shall be calculated by ICCAMC within 45 days after the end of each quarter, and such calculation shall be promptly delivered to ICCMIC. ICCMIC is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter.

 Right of First Offer

  Pursuant to the ICCMIC Management Agreement, ICCAMC will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of ICCMIC's board of directors in following or declining to follow its advice or recommendations. ICCAMC, its directors and its officers will not be liable to ICCMIC, any subsidiary of ICCMIC, the independent directors, ICCMIC's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the ICCMIC Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the ICCMIC Management Agreement. ICCMIC has agreed to indemnify ICCAMC, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of ICCAMC not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed in good faith in accordance with and pursuant to the ICCMIC Management Agreement.

  The ICCMIC Management Agreement does not limit or restrict the right of ICCAMC or any of its officers, directors, employees or affiliates to engage in any business or to render services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, assets that meet ICCMIC's policies and criteria, except that ICCAMC may not manage or advise another REIT or other entity that invests or intends to invest primarily in commercial and multifamily mortgage loans or subordinated commercial or multifamily mortgage-backed securities ("MBS"). Moreover, the directors and certain of the executive officers of ICCAMC will execute non-compete agreements that will preclude them from leaving ICCAMC and, under certain circumstances, forming or joining another REIT that invests or intends to invest primarily in commercial and multifamily mortgage loans or subordinated CMBS interests.

  ICII and its affiliates, including SPTL, expect to continue to originate mortgage loans and MBS interests. SPTL will enter into an agreement granting ICCMIC, as long as the ICCMIC Management Agreement is in effect, a right of first offer to purchase, in addition to the initial investments made by ICCMIC, not less than $150 million annually of multifamily and commercial mortgage loans typical of those originated by SPTL. Although not contractually committed to do so, ICCMIC intends to purchase mortgage loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the guidelines and underwriting criteria as established and modified from time to time by ICCMIC's independent directors.

  ICCMIC expects to maintain a relationship with ICII and SPTL in which ICCMIC will be a ready, willing and able purchaser of MBS interests that may be sold from time to time by SPTL. Although no binding commitment will exist on the part of ICII, SPTL or ICCMIC regarding the sale and purchase of MBS interests, ICCMIC expects to be able to purchase MBS interests from SPTL at prices and on terms meeting ICCMIC's investment criteria. ICCMIC expects that ICII and SPTL will offer to sell assets to ICCMIC on terms and at prices that, in the aggregate, will be fair to both parties, subject to compliance with the guidelines. In deciding whether to acquire any such asset, ICCAMC may consider, among other factors, whether acquisition of the asset will enhance ICCMIC's ability to achieve or exceed ICCMIC's risk adjusted target rate of return established for that period by ICCMIC's board of directors, whether the asset otherwise is well-suited for ICCMIC and whether ICCMIC is financially able to take advantage of the investment opportunity. If an asset that otherwise meets all of ICCMIC's criteria for asset acquisition is being offered to ICCMIC at a price that is greater, or on terms that are less favorable, than would be required by third parties for similar assets in bona fide arms' length transactions, ICCAMC would be expected to recommend that ICCMIC decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among ICCMIC, ICII and SPTL.

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

 Other Transactions

  From time to time, SPTL may act as the servicer for ICCMIC's loans. SPTL will receive fees for such services pursuant to applicable pooling and servicing agreements.

  ICCMIC, on the one hand, and ICII and its affiliates, on the other, will enter into a number of relationships other than those governed by the ICCMIC Management Agreement, some of which may give rise to conflicts of interest. Moreover, three of the members of the board of directors of ICCMIC and all of its officers are also employed by ICCAMC or its affiliates.

  The relationships between ICCMIC, on the one hand, and ICII and its affiliates, on the other, will be governed by policy guidelines to be approved by a majority of ICCMIC's independent directors. The guidelines establish certain parameters for the operations of ICCMIC, including quantitative and qualitative limitations on ICCMIC's assets that may be acquired. The guidelines are to assist and instruct ICCAMC and to establish restrictions applicable to transactions with ICII and its affiliates. A majority of the independent directors will be required to approve the acquisition of the initial investments by ICCMIC from ICII and SPTL. However, subsequent to the acquisition of the initial investments, ICCAMC may enter into transactions on behalf of ICCMIC with ICII and its affiliates based upon the guidelines approved by the independent directors. Such transactions will be reviewed on a quarterly basis to insure compliance with the guidelines.

 Mortgage Loan and Other Asset Purchases

  ICCMIC will acquire (subject to the consent of the independent directors) its initial investments from ICII and SPTL for an aggregate purchase price of approximately $206 million plus accrued interest, which will result in a book gain to ICII and SPTL, subject to the terms of the definitive agreement to purchase the initial investments, satisfaction of GAAP sale criteria, and consummation of the transaction.

  ICCMIC may acquire additional assets from ICII and its affiliates in the future. Any such acquisitions will be in accordance with the guidelines to be approved by a majority of ICCMIC's independent directors. The terms of a particular transaction, however, will not be approved in advance by ICCMIC's independent directors in all cases. The independent directors will review any such transactions quarterly to insure compliance with the guidelines, but in doing so they, by necessity, will rely primarily on information and analysis provided to them by ICCAMC.

 Equity Investment

  ICII will purchase 1,980,000 shares of ICCMIC common stock on the closing date of the ICCMIC initial public offering at a price equal to the public offering price, net of any underwriting discounts or commissions. This purchase will result in ICII's ownership of 9.9% of the total shares of ICCMIC (assuming no exercise of the underwriters' over-allotment option). ICCAMC also has received stock options pursuant to the ICCMIC Option Plan. ICII will retain its shares of ICCMIC for at least two years after ICCMIC's initial public offering of shares of common stock, but may dispose of its shares any time thereafter. Notwithstanding the foregoing, if ICCMIC terminates the ICCMIC Management Agreement, ICII may dispose of its shares at that time.

  The market in which ICCMIC expects to acquire assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between ICCMIC, ICCAMC, and affiliates of ICCAMC in addition to those described herein.


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

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  In connection with the sale of the Old Par Securities, the Company, the Trust and the Subsidiary Guarantors (collectively, the "Registrants") entered into a Registration Rights Agreement with the Initial Purchaser pursuant to which the Registrants agreed to file a registration statement under the Securities Act with respect to the New Par Securities and, upon the effectiveness of such registration statement, offer to the holders of the Old Par Securities the opportunity to exchange their Old Par Securities for a like liquidation amount of New Par Securities, which will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by the holder without registration under the Securities Act. Upon the completion of the Exchange Offer, each of the Registrants' obligations with respect to the registration of the Old Par Securities and the New Par Securities will terminate, except as provided below. A copy of the Registration Rights Agreement delivered in connection therewith has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Following the completion of the Exchange Offer, holders of Old Par Securities not tendered will not have any further registration rights, except as provided below, and the Old Par Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Par Securities could be adversely affected upon completion of the Exchange Offer.

  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third-parties, the Registrants believe that New Par Securities issued pursuant to the Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than any such holder that is an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder represents to the Registrants that
(i) such New Par Securities are acquired in the ordinary course of business of such holder, (ii) such holder is not engaging in and does not intend to engage in a distribution of such New Par Securities and (iii) such holder has no arrangement or understanding with any person to participate in the distribution of such New Par Securities. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Par Securities cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Par Securities for its own account in exchange for Old Par Securities, where such Old Par Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities. See "Plan of Distribution."

  In the event that any holder of Old Par Securities would not receive freely tradeable New Par Securities in the Exchange Offer or is not eligible to participate in the Exchange Offer, such holder can elect, by so indicating on the Letter of Transmittal and providing certain additional necessary information, to have such holder's Old Par Securities registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act.

  In the event that the Registrants are obligated to file a "shelf" registration statement, they will be required to keep such "shelf" registration statement effective for a period of three years or such shorter period that will terminate when all of the Old Par Securities covered by such registration statement have been sold pursuant thereto. Other than as set forth in this paragraph, no holder will have the right to require the Registrants to register such holder's Par Securities under the Securities Act. See "Procedures for Tendering Old Securities."

  Pursuant to the Registration Rights Agreement, the Registrants (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, the Company only) agreed to file with the Commission, on or prior to 30 days after the Closing Date, the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Par Securities, the New Guarantee and the New Debentures. Upon the effectiveness of the Exchange Offer Registration Statement, the Registrants will offer to the holders of Old Par Securities who are able to make certain representations the opportunity to exchange their Transfer

Restricted Old Par Securities for New Par Securities pursuant to the Exchange Offer. If (i) the Registrants are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy,
(ii) the Company has received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures or New Debentures, (y) interest payable by the Company on such Debentures or New Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or
(iii) any holder of Old Par Securities notifies the Company and the Trust on or before the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Par Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Old Par Securities acquired directly from the Trust or an affiliate of the Trust or in the Remarketing, the Registrants will file with the Commission a Shelf Registration Statement to cover resales of the Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Trust will use their respective best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Par Security, Guarantee or Debenture until (i) the date on which such Par Security, Guarantee or Debenture has been exchanged by a person other than a broker-dealer for a New Par Security, New Guarantee or New Debenture in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Par Security for a New Par Security , the date on which such New Par Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Par Security, Guarantee or Debenture has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Par Security, Guarantee or Debenture is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Registration Rights Agreement provides that (i) the Registrants will file an Exchange Offer Registration Statement with the Commission on or prior to 30 days after the Closing Date (unless not required to do so pursuant to clause (x) or (y) of the fourth sentence of the preceding paragraph), (ii) the Registrants will use their respective best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 90 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Registrants will commence the Exchange Offer and use their best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Par Securities, New Guarantees and New Debentures in exchange for all Old Par Securities, Old Guarantees and Old Debentures tendered prior thereto in the Exchange Offer and
(iv) if obligated to file the Shelf Registration Statement, the Registrants will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 30 days after such obligation arises. If (w) the Registrants fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (x) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (y) the Registrants fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (z) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (w) through (z) above a "Registration Default"), then the Company will pay additional interest ("Additional Interest") on the Debentures (including in respect of amount occurring during any Extension Period) and corresponding Additional Distributions (the "Additional Distributions") will become payable on the Transfer Restricted

Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities held by such holder. The amount of the Additional Interest (and corresponding Additional Distributions) will increase by an additional $.05 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest (and corresponding Additional Distributions) of $.50 per week per $1,000 liquidation or principal amount of Transfer Restricted Securities. All accrued Additional Interest (and corresponding Additional Distributions) will be paid by the Company on each Distribution payment date to The Depositary Trust Company ("DTC") by wire transfer of immediately available funds or by federal funds check and to holders of definitive securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Additional Interest (and corresponding Additional Distributions) will cease.

  Transfer Restricted Securities which have not been exchanged for New Par Securities, New Debentures and New Guarantees pursuant to the Exchange Offer are mandatorily redeemable by the Company on the Remarketing Settlement Date, as described under "Description of Securities--Redemption--Transfer Restricted Security Redemption."

  Holders of Old Par Securities will be required to make certain representations to the Company, the Trust and the Subsidiary Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD PAR SECURITIES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Trust will accept for exchange Old Par Securities which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 P.M.,
New York City time, on   , 1997; provided, however, that if the Trust, in its
sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. As of the date of this Prospectus, $70,000,000 aggregate liquidation amount of the Old Par Securities is outstanding. This Prospectus, together with the Letter of Transmittal, is
first being sent on or about    , 1997, to all holders of Old Par Securities
known to the Trust. The Trust's obligation to accept Old Par Securities for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Trust expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Par Securities, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Par Securities previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Trust. Any Old Par Securities not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Par Securities tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof. The Trust expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Par Securities not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Trust will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Par Securities as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD PAR SECURITIES

  Only a registered holder of Old Par Securities may tender such Old Par Securities in the Exchange Offer. The tender to the Trust of Old Par Securities by a holder thereof as set forth below and the acceptance thereof by the Trust will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Par Securities for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Chase Trust Company of California (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Par Securities must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Par Securities, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD PAR SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD PAR SECURITIES SHOULD BE SENT TO THE TRUST. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Par Securities are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Par Securities, either make appropriate arrangements to register ownership of the Old Par Securities in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal Rights"), as the case may be, must be guaranteed (see "--Guaranteed Delivery Procedures") unless the Old Par Securities surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Par Securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guaranties must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Par Securities are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Par Securities surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Trust in its sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Par Securities with the signature thereon guarantied by an Eligible Institution.

  If the Letter of Transmittal or any Old Par Securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Trust, proper evidence satisfactory to the Trust of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Par Securities tendered for exchange will be determined by the Trust in its sole discretion, which determination shall be final and binding. The Trust reserves the absolute right to reject any and all tenders of any particular Old Par Securities not properly tendered or not to accept any particular Old Par Securities which acceptance might, in the judgment of the Trust or its counsel, be unlawful. The Trust also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Par Securities either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Par Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Par Securities either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Trust shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Par Securities for exchange must be cured within such reasonable period of time as the Trust shall determine. None of the Trust, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Par Securities for exchange, nor shall any of them incur any liability for failure to give such notification.

  By tendering, each holder will represent to the Trust that, among other things, the New Par Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Par Securities, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Par Securities. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Trust, the Company or the Subsidiary Guarantors or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Par Securities to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretation of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Par Securities for its own account in exchange for Old Par Securities, where such Old Par Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Par Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD PAR SECURITIES FOR EXCHANGE; DELIVERY OF NEW PAR SECURITIES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Trust will accept, promptly after the Expiration Date, all Old Par Securities properly tendered and will issue the New Par Securities promptly after acceptance of the Old Par Securities. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Trust will be deemed to have accepted properly tendered Old Par Securities for exchange when, as and if the Trust has given oral or written notice thereof to the Exchange Agent.

  For each Old Par Security accepted for exchange, the holder of such Old Par Security will receive as set forth below under "Description of the Securities--Book-Entry, Delivery and Form" a New Par Security having a principal amount equal to that of the surrendered Old Par Security. Accordingly, registered holders of New Par Securities on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Par Securities or, if no interest has been paid, from June 9, 1997. Old Par Securities accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Par Securities are accepted for exchange will not receive any payment in respect of accrued interest on such Old Par Securities otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

  In all cases, issuance of New Par Securities for Old Par Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old

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

Par Securities or a timely Book-Entry Confirmation of such Old Par Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Par Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Par Securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Par Securities will be returned without expense to the tendering holder thereof (or, in the case of Old Par Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Par Securities will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Par Securities at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Par Securities by causing the Book-Entry Transfer Facility to transfer such Old Par Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Par Securities may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Par Securities desires to tender such Old Par Securities and the Old Par Securities are not immediately available, or time will not permit such holder's Old Par Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 P.M., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Trust (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Par Securities and the amount of Old Par Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Par Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and
(iii) the certificates for all physically tendered Old Par Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery

WITHDRAWAL RIGHTS

  Tenders of Old Par Securities may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Par Securities to be withdrawn, identify the Old Par Securities to be withdrawn (including the principal amount of such Old Par Securities), and (where certificates for Old Par Securities have been transmitted) specify the name in which such Old Par Securities are

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

registered, if different from that of the withdrawing holder. If certificates for Old Par Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Par Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Par Securities and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trust, whose determination will be final and binding on all parties. Any Old Par Securities so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Par Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Par Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Par Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Par Securities) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Par Securities may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Par Securities" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Trust shall not be required to accept for exchange, or to issue New Par Securities in exchange for, any Old Par Securities and may terminate or amend the Exchange Offer, if at any time before the acceptance of such New Par Securities for exchange, any of the following events shall occur:

  If (i) the Registrants are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy,
(ii) the Company has received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (x) the Trust would be subject to United States federal income tax with respect to income received or accrued on the Debentures or New Debentures, (y) interest payable by the Company on such Debentures or New Debentures would not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) any holder of Transfer Restricted Securities notifies the Company and the Trust on or before the 20th Business Day following the consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Par Securities, the New Guarantees and the New Debentures acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Old Par Securities acquired directly from the Trust or an affiliate of the Trust or in the Remarketing, the Registrants will file with the Commission a Shelf Registration Statement to cover resales of the Par Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

  The foregoing conditions are for the sole benefit of the Registrants and may be asserted by the Registrants in whole or in part at any time and from time to time in their sole discretion. The failure by the Registrants at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Trust will not accept for exchange any Old Par Securities tendered, and no New Par Securities will be issued in exchange for any such Old Par Securities, if at such time any stop order is threatened by the Commission or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

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

  The Exchange Offer is not conditioned on any minimum principal amount of Old Par Securities being tendered for exchange.

EXCHANGE AGENT

  Chase Trust Company of California has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests or Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  Chase Trust Company, Exchange Agent

  By Hand/Overnight Courier/By Mail:
    c/o The Chase Manhattan Bank
    Attn: Mr. Carlos Estevez
      55 Water Street
      Second Floor, Room #234
      New York, New York 10041

  By Facsimile: (212) 638-7380
  Confirm by Telephone (212) 638-0828

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

  The Exchange Agent also acts as Property Trustee and Indenture Trustee.

FEES AND EXPENSES

  The Trust will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $200,000.

TRANSFER TAXES

  Holders who tender their Old Par Securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Trust to register New Par Securities in the name of, or request that Old Par Securities not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD PAR SECURITIES

  Holders of Old Par Securities who do not exchange their Old Par Securities for New Par Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Par Securities as set forth in the legend thereon as a consequence of the issuance of the Old Par Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Par Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. None of the Trust, the Company nor the Subsidiary Guarantors (collectively, the "Registrants") currently anticipate that it will register Old Par Securities under the Securities Act. See "Description of Securities-- Exchange Offer; Registration Rights." Based on interpretations by the Staff of the Division of Corporation Finance of the Commission, as set forth in no-action letters issued to third parties, the Registrants believe that New Par Securities issued pursuant to this Exchange Offer in exchange for Old Par Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Par Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Par Securities. However, any holder of Old Par Securities who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Par Securities, or any broker-dealer who purchased Old Par Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Par Securities in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Par Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Par Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Par Securities for New Par Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Par Securities.

  Each holder of Old Par Securities who wishes to exchange Old Par Securities for New Par Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Registrants, (ii) any New Par Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Par Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Par Securities. In addition, the Registrants may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Par Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Par Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Par Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Registrants believe that broker-dealers who acquired Old Par Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Par Securities received upon exchange of such Old Par Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Registrants have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Par Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Registrants (within the meaning of Rule 405 under the Securities Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  Any Old Par Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the

Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Par Securities will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Registrants will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Par Securities held by them. Any Old Par Securities which have not been exchanged for New Par Securities pursuant to the Exchange Offer will be mandatorily redeemed by the Company on the Remarketing Settlement Date, as described under "Description of the Securities--Redemption--Transfer Restricted Security Redemption." To the extent that Old Par Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Par Securities could be adversely affected. See "Risk Factors-- Consequences of a Failure to Exchange Old Par Securities." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Par Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Registrants have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Par Securities for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests in writing. Unless a holder so requests, the Registrants do not currently intend to register or qualify the sale of the New Par Securities in any such jurisdictions.

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

                                   THE TRUST

  The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust (as so amended and restated, the "Declaration") dated as of May 28, 1997, executed by the Company, as sponsor, and the trustees of the Trust and
(ii) a certificate of trust, dated as of May 28, 1997, filed with the Secretary of State of the State of Delaware. The Company acquired Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust, at the same time as the Par Securities were sold. The Trust used all the proceeds derived from the issuance of the Trust Securities to purchase the Debentures and, accordingly, the assets of the Trust consist solely of the Debentures. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds from such sales in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, there are five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, Chase Trust Company of California, a state banking corporation, will act as Property Trustee, and its affiliate, Chase Manhattan Bank, a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the Company as holder of the Common Securities. Chase Trust Company of California will also act as trustee under the Guarantee (the "Guarantee Trustee").

  The Property Trustee holds title to the Debentures for the benefit of the holders of the Trust Securities and, as the holder of the Debentures, the Property Trustee has the power to exercise all rights, powers and privileges of a holder of Debentures under the Indenture. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Par Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees will be at least three; provided further that at least one Trustee will be a Delaware Trustee, at least one Trustee will be the Property Trustee and at least one Trustee will be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and will be responsible for all debts and obligations of the Trust (other than with respect to the Par Securities).

  For so long as the Par Securities remain outstanding, the Company has covenanted (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

  The rights of the holders of the Par Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of Securities." The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

  The location of the principal executive office of the Trust is c/o the Company, 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California, 90505, and its telephone number is (310) 373-1704.

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

                           DESCRIPTION OF SECURITIES

DESCRIPTION OF THE COMMON SECURITIES

  The Company owns all of the non-transferable, beneficial ownership interests represented by the Common Securities of the Trust. The Common Securities of the Trust have an aggregate liquidation amount of $2,165,000. The Common Securities are subordinated to the Par Securities in certain limited circumstances with respect to Distributions and the amount payable on redemption or liquidation, as described below and in the Declaration. This summary of certain provisions of the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration (as supplemented or amended from time to time), including the definitions therein of certain terms.

GENERAL

  Except as described under "--Subordination of Common Securities" below, the Common Securities will rank on a parity, and payments of distributions on, and amounts payable on redemption of, the Common Securities will be made thereon pro rata, with the Par Securities.

VOTING RIGHTS

  Except as provided below and as otherwise required by law and the Declaration, the Common Securities holder will have no voting rights.

  The Common Securities holder has the right to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees, subject to certain limitations as provided in the Declaration. In addition, the Common Securities holder has voting rights substantially similar to the voting rights of the holders of Par Securities. See "Description of Securities--Voting Rights; Amendment of the Declaration." However, the Common Securities holder has the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, only after all Trust Enforcement Events with respect to the Par Securities have been cured, waived or otherwise eliminated. If the Property Trustee fails to enforce its rights under the Debentures after the Common Securities holder has made a written request, such Common Securities holder may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity.

SUBORDINATION OF COMMON SECURITIES

  Payment of distributions on, and amounts payable on redemption of, the Common Securities shall be made pro rata with payments of Distributions on, and the Redemption Price of, the Par Securities, based on the liquidation amount of such Common Securities and Par Securities; provided, however, that if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Par Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price of all of the outstanding Par Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Par Securities then due and payable.

DESCRIPTION OF THE PAR SECURITIES

  The Par Securities represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the

Declaration. This summary of certain provisions of the Par Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference. For purposes of this summary, the term "Company" refers only to ICII and not to any of its Subsidiaries.

GENERAL

  The Par Securities rank on a parity, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Par Securities is a guarantee with respect to the Par Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Par Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Par Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Par Securities.

  Holders of the Par Securities have no preemptive or similar rights.

DISTRIBUTIONS

  From the date of original issuance to but excluding the Remarketing Settlement Date, distributions will accumulate at the Initial Distribution Rate of the stated liquidation amount of $1,000 per Par Security. From the Remarketing Settlement Date to but excluding the date of redemption of the Par Securities, holders of Par Securities will be entitled to receive Distributions at the Adjusted Distribution Rate that results from the Remarketing consummated on the Remarketing Settlement Date. The Adjusted Distribution Rate will not exceed the Maximum Adjusted Distribution Rate. See "--Remarketing--Remarketing Procedures."

  As used herein:

  (i) "Scheduled Remarketing Date" means the third Business Day prior to any Scheduled Remarketing Settlement Date;

  (ii) "Scheduled Remarketing Settlement Date" means June 14, 2002, or such other date determined pursuant to this definition, unless a Trust Enforcement Event has occurred and is continuing on the 25th Business Day prior to such Scheduled Remarketing Settlement Date, in which case the Scheduled Remarketing Settlement Date will be the 30th Business Day after the date of cure or waiver of such Trust Enforcement Event; provided that if (x) purchases and sales of Par Securities pursuant to a Remarketing are not consummated on any Scheduled Remarketing Settlement Date for any reason (including the Company's failure to make the deposit required in the event of a Special Mandatory Redemption) other than the occurrence and continuance of any other Trust Enforcement Event or if (y) the Company fails to redeem Debentures in connection with a Tax Opinion Redemption after cancelling the Remarketing, the next Scheduled Remarketing Settlement Date will be the 30th Business Day after such Scheduled Remarketing Settlement Date;

  (iii) "Remarketing Settlement Date" means the Scheduled Remarketing Settlement Date on which purchases and sales of Par Securities pursuant to a Remarketing are consummated;

  (iv) "Maximum Adjusted Distribution Rate" means the rate per annum, determined on the Scheduled Remarketing Date by the Remarketing Agent in its discretion, equal to the greater of (a) the 30-year Treasury Rate plus 600 basis points and (b) a nationally-recognized high-yield index rate for similarly-rated issues, plus 100 basis points; and

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

  (v) "30-year Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the U.S. Treasury security used, in accordance with customary financial practice, as the benchmark pricing bond in pricing new issues of corporate debt securities of 30-year maturities on the Scheduled Remarketing Date.

  Distributions are payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date. In the event that any date on which Distributions are payable on the Par Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business. The amount of Distributions payable for any period will be computed (i) for any full 180-day semi-annual distribution period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual distribution period for which distributions are computed, on the basis of a 30-day month and for periods less than a month, the actual number of days elapsed per 30-day-month.

  Distributions on the Par Securities (other than distributions on a redemption date) will be payable to the holders thereof as they appear on the register of the Trust as of the close of business on the relevant record dates, which, as long as the Par Securities are represented by one or more global certificates ("Global Certificates"), will be the close of business on the June 1 or December 1 next preceding the Distribution Date. Distributions payable on any Par Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Par Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Par Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

  At all times, the Applicable Distribution Rate, the distribution payment dates and other payment dates for the Par Securities will correspond to the interest rate, interest payment dates and other payment dates on the Debentures, which will be the sole assets of the Trust.

  Distributions on the Par Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Par Securities will be limited to payments under the Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of Debentures." If the Company does not make interest payments on the Debentures, the Property Trustee will not have funds available to pay Distributions on the Par Securities.

  Following the Remarketing Settlement Date, the Company will have the right under the Indenture to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. Accordingly, there could be multiple Extension Periods of varying terms throughout the term of the Debentures. As a consequence of any such extension, semi-annual Distributions on the Par Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Par Securities are entitled will accumulate and compound semi-annually at the Adjusted Distribution Rate from the relevant payment date for such Distributions. The term Distributions as used herein includes any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay,

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repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. See "Description of Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right, following the Remarketing Settlement Date, to defer payments of interest by extending the interest payment period of the Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Debentures held by the Trust, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption will be applied by the Property Trustee to redeem the Trust Securities. See "Description of Debentures--Redemption" for a description of the Company's options to redeem the Debentures. If less than all of the Debentures held by the Trust are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the Trust Securities. In addition, if the Remarketing Agent is unable to remarket all of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Company will be required to redeem the Debentures as described under "--Remarketing--Special Mandatory Redemption."

 Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity

  If, at any time, either a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Regular Trustees may, within 90 days following the occurrence of such Special Event, elect to dissolve the Trust upon not less than 30 nor more than 60 days' notice and, after satisfaction of liabilities to creditors, if any, cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If an Investment Company Event shall occur and be continuing, the Company also has the option, after the Remarketing Settlement Date, to redeem the Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Securities), at any time within 90 days following the occurrence of such an Investment Company Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. In addition, if a Tax Event shall occur and be continuing and in the opinion of independent tax counsel to the Trust experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then the Company will have the right (a) to shorten the Stated Maturity of the Debentures to a date not earlier than June 14, 2012 (a "Maturity Advancement") such that, in the opinion of such independent tax counsel, after advancing the Stated Maturity of the Debentures, interest paid on the Debentures will be deductible by the Company for United States federal income tax purposes or (b) after the Scheduled Remarketing Date, to redeem the Debentures, in whole but not in part (and thereby cause a mandatory redemption of the Par Securities), at any time within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption. Under current United States federal income tax law and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to holders of the Par Securities. Should there be a change in law, a change in legal interpretation,

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

certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Par Securities. See "United States Federal Income Tax Consequences--Distribution of Debentures or Cash upon Liquidation of the Trust."

  If the Company does not elect any of the options described above, the Par Securities will remain outstanding until the repayment of the Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event. See "Description of Debentures."

  A "Tax Event" means the receipt by the Company of an opinion of independent tax counsel to the Company, experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Securities.

 Tax Opinion Redemption

  If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Remarketing may be cancelled at the option of the Company, in which case the Debentures (and, thus, the Securities) would be redeemed by the Company on the Scheduled Remarketing Settlement Date, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest thereon to such Scheduled Remarketing Settlement Date.

  As used herein, "Tax Opinion" means an opinion of an independent tax counsel to the Company experienced in such matters to the effect that, as a result of
(a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, or which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of original issuance of the Par Securities, that it is more likely than not that (i) the Trust will be, following the Remarketing Settlement Date, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust will be, following the Remarketing Settlement Date, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures, following the Remarketing Settlement Date, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

 Transfer Restricted Security Redemption

  Upon consummation of the Exchange Offer, the Company will be required, on the Remarketing Settlement Date, to redeem, in whole (but not in part), certain Debentures (the ownership of which is represented by the Par Securities) which were not exchanged pursuant to the Exchange Offer (a "Transfer Restricted Security

Redemption"). As part of a Transfer Restricted Security Redemption, on the Schedule Remarketing Settlement Date such Old Par Securities will be exchanged with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation of such Old Par Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to the date of redemption.

REDEMPTION PROCEDURES

  Set forth below are procedures applicable to a redemption of Par Securities other than a Special Mandatory Redemption of all of the Par Securities. Procedures applicable to a Special Mandatory Redemption are set forth under "--Remarketing--Special Mandatory Redemption."

  Par Securities redeemed on each redemption date will be redeemed at the redemption price in respect of the Debentures plus an amount equal to accrued and unpaid Distributions thereon through the date of redemption (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment of the Debentures. Redemptions of the Par Securities will be made and the Redemption Price will be payable on each redemption date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  Notice of any redemption (other than a Special Mandatory Redemption) will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Par Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Par Securities or if the Par Securities are to be redeemed following a Special Mandatory Redemption of all of the Debentures, then, by 12:00 noon, New York City time, on the redemption date (including the Remarketing Settlement Date), to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Par Securities. See "Book-Entry Issuance." If any Par Securities are not represented by one or more Global Certificates, the Trust, to the extent funds are available, will irrevocably deposit with the Paying Agent (as defined herein) for such Par Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Par Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Par Security called for redemption will be payable to the holders of such Par Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such Par Securities so called for redemption will cease, except the right of the holders of such Par Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Par Securities will cease to be outstanding. In the event that any date fixed for redemption of Par Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

  In the event that payment of the Redemption Price in respect of Par Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Par Securities will continue to accumulate at the then Applicable Distribution Rate in effect at the beginning of the related interest period, or increased, to the extent permitted by applicable law, if the Remarketing has not occurred on a Scheduled Remarketing Date, from the redemption date originally established by the Trust for the Par Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "-- Distributions."

  The Trust may not redeem fewer than all of the outstanding Par Securities unless all accrued and unpaid distributions have been paid on all Par Securities for all semi-annual distribution periods terminating on or prior

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

to the date of redemption. If fewer than all of the Trust Securities issued by the Trust are to be redeemed on a redemption date, then the aggregate amount of such Trust Securities to be redeemed will be allocated pro rata among the Par Securities and the Common Securities. If Par Securities are represented by one or more Global Certificates, they will be redeemed as described below under "Book-Entry Issuance." The particular Par Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Par Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or integral multiples of $1,000 in excess thereof) of the liquidation preference of Par Securities of denominations larger than $1,000. The Property Trustee will promptly notify the Trust registrar in writing of the Par Securities selected for redemption and, in the case of any Par Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Par Securities shall relate, in the case of any Par Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Par Securities which has been or is to be redeemed.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Par Securities by tender, in the open market or by private agreement.

 Change of Control

  The Declaration provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Par Securities will have the right to require the Trust to cause all or any part (equal to $1,000 liquidation amount or any integral multiple thereof) of the Par Securities to be exchanged for an equivalent principal amount of Debentures. Promptly thereafter, such Debentures will be repurchased by the Company pursuant to the Indenture, as described below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

  Within 10 days following any Change of Control, the Company will notify the Trust of such Change of Control and the Trust will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to exchange the Par Securities for the Debentures pursuant to the procedures required by the Declaration and described in such notice. The Trust and the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the exchange of the Par Securities and the repurchase of the Debentures as a result of a Change of Control.

  The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Trust will accept all Par Securities tendered in response to the Change of Control Offer and the Company will repurchase all Debentures exchanged for such Par Securities. Payment for the Debentures exchanged for any Par Securities so accepted will be made in the same manner as interest payments are made.

  On the Change of Control Purchase Date, the Trust will, to the extent lawful, (a) accept for exchange all Par Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deliver or cause to be delivered to the Property Trustee the Par Securities so accepted together with a certificate of the Regular Trustees stating the aggregate liquidation amount of Par Securities or portions thereof being exchanged by the Trust and (c) the Trust will then exchange, for such Par Securities, Debentures having an equivalent aggregate principal amount. The Company will promptly deposit with the Indenture Trustee an amount equal to the Change of Control Payment in respect of all Par Securities or portions thereof so exchanged. The Indenture Trustee will promptly mail to each holder of Par Securities so exchanged the Change of Control Payment for such Par

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

Securities, and the Trust will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Par Security equal in liquidation amount to any unexchanged portion of the Par Securities surrendered, if any; provided that each such new Par Securities will be in a liquidation amount of $1,000 or an integral multiple thereof. The Trust and the Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

 Asset Sales

  The Declaration provides that if the Trust owns all of the Debentures and if the aggregate amount of Excess Proceeds under the covenant entitled "Description of Debentures--Certain Covenants of the Company--Asset Sales" exceeds $5.0 million, the Trust will be required to make an offer to all holders of Par Securities (an "Asset Sale Offer") to exchange, for such Par Securities the maximum principal amount of Debentures that may be exchanged under such covenant out of the Excess Proceeds, which Debentures shall then be repurchased by the Company at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Declaration and the Indenture.

  An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Trust will accept for exchange up to the liquidation amount of Par Securities required to be exchanged pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Par Securities tendered in response to the Asset Sale Offer.

  On or before the Asset Sale Purchase Date, the Trust will, to the extent lawful, accept for exchange, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Par Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Par Securities tendered, and the Regular Trustees will deliver to the Property Trustee a certificate stating that such Par Securities or portions thereof were accepted for exchange by the Trust in accordance with the terms of this covenant. Promptly following such exchange, the Company will (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Debentures exchanged with such holder by the Trust, and the Trust will promptly issue a new Par Security, and the Trust will authenticate and mail or deliver such new Par Security to such holder, in a liquidation amount equal to any unexchanged portion of the Par Security surrendered. Any Par Security not so accepted will be promptly mailed or delivered by the Trust to the holder thereof. The Trust and the Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

REMARKETING

 Remarketing Procedures

  Set forth below is a summary of the procedures to be followed in connection with the Remarketing of the Par Securities (or, if the Debentures have been distributed to holders of the Par Securities in liquidation of the Trust, the Debentures):

  If the Company receives a Tax Opinion at least 35 Business Days prior to the Election Date, the Company has the option to cancel the Remarketing by giving, to the Property Trustee, DTC and the Remarketing Agent written notice of such cancellation. In such event, all of the Debentures (and, thus, the Par Securities) are subject to a Tax Opinion Redemption by the Company on the Scheduled Remarketing Date. See "--Redemption--Tax Opinion Redemption."

  If the Company does not receive such a Tax Opinion or if the Company does not elect to cancel the Remarketing after receiving such a Tax Opinion, not less than 20 nor more than 35 Business Days prior to the Election Date, the Trust is required to give a Notice of Remarketing of the Securities to DTC. Such notice will

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

describe the Remarketing and will be accompanied by (i) an offering memorandum relating to the Par Securities and to the Remarketing and (ii) a Notice of Election to be completed and delivered by the holders of Par Securities. In addition, if the Company is required to redeem Debentures (and, thus, Par Securities) in connection with a Transfer Restricted Security Redemption, holders of such Par Securities will receive notice of such redemption at or prior to the time when the Notice of Remarketing of the Par Securities is given to DTC. Such holders may not tender their Par Securities for repurchase in the Remarketing.

  Not later than 4:00 P.M., New York City time, on the Election Date, each holder of Par Securities may give, through the facilities of DTC, a notice to the Property Trustee of its election ("Notice of Election") (i) to retain and not to have all or any portion of the Par Securities owned by it remarketed in the Remarketing to be conducted on the Scheduled Remarketing Date or (ii) to tender all or any portion of such Par Securities for purchase in the Remarketing (such portion, in either case, is required to be in the liquidation amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Property Trustee will be irrevocable and may not be conditioned upon the level at which the Adjusted Distribution Rate is established in the Remarketing. Promptly after 4:30 P.M., New York City time, on the Election Date, the Property Trustee, based on the Notices of Election received by it through DTC prior to such time, will notify the Trust, the Company and the Remarketing Agent of the number of Par Securities to be retained by holders of Par Securities and the number of Par Securities tendered for purchase in the Remarketing.

  If any holder of Par Securities gives a Notice of Election to tender Par Securities as described in clause (ii) in the prior paragraph, the Par Securities so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Par Securities to the Remarketing Agent for purchase.

  IF ANY HOLDER OF PAR SECURITIES FAILS TIMELY TO DELIVER A NOTICE OF ELECTION, AS DESCRIBED ABOVE, SUCH PAR SECURITIES WILL BE DEEMED TENDERED FOR PURCHASE IN THE REMARKETING, NOTWITHSTANDING SUCH FAILURE OR THE FAILURE BY SUCH HOLDER TO DELIVER OR PROPERLY DELIVER SUCH PAR SECURITIES TO THE REMARKETING AGENT FOR PURCHASE.

  The right of each holder of Par Securities to have Par Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement (as defined herein), (ii) Par Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find purchasers for the tendered Par Securities at an Adjusted Distribution Rate that does not exceed the Maximum Distribution Rate and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

  If a holder of Par Securities has indicated by timely delivery of a Notice of Election that it wishes to tender securities held by it for purchase in the Remarketing and such holder desires to purchase Par Securities in the Remarketing at or above a specified rate, such holder should separately notify the Remarketing Agent in accordance with the procedures specified in the Notice of Remarketing and indicate the specified rate per annum at or above which such holder will purchase Par Securities. In such case, the Remarketing Agent will give priority to a holder's purchase of a number of Securities equal to the number of Par Securities tendered by such holder in the Remarketing, provided that the Adjusted Distribution Rate is not less than the specified rate.

  If holders of Par Securities submit Notices of Election to retain all of the Par Securities then outstanding, the Adjusted Distribution Rate will be the rate determined by the Remarketing Agent in its sole discretion, as the rate that would have been established had a Remarketing been held on the Scheduled Remarketing Date.

  On the Scheduled Remarketing Date, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the liquidation amount thereof, Par Securities tendered or deemed tendered for purchase. Prior to 4:00 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent will determine the Adjusted Distribution Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole

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

judgment, to be the lowest rate per annum, if any, not exceeding the Maximum Adjusted Distribution Rate, that will enable it to remarket all Par Securities tendered or deemed tendered for remarketing at a price of $1,000 per Security. Notwithstanding the foregoing, if the Remarketing Agent is able to remarket some, but is unable to remarket all, of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Adjusted Distribution Rate will be the highest rate, not exceeding the Maximum Adjusted Distribution Rate, required to remarket the Par Securities sold in the Remarketing.

  If the Remarketing Agent is unable to remarket by 4:00 P.M., New York City time, on the Scheduled Remarketing Date, all Par Securities tendered or deemed tendered for purchase at a price of $1,000 per Security, each holder that tendered Par Securities for sale shall sell a number of Par Securities on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agent in its sole discretion, based on the number of orders to purchase Par Securities in the Remarketing. If the allocation procedures described in the preceding sentence would result in the sale of a fraction of a Par Security, the Remarketing Agent will, in its sole discretion, round up or down the number of Par Securities sold by each holder in the Remarketing so that each Security sold in the Remarketing will be a whole Security and the total number of Par Securities sold equals the total number of Par Securities purchased in the Remarketing.

  By approximately 4:30 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent will advise, by telephone (i) DTC, the Property Trustee, the Indenture Trustee, the Trust and the Company of the Adjusted Distribution Rate determined in the Remarketing and the number of Par Securities sold in the Remarketing, (ii) each purchaser (or the DTC Participant thereof) of the Adjusted Distribution Rate determined in the Remarketing and the number of Par Securities such purchaser is to purchase and
(iii) each purchaser to give instructions to its DTC Participant to pay the purchase price on the Scheduled Remarketing Settlement Date in same day funds against delivery of the Par Securities purchased through the facilities of DTC.

  All Par Securities tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of DTC against payment of the purchase price therefor on the Scheduled Remarketing Settlement Date. The Remarketing Agent will make payment to the DTC Participant of each tendering holder of Par Securities in the Remarketing through the facilities of DTC by the close of business on the Scheduled Remarketing Settlement Date.

  In accordance with DTC's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Par Security tendered for purchase and sold in the Remarketing will be executed through DTC and the accounts of the DTC Participants will be debited and credited and such Par Securities delivered by book entry as necessary to effect purchases and sales of such Par Securities. DTC is expected to make payment in accordance with its normal procedures.

  If any holder selling Par Securities in the Remarketing fails to deliver such Par Securities, the DTC Participant of such selling holder and of any other person that was to have purchased Par Securities in the Remarketing may deliver to any such other person a number of Par Securities that is less than the number of Par Securities that otherwise was to be purchased by such person. In such event, the number of Par Securities to be so delivered will be determined by such DTC Participant and delivery of such lesser number of Par Securities will constitute good delivery.

  The Remarketing Agent is not obligated to purchase any Par Securities that would otherwise remain unsold in the Remarketing. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Par Securities for Remarketing.

 Special Mandatory Redemption

  If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Par Security, all of the Par Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then (i) such unsold Par Securities shall

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be exchanged on the related Scheduled Remarketing Settlement Date with the
Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Par Securities and such Debentures shall be immediately redeemed, unless (ii) as a result of such redemption, less than $25.0 million principal amount of Debentures would remain outstanding. In such latter event, the Company is required to redeem on such Scheduled Remarketing Settlement Date all of the Debentures (thereby causing the Trust to redeem all of the outstanding Par Securities) and the Remarketing will be cancelled. In either case of (i) or (ii) above, the redemption price of the Debentures shall be 100% of the principal amount of the outstanding Debentures so redeemed. Because the Remarketing Settlement Date will also be a Distribution Date, Distributions to be paid on such Distribution Date for the Par Securities will be paid to the person in whose name the Par Securities are registered on the corresponding record date.

  AS A RESULT OF THE SPECIAL MANDATORY REDEMPTION, ALL PAR SECURITIES TENDERED OR DEEMED TENDERED FOR PURCHASE IN THE REMARKETING WILL BE PURCHASED IN THE REMARKETING, OR MANDATORILY REDEEMED, ON THE REMARKETING SETTLEMENT DATE.

  If the Company is required to redeem the Debentures on the Scheduled Remarketing Settlement Date as part of a Special Mandatory Redemption, by 12:00 Noon, New York City time, on the Business Day prior to the Scheduled Remarketing Settlement Date, the Company is required to deposit irrevocably with the Indenture Trustee funds sufficient to pay the redemption price with respect to the Debentures to be redeemed.

 Remarketing Agent

  The Company and the Trust have entered into a Remarketing Agreement (the "Remarketing Agreement") with the Remarketing Agent which provides, among other things, that Lehman Brothers Inc. will act as exclusive Remarketing Agent and will use commercially reasonable efforts to remarket Par Securities tendered or deemed tendered for purchase in the Remarketing at a price of $1,000 per Par Security and determine the Adjusted Distribution Rate. Under certain circumstances, some portion of the Par Securities tendered in the Remarketing may be purchased by the Remarketing Agent. See "--Remarketing Procedures."

  The Remarketing Agreement provides that the Remarketing Agent shall incur no liability to the Company or to any holder of Par Securities in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a Remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

  The Company has agreed to indemnify the Remarketing Agent against certain liabilities, including liabilities under the Securities Act, arising out of or in connection with its duties under the Remarketing Agreement.

  The Remarketing Agreement also provides that any Remarketing Agent may resign and be discharged from its duties and obligations thereunder; provided, however, that no such resignation will become effective until the Company has appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent has entered into a remarketing agreement with the Company on terms no less favorable than those set forth in the Remarketing Agreement. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or redemption date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Par Securities for all

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

Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Par Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of the Par Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  Pursuant to the Declaration, the Trust shall automatically dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Debentures to the holders of the Trust Securities; (iii) the redemption of all of the Par Securities in connection with the maturity or redemption of all of the Debentures and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

  If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities their pro rata interest in the Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Par Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Par Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Par Securities, except that if an Indenture Event of Default has occurred and is continuing, the Par Securities shall have a priority over the Common Securities.

  After the liquidation date is fixed for any distribution of Debentures to holders of the Par Securities (i) the Par Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Par Securities, will receive a registered Global Certificate or Certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Par Securities not held by DTC or its nominee will be deemed to represent Debentures having a principal amount equal to the liquidation amount of such Par Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Par Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Debentures.

TRUST ENFORCEMENT EVENTS

  An Indenture Event of Default that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Par Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Par Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Par Securities and only the holders of the Par Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

  Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee as the holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

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

  If the Property Trustee fails to enforce its rights with respect to the Debentures, any holder of Par Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Debentures on the date such interest, principal or other payment is otherwise payable, then a holder of Par Securities may, on or after the respective due dates specified in the Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on Debentures having a principal amount equal to the aggregate liquidation amount of the Par Securities held by such holder (a "Direct Action"). In connection with such Direct Action, the rights of the Company will be subrogated to the rights of such holder of Par Securities to the extent of any payment made by the Company to such holder of Par Securities.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Securities will have no voting rights.

  So long as any Debentures are held by the Property Trustee, the holders of a majority in liquidation amount of the Par Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Debentures, (ii) consent to any amendment or modification of the Indenture or the Debentures where such consent shall be required or (iii) waive any past default and its consequences that is waivable under the Indenture; provided, however, that if an Indenture Event of Default has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the Par Securities may direct the Property Trustee to declare the principal of and interest on the Debentures due and payable; provided, further, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Par Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action. The Property Trustee shall notify each holder of the Par Securities of any notice of any Indenture Event of Default which it receives from the Company with respect to the Debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the Debentures.

  The Declaration may be amended from time to time by the Company and a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Par Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act, provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Trust Securities. The Declaration may be amended by the Company and a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority in liquidation amount of the outstanding Trust Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of

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

any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status for United States federal income tax purposes as a grantor trust or the Trust's exemption from status as an "investment company" under the 1940 Act, provided, further that without the consent of each holder of Trust Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  Any required approval or direction of holders of Par Securities may be given at a meeting of holders of Par Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Par Securities in the manner set forth in the Declaration.

  No vote or consent of the holders of Par Securities will be required for the Trust to redeem and cancel its Par Securities in accordance with the Declaration.

  Notwithstanding that holders of Par Securities are entitled to vote or consent under any of the circumstances described above, any of the Par Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

  In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Par Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee acts as registrar and transfer agent for the Par Securities.

  Registration of transfers or exchanges of Par Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. The Trust will not be required (i) to issue, register or cause to be registered the transfer or exchange of any Par Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (ii) to register or cause to be registered the transfer or exchange of any Par Securities so selected for redemption, except in the case of any Par Securities being redeemed in part, any portion thereof not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event (which has not been cured or waived), must exercise the same degree of care and skill as a

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

prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Par Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Par Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Par Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Par Securities are not represented by one or more Global Certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined in the Declaration), except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Par Securities, the Delaware Trustee or the Property Trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Par Securities or (b) substitutes for the Securities other securities having substantially the same terms as the Par Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Par Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Par Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Par Securities are then listed or quoted; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Par Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Par Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Par Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and
(ix) such successor entity expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Par Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Par Securities not to be treated as owning an undivided interest in the Debentures.

MERGER OR CONSOLIDATION OF TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which such Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Par Securities.

  The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, mortgage or pledge any of its assets. In addition the Trust may not undertake any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

                           DESCRIPTION OF DEBENTURES

  The Debentures were issued under an Indenture (the "Indenture"), between the Company and Chase Trust Company of California, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. For purposes of this summary, the term "Company" refers only to ICII and not to any of its subsidiaries.

GENERAL

  Concurrently with the issuance of the Par Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Debentures issued by the Company. The Debentures are in the principal amount equal to the aggregate liquidation amount of the Par Securities plus the Company's concurrent investment in the Common Securities. The Debentures accrue interest at the Applicable Interest Rate of the principal amount thereof, payable semi-annually in arrears on June 15th (June 14 in 2002) and December 15th of each year, commencing December 15, 1997, and on the Scheduled Remarketing Settlement Date (each, an "Interest Payment Date"). From the date of original issuance of the Par Securities (the "Closing Date") to but excluding the Remarketing Settlement Date, the "Applicable Interest Rate" will be 10 1/4% per annum (the "Initial Interest Rate"). From the Remarketing Settlement Date to but excluding the date of redemption of the Debentures, the Applicable Interest Rate will equal the Adjusted Distribution Rate that results from the Remarketing consummated on the Remarketing Settlement Date.

  Interest on the Debentures is payable to the person in whose name the Debentures are registered, at the close of business on the June 1 or December 1 next preceding the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year consisting of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment, a 30-day month and for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Applicable Interest Rate in effect at the beginning of such period, compounded semi-annually. The term "interest" as used herein shall include interest payments, Additional Interest and interest on interest payments not paid on the applicable Interest Payment Date.

  The Debentures will mature on June 15, 2032, or earlier, in certain circumstances, upon the occurrence and continuation of a Tax Event. See "Description of Securities--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  Until the Remarketing Settlement Date, the Debentures will be jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors, which consist of all of the Company's Restricted Subsidiaries other than the Trust, SPTL and the Special Purpose Subsidiaries. The Subsidiary Guarantees will be released on the Remarketing Settlement Date.

  Until the Remarketing Settlement Date, the Debentures will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures and senior to any Indebtedness of the Company that is subordinated to the Debentures. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the

Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. After the Remarketing Settlement Date, the Debentures will be subordinated and junior in right of payment to all Senior Debt of the Company. After the Remarketing Settlement Date, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Ranking."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  Following the Remarketing Settlement Date, so long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest and Additional Interest, if any, at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Debentures. At the end of such Extension Period, the Company must pay all interest and Additional Interest, if any, then accrued and unpaid (together with interest thereon at the Applicable Interest Rate in effect at the beginning of such period, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest and Additional Interest, if any, will continue to accrue and holders of Debentures (or holders of Par Securities while the Par Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Securities.

REDEMPTION

  Optional Redemption. The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001 at a redemption price (the "Initial Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) as determined by a Quotation Agent (as defined herein), the sum of the present values of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

  In addition, if certain circumstances are met, the Debentures are redeemable at any time after the Remarketing Settlement Date in whole (but not in part), within 90 days of the occurrence and continuation of a

Special Event, at a redemption price equal to 100% of the principal amount of such Debentures, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the date of redemption. See "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity."

  On and after June 15, 2012, the Debentures are redeemable prior to maturity at the option of the Company, in whole or in part, at any time at the redemption prices described in the next sentence, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. The redemption price (expressed as a percentage of principal amount) shall be equal to 100% plus the product of (x) the Adjusted Distribution Rate and (y) the applicable Factor (as defined below) if redeemed during the twelve-month period beginning on June 15th of the years indicated below, the applicable "Factor" shall equal:

       YEAR                                                           PERCENTAGE
       ----                                                           ----------
       2012..........................................................    50%
       2013..........................................................    45%
       2014..........................................................    40%
       2015..........................................................    35%
       2016..........................................................    30%
       2017..........................................................    25%
       2018..........................................................    20%
       2019..........................................................    15%
       2020..........................................................    10%
       2021..........................................................     5%

  On and after June 15, 2022, the redemption price will be 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

  If the Debentures are redeemed, the Trust must redeem the Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Debentures so redeemed. See "Description of Securities--Redemption."

  Notice of any redemption (other than a redemption of Debentures in connection with a Special Mandatory) will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debentures or portions thereof called for redemption.

  As used herein, "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus 0.50%.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third business day preceding the prepayment date.

  "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the last day of the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means Lehman Brothers Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such prepayment date.

 Special Mandatory Redemption

  If the Remarketing Agent is unable to remarket all of the Par Securities tendered or deemed tendered for purchase in the Remarketing, the Company will be required to redeem Debentures as described under "Description of Securities--Remarketing--Special Mandatory Redemption."

 Tax Opinion Redemption

  If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Company has the option to cancel the Remarketing by giving, to the Property Trustee, DTC and the Remarketing Agent written notice of such cancellation. In such event, all of the Debentures (and, thus, the Par Securities) are subject to a Tax Opinion Redemption by the Company on the Scheduled Remarketing Date.

 Transfer Restricted Security Redemption

  In addition, upon consummation of the Exchange Offer, the Company will be required , on the Remarketing Settlement Date, to redeem, in whole (but not in part), all of the Debentures (and, thus, the Par Securities) which were not exchanged pursuant to the Exchange Offer pursuant to a Transfer Restricted Security Redemption. As part of a Transfer Restricted Security Redemption, on the Scheduled Remarketing Settlement Date such Old Par Securities will be exchanged with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Old Par Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to the date of redemption.

REMARKETING

  If the holders of Par Securities receive Debentures upon the liquidation or dissolution of the Trust, the Debentures will be subject to the remarketing procedures that would have been applicable to the Securities. See "Description of Securities--Remarketing."

RANKING

  Until the Remarketing Settlement Date, the Debentures will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures or Guarantee and senior to any Indebtedness of the Company that is subordinated to the Debentures or Guarantee. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. Until the Remarketing Settlement Date, the Debentures will be effectively subordinated to all Indebtedness and other liabilities of SPTL and any Special Purpose Subsidiaries, and the Debentures, and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, the Debentures and Guarantee would have been effectively subordinated to approximately $1.3 billion of deposits and other borrowings at SPTL and the Debentures, the Guarantee and the Subsidiary Guarantees would have been effectively subordinated to approximately $358.1 million of secured Indebtedness of the Subsidiary Guarantors.

  After the Remarketing Settlement Date, the Debentures will be subordinated and junior in right payment to all Senior Debt of the Company. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of Debentures will be entitled to receive any payment with respect to the Debentures, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the holders of Debentures would be entitled shall be made to the holders of Senior Debt (except that holders of Debentures may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company also may not make any payment upon or in respect of the Debentures (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Debentures is accelerated because of an Event of Default.

  In addition to the subordination provision described above, the Debentures will be effectively subordinated to secured Indebtedness of the Company and will be effectively subordinated to all Indebtedness and other liabilities of all of the Subsidiaries of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of proceeds thereof, the Debentures would have been subordinated to approximately $219.8 million of Senior Debt of the Company and would have been effectively subordinated to approximately $1.6 billion of Indebtedness of the Company's Subsidiaries (including approximately $1.3 billion of deposits and other borrowings at SPTL and approximately $358.1 million of secured Indebtedness of the Company's subsidiaries but not including the Trust's guarantee of $200.0 million of the 9 7/8% Senior Notes). See "Risk Factors-- Ranking of Obligations under the Debentures, the Guarantee and the Subsidiary Guarantees of Note to Investors."

INDENTURE EVENTS OF DEFAULT

  The Indenture provides that, on or prior to the Remarketing Settlement Date, any one or more of the following described events with respect to the Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Debentures: (i) default for 30 days in the payment when due of interest on the Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Debentures; (iii) failure by the Company to comply with the provisions described under the captions "Certain Covenants of the Company--Change of Control," "--Asset Sales," "-- Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures;
(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries. After the Remarketing Settlement Date, only the events described in subparagraphs (i),
(ii), (iv) and (vii) will constitute "Indenture Events of Default."

  If an Indenture Event of Default occurs and is continuing, the Indenture Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders of the Debentures may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Indenture Trustee in its exercise of any trust or power. The Indenture Trustee may withhold from holders of the Debentures notice of any continuing Indenture Default or Event of Default (except a Default or Indenture Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Indenture Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to June 14, 2012 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption after the Remarketing Settlement Date of the Debentures prior to June 14, 2012, then the initial optional redemption premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Debentures.

  The holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Indenture Trustee may on behalf of the holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Indenture Event of Default in the payment of interest or Additional Interest on, the principal of the Debentures.

  The Company is required to deliver to the Indenture Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Indenture Event of Default, to deliver to the Indenture Trustee a statement specifying such Default or Indenture Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

  No director, officer, employee, incorporator, organizer, member, manager or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debenture. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

SUBSIDIARY GUARANTEES

  On or prior to the Scheduled Remarketing Settlement Date, the Company's obligations under the Indenture and the Debentures will be jointly and severally and fully and unconditionally guaranteed through the Subsidiary Guarantees by each of the Subsidiary Guarantors, which consist of all Restricted Subsidiaries other than SPTL and the Special Purpose Subsidiaries. Each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, the full and prompt performance of the Company's obligations under the Indenture and the Debentures, including payment of principal and interest on the Debentures. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to the contributions obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

  The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Indenture Default or Indenture Event of Default exists; and (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction.

  The Indenture provides that in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor to a third party or any Unrestricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants in the Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee; provided that any Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "--Certain Covenants of the Company--Asset Sales," and provided further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

CERTAIN COVENANTS OF THE COMPANY

 Fees and Expenses

  The Company has covenanted in the Indenture that if and so long as the Trust is the holder of all Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Par Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Securities).

 Change of Control

  The Indenture provides that upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each holder of Debentures will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (the "Change of Control Payment"). If at the time of the Change of Control the Trust is the owner of all of the Debentures, the Trust shall make the Change of Control Offer for the Par Securities as set forth in "Description of Securities--Redemption Procedures--Change of Control," and the Company will repurchase the Debentures exchanged by the Trust for the Par Securities as set forth in the Declaration. Accordingly, the description of the Change of Control Offer set forth in this section only applies to a Change of Control Offer when the Trust is not the owner of all of the Debentures.

  Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

  The Change of Control Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company will purchase all Debentures tendered in response to the Change of Control Offer. Payment for any Debentures so purchased will be made in the same manner as interest payments are made.

  If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, will be payable to holders who tender Debentures pursuant to the Change of Control Offer.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an officers' certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Debentures to require that the Company repurchase or redeem the Debentures in the event of a takeover, recapitalization or other restructuring.

 Asset Sales

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in excess of $1.0 million unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors, except for sales of Securitization Related Assets, which require no such resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, excluding contingent liabilities and trade payables), of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Debentures or the 9 7/8% Senior Notes or the Subsidiary Guarantees thereof) of the Company or of the Subsidiary Guarantors, or (b) to an Investment (excluding guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

  When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all holders of Debentures and, at the Company's election, the 9 7/8% Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and in the indenture governing the 9 7/8% Senior Notes. If at the time of the Asset Sale Offer the Trust is the owner of all of the Debentures, the Trust shall make the Asset Sale Offer for the Par Securities as set forth in "Description of Securities--Asset Sales," and the Company will repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration. Accordingly, the description of the Asset Sale Offer set forth in this section only applies to an Asset Sale Offer when the Trust is not the owner of all the Debentures.

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

  To the extent that the aggregate amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

  An Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered in response to the Asset Sale Offer. Payment for any Debentures (and, if applicable, the 9 7/8% Senior Notes) so purchased will be made in the same manner as interest payments are made.

  If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Debentures pursuant to the Asset Sale Offer.

  On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof tendered (and, if applicable, the 9 7/8% Senior Notes) pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered, and will deliver to the Trustee an officers' certificate stating that such Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered by such holder and accepted by the Company for purchase. The Company will promptly issue a new Debenture, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Debenture to such holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

 Restricted Payments

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or to SPTL); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor or by
SPTL); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than Debentures), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

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

    (a) no Indenture Default or Indenture Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of the covenant described in "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests (other than Disqualified Stock) of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) 25% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or by SPTL after the Issue Date from an Unrestricted Subsidiary of the Company, plus (v) $15.0 million.

  The foregoing provisions will not prohibit (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary in a Strategic Investor Repurchase Transaction; and no Indenture Default or Indenture Event of Default shall have occurred and be continuing immediately after such transaction.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments

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

will be deemed to constitute Investments in an amount equal to the greatest of
(x) the net book value of such Investments at the time of such designation,
(y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or any Subsidiary Guarantor may issue preferred stock or SPTL may incur Permitted SPTL Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

  The foregoing provisions will not apply to:

    (i) Indebtedness of the Company existing on the Issue Date;

    (ii) the incurrence by the Company of Indebtedness represented by the Debentures or by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

    (iii) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Restricted Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Restricted Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary Guarantor ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary Guarantor, as the case may be;

    (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred or that was outstanding at the Issue Date;

    (v) the incurrence by the Company or a Restricted Subsidiary of Hedging Obligations directly related to (A) Indebtedness of the Company or a Restricted Subsidiary incurred in conformity with the provisions of the Indenture, (B) Receivables held by the Company or its Restricted Subsidiaries pending sale in a Qualified Securitization Transaction, (C) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility, (D) Receivables that the Company or the Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, or (E) Securitization Related Assets and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (A) through (E), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date; and

    (vi) Indebtedness of the Subsidiary Guarantors or of SPTL to the Company or Permitted SPTL Preferred Stock issued to the Company to the extent that such Indebtedness or such Permitted SPTL

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

  Preferred Stock constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

    (vii) the incurrence by the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Special Purpose Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (viii) the incurrence by a Special Purpose Subsidiary of Non-Recourse Debt in a Qualified Securitization Transaction and the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Special Purpose Subsidiary or other Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

    (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (ii) through (vii) above, or the first paragraph of this covenant), does not exceed $10.0 million.

 Liens

  The Indenture provides that, on or prior to the Remarketing Settlement Date, Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Debentures, other than Permitted Liens, upon any property or assets of the Company or any Restricted Subsidiary of the Company or any shares of stock or debt of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Debentures, then the Debentures are secured on an equal and ratable basis or (ii) if such lien secures Indebtedness which is junior to the Debentures, any such lien shall be junior to a lien granted to the holders of the Debentures. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date, (b) the Warehouse Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the Issue Date, (c) Indebtedness or other contractual requirements of a Special Purpose Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Special Purpose Subsidiary, (d) the Indenture and the Debentures,
(e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (g) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

 Transactions with Affiliates

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and
(ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, in addition to such officers' certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a Qualified Securitization Transaction or other transaction that is made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate
Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time,
(v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) transactions between or among the Company and/or its Restricted Subsidiaries, (vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," and (viii) transactions between a Special Purpose Subsidiary and any Person in which the Special Purpose Subsidiary has an Investment.

 Business Activities

  The Indenture provides that, on or prior to the Remarketing Settlement Date, Company will not, and will not permit any Restricted Subsidiary to, engage in any line of business that is not a Related Business (except as

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

a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Restricted Subsidiaries, including Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Restricted Subsidiaries).

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Debentures are outstanding, the Company will furnish to the holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K even if the Company were not required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K even if the Company were not required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Debentures remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

 Additional Subsidiary Guarantees

  The Indenture provides that, on or prior to the Remarketing Settlement Date, the Company will not, and will not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the covenant entitled "Restricted Payments," or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of the Indenture.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Indenture Default or Indenture Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

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

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting holder): (i) reduce the principal amount of Debentures whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to the redemption of the Debentures; provided that the covenants entitled "Asset Sales" and "Change of Control" are not redemption provisions; (iii) reduce the rate of or change the time for payment of interest on any Debenture; (iv) waive an Indenture Default or Indenture Event of Default in the payment of principal of or premium, if any, or interest the Debentures (except a rescission of acceleration of the Debentures by the holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration); (v) make any Debenture payable in money other than that stated in the Debentures; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Debentures to receive payments of principal of or premium, if any, or interest on, the Debentures; (vii) waive a redemption payment with respect to any Debenture; or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of Debentures in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Debentures or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. For purposes of the foregoing, any amendment or supplement which extends period of time during which the Debentures may not be redeemed at the option of the Company shall not be deemed to adversely affect the legal rights under the Indenture of any holders.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Debentures ("Legal Defeasance") except for (i) the rights of holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Debentures when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Debentures concerning issuing temporary Debentures, registration of Debentures, mutilated, destroyed, lost or stolen Debentures and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute an Indenture Default or Indenture Event of Default with respect to the Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Indenture Event of Default with respect to the Debentures.

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

  In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debentures, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Indenture Default or Indenture Event of Default shall have occurred and be continuing on the date of such deposit (other than an Indenture Default or Indenture Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

DISTRIBUTIONS OF DEBENTURES; BOOK-ENTRY ISSUANCE

  Under certain circumstances involving the termination of the Trust, Debentures may be distributed to the holders of the Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Securities in liquidation, the Debentures will initially be issued in the form of Global Certificates and, if distributed after the Remarketing Settlement Date, certificated securities not represented by Global Certificates. DTC, or any successor depositary, will act as depositary for such Global Certificates. It is anticipated that the depositary arrangements for such Global Certificates would be substantially identical to those in effect for the Securities.

  There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Securities.

PAYMENT AND PAYING AGENTS

  The Company initially will act as Paying Agent with respect to the Debentures except that, if the Debentures are distributed to the holders of the Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or

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

rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

  Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest or Additional Interest, if any, on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

GOVERNING LAW

  The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE INDENTURE TRUSTEE

  The Indenture contains certain limitations on the rights of the Indenture Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee, subject to certain exceptions. The Indenture provides that in case an Indenture Event of Default shall occur (which shall not be cured), the Indenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Debentures, unless such holder shall have offered to the Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Special Purpose Subsidiary makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

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

  "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under "--Certain Covenants of the Company--Merger, Consolidation or Sale of Assets" or "-- Subsidiary Guaranties") (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary,
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, including any sale of the stock of a Restricted Subsidiary, or (iv) any Securitization Related Asset, or (b) any issuance of Capital Stock (other than non-convertible preferred stock that is not Disqualified Stock) by any of the Company's Restricted Subsidiaries, except any such issuance to the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company to a Wholly Owned Restricted Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Restricted Payments"),
(c) sales of Receivables in Qualified Securitization Transactions for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, (d) transfers of Receivables by a Special Purpose Subsidiary to third parties in a Qualified Securitization Transaction and (e) any trade or exchange by the Company or any Restricted Subsidiary of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (2) such exchange is approved by a majority of the directors of the Company who are not employees of the Company or its Restricted Subsidiaries.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capitalized Excess Servicing Fees Receivables" mean, with respect to the sale of Receivables in a Qualified Securitization Transaction, the present value of the excess of the weighted average coupon on the Receivables sold over the sum of (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of Receivables sold, considering prepayment assumptions.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means: (i) United States dollars; (ii) Government Securities (except that for purpose of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation ("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch Investor Service, Inc. ("Fitch"), or D-1 or AA from Duff & Phelps Credit Rating Co., ("Duff");
(iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500 million (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by

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

any two of the following: S&P, Moody's, Fitch or Duff; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's, Fitch or Duff; (vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500 million (or the foreign equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's, Fitch or Duff; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses (i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xii) up to $1.0 million in the aggregate of other financial assets held by Restricted Subsidiaries. In no event shall any of the Cash Equivalents described in clauses (iii) through (viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

  "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;
(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Restricted Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

  "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries, excluding Warehouse Indebtedness and Guarantees thereof permitted to be incurred pursuant to clause (iii) of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" to (ii) the Consolidated Net Worth of the Company.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not

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

been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

  "Designated Senior Debt" means any Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Debentures.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Equity Offering" means an underwritten primary public offering of Equity Interests (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act.

  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other then Indebtedness under the Warehouse Facilities) in existence on the Issue Date, until such amounts are repaid.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, in either case in the ordinary course of business and not for speculative or investment purposes.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and

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

(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,
(ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade account payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock other than Permitted SPTL Preferred Stock (but excluding any accrued dividends), (vi) all Warehouse Indebtedness,
(vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty, (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities.

  "Indenture Default" means any event that is or with the passage of time or the giving of notice or both would be an Indenture Event of Default.

  "Investments" means, with respect to any Person, all investment by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interest or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined as set forth in the last paragraph under the covenant entitled "-- Restricted Payment") of the Equity Interests of such Restricted Subsidiary not sold or disposed of; provided, however, that this requirement shall not apply if (i) the class of Equity Interests of the Restricted Subsidiary owned by the Company is registered under Section 12 of the Exchange Act and is listed on a national securities exchange or quoted on a national quotations system and
(ii) if the Company has entered into an agreement with the Restricted Subsidiary that provides the Company with the right to demand (subject to customary restrictions) registration of all of is Equity Interests under the Securities Act.

  "Issue Date" means the date on which the Debenture are originally issued.

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

  "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person (including (i) any conditional sale or other title retention agreement or lease in the nature thereof, and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance against any Securitization Related Asset sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Debentures being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other labilities payable under the documentation governing any Indebtedness.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (i) in a Subsidiary Guarantor or in SPTL or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor, provided, however, that the primary business of such Subsidiary Guarantor is a Related Business; and provided further, that any Investment by the Company in SPTL must be in the form of Permitted SPTL Preferred Stock or in a security senior to such stock; (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor, provided, however, that such Person's primary business is a Related Business,
(iii) comprised of Cash Equivalents, (iv) comprised of Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vi) comprised of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments, (vii) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Sale as permitted pursuant to the covenant described under "--Certain Covenants of the Company--Asset Sales," (viii) comprised of Receivables of the Company or any of its Wholly Owned Restricted Subsidiaries, or (ix) comprised of Securitization Related Assets arising in a Qualified Securitization Transaction.

  "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under the provisions described in clause (ii) under "-- Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock" and Liens to secure Indebtedness under mortgage loan repurchase agreements or repurchase facilities permitted under the provisions described in clause (iii) under "Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock"; (h) Liens on Securitization Related Assets (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Securitization Related Assets); provided, however, that, (x) any such Liens may only encumber Securitization Related Assets, in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Securitization Related Assets, determined on a consolidated basis in accordance with GAAP, as of the creation of such Lien over (ii) an amount equal to 150% of all unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien; and (y) the balance of Securitization Related Assets, not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien; (i) Liens on Receivables and other assets of a Special Purpose Subsidiary incurred in connection with a Qualified Securitization Transaction;
(j) Liens existing on the Issue Date; (k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (m) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (n) Liens (other than on any Securitization Related Assets) securing Hedging Obligations;

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

(o) Liens on cash or other assets (other than Securitization Related Assets) securing Warehouse Indebtedness of the Company or its Restricted Subsidiaries;
(p) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under the Indenture to be Incurred and secured by any Lien referred to in the foregoing clauses (f), (j), (k) and
(1); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding, principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (j), (k) or (1), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (q) Liens securing deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; and
(r) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to the covenant described under "-- Certain Covenants of the Company--Sale of Assets."

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guaranty of Indebtedness of a Person that is not a Subsidiary of the Company.

  "Permitted SPTL Preferred Stock" means nonvoting (except as provided in the second proviso below), noncumulative, perpetual preferred stock of SPTL, which would qualify as Tier 1 capital or the equivalent thereof on an unrestricted basis for purposes of the capital requirements contained in 12 C.F.R. Part 325, Subpart A, or any successor provision; provided that the total liquidation preference of such preferred stock outstanding at any time shall not exceed 20% of the Consolidated Net Worth of SPTL (after giving effect to the issuance of such preferred stock); and provided further, that the holders of such stock may be granted the right to elect directors constituting less than a majority of the board of directors of SPTL if dividends on such have not been paid for six dividend periods, whether consecutive or not, and until such time as SPTL has paid or declared and set apart for payment dividends for four consecutive dividend periods.

  "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its

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

Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

  "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

  "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which (i) the Company or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) sells, convey or otherwise transfers to a Special Purpose Subsidiary or (ii) the Company, any of its Restricted Subsidiaries or a Special Purpose Subsidiary sells, conveys or otherwise transfers to a special purpose owner trust or other Person Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) of the Company or any of its Restricted Subsidiaries in transactions constituting "true sales" under the Bankruptcy Laws and as "sales" under GAAP, as evidenced by an Opinion of Counsel to such effect.

  "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

  "Related Business" means any consumer or commercial finance business or any financial advisory or financial service business.

  "Residual Certificates" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, any certificates representing Receivables not sold or transferred in such transaction or otherwise retained by or returned to the Person transferring such Receivables.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Retained Interest" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, the interest and rights retained by the Person in the Receivables transferred or sold in a Qualified Securitization Transaction, including any rights to receive cash flow attributable to such Receivables.

  "Securitization Related Assets" means, with respect to a Qualified Securitization Transaction: (i) the Capitalized Excess Servicing Fees Receivable retained by the Person who transfers or sells Receivables in such a transaction, (ii) the Retained Interest held by such Person in the Receivables sold or transferred in such transaction and (iii) Residual Certificates retained by such Person in such transaction.

  "Senior Debt" means all Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures and all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the

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

Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture.

  "Senior Indebtedness" means all Indebtedness of the Company or the Subsidiary Guarantors that is not by its terms, subordinated in right of payment to the Debentures or the Subsidiary Guarantees, respectively.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

  "Special Purpose Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (a) that is designated (as set forth below) as a "Special Purpose Subsidiary" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Qualified Securitization Transactions, (c) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (d) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and
(e) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

  "SPFC" means Southern Pacific Funding Corporation, a California corporation and a partially owned Subsidiary of the Company.

  "SPTL" means Southern Pacific Thrift & Loan Association, a California corporation and a Subsidiary of the Company.

  "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

  "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Restricted Subsidiaries and (b) in a transaction whose terms comply with the provisions set forth in "--Affiliate Transactions."

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, that SPFC and ICIFC shall not be considered Subsidiaries of the Company unless the Company owns more than 50% of the total voting power of shares of Capital Stock on or after March 31, 1997.

  "Subsidiary Guarantors" means each of (i) the Restricted Subsidiaries other than SPTL and the Special Purpose Subsidiaries and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants of the Company-- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants of the Company-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants of the Company--Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Indenture Default or Indenture Event of Default would be in existence following such designation.

  "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization or (ii) sale, in each case in the ordinary course of business.

  "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and
(y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are
(i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                           DESCRIPTION OF GUARANTEE

  The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Par Securities for the benefit of the holders from time to time of such Securities. Chase Trust Company of California acts as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Securities.

GENERAL

  The Company has irrevocably and unconditionally agreed to pay in full, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Par Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Par Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Par Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Debentures are distributed to holders of the Par Securities), the lesser of (a) the aggregate liquidation amount of the Par Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Par Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Par Securities or by causing the Trust to pay such amounts to such holders.

  The Company's guarantee of the Par Securities is irrevocable and unconditional pursuant to Section 3a-5(a) of the Investment Company Act. Although the guarantee is considered irrevocable and unconditional for purposes of the Investment Company Act, the Guarantee will apply only to the extent that the Trust has sufficient funds available to make such payments.

  If the Company does not make interest payments on the Debentures held by the Trust, the Trust will not be able to pay Distributions on the Par Securities and will not have funds legally available therefor. Until the Remarketing Settlement Date, the Guarantee will rank on a parity with all senior unsecured obligations of the Company and, thereafter, the Guarantee will rank subordinate and junior in right of payment to all Indebtedness of the Company. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

  The Company has, through the Guarantee, the Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Securities. See "Relationship Among the Par Securities, the Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  Until the Remarketing Settlement Date, the Guarantee will be a general unsecured obligation of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Guarantee and senior to any Indebtedness of the Company that is subordinated to the Guarantee. After the Remarketing Settlement Date, the Guarantee will be subordinated and junior in right of payment to all Senior Debt of the Company. The Guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

  The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Par Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Debentures to the holders of the Par Securities in exchange for all of the Par Securities.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Par Securities (in which case no consent of such holders will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Par Securities. The manner of obtaining any such approval will be as set forth under "Description of Securities-- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Par Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Par Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce the Guarantee, then any holder of the Par Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Par Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the Par Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Debentures to the holders of the Par Securities in exchange for all of the Par Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Par Securities must restore payment of any sums paid under the Par Securities or the Guarantee.

GOVERNING LAW

  The Guarantee is governed by and construed and interpreted in accordance with the laws of the State of New York.

                    RELATIONSHIP AMONG THE PAR SECURITIES,
                       THE DEBENTURES AND THE GUARANTEE

  Payments of Distributions and other amounts due on the Par Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." If and to the extent that the Company does not make payments under the Debentures, the Trust will not pay Distributions or other amounts due on the Par Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Par Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the Par Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Par Securities. Following the Remarketing Settlement Date, the obligations of the Company under the Guarantee and the Debentures will be subordinate and junior in right of payment to all Senior Debt of the Company.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest, principal and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Par Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the related Par Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Par Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

  Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PAR SECURITIES

  A holder of Par Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  Following the Remarketing Settlement Date, a default or event of default under any Senior Debt of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute an Indenture Event of Default under the Indenture.

LIMITED PURPOSE OF TRUST

  The Par Securities evidence a beneficial ownership interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Debentures. A principal difference between the rights of a holder of Par Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from the Company the principal amount of and interest accrued on Debentures held, while a holder of Par Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Debentures, the holders of the Par Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company on or prior to the Remarketing Settlement Date, the Property Trustee, as holder of the Debentures, would be a senior unsecured creditor of the Company, on a parity in right of payment to all other senior unsecured indebtedness of the Company. Upon any voluntary or involuntary liquidation or bankruptcy of the Company which commences following the Remarketing Settlement Date, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Because the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Par Securities), the positions of a holder of Par Securities and a holder of the Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations), special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Par Securities. Unless otherwise stated, this summary deals only with Par Securities held as capital assets by United States Persons (defined below) who purchase the Par Securities upon original issuance at their original issue price. As used herein, a "United States Person" means
(i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Par Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

  HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PAR SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PAR SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF SECURITIES--REDEMPTION--SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF DEBENTURES; SHORTENING OF STATED MATURITY."

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Par Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration, the Trust will not be taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (each a "holder") of Par Securities generally will be required to include in gross income its allocable share of the income earned on or with respect to the Debentures.

CLASSIFICATION OF THE DEBENTURES

  The Company, the Trust and the holders of the Par Securities (by the acceptance of a beneficial interest in a Par Security) will agree to treat the Debentures as indebtedness for all United States tax purposes. Accordingly, the Company intends to take the position that the Debentures will be classified as indebtedness for United States federal income tax purposes. If the Debentures were not classified as indebtedness for United States tax purposes, such Debentures would be classified as equity and, as a result, the holders of the Par Securities would be required to take the dividend payments thereon into income in accordance with their regular method of tax accounting. The following discussion is based on the classification of the Debentures as indebtedness for United States tax purposes.

EXCHANGE OF PAR SECURITIES

  The Exchange will not constitute a taxable event for United States federal income tax purposes. Consequently, no gain or loss should be recognized by a holder upon receipt of a New Par Security, the holding period of the New Par Security should include the holding period of the Old Par Security and the adjusted tax basis of the New Par Security should be the same as the adjusted tax basis of the Old Par Security immediately before the Exchange.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Because the Company has the right to defer the payment of stated interest on the Debentures, the stated interest on the Debentures will be considered to be original issue discount ("OID") (within the meaning of Section 1273(a) of the Code). Consequently, holders must include such stated interest in gross income on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code), regardless of their regular method of tax accounting and in advance of receipt of the cash attributable to such income. The application of these OID accrual rules may accelerate the timing of a holder's recognition of such income in certain situations. Actual payments of stated interest on the Debentures, however, will not be separately reported as taxable income. Any amount of OID included in a holder's gross income with respect to a Par Security will increase such holder's adjusted tax basis in such Security, and the amount of Distributions received by a holder in respect of such OID will reduce such holder's adjusted tax basis in such Par Security.

  Corporate holders of Par Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Par Securities.

DISTRIBUTION OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

  As described under the caption "Description of Debentures--Distribution of Debentures; Book-Entry Issuance," Debentures may be distributed to holders in exchange for the Par Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Par Securities before such distributions. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Debentures, the distribution of the Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Par Securities for the Debentures it received upon liquidation of the Trust.

  A holder would accrue interest in respect of the Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

  Under certain circumstances described herein (see "Description of Securities--Redemption--Special Event Redemption or Distribution of Debentures; Shortening of Stated Maturity"), the Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Par Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Par Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Par Securities for cash. See "--Sales of Securities."

SALES OF PAR SECURITIES

  A holder that sells Par Securities (pursuant to the Remarketing or otherwise) will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Par Securities

(except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Debentures which such holder has not previously included in gross income) and the holder's adjusted tax basis in the Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Par Securities have been held for more than one year. Under recently enacted legislation, capital gains of individuals derived in respect of capital assets held for at least one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. Prospective investors should consult their own tax advisors with respect to the tax consequences of the new legislation. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  A holder will be required to add any accrued and unpaid OID to its adjusted tax basis for its Par Securities. To the extent the selling price of such holder's Par Securities is less than the adjusted tax basis (which will include any accrued and unpaid OID), a holder will recognize a capital loss.

NON-UNITED STATES HOLDERS

  Prospective purchasers of Par Securities that are Non-United States Holders should consult their tax advisors with respect to the tax consequences, United States federal and otherwise, of the purchase, ownership and disposition of Par Securities. A "Non-United States Holder" includes any person that is not a United States Person.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Income on the Par Securities held of record by holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Regular Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Par Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

  "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from disposition of Par Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a holder of the Par Securities under the backup withholding rules will generally be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                             ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Securities, subject to the investing fiduciary's determination that the investment in Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

  The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

  There can be no assurance that any of the exceptions set forth in the DOL regulation will apply to the purchase of Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Trustees and other persons, in providing services with respect to the Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

  Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Securities unless such Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) the purchaser and holder is not a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (ii) the purchase and holding of the Securities is covered by an applicable prohibited transaction exemption.

  Notwithstanding the foregoing, it is possible that the New Securities may qualify as "publicly offered securities" under the DOL Regulation if, in addition to an effective registration statement filed in connection with the Exchange Offer, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the DOL Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Securities will be "widely held", no assurances can be given that will be true. If the New Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the Investing Plans as of such time. If the New Securities did not qualify as "publicly offered securities", the foregoing discussion about plan assets in the preceding paragraphs would also be available to the New Securities.

  Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Securities or New Securities should consult with their own counsel.

                             PLAN OF DISTRIBUTION

  The Company will not receive any proceeds from any sale of New Par Securities by broker-dealers. New Par Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Par Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Par Securities. Any broker-dealer that resells New Par Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Par Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Par Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each broker-dealer that receives New Par Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Par Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Par Securities received in exchange for Old Par Securities where such Old Par Securities were acquired as a result of market-making activities or other trading activities. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year from the date hereof, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  For a period of one year from the date hereof, the Company will promptly send additional copies of this Prospectus and any amendment or Supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all the holders of the Notes as a single class) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Securities will be passed upon for the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust. The validity of the Debentures and the Guarantee will be passed upon for the Company and the Trust by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California. Certain United States federal income taxation matters also will be passed upon for the Company and the Trust by Simpson Thacher & Bartlett, (a partnership which includes professional corporations), New York, New York. Freshman, Marantz, Orlanski, Cooper & Klein and Simpson Thacher & Bartlett will rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware Law.

                                    EXPERTS

  The consolidated financial statements of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" in 1995.

  The financial statements of Franchise Mortgage Company LLC as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and for the period from June 30, 1995 (inception) through December 31, 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                           -----
Additional Distributions..................................................   128
Additional Interest.......................................................   128
Adjusted Distribution Rate................................................    15
Adjusted Treasury Rate....................................................   156
Advanta...................................................................   114
Affiliate.................................................................    37
Affiliate Transaction.....................................................   167
ALD.......................................................................     3
AMN....................................................................... Cover
APB 15....................................................................    67
APB 25....................................................................  F-13
Applicable Distribution Rate..............................................     7
Applicable Interest Rate..................................................   154
Acquired Debt.............................................................   171
ARMs......................................................................    30
Asset Sale................................................................   172
Asset Sale Offer..........................................................   145
Asset Sale Offer Amount...................................................   145
Asset Sale Offer Period...................................................   145
Asset Sale Purchasse Date.................................................   145
Auto Lend.................................................................     3
Avco Acquisition..........................................................    44
Average Invested Assets...................................................   124
Awards....................................................................   108
Bancorp...................................................................   101
Benton....................................................................    83
BHCA......................................................................   100
BIF.......................................................................    99
Book-Entry Confirmation...................................................   130
Book-Entry Transfer Facility..............................................   130
Business Day..............................................................     1
Capital Lease Obligation..................................................   172
Capitalized Excess Servicing Fees Receivables.............................   172
Capital Stock.............................................................   172
Cash Equivalents..........................................................   172
CBC.......................................................................     3
CBCC......................................................................    44
CCD.......................................................................     3
CEBA......................................................................   100
CERCLA....................................................................    93
Change in 1940 Act Law....................................................   142
Change of Control.........................................................   173
Change of Control Offer...................................................    31
Change of Control Offer Period............................................   144
Change of Control Payment.................................................   144
Change of Control Purchase Date...........................................   144
Closing Date..............................................................   154
CMBS......................................................................   125
CMO.......................................................................   123
CNAI......................................................................    58
Code......................................................................   108

                                                                           PAGE
                                                                           -----
Commission................................................................     i
Commissioner..............................................................    15
Committee.................................................................   108
Common Securities......................................................... Cover
Common Stock..............................................................   107
Company................................................................... Cover
Comparable Treasury Issue.................................................   157
Comparable Treasury Price.................................................   157
Consolidated Leverage Ratio...............................................   173
Consolidated Net Income...................................................   173
Consolidated Net Worth....................................................   174
Covered Loans.............................................................    92
Creditor..................................................................   151
Debentures................................................................ Cover
Declaration...............................................................     1
Deconsolidation...........................................................    45
Delaware Trustee..........................................................     1
Designated Senior Debt....................................................   174
DFI.......................................................................    93
Direct Action.............................................................    32
Disqualified Person.......................................................   190
Disqualified Stock........................................................   174
Distribution Date.........................................................     1
Distributions.............................................................     6
DLJ.......................................................................    57
DOL.......................................................................   190
DOL Regulation............................................................   190
DRI.......................................................................     4
DTC.......................................................................   129
Duff......................................................................   172
ECOA......................................................................    92
Effective Date............................................................   115
Effectiveness Target Date.................................................   128
Election Date.............................................................    15
Eligible Institution......................................................   130
EPS.......................................................................    67
Equity Interests..........................................................   174
Equity Offering...........................................................   174
ERISA.....................................................................   190
Excess Proceeds...........................................................   162
Exchange.................................................................. Cover
Exchange Act..............................................................     i
Exchange Agent............................................................    11
Exchange Offer............................................................ Cover
Expiration Date...........................................................    ii
Existing Indebtedness.....................................................   174
Extension Period..........................................................     8
FASB......................................................................    67
FCAC......................................................................     3

                                                                           PAGE
                                                                           -----
FDIC......................................................................    14
FDICIA....................................................................    14
FHLB......................................................................     5
FICO......................................................................   100
FIRREA....................................................................    99
Fitch.....................................................................   172
FMAC...................................................................... Cover
FMAC Corporation..........................................................  F-64
FMC.......................................................................     5
Funds Act.................................................................    99
Funds from Operations.....................................................   124
GAAP......................................................................    45
Global Certificates.......................................................   140
Greenwich.................................................................    69
Guarantee.................................................................   174
Guarantee Payments........................................................   183
Guarantee Trustee.........................................................   137
Hedging Obligations.......................................................   174
IBC....................................................................... Cover
ICAI...................................................................... Cover
ICCAMC....................................................................   123
ICIFC.....................................................................     5
ICII......................................................................     1
ICCMIC....................................................................     5
ICCMIC Management Agreement...............................................   123
IFG.......................................................................   102
IMH.......................................................................     4
IMH Services Agreement....................................................   116
IMH Tax Agreement.........................................................   116
Indebtedness..............................................................   174
Indenture................................................................. Cover
Indenture Default.........................................................   175
Indenture Event of Default................................................   159
Indenture Trustee.........................................................   154
Initial Distribution Rate.................................................     6
Initial Interest Rate.....................................................   154
Initial Optional Redemption Price.........................................   155
Initial Purchaser.........................................................    10
Interest Payment Date.....................................................     8
Investment Company Act....................................................    13
Investment Company Event..................................................   142
Investments...............................................................   175
IPLD......................................................................     3
IRS.......................................................................   187
ISOs......................................................................   108
Issue Date................................................................   175
Knyal.....................................................................  F-64
LCPI......................................................................   115
Letter of Transmittal..................................................... Cover
LIBOR.....................................................................    52
Lien......................................................................   176
Liquidation Distribution..................................................   149

                                                                           PAGE
                                                                           -----
LPIG......................................................................     3
Management Agreement......................................................   117
Maturity Advancement......................................................   141
Maximum Adjusted Distribution Rate........................................    15
MBS.......................................................................   125
Moody's...................................................................   172
Net Income................................................................   176
Net Proceeds..............................................................   176
New Debentures............................................................ Cover
New Par Securities........................................................ Cover
New Securiites............................................................ Cover
New Subsidiary Guarantees................................................. Cover
New Trust Guarantee....................................................... Cover
Non-Compete Agreement.....................................................   115
Non-Recourse Debt.........................................................   176
Non-United States Holder..................................................   189
Notice of Election........................................................    16
NPAs......................................................................    60
NQSO......................................................................   108
NYSE......................................................................   132
Obligations...............................................................   176
OCC.......................................................................    96
Offering..................................................................     7
OID.......................................................................    17
Old Debentures............................................................ Cover
Old Par Securities........................................................ Cover
Old Securities............................................................ Cover
Old Subsidiary Guarantees................................................. Cover
Old Trust Guarantee....................................................... Cover
OMSRs.....................................................................    46
OREO......................................................................  F-13
Other Guarantor Subsidiaries..............................................  F-37
Par Securities............................................................ Cover
Participating Broker-Dealers..............................................     i
Paying Agent..............................................................   152
Payment Blockage Notice...................................................   158
Payment Default...........................................................   159
Permitted Investments.....................................................   176
Permitted Liens...........................................................   177
Permitted Refinancing Indebtedness........................................   178
Permitted SPTL Preferred Stock............................................   178
Permitted Warehouse Indebtedness..........................................   178
Person....................................................................   152
Plans.....................................................................   190
PMSRs.....................................................................    46
Primary Treasury Dealer...................................................   157
Pro Forma Transactions....................................................    19
Property Account..........................................................   137
Property Trustee..........................................................     1
Purchase Facility.........................................................   179
Qualified Securitization Transaction......................................   179

                                                                           PAGE
                                                                           -----
Quotation Agent...........................................................   157
Receivables...............................................................   179
Redemption Price..........................................................   143
Reference Treasury Dealer Quotations......................................   157
Registrants...............................................................     i
Registration Default......................................................   128
Registration Rights Agreement.............................................    10
Registration Statement....................................................   iii
Regular Trustee...........................................................     1
REIT......................................................................   123
Related Business..........................................................   179
Remaining Life............................................................     9
Remarketing...............................................................     7
Remarketing Agent.........................................................     9
Remarketing Agreement.....................................................   148
Remarketing Settlement Date...............................................     6
Residual Certificates.....................................................   179
RESPA.....................................................................   103
Restricted Investment.....................................................   179
Restricted Payment........................................................   159
Restricted Subsidiary.....................................................   179
Retained Interest.........................................................   179
Rule 144A.................................................................     i
SAIF......................................................................    99
Scheduled Remarketing Date................................................   139
Scheduled Remarketing Settlement Date.....................................     6
Securities Act............................................................ Cover
Securitization Related Assets.............................................   179
Senior Debt...............................................................     7
Senior Indebtedness.......................................................   180
Servicing Contracts.......................................................  F-64
SFAS......................................................................    67
SFAS 107..................................................................  F-32
SFAS 122..................................................................    19
SFAS 123..................................................................  F-13
SFAS 125..................................................................    67
SFAS 128..................................................................    67
SFAS 129..................................................................    67
Significant Subsidiary....................................................   180
S&P.......................................................................   172
Special Event.............................................................   141
Special Mandatory Redemption..............................................     9
Special Purpose Subsidiary................................................   180
SPFC......................................................................     2
SPFC Tax Agreement........................................................   113
SPSAC.....................................................................    59
SPTL......................................................................     7
Stated Maturity...........................................................     8
Strategic Investor Repurchase Transaction.................................   180

                                                                           PAGE
                                                                           -----
Subsidiary................................................................   180
Subsidiary Guarantors..................................................... Cover
Successor Securities......................................................   152
Summerwood Partnerships...................................................   121
Tax Counsel...............................................................   187
Tax Event.................................................................     6
Tax Opinion...............................................................   142
Tender Offer..............................................................     5
Ten-Year U.S. Treasury Rate...............................................   124
TILA......................................................................    91
Transfer Restricted Securities............................................   128
Transfer Restricted Security Redemption...................................   142
Treasury Rate.............................................................   156
Trust..................................................................... Cover
Trust Act.................................................................     1
Trust Indenture Act.......................................................     1
Trustee...................................................................     1
Trust Enforcement Event...................................................   149
Trust Securities.......................................................... Cover
United States Person......................................................   187
Unrestricted Subsidiary...................................................   181
Warehouse Facility........................................................   181
Warehouse Indebtedness....................................................   181
Weighted Average Life to Maturity.........................................   181
Wholly Owned Restricted Subsidiary........................................   182
1940 Act..................................................................   142
9 7/8% Senior Notes.......................................................     8
9 3/4% Senior Notes.......................................................     5
1992 Stock Option Plan....................................................   108
1996 Stock Option Plan....................................................   108
30-year Treasury Rate.....................................................   140

                        IMPERIAL CREDIT INDUSTRIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Audited Consolidated Financial Statements:
  Independent Auditors' Report.............................................  F-2
  Consolidated Balance Sheets..............................................  F-3
  Consolidated Statements of Income........................................  F-4
  Consolidated Statements of Changes in Shareholders' Equity...............  F-5
  Consolidated Statements of Cash Flows....................................  F-6
  Notes to Consolidated Financial Statements...............................  F-7
Unaudited Condensed Consolidated Financial Statements:
  Consolidated Balance Sheets.............................................. F-49
  Consolidated Statements of Income........................................ F-50
  Consolidated Statements of Cash Flows.................................... F-51
  Notes to Consolidated Financial Statements............................... F-52

  All supplemental schedules are omitted as inapplicable or because the required information is included in the consolidated financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Imperial Credit Industries, Inc.:

  We have audited the accompanying consolidated balance sheets of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," for the year ended December 31, 1995.

                                          KPMG Peat Marwick LLP

Los Angeles, California
January 29, 1997

                        IMPERIAL CREDIT INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ---------- ----------
                         ASSETS
                         ------
Cash..................................................... $   74,247 $   39,166
Interest bearing deposits................................      3,369    267,776
Investment in Federal Home Loan Bank stock...............     17,152     22,750
Trading securities, at market............................     25,180        --
Securities available for sale, at market.................     59,116      5,963
Loans held for sale .....................................    940,096  1,341,810
Loans held for investment, net...........................  1,068,599    668,771
Purchased and originated servicing rights................     14,887     18,428
Capitalized excess servicing fees receivable.............     23,142     33,181
Retained interest in loan and lease securitizations......     49,548     14,251
Interest-only and residual certificates..................     87,017     10,840
Accrued interest on loans................................     13,847     10,164
Premises and equipment, net..............................     12,442     11,369
Other real estate owned, net.............................     12,214      7,179
Goodwill.................................................     38,491     20,346
Other assets.............................................     31,292     38,641
                                                          ---------- ----------
    Total assets......................................... $2,470,639 $2,510,635
                                                          ========== ==========
          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
Deposits................................................. $1,069,184 $1,092,989
Borrowings from Imperial Bank............................        --       5,000
Borrowings from Federal Home Loan Bank...................    140,500    190,000
Other borrowings.........................................    694,352    875,815
Bonds....................................................        --     111,995
Senior notes.............................................     88,209     80,472
Convertible subordinate debentures.......................     75,000        --
Accrued interest payable.................................     14,034     14,494
Income taxes payable.....................................     55,327     12,962
Minority interest in consolidated subsidiaries...........     54,936      1,452
Other liabilities........................................     39,589     31,354
                                                          ---------- ----------
    Total liabilities....................................  2,231,131  2,416,533
                                                          ---------- ----------
Commitments and contingencies (note 27)
Shareholders' equity:
  Preferred stock, 8,000,000 shares authorized; none
   issued or outstanding.................................        --         --
  Common stock, no par value. Authorized 80,000,000
   shares; 38,291,112 and 14,578,481 shares issued and
   outstanding at December 31, 1996 and 1995,
   respectively..........................................    145,521     51,981
  Retained earnings......................................     88,977     38,910
  Unrealized gain on securities available for sale, net..      5,010      3,211
                                                          ---------- ----------
    Total shareholders' equity...........................    239,508     94,102
                                                          ---------- ----------
    Total liabilities and shareholders' equity........... $2,470,639 $2,510,635
                                                          ========== ==========

          See accompanying notes to consolidated financial statements.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- --------  -------
REVENUE:
  Gain on sale of loans............................. $ 88,156 $ 39,557  $ 8,628
                                                     -------- --------  -------
  Interest on loans.................................  188,242  120,244   79,173
  Interest on investments...........................   10,807    6,630    3,610
  Interest on other finance activities..............    8,422    2,608      --
                                                     -------- --------  -------
    Total interest income...........................  207,471  129,482   82,783
  Interest expense..................................  135,036   95,728   61,674
                                                     -------- --------  -------
    Net interest income.............................   72,435   33,754   21,109
  Provision for loan and lease losses...............    9,773    5,450    5,150
                                                     -------- --------  -------
  Net interest income after provision for loan and
   lease losses.....................................   62,662   28,304   15,959
                                                     -------- --------  -------
  Loan servicing income.............................    1,680   12,718   16,332
  Gain on sale of servicing rights..................    7,591    3,578   30,837
  Gain on sale of SPFC stock........................   51,243      --       --
  Gain on sale of stock by subsidiary...............   31,447      --       --
  Management fees...................................    3,347       38      --
  Other income......................................   10,807    1,114    1,048
                                                     -------- --------  -------
    Total other income..............................  106,115   17,448   48,217
                                                     -------- --------  -------
  Total revenue.....................................  256,933   85,309   72,804
                                                     -------- --------  -------
EXPENSES:
  Personnel expense.................................   48,355   34,053   33,477
  Amortization of PMSRs and OMSRs...................    1,121    3,986    3,176
  Occupancy expense.................................    4,653    3,904    3,399
  Data processing expense...........................    2,163    1,461    1,323
  Net expenses of other real estate owned...........    7,014    1,913      969
  Professional services.............................    9,559    2,769    1,528
  FDIC insurance premiums...........................      327    1,137    2,170
  Telephone and other communications................    2,917    2,509    2,820
  Restructuring provision--exit from former mortgage
   banking operations...............................    3,800      --       --
  General and administrative expense................   19,140    9,448   12,652
                                                     -------- --------  -------
    Total expenses..................................   99,049   61,180   61,514
                                                     -------- --------  -------
  Income before income taxes........................  157,884   24,129   11,290
  Income taxes......................................   69,874   10,144    4,685
  Minority interest in income (loss) of consolidated
   subsidiaries.....................................   12,026     (208)     --
                                                     -------- --------  -------
  Income before extraordinary item..................   75,984   14,193    6,605
  Extraordinary item--repurchase of 9 3/4% Senior
   Notes due 2004, net of income taxes..............      --       --       919
                                                     -------- --------  -------
    Net income...................................... $ 75,984 $ 14,193  $ 7,524
                                                     ======== ========  =======
INCOME PER SHARE:
  Primary:
    Income before extraordinary item................ $   1.96 $   0.41  $  0.19
    Extraordinary item--repurchase of 9 3/4% Senior
     Notes due 2004.................................      --       --      0.03
                                                     -------- --------  -------
    Net Income...................................... $   1.96 $   0.41  $  0.22
                                                     ======== ========  =======
  Fully Diluted:
    Income before extraordinary item................ $   1.95 $   0.40  $  0.19
    Extraordinary item--repurchase of 9 3/4% Senior
     Notes due 2004.................................      --       --      0.03
                                                     -------- --------  -------
    Net Income...................................... $   1.95 $   0.40  $  0.22
                                                     ======== ========  =======

          See accompanying notes to consolidated financial statements.

                        IMPERIAL CREDIT INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                           UNREALIZED
                                                             GAIN ON
                           NUMBER OF                       SECURITIES       TOTAL
                            SHARES     COMMON   RETAINED    AVAILABLE   SHAREHOLDERS'
                          OUTSTANDING  STOCK    EARNINGS  FOR SALE, NET    EQUITY
                          ----------- --------  --------  ------------- -------------
                                               (IN THOUSANDS)
Balance, December 31,
 1993...................     9,607    $ 51,060  $ 17,193     $  --        $ 68,253
Exercise of stock
 options................        14          96       --         --              96
Net income, 1994........       --          --      7,524        --           7,524
                            ------    --------  --------     ------       --------
Balance, December 31,
 1994...................     9,621      51,156    24,717        --          75,873
Exercise of stock
 options................       147         825       --         --             825
3-for-2 stock split.....     4,810         --        --         --             --
Unrealized gain on
 securities available
 for sale, net..........       --          --        --       3,211          3,211
Net income, 1995........       --          --     14,193        --          14,193
                            ------    --------  --------     ------       --------
Balance, December 31,
 1995...................    14,578      51,981    38,910      3,211         94,102
Exercise of stock
 options................       868       1,671       --         --           1,671
1-for-10 stock dividend.     1,460      25,917   (25,917)       --             --
2-for-1 stock split.....    18,952         --        --         --             --
Issuance of common
 stock..................     2,440      59,228       --         --          59,228
Unrealized gain on
 securities available
 for sale, net..........       --          --        --       1,799          1,799
Tax benefit from
 exercise of stock
 options................       --        6,851       --         --           6,851
Retirement of stock.....        (7)       (127)      --         --            (127)
Net income, 1996........       --          --     75,984        --          75,984
                            ------    --------  --------     ------       --------
Balance, December 31,
 1996...................    38,291    $145,521  $ 88,977     $5,010       $239,508
                            ======    ========  ========     ======       ========



          See accompanying notes to consolidated financial statements.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  -----------
                                                    (IN THOUSANDS)
Cash flows from operating activities:
 Net income............................... $   75,984  $   14,193  $     7,524
 Adjustments to reconcile net income to
  net cash (used in)provided by operating
  activities:
   Provision for loan and lease losses....      9,773       5,450        5,150
   (Recovery) provision for operational
    losses................................        --       (1,819)       2,000
   Restructuring Provision................      3,800         --           --
   Depreciation...........................      3,483       2,657        1,846
   Amortization...........................      2,996       3,725        2,921
   Accretion of discount..................     (8,350)     (2,608)         --
   Gain on sale of servicing rights.......     (7,591)     (3,578)     (30,837)
   Gain on sale of loans..................    (88,156)    (39,557)      (8,628)
   Gains on sale of SPFC stock............    (64,625)        --           --
   Loss on sale of OREO...................      2,843         --           --
   Writedowns of capitalized excess
    servicing.............................      4,675         --           --
   Writedowns of fixed assets.............        886         --           --
   Stock option compensation expense......        --          653          436
   Writedowns on other real estate owned..      3,252       2,085          369
   Provision for deferred income taxes....     22,104       2,120        2,678
   Gain on repurchase of senior notes.....        --          --        (1,538)
   Originations of loans held for sale.... (1,939,200) (2,813,378)  (4,260,200)
   Purchases of loans held for sale.......        --     (159,122)         --
   Sales and collections on loans held for
    sale..................................  2,159,055   1,923,733    5,243,028
   Net change in accrued interest on
    loans.................................     (3,683)     (4,247)      (1,342)
   Net change in retained interest in loan
    and lease securitizations.............    (21,481)    (14,012)        (239)
   Net change in capitalized excess
    servicing.............................     33,234     (37,500)      (3,790)
   Net change in other assets.............   (210,969)    (51,062)     (11,925)
   Net change in other liabilities........     15,888      (1,436)      14,126
                                           ----------  ----------  -----------
 Net cash provided by (used in) operating
  activities..............................     (6,082) (1,173,703)     961,579
                                           ----------  ----------  -----------
 Cash flows from investing activities:
   Net change in interest bearing
    deposits..............................    264,407    (257,176)      79,400
   Purchase of servicing rights...........        --       (8,128)     (14,764)
   Proceeds from sale of servicing rights.     10,011      12,815       26,899
   Proceeds from sale of other real estate
    owned.................................      1,202       7,072        1,174
   Purchase of trading securities.........    (25,180)        --           --
   Purchase of securities available for
    sale..................................    (48,553)        --           --
   Net change in loans held for
    investment............................    (27,651)    566,693     (882,390)
   Purchases of premises and equipment....     (5,442)     (1,367)      (6,140)
   Purchases of Federal Home Loan Bank
    stock.................................     (7,652)     (3,933)         --
   Sales of Federal Home Loan Bank stock..     13,250         --           --
   Cash utilized for acquisitions.........    (20,020)   (175,015)         --
   Other..................................        --          --          (817)
                                           ----------  ----------  -----------
 Net cash used in investing activities....    154,372     140,961     (796,638)
                                           ----------  ----------  -----------
 Cash flows from financing activities:
   Net change in deposits.................    (23,805)    158,368      (66,847)
   Net change in borrowings from Imperial
    Bank..................................     (5,000)      5,000      (20,000)
   Advances from Federal Home Loan Bank...    434,000     347,000      988,000
   Repayments of advances from Federal
    Home Loan Bank........................   (483,500)   (452,000)  (1,013,000)
   Proceeds from issuance of convertible
    subordinated debentures...............     72,162         --           --
   Net change in other borrowings.........   (181,463)    875,815     (147,611)
   Issuance of bonds......................        --      111,995          --
   Repayment of bonds.....................   (111,995)        --           --
   Proceeds from offering of 9 3/4% Senior
    Notes due 2004 .......................        --          --        88,593
   Repurchase of 9 3/4% Senior Notes due
    2004..................................        --          --        (6,545)
   Proceeds from resale of 9 3/4% Senior
    Notes due 2004........................      7,384         --           --
   Proceeds from sale of SPFC stock.......     64,625         --           --
   Proceeds from issuance of common stock.     59,228         --           --
   Net change in minority interest........     53,484         --           --
   Proceeds from exercise of stock
    options...............................      1,671         826           96
                                           ----------  ----------  -----------
 Net cash (used in) provided by financing
  activities                                 (113,209)  1,047,004     (177,314)
 Net change in cash.......................     35,081      14,262      (12,373)
 Cash at beginning of year................     39,166      24,904       37,277
                                           ----------  ----------  -----------
 Cash at end of year...................... $   74,247  $   39,166  $    24,904
                                           ==========  ==========  ===========

          See accompanying notes to consolidated financial statements.

                       IMPERIAL CREDIT INDUSTRIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION

  Imperial Credit Industries, Inc., incorporated in 1986 in the State of California, is 24.5% owned by Imperial Bank. In 1991 Imperial Bank recapitalized the Company to conduct a full service mortgage banking operation.

  The consolidated financial statements include Imperial Credit Industries, Inc. ("ICII"), its wholly-owned subsidiaries and majority-owned subsidiaries (collectively the "Company"). The wholly-owned subsidiaries include Southern Pacific Thrift and Loan Association ("SPTL"), Imperial Business Credit, Inc. ("IBC") and Imperial Credit Advisors, Inc. ("ICAI"). The majority-owned consolidated subsidiaries include Southern Pacific Funding Corporation ("SPFC"), Franchise Mortgage Acceptance Company, LLC ("FMAC"), and ICI Funding Corporation ("ICIFC"). SPFC is owned 51.2% by the Company and 48.8% by public investors. FMAC is owned two-thirds by the Company and one-third by the President of FMAC. The Company owns 100% of the voting common stock of ICIFC which entitles it to a 1% economic interest. Imperial Credit Mortgage Holdings, Inc. ("IMH"), an unconsolidated affiliated company, owns all of the ICIFC non-voting preferred stock which entitles it to a 99% economic interest. All material intercompany balances and transactions have been eliminated.

STRATEGIC DIVESTITURES

  In 1995, the Company began to diversify away from the conforming residential mortgage lending business, the Company's traditional focus, and into other select lending businesses. The Company expanded several existing businesses and commenced several new businesses, including non-conforming residential mortgage banking, commercial mortgage banking, business lending and consumer lending. The Company's loans and leases by sector consist primarily of the following: non-conforming residential mortgage banking; commercial mortgage banking--franchise loans and income producing loans; business lending-- equipment leasing and asset-based lending; consumer loans--sub-prime auto loans and Title I home improvement loans. The Company solicits loans and leases from brokers on a wholesale and portfolio basis and directly from borrowers. The majority of the Company's loans and leases, other than those held by SPTL for investment, are sold in secondary markets through securitizations and whole loan sales.

  During the fourth quarter of 1995, the Company sold its mortgage conduit operations and SPTL's warehouse lending operations to IMH, a newly formed Maryland corporation that subsequently engaged in an initial public offering of its common stock. In exchange for these assets, the Company received approximately 11.8% of the common stock of IMH. At December 31, 1996, the Company owned approximately 5.0% of the common stock of IMH. This investment is included in securities available for sale on the consolidated balance sheet. Additionally, ICAI entered into a management agreement with IMH pursuant to which it advises upon the day-to-day operations of IMH and for which it is paid a management fee.

  During the first quarter of 1996 the Company sold substantially all of its conforming residential mortgage loan servicing rights and the majority of its wholesale mortgage origination offices related to its conforming residential mortgage lending business. The Company's wholesale offices in Florida, Colorado, Washington and Oregon have been converted to SPFC offices. Additionally, the Company has transferred all servicing rights related to its residential non-conforming mortgage banking business to independent subservicers. The Company intends to continue servicing all loans and leases originated by its equipment leasing and franchise mortgage lending businesses as well as all loans held for investment at SPTL.

STRATEGIC FOCUSES AND ACQUISITIONS

  The Company, through SPFC, has refocused its residential mortgage operations on the origination, purchase and sale of non-conforming residential mortgage loans secured primarily by one-to-four family residences. The

                       IMPERIAL CREDIT INDUSTRIES, INC.

majority of SPFC's loans are made to owners of single family residences who use a portion of the loan proceeds for such purposes as debt consolidation or financing of home improvements and educational expenditures.

  In May 1995, the Company substantially expanded its existing equipment leasing business, through the acquisition of First Concord Acceptance Corporation ("FCAC"). IBC conducts its business equipment leasing operations from its headquarters in Rancho Bernardo, California.

  In June 1995, the Company established FMAC which acquired the Franchise Mortgage Acceptance Company division of Greenwich Financial Capital Products, Inc. Through FMAC, the Company originates, securitizes and services franchise mortgage loans, primarily to nationally recognized restaurant franchisees. FMAC's headquarters and operations center are located in Greenwich, Connecticut.

  In September 1995, the Company acquired CoastFed Business Credit Corporation ("CBCC") from Coast Federal Bank, Federal Savings Bank. CBCC, now a division of SPTL operating under the name Coast Business Credit Corporation ("CBC"), provides asset-based lending to middle market companies located mainly in California. CBC's predecessor corporation began operations in 1955 under the management of its current chief executive officer and is headquartered in Los Angeles, California.

  In October 1996, IBC acquired substantially all of the assets of Avco Leasing Services, Inc. and all of the assets of Avco Financial Services of Southern California, Inc. related to its business of originating and servicing business equipment leases and agreed to assume certain related liabilities in connection therewith from Avco Financial Services, Inc. (the "Avco Acquisition"). The net purchase price for AVCO's net assets was approximately $94.8 million.

2. BASIS OF PRESENTATION

  The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods presented. Significant balance sheet items which could be materially effected by such estimates include: loans held for investment, which is presented net of the allowance for loan and lease losses and the valuation of the Company's securitization related assets. Actual results could differ significantly from management's estimates.

  Prior years' consolidated financial statements have been reclassified to conform to the 1996 presentation.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Investment Securities

  The Company classifies investments as held-to-maturity, trading securities, and/or available-for-sale securities. Held-to-maturity investments are reported at amortized cost, trading securities are reported at fair value, with unrealized gains and losses included in operations, and available-for-sale securities are reported at fair value with unrealized gains and losses, net of related income taxes, included as a separate component of shareholders' equity.

  Investment securities held-to-maturity are those securities that management has the positive intent and ability to hold to maturity.

  Trading securities include mortgage-backed securities resulting from certain mortgage banking related activities.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Investment securities available-for-sale are those securities which are not held in the trading portfolio and are not held in the held-to-maturity portfolio.

  Realized gains and losses on securities available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

 Loans Held for Sale

  Loans held for sale are carried at the lower of aggregate cost or market.

  Loans which are ineligible for sale, generally those 90 days past due, are transferred to loans held for investment at the lower of cost or market on the day of transfer.

 Loans Held for Investment

  Loans held for investment are stated at the principal amount outstanding. Interest income is recorded on the accrual basis in accordance with the terms of the loans, except that accruals are discontinued when the payment of principal or interest is 90 or more days past due. Future collections of interest are included in interest income or applied to the loan balance based on an assessment of the likelihood that the loan will be repaid. Additionally, unearned income on installment contracts and leases is recognized in interest income over the life of the related loans using the interest method.

  On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan and lease losses. In determining the adequacy of the allowance for loan and lease losses, management considers such factors as historical loan loss experience, underlying collateral values, known problem loans, evaluations made by bank regulatory authorities, assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio. Loans deemed by management to be uncollectible are charged to the allowance for loan and lease losses. Recoveries on loans previously charged off are credited to the allowance. Provisions for loan losses are charged to expense and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio.

  The Company considers a loan to be impaired when, based upon current information and events, it believes it will be unable to collect all amounts due according to the contractual terms of the loan agreement. The value of impaired loans is established by discounting the expected future cash flows at the loan's effective interest rate, or by the current observable market price or the fair value of its collateral. Many factors are considered in the determination of impairment. The measurement of collateral dependent impaired loans is based on the fair value of the loan's collateral. Non-collateral dependent loans are valued based on a present value calculation of expected future cash flows, discounted at the loan's effective rate.

  Cash receipts on impaired loans not performing according to contractual terms are generally used to reduce the carrying value of the loan, unless the Company believes it will recover the remaining principal balance of the loan. Impairment losses are included in the allowance for loan losses through a charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of collateral of impaired loans are included in the provision for loan losses. Upon disposition of an impaired loan, loss of principal, if any, is recorded through a charge-off to the allowance for loan losses.

  In originating or acquiring loans, the Company evaluates the borrower's credit worthiness and debt ratios, the property appraisal and the loan-to-value ratio. The maximum amount of credit risk related to the Company's investment in loans is represented by the outstanding principal balance of the loans plus accrued interest.

                       IMPERIAL CREDIT INDUSTRIES, INC.

 Purchased and Originated Servicing Rights

  The Company adopted Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights" ("SFAS 122") starting in 1995. SFAS 122 requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. The adoption of SFAS 122 resulted in an increase in the Company's revenues and net income of $6.2 million, and $3.6 million, respectively, in 1995.

  Purchased servicing represents the cost of acquiring the right to service mortgage loans. Originated servicing rights are recorded when mortgage loans are originated and subsequently sold or securitized with the servicing rights retained. The total cost of the mortgage loans is allocated to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. The cost relating to purchased and originated servicing is capitalized and amortized in proportion to, and over the period of, estimated future net servicing income.

  The Company assesses the impairment of the purchased and originated servicing portfolio based on the fair value of those rights on a stratum-by-stratum basis with any impairment recognized through a valuation allowance for each impaired stratum. For the purpose of measuring impairment, the Company has stratified the capitalized mortgage servicing rights using the following risk characteristics: loan program type and interest rate tranche in 100 basis point increments.

  In order to determine the fair value of the servicing rights, the Company uses market prices under comparable servicing sales contracts, when available, or alternatively, it uses a valuation model that calculates the present value of future cash flows. Assumptions used in the valuation model include market discount rates and anticipated prepayment speeds. The prepayment speeds are determined from market sources for fixed rate mortgages with similar coupons and prepayment rates for comparable variable rate loans. In addition, the Company uses market comparables for estimates of the cost of servicing per loan, an inflation rate, ancillary income per loan and default rates. Amounts capitalized are recorded at cost, net of accumulated amortization and valuation allowance.

 Capitalized Excess Servicing Fees Receivable

  The Company has created capitalized excess servicing fees receivable as a result of the sale of loans, and to a lesser extent leases, into various trust vehicles. These various trust vehicles are majority owned by an independent third party who has made a substantial capital investment and has substantial risks and rewards of ownership of the assets of the trust; therefore, these trust vehicles are not consolidated with the Company. Capitalized excess servicing fees receivable on the sale of loans and leases are determined by computing the present value of the excess of the weighted average coupon on the loans and leases sold over the sum of: (1) the coupon in the pass through certificates, (2) a base servicing fee paid to the loan or lease servicer, (3) expected losses to be incurred on the portfolio of loans or leases sold and considering (4) prepayment assumptions. Prepayment assumptions are based on recent evaluations of the actual prepayments of the Company's servicing portfolio or on market prepayment rates on new portfolios and consideration of the current interest rate environment and its potential impact on prepayment rates.

  The cash flows expected to be received by the Company, not considering the expected losses, are discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on such a financial instrument. Expected losses are discounted using a rate equivalent to the risk-free rate for securities with a duration similar to that estimated for the underlying loans and leases sold. The excess servicing cash flows are available to the Company to the extent that there is no impairment of the credit enhancements established at the time the loans and leases are sold. Such credit enhancements are classified as retained interest

                       IMPERIAL CREDIT INDUSTRIES, INC.

in loan and lease securitizations on the consolidated balance sheets and represent the amount of overcollateralization of the certificates. Capitalized excess servicing fees receivable are amortized using the interest method.

  To the extent that actual future performance results are different from the excess cash flows the Company estimated, the Company's capitalized excess servicing fees receivable will be adjusted quarterly with corresponding adjustments made to income in that period. The carrying value of the Company's capitalized excess servicing fees receivable was subject to a relative fair value allocation and is presented net of an allowance for credit losses.

 Retained Interest in Loan and Lease Securitizations

  Loan and lease securitizations have specific credit enhancement requirements in the form of overcollateralization which must be met before the Company receives cash flows due. As the securitized assets generate excess servicing fees, they are initially used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization. This overcollateralization amount is carried on the balance sheet as retained interest in loan and lease securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company begins to receive the excess servicing fees and a portion of the retained interest on a monthly basis.

 Interest-only and Residual Certificates

  Assets reflected in the accompanying balance sheet as interest-only and residual certificates in real estate mortgage investment conduits are recorded as a result of SPFC's securitization of loans through various trust vehicles. SPFC is subject to certain recourse provisions in connection with its securitizations which are measured using a risk free rate. SPFC estimates future cash flows from these interest-only and residual certificates and values them utilizing assumptions that it believes are consistent with those that would be utilized by an unaffiliated third party purchaser and records them as trading securities at fair value in accordance with SFAS No. 115, "Accounting for Certain Debt and Equity Securities." Unrealized gains and losses are included in other income in the accompanying consolidated financial statements. To SPFC's knowledge, there is no active market for the sale of these interest-only and residual certificates.

  The fair value of interest-only and residual certificates is determined by computing the present value of the excess of the weighted average coupon on the loans sold over the sum of: (1) the coupon on the senior interests, (2) a base servicing fee paid to the loan servicer, (3) expected losses to be incurred on the portfolio of loans sold over the lives of the loans, and (4) fees payable to the trustee and monoline insurer. Prepayment assumptions used in the present value computation are based on recent evaluations of the actual prepayments of SPFC's servicing portfolio or on market prepayment rates on new portfolios, taking into consideration the current interest rate environment and its expected impact on prepayment rates. The cash flows expected to be received by SPFC, not considering the expected losses, are discounted at an interest rate that SPFC believes an unaffiliated third-party purchaser would require as a rate of return on such a financial instrument. Expected losses are discounted using a rate equivalent to the risk-free rate for securities with a duration similar to that estimated for the underlying loans sold and a discounted recourse liability is recorded. The undiscounted recourse liability relating to interest-only and residual certificates as of December 31, 1996 and 1995 was $11.2 million and $3.9 million, respectively. The overall effect of discounting the cash flows expected to be received by SPFC using an interest rate that SPFC believes an unaffiliated third party purchaser would require, and a rate equivalent to a risk-free rate for expected credit losses is a discount rate of approximately 15%. To the extent that actual future excess cash flows are different from estimated excess cash flows, the fair value of SPFC's interest-only and residual certificates will be adjusted quarterly with corresponding adjustments made to earnings in that period.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  In certain of its securitizations, SPFC provided an initial overcollateralization on the securities sold and in all its securitizations SPFC builds overcollateralization as cash flows projected as described above are used by the trustee to reduce the outstanding balance of the securities sold by SPFC. The amount of overcollateralization is recorded by SPFC as part of its interest-only and residual certificates.

 Sales of Servicing Rights

  The Company recognizes gain or loss on the sale of servicing rights when the sales contract has been executed and the risks and rewards of ownership are determined to have passed to the purchasing party.

 Sales of Loans

  The Company divides gains or losses on sales of loans into two categories: cash gains and securitization gains. Cash gain or loss is the difference between the Company's carrying value net of commitment fees paid for a mortgage loan and the proceeds from the sale of a loan. If the mortgage loans are sold with servicing released to the purchaser of the loans, the value of the servicing will be reflected in the cash gain on the sale of such loans. If the loans are sold with servicing retained by the Company, the Company will recognize the value of the originated mortgage servicing rights. Present value computations utilize estimated interest rates, prepayment, default, and loss assumptions that management believes market participants would use for similar instruments.

  The Company recognizes gain or loss on the sale of loans when the sales transaction settles and the risks and rewards of ownership are determined to have passed to the purchasing party.

 Loan Origination Income

  Origination fees received on loans held for sale, net of direct costs related to the origination of the loans, are deferred until the time of sale and are included in the computation of the gain or loss on the sale of the related loans. Commitment fee income is deferred until each loan is funded and sold, and recorded as a part of the gain on sale of the loan in the same percentage as such loan is to the total commitment. Any remaining deferred commitment fee income is recognized at expiration of the commitment. When exercise of such commitment is deemed remote, the fee is recognized over the remaining commitment period.

  Origination fees on loans held for investment, net of direct costs related to the origination of the loans, are deferred and amortized over the contractual lives of the related loans using the interest method.

 Premises and Equipment

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (3 to 7 years). Leasehold improvements are amortized over the terms of their related leases or the estimated useful lives of improvements, whichever is shorter.

 Interest Bearing Deposits

  Interest bearing deposits consist of time certificates, investment in federal funds and money market accounts. Amounts are carried at cost.

                       IMPERIAL CREDIT INDUSTRIES, INC.

 Other Real Estate Owned

  Foreclosed real estate is transferred from the loan portfolio at fair value and classified as other real estate owned ("OREO"). The excess carrying value, if any, of the loan over the estimated fair value of the collateral less estimated selling costs is charged to the allowance for loan losses. Any subsequent impairments in value are recognized through a valuation allowance. Subsequent increases in fair value are credited to income and reduce the valuation allowance.

  Subsequent increases in the fair value of an asset are only recognized to the extent that decreases in fair value were recorded through the valuation allowance. Gains and losses from sales of OREO, provisions for losses on OREO, and net operating expenses of OREO are recorded in operations and included in the caption "net expenses of other real estate owned" in the accompanying consolidated statements of income.

 Income Taxes

  The Company files a combined California franchise tax return and a consolidated Federal income tax return with all of its subsidiaries except SPFC, ICIFC, and FMAC. The Company accounts for income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Goodwill

  Goodwill is amortized on a straight-line basis over its estimated useful life of 15 years. Goodwill is reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset. At December 31, 1996, Goodwill is presented net of accumulated amortization of $2.2 million.

 Stock Based Compensation

  In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). SFAS 123 applies to all transactions in which the Company acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the Company's common stock price. A new method of accounting for stock based compensation arrangements with employees is established by SFAS 123. The new method is based on the fair value method rather than the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

  SFAS 123 does not require companies to adopt the new fair value method for stock issuances to employees and directors. Issuance of stock to non-employees, however, must be measured at fair value. Entities are allowed to either continue to use the APB 25 method or adopt the fair value method set forth in SFAS 123. Companies that do not adopt the new fair value method in SFAS 123 for purposes of preparing their consolidated financial statements are required to include pro-forma disclosures in the notes to the consolidated financial statements. The pro-forma disclosures should include the impact of the fair value method on net income and income per share as if SFAS 123 had been adopted. During 1996, the Company adopted the proforma disclosure requirements set forth in SFAS 123 for purposes of preparing its consolidated financial statements.

                       IMPERIAL CREDIT INDUSTRIES, INC.

 Income Per Share

  Primary and fully diluted income per common share are computed based on the weighted average number of shares outstanding during the year plus common stock equivalents deemed to be dilutive. The number of shares used in the computations are given retroactive effect for stock dividends and splits for all periods presented.

 Sale of Stock in Subsidiary

  The issuance of common stock by SPFC, a subsidiary of the Company, to the public in 1996 was recorded in the Company's consolidated statement of income as a "Gain on sale of stock by subsidiary" of $31.4 million at the time the stock was sold. In SPFC's initial public offering, ICII sold 3.5 million shares of SPFC Common Stock for a price of $11.33 per share, with SPFC selling
5.2 million shares of Common Stock to the public for $11.33 per share. In a secondary offering ICII sold a total of 1.5 million shares of SPFC Common Stock for $19.83 per share. The gain represents the difference between the benefit received by the Company relating to the price paid for the stock in the offering in excess of book value, offset by the Company's ownership dilution. The Company has adopted the provisions of Staff Accounting Bulletin Topic 5H for the accounting of SPFC stock.

  The sale of a portion of the Company's shares of stock in SPFC in 1996 is recorded as "Gain on sale of SPFC stock" of $51.2 million in the accompanying consolidated statement of income. The gain represents the actual proceeds of $64.6 million from the sale of 5.0 million shares of SPFC stock at an average price of $13.88 per share, reduced by the Company's recorded investment in those shares and expenses related to the sale. All SPFC share data have been adjusted for a 3 for 2 stock dividend on April 1, 1997. Deferred income taxes were provided for by the Company in conjunction with the gains recognized on the sale of SPFC stock.

  After the sales of SPFC's common stock by the Company, its ownership percentage in SPFC was approximately 51.2% of the issued and outstanding shares of SPFC's common stock, excluding shares issuable upon exercise of options granted or to be granted pursuant to SPFC's stock option plans and shares issuable upon conversion of the $75.0 million of convertible subordinated notes due 2006 issued in November 1996.

 Recent Accounting Pronouncements

  In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"), which establishes accounting for transfers and servicing of financial assets and extinguishment of liabilities. This statement specifies when financial assets and liabilities are to be removed from an entity's financial statements, the accounting for servicing assets and liabilities and the accounting for assets that can be contractually prepaid in such a way that the holder would not recover substantially all of its recorded investment.

  Under SFAS 125, an entity recognizes only assets it controls and liabilities it has incurred, discontinues recognition of assets only when control has been surrendered, and discontinues recognition of liabilities only when they have been extinguished. SFAS 125 requires that the selling entity continue to carry retained interests, including servicing assets, relating to assets it no longer recognizes. Such retained interests are based on the relative fair values of the retained interests of the subject assets at the date of transfer. Transfers not meeting the criteria for sale recognition are accounted for as a secured borrowing with a pledge of collateral.

  SFAS 125 requires an entity to recognize its obligation to service financial assets that are retained in a transfer of assets in the form of a servicing asset or liability. The servicing asset or liability is to be amortized in proportion to, and over the period of, net servicing income or loss. Servicing assets and liabilities are to be assessed for impairment based on their fair value.

  SFAS 125 modifies the accounting for interest-only strips or retained interests in securitizations, such as capitalized servicing fees receivable, that can be contractually prepaid or otherwise settled in such a way that the

                       IMPERIAL CREDIT INDUSTRIES, INC.

holder would not recover substantially all of its recorded investment. In this case, it requires that they be classified as available for sale or as trading securities. Interest-only strips and retained interests are to be recorded at market value.

  Under the provisions of SFAS 125, management has determined that mortgage backed securities retained by the Company as a result of securitization transactions will be classified as trading securities. All other retained securities will be classified as available for sale or trading as determined at the time of securitization.

  Changes in market value are included in operations, if classified as trading securities, or in shareholders' equity as unrealized gains or losses, net of the related tax effect, if classified as available for sale. SFAS 125 was effective for the Company on January 1, 1997. Management has determined that the implementation of SFAS 125 will not have a material impact on the Company's financial condition or results of operations.

4. ACQUISITIONS

 AVCO Leasing Services

   The Avco Acquisition was recorded using the purchase method of accounting. Under this method of accounting the purchase price was allocated to the respective assets acquired with a fair value of $94.8 million and no liabilities assumed at the date of the purchase transaction. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill of approximately $12.5 million.

 Coast Business Credit

  On September 30, 1995, the Company completed the acquisition of CBCC for a purchase price of $150 million. The acquisition was recorded using the purchase method of accounting. Under this method of accounting the purchase price was allocated to the respective assets acquired with a fair value of $139 million and liabilities assumed with a fair value of $5 million at the date of the purchase transaction. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill of approximately $16 million.

  The unaudited consolidated information below indicates on a proforma basis the Company's results of operations as if CBCC had been acquired by the Company as of January 1, 1995 and 1994.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1995    1994
                                                                ------- -------
                                                                (IN THOUSANDS,
                                                                  EXCEPT PER
                                                                  SHARE DATA)
   Total revenue............................................... $93,317 $83,321
   Net income..................................................  17,183  11,480
   Fully diluted net income per share.......................... $  0.49 $  0.34

 FMAC

  On June 30, 1995, the Company completed the acquisition of certain net assets of FMAC for a net purchase price of $7.6 million which included $3.8 million in contingent consideration for loans in the pipeline at the time of acquisition and additional fundings up to a maximum principal amount of such loans equal to $250,000,000.

                       IMPERIAL CREDIT INDUSTRIES, INC.

The acquisition was recorded using the purchase method of accounting. Under this method of accounting the purchase price was allocated to the respective assets acquired with a fair value of $3.8 million at the date of the purchase transaction. The excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill of approximately $4 million.

 First Concord Acceptance Corp.

  On May 31, 1995, the Company completed the acquisition of net assets of FCAC for a purchase price of approximately $21 million. The acquisition was recorded using the purchase method of accounting. Under this method of accounting the purchase price was allocated to the respective assets acquired with a fair value of $41 million and liabilities assumed with a fair value of $20 million at the date of the purchase transaction.

5. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  The following information supplements the statement of cash flows:

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
   Cash paid during the period for:
     Interest....................................... $134,251 $ 93,223 $ 51,844
     Income taxes...................................   24,134    8,283    4,016
   Significant non-cash activities:
     Loans transferred from held for investment to
      held for sale.................................      --   505,037      --
     Loans transferred to OREO......................   14,203   12,302    3,431
     Loans transferred from held for sale to held
      for investment................................  197,141   83,398  787,902
     Loans to facilitate the sale of OREO...........    1,871    1,315    2,357
     Retained interest in loan and lease
      securitizations...............................    6,908   14,002      239
     Unrealized gain on securities available for
      sale..........................................    3,112    5,443      --

6. INVESTMENT IN FHLB STOCK

  As a member of the FHLB system, the Company's wholly owned subsidiary, SPTL, is required to maintain an investment in the capital stock of the FHLB in an amount at least equal to the greater of 1% of residential mortgage assets, or 5% of outstanding borrowings (advances), or 0.3% of total assets. FHLB stock and loans are pledged to secure FHLB advances.

7. SECURITIES AVAILABLE FOR SALE

  Securities available for sale consist of asset backed securities and equity securities of $50.0 million and $9.1 million, respectively, at December 31, 1996.

  Securities available for sale consist of equity securities of $6.0 million at December 31, 1995. There were unrealized gains of $5.4 million as of December 31, 1995.

8. TRADING SECURITIES

  Trading securities consist of mortgage backed securities of $25.2 million at December 31, 1996. There were no unrealized gains or losses as of December 31, 1996.

  There were no securities held for trading at December 31, 1995.

                        IMPERIAL CREDIT INDUSTRIES, INC.

9. LOANS HELD FOR SALE

  Loans held for sale consisted of the following at December 31, 1996 and 1995:

                                                              1996      1995
                                                            -------- ----------
                                                               (IN THOUSANDS)
   Loans secured by real estate:
     Single family 1-4..................................... $562,002 $1,083,038
     Multi-family..........................................  186,391    171,199
                                                            -------- ----------
                                                             748,393  1,254,237
   Leases..................................................    8,547     17,787
   Commercial loans........................................  183,156     69,786
                                                            -------- ----------
                                                            $940,096 $1,341,810
                                                            ======== ==========

10. LOANS HELD FOR INVESTMENT, NET

  Loans held for investment consisted of the following at December 31, 1996 and 1995:

                                                              1996       1995
                                                           ----------  --------
                                                              (IN THOUSANDS)
   Loans secured by real estate:
     Single family 1-4.................................... $  375,476  $228,721
     Multi-family.........................................      2,527     7,028
     Commercial...........................................     11,011   133,189
                                                           ----------  --------
                                                              389,014   368,938
   Leases.................................................     99,717     7,297
   Installment loans......................................     34,248     1,900
   Franchise loans........................................    115,910    46,766
   Asset based loans......................................    288,528   154,252
   Commercial loans.......................................    173,932   110,104
                                                           ----------  --------
                                                            1,101,349   689,257
   Unearned income........................................     (6,336)   (5,217)
   Deferred loan fees.....................................     (6,415)   (1,540)
                                                           ----------  --------
                                                            1,088,598   682,500
     Allowance for loan and lease losses..................    (19,999)  (13,729)
                                                           ----------  --------
                                                           $1,068,599  $668,771
                                                           ==========  ========

  The Company's loans held for investment are primarily comprised of first and second lien mortgages secured by residential and income producing real property in California, leases secured by equipment, asset based loans to middle market companies mainly in California, and loans to experienced franchisees of nationally recognized restaurant concepts. As a result, the loan portfolio has a high concentration in the same geographic region. Although the Company has a diversified portfolio, a substantial portion of its debtor's ability to honor their contracts is dependent upon the economy of California.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Activity in the allowance for loan and lease losses was as follows:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
   Balance, beginning of year........................ $13,729  $ 7,054  $ 3,255
   Provision for loan and lease losses...............   9,773    5,450    5,150
   Business acquisitions and bulk loan purchases.....   4,500    4,320      --
   Loans charged off.................................  (8,326)  (3,106)  (1,436)
   Recoveries on loans previously charged off........     323       11       85
                                                      -------  -------  -------
   Net charge-offs...................................  (8,003)  (3,095)  (1,351)
                                                      -------  -------  -------
   Balance, end of period............................ $19,999  $13,729  $ 7,054
                                                      =======  =======  =======

  As of December 31, 1996 and 1995 and 1994, non-accrual loans totaled $50.1 million, $31.0 million, and $13.1 million, respectively. Interest income foregone on nonaccrual loans was $1.1 million and $492,000 for the years ended December 31, 1996 and 1995, respectively. Interest foregone on loans for the year ended December 31, 1994 was not material.

  At December 31, 1996 and 1995, impaired loans recognized in accordance with SFAS No. 114 and the related specific allowance for loan and lease losses were as follows:

                                  1996                          1995
                      ----------------------------- -----------------------------
                                 SPECIFIC                      SPECIFIC
                                 ALLOWANCE                     ALLOWANCE
                       RECORDED     FOR    CARRYING  RECORDED     FOR    CARRYING
                      INVESTMENT  LOSSES    VALUE   INVESTMENT  LOSSES    VALUE
                      ---------- --------- -------- ---------- --------- --------
                                            (IN THOUSANDS)
Nonaccrual loans       $38,297    $3,671   $34,626   $30,988    $5,616   $25,372
Restructured loans         800         4       796       870         3       867
                       -------    ------   -------   -------    ------   -------
Total impaired loans   $39,097    $3,675   $35,422   $31,858    $5,619   $26,239
                       =======    ======   =======   =======    ======   =======

  Impaired loans averaged $33.3 million and $21.1 million during 1996 and 1995, respectively. During 1996, total interest income recognized on impaired loans was $2.0 million. There were no impaired loans without a related allowance for losses at December 31, 1996 and 1995. For 1995, total interest income recognized on impaired loans was not material.

11. RESTRUCTURING

  Restructuring charges of $3.8 million were recognized during the year ended December 31, 1996. The charge represents those costs incurred in connection with the Company's exit from the conforming mortgage banking business. During the first quarter of 1996, the Company committed itself to, and began the execution of, an exit plan that specifically identified the necessary actions to be taken to complete the exit from the origination, sale and servicing of conforming residential mortgage loans. During 1996, the Company sold the majority of its wholesale mortgage origination offices and disposed of fixed assets related to its former conforming residential mortgage lending business. The Company believes that significant changes to the exit plan are not likely, and that the exit plan should be completed in the second quarter of 1997.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Activity in the allowance for restructuring charges during 1996 was as follows:

                                                  ALLOWANCE CHARGES  REMAINING
                                                  PROVIDED  INCURRED  BALANCE
                                                  --------- -------- ---------
                                                         (IN THOUSANDS)
   Disposition of Wholesale Mortgage Origination
    Offices .....................................  $2,500    $2,354    $146
   Disposal of Fixed Assets......................   1,000       886     114
   Other.........................................     300       --      300
                                                   ------    ------    ----
     Total.......................................  $3,800    $3,240    $560
                                                   ======    ======    ====


12. CAPITALIZED EXCESS SERVICING FEES RECEIVABLE

  Changes in capitalized excess servicing fees receivable were as follows:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                    --------------------------
                                                      1996      1995     1994
                                                    --------  --------  ------
                                                         (IN THOUSANDS)
   Beginning Balance............................... $ 33,181  $  4,319  $  529
   Present value of excess servicing fees on loans
    sold...........................................   19,448    40,353   4,261
   Amortization....................................  (24,812)  (11,491)   (471)
   Writedowns......................................   (4,675)      --      --
                                                    --------  --------  ------
   Ending balance.................................. $ 23,142  $ 33,181  $4,319
                                                    ========  ========  ======

  Capitalized excess servicing fees receivable include an allowance for credit losses of $4.5 million and $6.7 million at December 31, 1996 and 1995, respectively.

13. PURCHASED AND ORIGINATED SERVICING RIGHTS

  Changes in purchased and originated servicing rights were as follows:

                                                            YEAR ENDED
                                                           DECEMBER 31,
                                                     --------------------------
                                                       1996     1995     1994
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
   Beginning Balance................................ $ 18,428  $16,746  $ 9,966
   Additions........................................   10,970    7,340    8,781
   Increase as a result of the FMAC acquisition.....      --     3,805      --
   Bulk purchase of servicing.......................      --       757    5,983
   Sales of servicing rights........................  (13,390)  (6,234)  (4,808)
   Amortization--accelerated........................      --    (1,176)    (313)
   Amortization--scheduled..........................   (1,121)  (2,810)  (2,863)
                                                     --------  -------  -------
   Ending balance................................... $ 14,887  $18,428  $16,746
                                                     ========  =======  =======

  The servicing portfolio associated with purchased and originated servicing rights at December 31, 1996 and 1995 was $1.0 billion and $2.6 billion, respectively.

                       IMPERIAL CREDIT INDUSTRIES, INC.

14. PREMISES AND EQUIPMENT, NET

  Premises and equipment consisted of the following at December 31, 1996 and 1995:

                                                                1996     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
   Premises and equipment..................................... $19,606  $17,295
   Leasehold improvements.....................................   1,394      706
                                                               -------  -------
                                                                21,000   18,001
   Less accumulated depreciation and amortization.............  (8,558)  (6,632)
                                                               -------  -------
                                                               $12,442  $11,369
                                                               =======  =======

15. DEPOSITS

  Deposits of $100,000 and over totaled approximately $220.8 million, $286.8 million, and $382.3 million at December 31, 1996, 1995, and 1994, respectively. Interest expense associated with certificates of deposit of $100,000 and over was approximately $13.6 million, $15.4 million, and $16.8 million for the years ended December 31, 1996, 1995, and 1994, respectively.

16. BORROWINGS FROM IMPERIAL BANK

  In November 1995, the Company renewed a $10 million line of credit with Imperial Bank. At December 31, 1996 and 1995, $0 million and $5 million, respectively, was outstanding, which accrues interest at the prime lending rate. This line expired and was not renewed during 1996.

17. BORROWINGS FROM FEDERAL HOME LOAN BANK

  SPTL is approved as a member of the Federal Home Loan Bank ("FHLB") to borrow up to a maximum of 35% of the assets of SPTL. These borrowings must be fully collateralized by qualifying mortgage loans and may be in the form of overnight funds or term borrowings at SPTL's option. At December 31, 1996, all of the outstanding borrowings from the Federal Home Loan Bank were scheduled to mature within one year. The FHLB advances are secured by the investment in stock of the FHLB and certain real estate loans with a carrying value of $228.5 million and $275.0 million at December 31, 1996 and 1995. At December 31, 1996 and 1995 FHLB borrowings are summarized as follows:

                                                               1996      1995
                                                             --------  --------
                                                           (DOLLARS IN THOUSANDS)
   Balance at year end...................................... $140,500  $190,000
   Maximum outstanding at any month end.....................  338,000   435,000
   Average balance during the year..........................  188,765   292,000
   Weighted average rate during the year....................     6.10%     6.26%
   Weighted average rate at year end........................     6.30%     6.10%

18. OTHER BORROWINGS

  Other borrowings primarily consist of revolving warehouse lines of credit to fund the Company and its subsidiaries lending activities. At December 31, 1996, approximately $700 million of loans were pledged as collateral for other borrowings. These lines of credit are short term and management believes these lines will be renewed in the normal course of business. Certain covenants exist in regards to these lines of credit with which the Company was in compliance at December 31, 1996.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  ICII and its subsidiaries have various revolving warehouse lines of credit available at December 31, 1996, as follows:

                                              INTEREST
                                                RATE    COMMITMENT  OUTSTANDING
                                              -------- ------------ -----------
                                                   (DOLLARS IN THOUSANDS)
   PaineWebber (ICII)........................   6.81%  $    200,000  $  5,686
   Banco Santander (FMAC)....................   7.63         50,000    16,229
   First Boston (FMAC).......................   7.31        200,000    48,773
   Greenwich Capital Markets (FMAC)..........   7.36    unspecified    35,158
   Lehman Brothers (SPFC)....................    --         200,000       --
   Imperial Warehouse Lending Group (ICIFC)..   8.25        600,000   337,380
   Core States (IBC).........................   7.61         10,000     1,111
   Conti (IBC)...............................   7.50        100,000    87,657
   Morgan Stanley Mortgage Capital (SPFC)....   6.16        150,000   152,681
   Imperial Warehouse Lending Group (ICII)...   8.00         20,000     5,077
   Warehouse Lending Corporation of America
    (ICII)...................................   7.94         20,000     4,600
                                                       ------------  --------
                                                7.55   $  1,550,000  $694,352
                                                       ============  ========

  ICII and its subsidiaries had various revolving warehouse lines of credit available at December 31, 1995, as follows:

                                                INTEREST
                                                  RATE   COMMITMENT OUTSTANDING
                                                -------- ---------- -----------
                                                    (DOLLARS IN THOUSANDS)
   DLJ (ICII)..................................   6.38%  $  400,000  $173,056
   DLJ (SPFC)..................................   6.74       50,000    41,182
   PaineWebber (ICII)..........................   6.40      200,000    30,402
   Banco Santander (FMAC)......................   7.94       25,000    22,668
   Lehman Brothers (SPFC)......................   5.48      200,000    54,949
   Imperial Warehouse Lending Group (ICIFC)....   8.50      600,000   550,290
   Warehouse Lending Corporation of America
    (ICII).....................................   8.19       20,000     3,268
                                                         ----------  --------
                                                  7.72   $1,495,000  $875,815
                                                         ==========  ========

19. BONDS

  In December 1995, the Company, through a special purpose entity (SPE) issued pass through certificates (the Bonds) secured by $101 million of franchise mortgage loans to various investors. The debentures consist of three separate classes, Class A, Class B and Class C, with principal balances at December 31, 1995 of approximately $92.6 million, $4.2 million and $4.2 million, respectively. The Class C bonds are subordinate to Class B and both Class B and C are subordinate to Class A. The Bonds have a weighted average loan rate of 9.63%, a pass through rate of 8.59%, and stated maturity of 13 years. The premium associated with the Bonds of $11 million is being amortized as an adjustment to interest expense over the anticipated life of the Bonds. Due to the Company's retained interest in the SPE and the disproportionate payments on the pass through certificates, the Company accounted for this transaction as a financing. In March 1996, the Company sold its interest in the SPE and deconsolidated the SPE from the Company's consolidated balance sheet and income statement. As a result of the sale, the Company recognized a $3.6 million gain on sale of loans.

                       IMPERIAL CREDIT INDUSTRIES, INC.

20. SENIOR NOTES

                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
   Senior notes............................................... $90,000  $81,500
   Unamortized discount.......................................  (1,791)  (1,028)
                                                               -------  -------
   Net balance, senior notes.................................. $88,209  $80,472
                                                               =======  =======

  In January 1994, the Company issued $90.0 million of senior notes with a stated interest rate of 9 3/4% which mature on January 15, 2004 (the "9 3/4% Senior Notes"). In October 1994, the Company repurchased $8.5 million of the senior notes, recognizing a pre-tax gain of $1.5 million, and recording an extraordinary gain, net of taxes of $919,286. In March 1996, the Company sold the $8.5 million of the 9 3/4% Senior Notes repurchased in 1994. At December 31, 1996 and 1995, $90.0 million and $81.5 million of the Senior Notes were outstanding, respectively. The 9 3/4% Senior Notes may be redeemed after January 15, 1999 at the option of the Company until maturity at a declining premium, plus accrued interest. The 9 3/4% Senior Notes are unsecured and rank pari passu with all other senior unsecured indebtedness of the Company, but are effectively subordinated to the liabilities of Southern Pacific Thrift and Loan Association, the Company's wholly-owned subsidiary.

  The Trust Indenture (the Indenture) for the 9 3/4% Senior Notes includes provisions which limit the ability of the Company to incur additional indebtedness or issue certain stock of the Company, to make certain investments, engage in certain transactions with affiliates, create restrictions on the ability of subsidiaries to pay dividends or certain other distributions, create liens and encumbrances, or allow its subsidiaries to issue certain classes of stock. As of December 31, 1996, the Company was in compliance with the debt covenants related to the 9 3/4% Senior Notes. Total interest expense on the 9 3/4% Senior Notes for the years ended December 31, 1996 and 1995 was $8,602,344 and $8,380,115 respectively.

  During December 1996, the Company announced that it commenced a cash tender offer and consent solicitation for all $90 million principal amount of its 9 3/4% Senior Notes at $1,040 per note. Subsequent to December 31, 1996, the Company successfully completed a $200.0 million offering of 9 7/8% senior notes offering due 2007, (the "9 7/8% Senior Notes"). A portion of the proceeds from the offering were used to repurchase $69.8 million of the outstanding 9 3/4% Senior Notes. The remaining proceeds will be used to make capital contributions to subsidiaries, strategic acquisitions, investments, and for general corporate purposes. The effective interest rate on the tendered notes was approximately 10.8% after the amortization of original issue discount and deferred bond issue costs. The effective interest rate on the new notes is approximately 10.4% after the amortization of deferred bond issue costs. The Company engaged in the tender offer and new issuance in order to obtain a more favorable debt covenant package, and to raise new capital to support its growing businesses.

                       IMPERIAL CREDIT INDUSTRIES, INC.

21. CONVERTIBLE SUBORDINATED DEBENTURES

  Convertible subordinated debentures at December 31, 1996 consists of the following:

                                                                      1996
                                                                 --------------
                                                                 (IN THOUSANDS)
   SPFC convertible subordinated debentures, interest at 6.75%,
    due semi-annually, principal due October 15, 2006...........    $75,000

  The convertible subordinated debentures are convertible into 3,151,125 shares of common stock of the Company's subsidiary, SPFC, at a conversion price of $23.80 per share, at any time prior to maturity. Interest on the convertible subordinated debentures is payable semi-annually. Debt issuance costs of $2.8 million associated with the convertible subordinated debentures are being amortized over ten years using the effective interest method.

  Total interest expense on the convertible subordinated debentures for the year ended December 31, 1996 was $887,093.

22. PREFERRED AND COMMON STOCK

  The Company has authorized 8,000,000 shares of Preferred Stock. The Board has the authority to issue the preferred stock in one or more series, and to fix the designations, rights, preferences, privileges, qualifications and restrictions, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock.

  During 1996, the Company issued an additional 2.4 million shares to the public generating net proceeds of $59.2 million, which is net of expenses of $891,000.

  On October 22, 1996, the Company effected a 2-for-1 stock split to shareholders of record as of October 15, 1996.

  On February 26, 1996, the Company paid a stock dividend to shareholders of record as of February 12, 1996. One new share of Common Stock was issued for each, 10 shares currently held by shareholders.

  On October 24, 1995, the Company effected a 3-for-2 stock split to shareholders of record as of October 10, 1995.

 Per Share Information:

  The weighted average number of shares including common stock equivalents was 38,699,954 in 1996, 34,458,268 in 1995, and 33,581,134 in 1994 for primary income per share, and 38,974,834 in 1996, 35,121,662 in 1995, and 33,582,030
in 1994 for fully diluted income per share.

                       IMPERIAL CREDIT INDUSTRIES, INC.

23. INCOME TAXES

  The Company's income taxes for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                          YEAR ENDED DECEMBER
                                                                  31,
                                                         -----------------------
                                                          1996    1995     1994
                                                         ------- -------  ------
                                                             (IN THOUSANDS)
   Current:
     Federal............................................ $31,138 $ 7,803  $1,483
     State..............................................  12,210   2,452     524
                                                         ------- -------  ------
       Total current....................................  43,348  10,255   2,007
                                                         ------- -------  ------
   Deferred:
     Federal............................................  16,009   1,846   2,079
     State..............................................   6,095     274     599
                                                         ------- -------  ------
       Total deferred...................................  22,104   2,120   2,678
                                                         ------- -------  ------
   Taxes credited (charged) to shareholders' equity.....   4,422  (2,231)    --
                                                         ------- -------  ------
   Taxes on income before extraordinary item............  69,874  10,144   4,685
   Current taxes--extraordinary item....................     --      --      619
                                                         ------- -------  ------
   Income taxes......................................... $69,874 $10,144  $5,304
                                                         ======= =======  ======

  The Company's current income taxes payable totaled approximately $25.7 million and $5.5 million at December 31, 1996 and 1995, respectively.

  Deferred income taxes arise from differences in the timing of recognition of income and expense for tax and financial reporting purposes. The following table shows the primary components of the Company's net deferred tax liability at December 31, 1996 and 1995.

                                                               1996      1995
                                                             --------  --------
                                                               (IN THOUSANDS)
   Deferred tax receivables:
     Allowance for loan losses.............................. $  4,365  $  5,295
     Unrealized gain on loans and securities................    1,671     3,871
     State taxes............................................    5,677       --
     Executive stock options................................      548       738
     Other..................................................    1,309       299
                                                             --------  --------
       Total................................................   13,570    10,203
                                                             --------  --------
     Valuation allowance....................................      --        --
                                                             --------  --------
     Deferred tax receivable, net of valuation allowance....   13,570    10,203
                                                             --------  --------
   Deferred tax liabilities:
     Investment in majority owned subsidiaries..............  (12,934)      --
     Purchased and originated servicing rights..............   (5,222)   (5,809)
     Gain on sale of servicing..............................   (8,934)   (1,027)
     Excess servicing gains.................................   (6,162)   (5,069)
     Leases.................................................   (3,930)   (2,509)
     Deferred loan fees.....................................     (510)   (1,902)
     Depreciation...........................................     (468)      --
     Debt Securities........................................   (3,473)      --
     Other..................................................   (1,522)   (1,368)
                                                             --------  --------
       Total................................................  (43,155)  (17,684)
                                                             --------  --------
   Net deferred tax liability............................... $(29,585) $ (7,481)
                                                             ========  ========

                       IMPERIAL CREDIT INDUSTRIES, INC.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities and available tax carrybacks and future taxable income, in making this assessment. Based upon the schedule of reversals, future taxable income and available tax carrybacks, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets.

  A reconciliation of the statutory Federal corporate income tax rate of 35% to the effective income tax rate is as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                               1996  1995  1994
                                                               ----  ----  ----
   Statutory U.S. federal income tax rate..................... 35.0% 35.0% 35.0%
   Increase (reduction) in rate resulting from:
     State income taxes, net of Federal benefit...............  7.5   7.3   7.2
     Other, net...............................................  1.8  (0.3) (0.7)
                                                               ----  ----  ----
   Effective income tax rate.................................. 44.3% 42.0% 41.5%
                                                               ====  ====  ====

24. EMPLOYEE BENEFIT PLANS

 Profit Sharing and 401(k) Plan

  Under the Company's 401(k) plan, employees may elect to enroll on the first of any month, provided that they have been employed for at least six months. Employees may contribute up to 14% of their salaries. The Company will match 50% of the first 4% of employee contributions. The Company recorded 401(k) matching expense of $305,000, $208,991, and $218,984 for the years ended December 31, 1996, 1995 and 1994, respectively.

  An additional Company contribution may be made at the discretion of the Company. Should a discretionary contribution be made, the contribution would first be allocated to those employees deferring salaries in excess of 4%. The matching contribution would be 50% of any deferral in excess of 4% up to a maximum deferral of 8%.

  Should discretionary contribution funds remain following the allocation outlined above, any remaining Company matching funds would be allocated as a 50% match of employee contributions, on the first 4% of the employee's deferrals. Discretionary contributions of $350,000, $200,000, and $200,000 were charged to operations in each of the years ending December 31, 1996 and 1995, and 1994.

  Company matching contributions are made as of December 31st each year.

 1992 STOCK OPTION PLAN

  A total of 2,292,632 shares of the Company's Common Stock has been reserved for issuance under the Company's 1992 Incentive Stock Option and Nonstatutory Stock Option Plan (the "1992 Stock Option Plan"), which expires by its own terms in 2002. A total of 1,550,673 options were outstanding at December 31, 1996.

  The 1992 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") to employees, officers, directors and consultants of the Company. Incentive stock options may be granted only to employees. The 1992 Stock Option Plan is administered by the Board of Directors or a

                       IMPERIAL CREDIT INDUSTRIES, INC.

committee appointed by the Board, which determines the terms of options granted, including the exercise price, the number of shares subject to the option, and the option's exercisability.

  The exercise price of all options granted under the 1992 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. The maximum term of options granted under the 1992 Stock Option Plan is 10 years. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110% of the fair market value on the date of grant.

 1996 STOCK OPTION PLAN

  The Company has adopted the 1996 Stock Option, Deferred Stock and Restricted Stock Plan (the "1996 Stock Option Plan"), which provides for the grant of ISOs that meet the requirements of Section 422 of the Code, NQSOs and awards consisting of deferred stock, restricted stock, stock appreciation rights and limited stock appreciation rights ("Awards"). The 1996 Stock Option Plan is administered by a committee of directors appointed by the Board of Directors (the "Committee"). ISOs may be granted to the officers and key employees of the Company or any of its subsidiaries. The exercise price for any option granted under the 1996 Stock Option Plan may not be less than 100% (110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1996 Stock Option Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to those whose job performance affects the Company. The effective date of the 1996 Stock Option Plan was June 21, 1996.

  A total of 3,000,000 shares of the Company's Common Stock has been reserved for issuance under the 1996 Stock Option Plan and a total of 1,038,200 options were outstanding at December 31, 1996.

  If an option granted under the 1996 Stock Option Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Awards under the 1996 Stock Option Plan.

  Unless previously terminated by the Board of Directors, no options or Awards may be granted under the 1996 Stock Option Plan after June 21, 2006.

  Options granted under the 1996 Stock Option Plan will become exercisable upon the terms of the grant made by the Committee. Awards will be subject to the terms and restrictions of the Award made by the Committee. The Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted and in the case of options, whether it is intended to be an ISO or a NQSO.

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company or any subsidiary.

  Each option must terminate no more than 10 years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding Common Stock). Options may be granted on terms providing for exercise in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option, as determined by the Committee.

  The exercise price of any option granted under the 1996 Stock Option Plan is payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock already owned by the option holder having a market

                       IMPERIAL CREDIT INDUSTRIES, INC.

value equal to the aggregate exercise price of all shares to be purchased including, in the case of the exercise of NQSOs, restricted stock subject to an Award under the 1996 Stock Option Plan, (iii) by cancellation of indebtedness owed by the Company to the optionholder, or (iv) by any combination of the foregoing.

  The Board of Directors may from time to time revise or amend the 1996 Stock Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding options or Award without such participant's consent or may, without shareholder approval, increase the number of shares subject to the 1996 Stock Option Plan or decrease the exercise price of a stock option to less than 100% of fair market value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Awards under the 1996 Stock Option Plan, materially increase the benefits accruing to participants under the 1996 Stock Option Plan or extend the maximum option term under the 1996 Stock Option Plan.

  A summary of changes in outstanding stock options follows:

                                                              DECEMBER 31,
                                                            -------------------
                                                            1996   1995   1994
                                                            -----  -----  -----
                                                             (IN THOUSANDS)
   Options outstanding, beginning of year.................. 1,637  1,758  1,233
   Options granted......................................... 1,609    394    835
   Options exercised.......................................  (295)  (323)   (46)
   Options canceled........................................  (362)  (192)  (264)
                                                            -----  -----  -----
   Options outstanding, end of year........................ 2,589  1,637  1,758
                                                            =====  =====  =====

  There were 2,013,250 options available for future grants at December 31, 1996.

  Information as to stock option activity and prices of shares is as follows:

                                                                      WEIGHTED
                                             NUMBER OF PRICE RANGE    AVERAGE
                                              SHARES    PER SHARE   OPTION PRICE
                                             --------- ------------ ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
   Shares under option at:
     December 31, 1996......................   2,589   $2.09-$10.56    $8.58
     December 31, 1995......................   1,637   $2.09-$ 8.56    $2.94
     December 31, 1994......................   1,758   $2.09-$ 3.33    $2.45
   Options exercised during the year:
     December 31, 1996......................     295   $2.09-$ 6.10    $2.61
     December 31, 1995......................     323   $2.09-$ 3.33    $2.55
     December 31, 1994......................      46      $2.09        $2.09
   Options exercisable at:
     December 31, 1996......................     551   $2.09-$ 7.56    $2.47
     December 31, 1995......................     467   $2.09-$ 3.33    $2.24
     December 31, 1994......................     379   $2.09-$ 3.03    $2.24

  The stock option information presented in the above tables reflects the 2-for-1 stock split and 1-for-10 stock dividend in 1996, 3-for-2 stock split paid in 1995, the 1-for-10 stock dividend paid in 1993, and the 1-for-19 stock dividend paid in 1992.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Effective January 1, 1996, The Company adopted the disclosure requirements of SFAS 123, and continued to measure its employee stock-based compensation arrangements under the provisions of APB 25. Accordingly, no compensation expense has been recognized for the stock option plan. Had compensation expense for the Company's stock option plan been determined based on the fair value at the grant date for awards in 1996 and 1995 consistent with the provisions of SFAS 123, the Company's net income and income per share would have been reduced to the pro forma amounts indicated below:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
                                                                (IN THOUSANDS,
                                                                  EXCEPT PER
                                                                  SHARE DATA)
Net income:
  As reported.................................................. $75,984 $14,193
  Pro forma....................................................  74,733  14,089
Primary income per share:
  As reported.................................................. $  1.96 $  0.41
  Pro forma....................................................    1.93    0.41
Fully diluted income per share:
  As reported.................................................. $  1.95 $  0.40
  Pro forma....................................................    1.90    0.40

  The weighted average fair value at date of grant of options granted during 1996 and 1995 was $6.22 and $3.09 per option, respectively. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                                   YEAR ENDED
                                                                    DECEMBER
                                                                       31,
                                                                   ------------
                                                                   1996   1995
                                                                   -----  -----
Expected life (years).............................................  3.40   3.43
Interest rate.....................................................  5.48%  5.14%
Volatility........................................................ 57.51  60.80
Dividend yield....................................................  0.00%  0.00%

25. EXECUTIVE COMPENSATION

 Employment Agreements

  On July 1, 1994, the Company entered into three year employment contracts with three senior officers which provide for, in the aggregate, minimum annual compensation in the aggregate of $800,000, subject to adjustment for inflation, plus an annual bonus of up to 3.5% of the Company's pre tax profits in excess of $10 million. The total compensation of the three senior officers is limited in the aggregate to $2,350,000 annually. These amendments canceled all previous employment agreements. Under these employment agreements, the officers are entitled to receive bonuses approved by the Company's Board of Directors based on performance and the attainment of defined Company goals.

 Stock Options

  On January 1, 1992, options were granted to three senior officers of the Company to purchase a total of 2,292,628 shares, adjusted for stock dividends and splits, of the Company's Common Stock. The exercise price of these options is $0.89 per share of common stock for one-half of the options, with the other half exercisable at $1.40 per share. These options became exercisable in September 1995 (vesting was accelerated from January 1, 1997), they expire on December 1, 2001 and are not covered by the Company's stock option plan.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Compensation expense relating to these options has been recorded in the Company's consolidated financial statements over a four year period ending December 31, 1995 for an amount representing the difference between the exercise price of the options and the market price of the Company's stock at the grant date. The aggregate amount of compensation expense recognized on these stock options since their grant date is $2,178,000.

  The amount of compensation expense recorded for the years ended December 31, 1996, 1995, and 1994 related to the stock options was $0, $871,200, and $435,600, respectively.

26. INTEREST RATE SWAPS

  The Company may enter into interest rate cap, floor, and swap transactions to manage its exposure to fluctuations in interest rates and market movements in securities values. These instruments involve, to varying degrees, elements of credit and interest rate risk. The contract or notional amounts do not represent exposure to credit loss. Risk originates from the inability of counterparties to meet the terms of the contracts and from market movements in securities values and interest rates. The Company controls the credit risk of its interest rate cap, floor and swap agreements through credit approvals, limits and monitoring procedures.

  As a part of the SPTL securitization of $277.0 million of multi-family and commercial mortgage loans, the Company delivered subordinate bonds of approximately $22 million into a total rate of return swap with JP Morgan. The provisions for the swap entitle the Company to receive the total return on the subordinate bonds delivered in exchange for a floating payment of Libor plus a spread of 1.95%. The termination date of the swap, September 30, 1997, could be accelerated in the event the securities delivered into the swap decline in value more than $3.0 million over a three month period. In the event of the early termination of the swap, the Company would be required to pay a fee representing 1.95% of the calculated value of the underlying securities over the period from the accelerated termination date to September 30, 1997. The remaining deposit associated with the swap was $3.7 million at December 31, 1996. The swap is an off balance sheet instrument.

27. COMMITMENTS AND CONTINGENCIES

 Loan Servicing

  As of December 31, 1996 and 1995 the Company was servicing loans for others, directly and through sub-servicing arrangements, totaling approximately $2.1 billion and $4.6 billion, respectively.

  Related fiduciary funds held in trust for investors in non-interest bearing accounts totaled $1.3 million and $36.1 million at December 31, 1996 and 1995, respectively. These funds are segregated in special bank accounts and are held as deposits at SPTL.

 Sales of Loans and Servicing Rights

  In the ordinary course of business, the Company is exposed to liability under representations and warranties made to purchasers and insurers of mortgage loans and the purchasers of servicing rights. Under certain circumstances, the Company is required to repurchase mortgage loans if there has been a breach of representations or warranties.

  During the year ended December 31, 1996, the Company retained servicing rights on $35.1 million of mortgage loans sold through traditional secondary market channels and $1.3 billion on loans and leases sold through securitizations. Additionally, the Company released servicing rights to the purchasers on $627.0 million of mortgage loans sold. During the year ended December 31, 1995, the Company retained servicing rights on $794.9 million of mortgage loans sold, and released servicing rights to the purchasers on $1.1 billion of mortgage loans sold. During the year ended December 31, 1994, the Company retained servicing rights on $3.7 billion of mortgage loans sold and released servicing rights to the purchasers on $721.4 million.

                       IMPERIAL CREDIT INDUSTRIES, INC.

 Loan Commitments

  As of December 31, 1996 and 1995, the Company had unfunded open loan commitments (excluding ICIFC) amounting to $642.8 million and $93.7 million, respectively, to fund mortgage loan applications in process subject to credit approval. There is no exposure to credit loss in this type of commitment until the loans are funded. Interest rate risk is mitigated by the use of forward contracts to sell loans to investors.

  ICIFC establishes mortgage loan purchase commitments (master commitments) with sellers that, subject to certain conditions, entitle the seller to sell and obligate ICIFC to purchase a specified dollar amount of non-conforming mortgage loans over a period generally ranging from six months to one year. The terms of each master commitment specify whether a seller may sell loans to ICIFC on a mandatory, best efforts or optional basis, or a combination thereof. Master commitments generally do not obligate ICIFC to purchase loans at a specific price, but rather provide the seller with a future outlet for the sale of its originated loans based on ICIFC's quoted prices at the time of purchase.

  As of December 31, 1996 and December 31, 1995, ICIFC had outstanding short term master commitments with 68 and 18 sellers to purchase mortgage loans in the aggregate principal amount of $826.5 million and $241.0 million over periods ranging from six months to one year, of which $304.9 million and $35.7 million, respectively, had been purchased or committed to be purchased pursuant to rate locks. These rate-locks were made pursuant to master commitments, bulk rate-locks and other negotiated rate-locks. There is no exposure to credit loss in this type of commitment until the loans are funded, and interest rate risk associated with the short-term commitments is mitigated by the use of forward contracts to sell loans to investors.

 Forward Contracts

  The Company sold mortgage-backed securities through forward delivery contracts with major dealers in such securities, primarily through its former mortgage banking operations. At December 31, 1996 and 1995, the Company had $143.0 million and $279.2 million, respectively, in outstanding commitments to sell mortgage loans through mortgage-backed securities. Included in the outstanding commitments to sell mortgage loans through mortgage backed securities are commitments relating to ICIFC of $141.0 million and $86.7 million for December 31, 1996 and 1995, respectively. These commitments allow the Company to enter into mandatory commitments when the Company notifies the investor of its intent to exercise a portion of the forward delivery contracts.

  The Company was obligated under mandatory commitments to deliver loans to such investors at December 31, 1996 and 1995 in the amounts of $0 and $97.0 million, respectively.

  The credit risk of forward contracts relates to the counterparties' ability to perform under the contract. The Company evaluates counterparties based on their ability to perform prior to entering into any agreements.

  The Company regularly securitizes and sells fixed and variable-rate mortgage loans. To offset the effects of interest rate fluctuations on the value of its fixed-rate loans held for sale, the Company in certain cases will hedge its interest rate risk related to loans held for sale by selling U.S. Treasury securities short or in the forward market.

  As of December 31, 1996, the Company had open positions of $183.7 million related to the sales of United States Treasury securities in the forward market. At December 31, 1996, the Company's unrealized loss on open positions was $1.7 million.

                       IMPERIAL CREDIT INDUSTRIES, INC.

 Options

  The Company may purchase put options or write covered call options to hedge against adverse movements in the value of the loans held for sale portfolio.

  The Company will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

  The risk in writing a call option is that the Company gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in buying an option is that the Company pays a premium whether or not the option is exercised.

  The Company had $70.0 million and $20.0 million notional amount of written call option contracts outstanding at December 31, 1996 and 1995, respectively. The Company received $366,000 and $82,600 in premiums related to the options outstanding at December 31, 1996 and 1995, respectively. There were no option contracts exercised during the year.

 Lease Commitments

  Minimum rental commitments under all noncancelable operating leases at December 31, 1996 were as follows:

                                                                  (IN THOUSANDS)
1997.............................................................    $ 3,868
1998.............................................................      3,109
1999.............................................................      2,186
2000.............................................................      1,736
2001.............................................................      1,515
Thereafter.......................................................        443
                                                                     -------
  Total..........................................................    $12,857
                                                                     =======

  Rent expense for the years ended December 31, 1996, 1995 and 1994 was $4.2 million, $3.6 million, and $3.1 million, respectively.

 Legal Proceedings

  The predecessor entity to FMAC, and an officer of such entity and of FMAC, among others, are named as defendants in De Wald et al. vs. Knyal et al. filed on November 15, 1996 in the Los Angeles Superior Court. The complaint seeks an accounting, monetary and punitive damages for alleged breach of contract, breach of fiduciary duty, breach of implied covenant of good faith and fair dealing and fraud arising from an alleged business relationship. The Company has not been named as a defendant in this lawsuit.

  On September 6, 1996, a former employee filed suit against the Company in Sanders vs. ICII, filed in the U.S. District Court for the Middle District of Florida, alleging sexual harassment and sexual discrimination. The complaint seeks compensatory damages, non-economic damages and punitive damages as a result of the alleged misconduct. Discovery has only recently commenced, but the Company believes the claims to be invalid.

  The Company is a defendant in Fortune Mortgage Corporation et al. vs. ICII et al., filed in Orange County Superior Court on March 5, 1997. The complaint alleges breach of contract, breach of implied covenant of good

                       IMPERIAL CREDIT INDUSTRIES, INC.

faith and fair dealing, negligent misrepresentation, fraud, conspiracy to commit fraud, aiding and abetting fraud, contractual indemnity and reimbursement, money had and received, and unjust enrichment arising from the Company's sale of a group of loan production offices to plaintiffs. The plaintiffs seek rescission, restitution and general, specific and/or consequential damages, and also exemplary and punitive damages as relate to the claims regarding fraud. The plaintiffs are seeking approximately $3.5 million in general damages and approximately $10.0 million in punitive damages.

  In Agoura Willow Creek, Ltd. vs. SPTL, filed on February 27, 1997, the plaintiff seeks damages of approximately $3.6 million from SPTL for alleged breach of written contract and breach of fiduciary duty arising out of a loan commitment agreement.

  The Company is involved in additional litigation arising in the normal course of business.

  All of the above referenced actions are being actively defended and although the ultimate outcome can not be estimated, management believes based in part upon the advice of legal counsel, none of these proceedings will have a material effect on the Company's financial condition or results of operations.

28. FAIR VALUE OF FINANCIAL INSTRUMENTS

  FASB Statement 107, "Disclosures about Fair Values of Financial Instruments," ("SFAS 107") requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Such instruments include securities, loans receivable, time deposits and various off-balance sheet items. Because no market exists for a portion of the Company's loans held for investment and securitization related assets, fair value estimates are based on judgments regarding credit risk, investor expectation of future economic conditions, normal cost of administration and other risk characteristics, including interest rate and prepayment risk. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  In addition, the fair value estimates presented do not include the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and interest bearing deposits: The carrying values reported in the consolidated balance sheet approximate fair values due to the short-term nature of the assets.

  Investment Securities: The carrying value reported on the consolidated balance sheet is the fair value, based on quoted market prices.

  Investment in Federal Home Loan Bank stock: The carrying value reported in the consolidated balance sheet approximates fair value.

  Capitalized excess servicing fees receivable: The carrying value reported in the consolidated balance sheet approximates fair value. The fair value was estimated by discounting future cash flows using rates that an unaffiliated third-party purchaser would require on instruments with similar terms and remaining maturities.

  Purchased and originated servicing rights: The carrying value reported in the consolidated balance sheet approximates fair value.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  Retained interest in loan and lease securitizations: The carrying value reported in the consolidated balance sheet approximates fair value. The fair value was estimated by discounting future cash flows using rates that an unaffiliated third-party purchaser would require on instruments with similar terms and remaining maturities.

  Interest-only and residual certificates: Fair value is determined using estimated discounted future cash flows taking into consideration anticipated prepayment rates and loss experience.

  Loans held for sale: Fair value of the Company's portfolio of loans held for sale is based on forward delivery contract prices or quoted market prices.

  Loans held for investment: The fair value of the loan portfolio is generally estimated by discounting expected future cash flows at an estimated market rate of interest. A market rate of interest is estimated based on the AAA Corporate Bond Rate, adjusted for credit risk and the Company's cost to administer such loans.

  Expected future cash flows are estimated using maturity dates for performing loans, with cash flows on non-performing loans estimated on an individual basis. For non-performing and potential problem loans secured by real property, estimated fair value has been determined on an individual basis, considering the value of the collateral as determined by a current third party appraisal and estimated foreclosure, holding and selling costs. For consumer loans, market rates of interest are based on current market rates charged for these loans.

  Deposits: Fair values disclosed are estimated by discounting the expected cash flows at current market rates over expected maturities.

  Borrowings from Imperial Bank: The carrying value reported in the consolidated balance sheet approximates fair value, due to the short-term nature of the borrowing.

  Borrowings from Federal Home Loan Bank: The carrying value reported in the consolidated balance sheet approximates fair value, due to the relatively short term maturities, and the variable interest rates on the borrowings.

  Other borrowings: The carrying value reported in the consolidated balance sheet approximates fair value, due to the variable interest rates on the borrowings.

  Bonds: The carrying value reported in the consolidated balance sheet approximates fair value.

  Senior Notes: Fair values of the Company's Senior Notes are based on quoted market prices of the notes.

  Convertible subordinated debentures: Fair values of SPFC's convertible subordinated debentures are based on quoted market prices of the notes.

  Off-balance sheet instruments: Fair values of the Company's mandatory forward commitments and mortgage loan applications in process are based on quoted market prices of the related loans. The fair value of the options approximate the unamortized premium. Fair values of loan commitments to extend credit are based on fees currently charged to enter into similar agreements. Fair values of the Company's interest rate swaps are based on quoted market prices.

                        IMPERIAL CREDIT INDUSTRIES, INC.

  The estimated fair values of the Company's financial instruments are as follows:

                                         1996                    1995
                                 ----------------------  ---------------------
                                  CARRYING   ESTIMATED    CARRYING  ESTIMATED
                                   AMOUNT    FAIR VALUE    AMOUNT   FAIR VALUE
                                 ----------  ----------  ---------- ----------
                                               (IN THOUSANDS)
ASSETS:
Cash............................ $   74,247  $   74,247  $   39,166 $   39,166
Interest bearing deposits.......      3,369       3,369     267,776    267,776
Investment in Federal Home Loan
 Bank stock.....................     17,152      17,152      22,750     22,750
Investment securities...........     91,204      91,204       5,963      5,963
Loans held for sale.............    940,096     954,299   1,341,810  1,345,509
Loans held for investment, net..  1,068,599   1,081,053     668,771    672,025
Purchased and originated
 servicing rights...............     14,887      14,887      18,428     18,428
Capitalized excess servicing
 fees receivable................     23,142      23,142      33,181     33,181
Retained interest in loan and
 lease securitizations..........     42,640      42,640      14,251     14,251
Interest only and residual
 certificates...................     87,017      87,017      10,840     10,840
LIABILITIES:
Deposits........................ $1,069,184  $1,069,624  $1,092,989 $1,095,287
Borrowings from Imperial Bank...        --          --        5,000      5,000
Borrowings from Federal Home
 Loan Bank......................    140,500     140,500     190,000    190,000
Other borrowings................    694,352     694,352     875,815    875,815
Bonds...........................        --          --      111,995    111,995
Senior notes....................     88,209      93,150      80,472     76,610
Convertible subordinated
 debentures.....................     75,000      75,000         --         --
OFF BALANCE SHEET ITEMS:
Mortgage loan applications in
 process........................ $      --   $      --   $      --  $    1,708
Mandatory forward commitments...        --          --          --        (930)
Options.........................        366         366          83         83
Loan commitments................        --          866         --       3,641
Interest rate swap..............        --        1,166         --         --
Forward treasury contracts......     (1,700)     (1,700)        --         --

                        IMPERIAL CREDIT INDUSTRIES, INC.

29. SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                 THREE MONTHS ENDED
                                      ------------------------------------------
                                      MARCH 31 JUNE 30  SEPTEMBER 30 DECEMBER 31
                                      -------- -------  ------------ -----------
                                          (IN THOUSANDS, EXCEPT SHARE DATA)
Year ended December 31, 1996
  Gain on sale of loans.............. $21,711  $19,166    $28,640      $18,639
  Net interest income................  12,737   13,405     22,163       24,130
  Gain (loss) on sale of servicing...   8,065     (257)       --          (217)
  Other revenues.....................   3,212   65,843      2,987       26,482
  Provision for loan losses..........   1,500    2,025      2,617        3,631
  Other expenses.....................  27,168   20,652     24,924       26,305
  Net income.........................   8,616   43,041      9,433       14,894
  Income per share:
    Primary.......................... $  0.24  $  1.11    $  0.23      $  0.38
    Fully diluted.................... $  0.24  $  1.11    $  0.23      $  0.37
Year ended December 31, 1995
  Gain on sale of loans.............. $ 6,229  $ 8,794    $14,929      $ 9,605
  Net interest income................   4,834    6,000      7,947       14,973
  Gain on sale of servicing..........   2,426      496        --           656
  Other revenues.....................   3,081    2,350      2,283        6,156
  Provision for loan losses..........     900    1,700      1,350        1,500
  Other expenses.....................  12,283   12,808     16,384       19,705
  Net income.........................   1,958    1,832      4,311        6,092
  Income per share:
    Primary.......................... $  0.06  $  0.06    $  0.12      $  0.17
    Fully diluted.................... $  0.06  $  0.05    $  0.12      $  0.17

30. SELECTED FINANCIAL INFORMATION OF SUBSIDIARIES

  The following represents summarized financial information with respect to the operations of SPTL, a significant wholly-owned subsidiary of ICII.

                                                 AS OF AND FOR THE YEAR ENDED
                                                         DECEMBER 31,
                                               --------------------------------
 SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION     1996       1995       1994
 --------------------------------------------  ---------- ---------- ----------
                                                        (IN THOUSANDS)
Total assets.................................. $1,384,008 $1,432,554 $1,367,130
Deposits......................................  1,072,266  1,093,250    946,860
Borrowings from Federal Home Loan Bank........    140,500    190,000    295,000
Equity........................................    144,798    126,599    108,845
Interest income...............................    131,184    103,112     81,751
Interest expense..............................     73,141     70,819     52,961
Operating income..............................     15,149     17,790     10,215
Operating expense.............................     21,846     13,942     15,597
Provision for loan losses.....................      8,938      5,450      5,150
Income before taxes...........................     42,408     30,691     18,259
Net income....................................     24,399     17,753     10,534

                       IMPERIAL CREDIT INDUSTRIES, INC.

  The following represents summarized consolidating financial information as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 with respect to the operations of ICII and its wholly owned and majority owned subsidiaries. On January 17, 1997, the Company sold $200 million of 9 7/8% Senior Notes. The 9 7/8% Senior Notes are guaranteed by two of the Company's wholly-owned subsidiaries IBC and ICAI (the "Other Guarantor Subsidiaries"), and the Company's 66 2/3% owned subsidiary, FMAC.

                          CONSOLIDATING BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                                                OTHER         NON-
                                              GUARANTOR    GUARANTOR
                            ICII     FMAC    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------- --------  ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
         ASSETS
         ------
Cash....................  $  5,213 $    --     $  7,973    $   64,926   $  (3,865)   $   74,247
Interest bearing
 deposits...............       --     2,594         163           --          612         3,369
Investments in Federal
 Home Loan Bank stock...       --       --          --         17,152         --         17,152
Investment and trading
 securities.............     8,802   39,349         887        35,824        (566)       84,296
Loans held for sale.....     4,839   98,915       8,547       853,023     (25,228)      940,096
Loans held for
 investment, net........    34,505      --       86,214       948,567        (687)    1,068,599
Purchased and originated
 servicing rights.......       --       --          637        14,250         --         14,887
Capitalized excess
 servicing fees
 receivable.............       --       --          --         23,142         --         23,142
Retained interest in
 loan and lease
 securitizations........       --     6,908      19,646        22,994         --         49,548
Interest-only and
 residual certificates..       --       --          --         87,017         --         87,017
Accrued interest on
 loans..................     1,425      560         --         11,862         --         13,847
Premises and equipment,
 net....................     4,922    1,162         404         5,954         --         12,442
Other real estate owned,
 net....................     3,508      --          --          8,706         --         12,214
Investment in
 subsidiaries...........   269,651      --          --            --     (269,651)          --
Goodwill................       --     4,332      14,115        20,044         --         38,491
Other assets............    96,746  (11,372)    (15,385)      (36,855)     (1,842)       31,292
                          -------- --------    --------    ----------   ---------    ----------
 Total assets...........  $429,611 $142,448    $123,201    $2,076,606   $(301,227)   $2,470,639
                          ======== ========    ========    ==========   =========    ==========
     LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Deposits................  $    --  $    --     $    --     $1,072,266   $  (3,082)   $1,069,184
Borrowings from Federal
 Home Loan Bank.........       --       --          --        140,500         --        140,500
Other borrowings........    15,363  125,240      88,768       480,103     (15,122)      694,352
Senior notes............    88,209      --          --            --          --         88,209
Convertible subordinated
 debentures.............       --       --          --         75,000         --         75,000
Minority interest in
 consolidated
 subsidiaries...........    45,149      --          --            --        9,787        54,936
Other liabilities.......    41,382    2,751       9,222        68,854     (13,259)      108,950
                          -------- --------    --------    ----------   ---------    ----------
Total liabilities.......   190,103  127,991      97,990     1,836,723     (21,676)    2,231,131
                          -------- --------    --------    ----------   ---------    ----------
Shareholders' equity:
Preferred stock.........       --       --          --          9,143      (9,143)          --
Common stock............   145,521    5,792      21,501       134,590    (161,883)      145,521
Retained earnings.......    88,977    8,665       3,525        96,150    (108,340)       88,977
Unrealized gain on
 securities available
 for sale...............     5,010      --          185           --         (185)        5,010
                          -------- --------    --------    ----------   ---------    ----------
 Total shareholders'
 equity.................   239,508   14,457      25,211       239,883    (279,551)      239,508
                          -------- --------    --------    ----------   ---------    ----------
 Total liabilities and
 shareholders' equity...  $429,611 $142,448    $123,201    $2,076,606   $(301,227)   $2,470,639
                          ======== ========    ========    ==========   =========    ==========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                         CONSOLIDATING INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996

                                              OTHER         NON-
                                            GUARANTOR    GUARANTOR
                           ICII     FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------- ------------ ------------ ------------ ------------
                                                    (IN THOUSANDS)
REVENUE:
Gain on sale of loans...  $  (937) $18,671   $ 2,617      $ 67,419     $    386     $ 88,156
                          -------  -------   -------      --------     --------     --------
Interest income.........   14,877   16,130     3,811       177,833       (5,180)     207,471
Interest expense........   16,696   14,489     1,901       112,692      (10,742)     135,036
                          -------  -------   -------      --------     --------     --------
Net interest income.....   (1,819)   1,641     1,910        65,141        5,562       72,435
Provision for loan
 losses.................      --       --        --          9,625          148        9,773
                          -------  -------   -------      --------     --------     --------
  Net interest income
   after provision for
   loan loss............   (1,819)   1,641     1,910        55,516        5,414       62,662
                          -------  -------   -------      --------     --------     --------
Loan servicing income...   (3,706)   1,191     3,095        10,253       (9,153)       1,680
Gain (loss) on sale of
 servicing rights.......    6,249      --        --            --         1,342        7,591
Gains on sale of SPFC
 stock..................   82,690      --        --            --           --        82,690
Dividends received from
 subsidiaries...........    6,200      --        --            --        (6,200)         --
Other income............      741       63     3,214         6,099        4,037       14,154
                          -------  -------   -------      --------     --------     --------
  Total other income....   92,174    1,254     6,309        16,352       (9,974)     106,115
                          -------  -------   -------      --------     --------     --------
  Total revenues........   89,418   21,566    10,836       139,287       (4,174)     256,933
                          -------  -------   -------      --------     --------     --------
EXPENSES:
Personnel expense.......    8,757    8,270     2,997        28,567         (236)      48,355
Amortization of PMSRs
 and OMSRs..............      402      --        106           613          --         1,121
Occupancy expense.......    1,994      310       229         2,042           78        4,653
Data processing expense.    1,094       49        62           958          --         2,163
Net expenses of other
 real estate owned......    4,969      --        --            765        1,280        7,014
General, administrative
 and other expense......   13,652    3,613     3,583        14,264          631       35,743
                          -------  -------   -------      --------     --------     --------
  Total expenses........   30,868   12,242     6,977        47,209        1,753       99,049
                          -------  -------   -------      --------     --------     --------
Income before income
 taxes, minority
 interest, deferred
 inter-company gains and
 extraordinary item.....   58,550    9,324     3,859        92,078       (5,927)     157,884
Income taxes............   28,830      --      1,606        39,135          303       69,874
                          -------  -------   -------      --------     --------     --------
Income before minority
 interest, deferred
 inter-company expense
 and extraordinary item.   29,720    9,324     2,253        52,943       (6,230)      88,010
Minority interest in of
 consolidated
 subsidiaries...........   12,026      --        --            --           --        12,026
                          -------  -------   -------      --------     --------     --------
Income before deferred
 inter-company expense..   17,694    9,324     2,253        52,943       (6,230)      75,984
Deferred inter-company
 expense, net of income
 taxes..................   (1,383)     --        --            --         1,383          --
Income before equity in
 undistributed income of
 subsidiaries...........   19,077    9,324     2,253        52,943       (7,613)      75,984
Equity in undistributed
 income of subsidiaries.   56,907      --        --            --       (56,907)         --
                          -------  -------   -------      --------     --------     --------
Net income..............  $75,984  $ 9,324   $ 2,253      $ 52,943     $(64,520)    $ 75,984
                          =======  =======   =======      ========     ========     ========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1996

                                                  OTHER         NON-
                                                GUARANTOR    GUARANTOR
                           ICII       FMAC     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ---------  ---------  ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities............. $ 141,655  $  87,449   $  28,499    $(284,920)   $  21,235    $  (6,082)
                         ---------  ---------   ---------    ---------    ---------    ---------
Cash flows from
 investing activities:
 Net change in interest
  bearing deposits......       --      (2,594)       (163)     267,800         (636)     264,407
 Proceeds of sales of
  servicing rights......    31,799        --          --           --       (21,788)      10,011
 Purchase of securities
  available for sale....       --     (41,704)       (887)         --        (5,962)     (48,553)
 Net change in loans
  held for investment...    (5,310)       --      (86,213)     (37,354)     101,226      (27,651)
 Cash utilized for
  acquisitions..........       --         --      (20,020)         --           --       (20,020)
 Purchase of Trading
  Securities............       --         --          --       (25,180)         --       (25,180)
 Net change in
  investment in
  Subsidiaries..........  (155,759)       --          --           --       155,759          --
 Other, net.............     3,762     (5,573)       (524)        (852)       4,545        1,358
                         ---------  ---------   ---------    ---------    ---------    ---------
Net cash (used in)
 provided by investing
 activities.............  (125,508)   (49,871)   (107,807)     204,414      233,144      154,372
                         ---------  ---------   ---------    ---------    ---------    ---------
Cash flows from
 financing activities:
 Net change in deposits.       --         --          450      (20,984)      (3,271)     (23,805)
 Advances from Federal
  Home Loan Bank........       --         --          --       434,000          --       434,000
 Repayments of advances
  from Federal Home Loan
  Bank..................       --         --          --      (483,500)         --      (483,500)
 Proceeds from
  convertible
  subordinated
  debentures............       --         --          --        72,162          --        72,162
 Net change in other
  borrowings............  (196,363)    55,603      88,768       49,663     (184,134)    (186,463)
 Proceeds from sale of
  SPFC stock............    64,625        --          --           --           --        64,625
 Proceeds from issuance
  of common stock.......    59,228        --          --        53,798      (53,798)      59,228
 Repayment of Bonds.....       --    (111,995)        --           --           --      (111,995)
 Net change in minority
  interest..............    43,697        --          --           --         9,787       53,484
 Other, net.............     9,286     19,088         --         7,312      (26,631)       9,055
                         ---------  ---------   ---------    ---------    ---------    ---------
Net cash (used in)
 provided by financing
 activities.............   (19,527)   (37,304)     89,218      112,451     (258,047)    (113,209)
                         ---------  ---------   ---------    ---------    ---------    ---------
 Net change in cash.....    (3,380)       274       9,910       31,945       (3,668)      35,081
 Cash at beginning of
  period................     8,593       (445)     (1,937)      32,981          (26)      39,166
                         ---------  ---------   ---------    ---------    ---------    ---------
 Cash at end of period.. $   5,213  $    (171)  $   7,973     $ 64,926    $  (3,694)   $  74,247
                         =========  =========   =========    =========    =========    =========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                          CONSOLIDATING BALANCE SHEET

                            AS OF DECEMBER 31, 1995

                                                OTHER         NON-
                                              GUARANTOR    GUARANTOR
                            ICII     FMAC    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------- --------  ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
         ASSETS
         ------
Cash....................  $  8,593 $    526    $(1,937)    $   32,981   $    (997)   $   39,166
Interest bearing
 deposits...............       --       --         --         267,776         --        267,776
Investments in Federal
 Home Loan Bank stock...       --       --         --          22,750         --         22,750
Securities available for
 sale, at market........     5,963      --         --             --          --          5,963
Loans held for sale.....   180,232  181,254        --       1,129,576    (149,252)    1,341,810
Loans held for
 investment, net........    29,195      --         --         541,390      98,186       668,771
Purchased and originated
 servicing rights.......    13,718      --         743          3,967         --         18,428
Capitalized excess
 servicing fees
 receivable.............     7,259      --         --          26,129        (207)       33,181
Retained interest in
 loan and lease
 securitizations........     1,420      --         220         10,377       2,234        14,251
Interest-only and
 residual certificates..       --       --         --          22,469     (11,629)       10,840
Accrued interest on
 loans..................       449    1,108         19         10,067      (1,479)       10,164
Premises and equipment,
 net....................     8,574      235         16          2,544         --         11,369
Other real estate owned,
 net....................     2,419      --         --           4,760         --          7,179
Investment in
 subsidiaries...........   135,316      --         --             --     (135,316)          --
Goodwill................       --     4,226        --          16,024          96        20,346
Other assets............    19,991    1,699      4,756         11,591         604        38,641
                          -------- --------    -------     ----------   ---------    ----------
 Total assets...........  $413,129 $189,048    $ 3,817     $2,102,401   $(197,760)   $2,510,635
                          ======== ========    =======     ==========   =========    ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Deposits................  $    --  $    --     $  (450)    $1,093,250   $     189    $1,092,989
Borrowings from Imperial
 Bank...................     5,000      --         --             --          --          5,000
Borrowings from Federal
 Home Loan Bank.........       --       --         --         190,000         --        190,000
Other borrowings........   206,726   69,637        --         655,504     (56,052)      875,815
Bonds...................       --   111,995        --             --          --        111,995
Senior notes............    80,472      --         --             --          --         80,472
Minority interest in
 consolidated
 subsidiaries...........     1,452      --         --             --          --          1,452
Other liabilities.......    25,377    3,643      1,996         23,285       4,509        58,810
                          -------- --------    -------     ----------   ---------    ----------
   Total liabilities....   319,027  185,275      1,546      1,962,039     (51,354)    2,416,533
                          -------- --------    -------     ----------   ---------    ----------
Shareholders' equity:
Preferred stock.........       --       --         --           1,015      (1,015)          --
Common stock............    51,981    4,432      1,000         81,251     (86,683)       51,981
Retained earnings
 (accumulated deficit)..    38,910     (659)     1,271         58,096     (58,708)       38,910
Unrealized gain on
 securities available
 for sale...............     3,211      --         --             --          --          3,211
                          -------- --------    -------     ----------   ---------    ----------
 Total shareholders'
 equity.................    94,102    3,773      2,271        140,362    (146,406)       94,102
                          -------- --------    -------     ----------   ---------    ----------
 Total liabilities and
 shareholders' equity...  $413,129 $189,048    $ 3,817     $2,102,401   $(197,760)   $2,510,635
                          ======== ========    =======     ==========   =========    ==========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                         CONSOLIDATING INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1995

                                               OTHER         NON-
                                             GUARANTOR    GUARANTOR
                            ICII     FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          --------  ------  ------------ ------------ ------------ ------------
                                                    (IN THOUSANDS)
REVENUE
Gain on sale of loans...  $ 12,999  $  --      $1,803      $ 36,051     $(11,296)    $ 39,557
                          --------  ------     ------      --------     --------     --------
Interest income.........    15,677   1,929         76       108,666        3,134      129,482
Interest expense........    20,900   1,690         17        76,018       (2,897)      95,728
                          --------  ------     ------      --------     --------     --------
Net interest income.....    (5,223)    239         59        32,648        6,031       33,754
Provision for loan
 losses.................       --      --         --          5,450          --         5,450
                          --------  ------     ------      --------     --------     --------
  Net interest income
   after provision for
   loan loss............    (5,223)    239         59        27,198        6,031       28,304
                          --------  ------     ------      --------     --------     --------
Loan servicing income...    14,007     318         27         6,352       (7,986)      12,718
Gain on sale of
 servicing rights.......     4,889      31        --            370       (1,712)       3,578
Other income............      (885)    --       2,465         2,676       (3,104)       1,152
                          --------  ------     ------      --------     --------     --------
  Total other income....    18,011     349      2,492         9,398      (12,802)      17,448
                          --------  ------     ------      --------     --------     --------
  Total revenues........    25,787     588      4,354        72,647      (18,067)      85,309
                          --------  ------     ------      --------     --------     --------
EXPENSES:
Personnel expense.......    20,281     356      1,606        12,433         (623)      34,053
Amortization of PMSRs
 and OMSRs..............     3,986     --         --          2,892       (2,892)       3,986
Occupancy expense.......     2,874      94         54           971          (89)       3,904
Data processing expense.     1,191     --           1           358          (89)       1,461
Net expense of other
 real estate owned......       191     --         --          1,706           16        1,913
General, administrative
 and other expense......     9,938     797        493         8,480       (3,845)      15,863
                          --------  ------     ------      --------     --------     --------
  Total expenses........    38,461   1,247      2,154        26,840       (7,522)      61,180
                          --------  ------     ------      --------     --------     --------
Income before income
 taxes, minority
 interest, deferred
 inter-company gains and
 extraordinary item.....   (12,674)   (659)     2,200        45,807      (10,545)      24,129
Income taxes............    (5,443)    --         929        19,212       (4,554)      10,144
                          --------  ------     ------      --------     --------     --------
(Loss) income before
 minority interest,
 deferred inter-company
 gains and extraordinary
 item...................    (7,231)   (659)     1,271        26,595       (5,991)      13,985
Minority interest in
 loss of consolidated
 subsidiaries...........      (208)    --         --            --           --          (208)
                          --------  ------     ------      --------     --------     --------
(Loss) income before
 deferred inter-company
 gains..................    (7,023)   (659)     1,271        26,595       (5,991)      14,193
Deferred inter-company
 gains, net of income
 taxes..................     1,710     --         --            --        (1,710)         --
(Loss) income before
 equity in undistributed
 income of subsidiaries.    (8,733)   (659)     1,271        26,595       (4,281)      14,193
Equity in undistributed
 income of subsidiaries.    22,926     --         --            --       (22,926)         --
                          --------  ------     ------      --------     --------     --------
Net income (loss).......  $ 14,193  $ (659)    $1,271      $ 26,595     $(27,207)    $ 14,193
                          ========  ======     ======      ========     ========     ========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1995

                                                  OTHER         NON-
                                                GUARANTOR    GUARANTOR
                           ICII      FMAC(1)   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ---------  ---------  ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
Net cash (used in)
 provided by operating
 activities............. $(258,380) $(181,915)   $ 22,543    $(894,836)    $138,885   $(1,173,703)
                         ---------  ---------    --------    ---------     --------   -----------
Cash flows from
 investing activities:
 Net change in interest
  bearing deposits......       --         --          --      (126,700)    (130,476)     (257,176)
 Proceeds of sales of
  servicing rights......    12,815      3,805         --         1,250       (5,055)       12,815
 Net change in loans
  held for investment...    51,784        --          --       493,749       21,160       566,693
 Cash utilized for
  aquisitions...........       --         --      (25,015)    (150,000)         --       (175,015)
 Net change in
  investment in
  Subsidiaries..........   (15,581)       --          --           --        15,581           --
 Other, net.............    (8,310)      (162)        (15)       1,356          775        (6,356)
                         ---------  ---------    --------    ---------     --------   -----------
Net cash provided by
 (used in) investing
 activities.............    40,708      3,643     (25,030)     219,655      (98,015)      140,961
                         ---------  ---------    --------    ---------     --------   -----------
Cash flows from
 financing activities:
 Net change in deposits.       --         --         (450)     146,390       12,428       158,368
 Advances from Federal
  Home Loan Bank........       --         --          --       347,000          --        347,000
 Repayments of advances
  from Federal Home Loan
  Bank..................       --         --          --      (452,000)         --       (452,000)
 Net change in other
  borrowings............   211,725     69,637         --       639,186      (39,733)      880,815
 Issuance of Bonds......       --     111,995         --           --           --        111,995
 Net change in minority
  interest..............       --         --          --           --           --            --
 Other, net.............     2,278     (3,805)      1,000        2,705       (1,352)          826
                         ---------  ---------    --------    ---------     --------   -----------
Net cash provided by
 (used in) financing
 activities.............   214,003    177,827         550      683,281      (28,657)    1,047,004
                         ---------  ---------    --------    ---------     --------   -----------
 Net change in cash.....    (3,669)      (445)     (1,937)       8,100       12,213        14,262
 Cash at beginning of
  period................    12,262        --          --        24,881      (12,239)       24,904
                         ---------  ---------    --------    ---------     --------   -----------
 Cash at end of period.. $   8,593  $    (445)    $(1,937)    $ 32,981     $    (26)  $    39,166
                         =========  =========    ========    =========     ========   ===========

--------

(1) For the period from June 30, 1995 (Inception) through December 31, 1995.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                         CONSOLIDATING INCOME STATEMENT

                       YEAR ENDED DECEMBER 31, 1994

                                              NON-
                                           GUARANTOR
                                  ICII    SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                                 -------  ------------ ------------ ------------
                                                 (IN THOUSANDS)
REVENUE
Gain on sale of loans..........  $  (397)   $19,417      $(10,392)    $ 8,628
                                 -------    -------      --------     -------
Interest income................    1,626     83,833        (2,676)     82,783
Interest expense...............    9,319     52,961          (606)     61,674
                                 -------    -------      --------     -------
Net interest income............   (7,693)    30,872        (2,070)     21,109
Provision for loan losses......      --       5,150           --        5,150
                                 -------    -------      --------     -------
  Net interest income after
   provision for loan losses...   (7,693)    25,722        (2,070)     15,959
                                 -------    -------      --------     -------
Loan servicing income..........   13,155         54         3,123      16,332
Gain on sale of servicing
 rights........................   30,028        --            809      30,837
Other income...................      708        370           (30)      1,048
                                 -------    -------      --------     -------
  Total other income...........   43,891        424         3,902      48,217
                                 -------    -------      --------     -------
  Total revenues...............   35,801     45,563        (8,560)     72,804
                                 -------    -------      --------     -------
EXPENSES:
Personnel expense..............   26,519      8,771        (1,813)     33,477
Occupancy expense..............    2,884        980          (465)      3,399
Net expenses of other real
 estate owned..................      --         969           --          969
FDIC insurance premiums........      --       2,170           --        2,170
General and administrative
 expense.......................   13,367      7,010         1,122      21,499
                                 -------    -------      --------     -------
  Total expenses...............   42,770     19,900        (1,156)     61,514
                                 -------    -------      --------     -------
(Loss) income before income
 taxes and extraordinary item..   (6,969)    25,663        (7,404)     11,290
Income taxes...................   (3,039)    10,797        (3,073)      4,685
                                 -------    -------      --------     -------
(Loss) income before
 extraordinary item............   (3,930)    14,866        (4,331)      6,605
Extraordinary item - repurchase
 of Senior Notes...............      919        --            --          919
Equity in undistributed income
 of subsidiaries...............   10,535        --        (10,535)        --
                                 -------    -------      --------     -------
Net income ....................  $ 7,524    $14,866      $(14,866)    $ 7,524
                                 =======    =======      ========     =======

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1994

                                            OTHER         NON-
                                          GUARANTOR    GUARANTOR
                           ICII     FMAC SUBSIDIARIES SUBSIDIARIES  ELIMINATIONS CONSOLIDATED
                         ---------  ---- ------------ ------------  ------------ ------------
                                                   (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities............. $ 114,536  $--      $--      $   844,565     $  2,478   $   961,579
                         ---------  ----     ----     -----------     --------   -----------
Cash flows from
 investing activities:
 Net change in interest
  bearing deposits......       --    --       --           79,400          --         79,400
 Proceeds of sale of
  servicing rights......    26,899   --       --              --           --         26,899
 Net change in loans
  held for investment...      (131)  --       --         (880,109)      (2,150)     (882,390)
 Purchase of servicing
  rights................   (14,478)  --       --              --          (286)      (14,764)
 Net change in
  investment in
  Subsidiaries..........   (25,000)  --       --              --        25,000           --
 Other, net.............    (4,949)  --       --              429       (1,263)       (5,783)
                         ---------  ----     ----     -----------     --------   -----------
Net cash (used in)
 provided by investing
 activities.............   (17,659)  --       --         (800,280)      21,301      (796,638)
                         ---------  ----     ----     -----------     --------   -----------
Cash flows from
 financing activities:
 Net change in deposits.       --    --       --          (58,311)      (8,536)      (66,847)
 Advances from Federal
  Home Loan Bank........       --    --       --          988,000          --        988,000
 Repayments of advances
  from Federal Home Loan
  Bank..................       --    --       --       (1,013,000)         --     (1,013,000)
 Net change in other
  borrowings............  (167,611)  --       --           25,000      (25,000)     (167,611)
 Proceeds from offering
  of Senior Notes.......    88,593   --       --              --           --         88,593
 Net change in minority
  interest..............       --    --       --              --           --            --
 Other, net.............    (6,449)  --       --           (1,472)       1,472        (6,449)
                         ---------  ----     ----     -----------     --------   -----------
Net cash (used in)
 provided by financing
 activities.............   (85,467)  --       --          (59,783)     (32,064)     (177,314)
                         ---------  ----     ----     -----------     --------   -----------
 Net change in cash.....    11,410   --       --          (15,498)      (8,285)      (12,373)
 Cash at beginning of
  period................       852   --       --           40,379       (3,954)       37,277
                         ---------  ----     ----     -----------     --------   -----------
 Cash at end of period.. $  12,262  $--      $--      $    24,881     $(12,239)  $    24,904
                         =========  ====     ====     ===========     ========   ===========

                       IMPERIAL CREDIT INDUSTRIES, INC.

31. SPTL REGULATORY MATTERS

  In August 1989, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, ("FIRREA") was enacted. This legislation was adopted in order to reform the regulation and supervision of financial institutions. Additionally legislation was adopted in 1991 with the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). FDICIA provided for increased funding for Federal Deposit Insurance Commission ("FDIC") deposit insurance and for expanded regulation of financial institutions. Specifically, FDICIA requires the federal regulations to take prompt corrective action with respect to depository institutions which do not meet the minimum capital requirements. FDICIA established five capital ratio categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized."

  A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating and may be reclassified to a lower category by action based on other supervisory criteria. For an institution to be well capitalized it must have a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a leverage ratio of at least 5% and not be subject to any specific capital order or directive. At December 31, 1996, SPTL was categorized as well capitalized.

 Restrictions on Availability of Funds from SPTL

  Under the California industrial loan law, a thrift and loan may declare dividends on its capital stock only if it has at least $750,000 of unimpaired capital stock plus additional capital stock of $50,000 for each branch office maintained. In addition, no distribution of dividends is permitted unless: (i) such distribution would not exceed a thrift and loan's retained earnings, (ii) any payment would not result in a violation of the approved minimum capital to thrift and loan certificate of deposit ratio and (iii) after giving effect to the distribution, either (y) the sum of a thrift and loan's assets (net of goodwill, capitalized research and development expenses and deferred charges) would be not less than 125% of its liabilities (net of deferred taxes, deferred income and other deferred credits), or (z) current assets would be not less than current liabilities (except that if a thrift and loan's average earnings before taxes for the last two fiscal years had been less than average interest expense, current assets must be not less than 125% of current liabilities). Subject to the above limitations, and according to SPTL's by-laws, at December 31, 1996, all of SPTL's capital and surplus in excess of $80.5 million is available for the payment of dividends.

  Additionally, SPTL generally may not make any loan to, or hold an obligation of, any of its directors or officers or any director or officer of its holding company or affiliates, except in specified cases and subject to regulation by the California Commissioner of Corporations. In addition, SPTL may not make any loan to, or hold an obligation of, any of its shareholders or any shareholder of its holding company or affiliates, except that this prohibition does not apply to persons who own less than 10% of the stock of a holding company or an affiliate that is listed on a national securities exchange.

 Recent Development

  The California Department of Corporations and the Federal Deposit Insurance Commission ("FDIC") recently completed a joint examination of SPTL. As a result of such examination, SPTL entered into a joint memorandum of understanding with the FDIC and the California Department of Corporations. The memorandum of understanding requires certain measures to be taken in the areas of: (i) hiring and retention of management, (ii) adoption of systems to monitor and control risk, (iii) correction of certain violations of law, (iv) credit review and (v) enhancement of other operational policies. SPTL does not believe that the memorandum of understanding will have a material adverse effect on the Company.

                       IMPERIAL CREDIT INDUSTRIES, INC.

  In the event that SPTL fails to comply with the memorandum of understanding, SPTL and its affiliates, officers and directors could be subject to various enforcement actions, including cease and desist orders, criminal and civil penalties, removal from office, termination of deposit insurance or the revocation of SPTL's charter. Any such enforcement action could have a material adverse effect on the Company. Management believes SPTL has complied fully with the terms of the memorandum of understanding at December 31, 1996.

  SPTL is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary-- actions by regulators that, if undertaken, could have a direct material effect on SPTL's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, SPTL must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. SPTL's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require SPTL to maintain minimum amounts and ratios, set forth in the table below, of total and Tier I capital to risk-weighted assets and Tier I capital to average assets. Management believes, as of December 31, 1996, that SPTL meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the FDIC categorized SPTL as well capitalized under the regulatory framework for prompt and corrective action. To be categorized as well capitalized SPTL must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

  The following table presents SPTL's actual capital ratios and the corresponding minimum and well capitalized capital ratio requirements under the (i) California Leverage limitation, (ii) FDIC Risk-based Capital and Tier 1 Capital regulations, and (iii) the FDIC Leverage ratio regulation as of December 31, 1996.

                                                                       WELL
                                                     MINIMUM       CAPITALIZED
                                      ACTUAL       REQUIREMENT     REQUIREMENT
                                  --------------  --------------  --------------
                                   AMOUNT  RATIO   AMOUNT  RATIO   AMOUNT  RATIO
                                  -------- -----  -------- -----  -------- -----
                                             (DOLLARS IN THOUSANDS)
California Leverage Limitation... $144,798 13.50% $ 53,613 5.00%  $    --    --
Risk-based Capital...............  145,018 10.87%  106,715 8.00%   133,393 10.00%
Risk-based Tier 1 Capital........  129,497  9.71%   53,357 4.00%    80,036  6.00%
FDIC Leverage Ratio..............  129,497  9.35%   55,397 4.00%    69,247  5.00%

                        IMPERIAL CREDIT INDUSTRIES, INC.

32. IMPERIAL CREDIT INDUSTRIES, INC. (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                                                               (IN THOUSANDS)
                           ASSETS
                           ------
Cash......................................................... $  5,213 $  8,593
Securities available for sale................................    8,802    5,963
Loans held for sale..........................................    4,839  180,232
Loans held for investment, net...............................   34,505   29,195
Premises and equipment, net..................................    4,922    8,574
Other real estate owned, net.................................    3,508    2,419
Capitalized excess servicing fees receivable.................      --     7,259
Retained interest in loan and lease securitizations..........      --     1,420
Investment in subsidiaries...................................  269,651  135,316
Purchased and originated servicing rights....................      --    13,718
Accrued interest on loans....................................    1,425      449
Other assets.................................................   96,746   19,991
                                                              -------- --------
    Total assets............................................. $429,611 $413,129
                                                              ======== ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------
Borrowings from Imperial Bank................................ $    --  $  5,000
Other borrowings.............................................   15,363  206,726
Senior notes.................................................   88,209   80,472
Minority interest in consolidated subsidiaries...............   45,149    1,452
Accrued interest payable.....................................    4,022    3,642
Income taxes payable.........................................   28,301    7,755
Other liabilities............................................    9,059   13,980
                                                              -------- --------
Total liabilities............................................  190,103  319,027
                                                              -------- --------
Shareholders' equity:
  Preferred stock, 8,000,000 shares authorized; none issued
   or outstanding............................................      --       --
  Common stock, no par value, authorized 40,000,000 shares;
   38,291,112 and 14,578,481 shares issued and outstanding at
   December 31, 1996 and 1995, respectively..................  145,521   51,981
  Retained earnings..........................................   88,977   38,910
  Unrealized gain on securities available for sale, net......    5,010    3,211
                                                              -------- --------
    Total shareholders' equity...............................  239,508   94,102
                                                              -------- --------
    Total liabilities and shareholders' equity............... $429,611 $413,129
                                                              ======== ========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                         CONDENSED STATEMENTS OF INCOME

                                                          DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
Revenues:
  (Loss) gain on sale of loans...................... $  (937) $12,999  $  (397)
                                                     -------  -------  -------
  Interest income...................................  14,877   15,677    1,626
  Interest expense..................................  16,696   20,900    9,319
                                                     -------  -------  -------
    Net interest expense............................  (1,819)  (5,223)  (7,693)
                                                     -------  -------  -------
  Loan servicing (expense) income...................  (3,706)  14,007   13,155
  Gain on sale of servicing rights..................   6,249    4,889   30,028
  Gains on sale of SPFC stock.......................  82,690      --       --
  Dividends received from subsidiaries..............   6,200      --       --
  Other income (loss)...............................     741     (885)     708
                                                     -------  -------  -------
    Total other income..............................  92,174   18,011   43,891
                                                     -------  -------  -------
  Total revenue.....................................  89,418   25,787   35,801
                                                     -------  -------  -------
Expenses:
  Personnel expense.................................   8,757   20,281   26,519
  Occupancy expense.................................   1,994    2,874    2,884
  Other expense.....................................  20,117   15,306   13,367
                                                     -------  -------  -------
    Total expenses..................................  30,868   38,461   42,770
                                                     -------  -------  -------
  Income (loss) before income taxes, minority
   interest, deferred inter-company gains and
   extraordinary item...............................  58,550  (12,674)  (6,969)
  Income taxes......................................  28,830   (5,443)  (3,039)
                                                     -------  -------  -------
  Income (loss) before minority interest, deferred
   inter-company gains and extraordinary item.......  29,720   (7,231)  (3,930)
  Minority interest in income (loss) of consolidated
   subsidiaries.....................................  12,026     (208)     --
  Deferred inter-company (expense) income, net of
   income taxes.....................................  (1,383)   1,710      --
                                                     -------  -------  -------
  Income (loss) before extraordinary item...........  19,077   (8,733)  (3,930)
  Extraordinary item--repurchase of Senior Notes....     --       --       919
                                                     -------  -------  -------
  Income (loss) before equity in undistributed
   income of subsidiaries...........................  19,077   (8,733)  (3,011)
  Equity in undistributed income of subsidiaries....  56,907   22,926   10,535
                                                     -------  -------  -------
    Net income...................................... $75,984  $14,193  $ 7,524
                                                     =======  =======  =======

                        IMPERIAL CREDIT INDUSTRIES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                       DECEMBER 31,
                                               -------------------------------
                                                 1996       1995       1994
                                               ---------  ---------  ---------
                                                      (IN THOUSANDS)
Net cash provided by (used in) operating
 activities................................... $ 141,655  $(258,380) $ 114,536
                                               ---------  ---------  ---------
Cash flows from investing activities:
  Proceeds from bulk sale of servicing rights.    31,799     12,815     26,899
  Purchase of servicing rights................       --      (8,128)   (14,478)
  Proceeds from sale of other real estate
   owned......................................     2,953        --         --
  Net change in loans held for investment.....    (5,310)    51,784       (131)
  Net change in investment in subsidiaries....  (155,759)   (15,581)   (25,000)
  Purchase of premises and equipment..........       809       (182)    (4,949)
                                               ---------  ---------  ---------
Net cash provided by (used in) investing
 activities                                     (125,508)    40,708    (17,659)
                                               ---------  ---------  ---------
Cash flows from financing activities:
  Net change in borrowings from Imperial Bank.    (5,000)     5,000    (20,000)
  Proceeds from issuance of 9 3/4% Senior
   Notes......................................       --         --      88,593
  Cash used to repurchase 9 3/4% Senior Notes.       --         --      (6,545)
  Proceeds from resale of 9 3/4% Senior Notes.     7,615        --         --
  Proceeds from sale of SPFC stock............    64,625        --         --
  Proceeds from issuance of common stock......    59,228        --         --
  Proceeds from exercise of stock options.....     1,671        826         96
  Net change in other borrowings..............  (191,363)   206,725   (147,611)
  Net change in minority interest.............    43,697      1,452        --
                                               ---------  ---------  ---------
Net cash (used in) provided by financing
 activities                                      (19,527)   214,003    (85,467)
                                               ---------  ---------  ---------
Net change in cash............................    (3,380)    (3,669)    11,410
Cash at beginning of year.....................     8,593     12,262        852
                                               ---------  ---------  ---------
Cash at end of year........................... $   5,213  $   8,593  $  12,262
                                               =========  =========  =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  The following information supplements the condensed statements of cash flows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                          1996    1995    1994
                                                        -------- ------- ------
                                                             (IN THOUSANDS)
Cash paid during the period for:
  Interest............................................. $ 16,315 $20,898 $5,679
Significant non-cash activities:
  Loans transferred to OREO............................ $  8,479 $ 2,419    --
  Loans transferred from held for sale to held for
   investment..........................................  197,141  83,398    --
  Servicing rights transferred from subsidiary.........      --    3,774    --
  Unrealized gain on securities available for sale,
   net.................................................    3,112   5,443    --
  Contribution of fixed assets to ICIFC................      --      525    --

 Sale of Residual Interests

  Effective December 31, 1996, ICII sold $46.9 million of residual interests to ICIFC. In connection therewith, ICII lent ICIFC 100% of the purchase price. This loan bears interest at a rate of 12% per annum, and is secured by the residual interests.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                         JUNE 30,  DECEMBER 31,
                                                           1997        1996
                                                        ---------- ------------
                        ASSETS
Cash..................................................  $   20,550  $   74,247
Interest bearing deposits.............................     241,285       3,369
Investment in Federal Home Loan Bank stock............       8,713      17,152
Trading securities, at market.........................      37,408      25,180
Securities available for sale, at market..............      45,134      59,116
Securities held to maturity...........................       2,647         --
Loans held for sale...................................     573,965     940,096
Loans held for investment, net........................   1,120,066   1,068,599
Purchased and originated servicing rights.............       6,504      14,887
Capitalized excess servicing fees receivable..........         --       23,142
Retained interest in loan and lease securitizations...      34,327      49,548
Interest-only and residual certificates...............         --       87,017
Accrued interest on loans.............................      13,489      13,847
Premises and equipment, net...........................       9,404      12,442
Other real estate owned, net..........................      16,954      12,214
Goodwill..............................................      47,683      38,491
Investment in Southern Pacific Funding Corporation....      54,941         --
Other assets..........................................      44,666      31,292
                                                        ----------  ----------
  Total assets........................................  $2,277,736  $2,470,639
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits..............................................  $1,260,991  $1,069,184
Borrowings from Federal Home Loan Bank................         --      140,500
Other borrowings......................................     358,129     694,352
Remarketed Par Securities.............................      70,000         --
Senior Notes..........................................     219,792      88,209
Convertible subordinated debentures...................         --       75,000
Accrued interest payable..............................      22,542      14,034
Accrued income taxes payable..........................      32,815      55,327
Minority interest in consolidated subsidiaries........       6,048      54,936
Other liabilities.....................................      43,389      39,589
                                                        ----------  ----------
  Total liabilities...................................   2,013,706   2,231,131
                                                        ----------  ----------
Shareholders' equity:
Preferred stock, 8,000,000 shares authorized; none
 issued or outstanding................................         --          --
Common stock, no par value. Authorized 80,000,000
 shares; 38,693,876 and 38,291,112 shares issued and
 outstanding at June 30, 1997 and December 31, 1996,
 respectively.........................................     147,208     145,521
Retained earnings.....................................     110,087      88,977
Unrealized gain on securities available for sale, net.       6,735       5,010
                                                        ----------  ----------
Total shareholders' equity............................     264,030     239,508
                                                        ----------  ----------
Total liabilities and shareholders' equity............  $2,277,736  $2,470,639
                                                        ==========  ==========

          See accompanying notes to consolidated financial statements.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               THREE MONTHS      SIX MONTHS
                                              ENDED JUNE 30,   ENDED JUNE 30,
                                              ---------------  ----------------
                                               1997    1996     1997     1996
                                              ------- -------  -------  -------
Revenue:
  Gain on sale of loans and leases........... $28,558 $19,166  $37,224  $40,877
  Interest on loans..........................  53,512  43,089   96,442   88,282
  Interest on investments....................   1,129     204    6,754    2,389
  Interest on other finance activities.......     734   1,067    1,391    3,209
                                              ------- -------  -------  -------
    Total interest income....................  55,375  44,360  104,587   93,880
  Interest expense...........................  31,652  30,955   60,056   67,738
                                              ------- -------  -------  -------
  Net interest income........................  23,723  13,405   44,531   26,142
  Provision for loan and lease losses........   5,736   2,025    8,606    3,525
                                              ------- -------  -------  -------
  Net interest income after provision for
   loan and lease losses.....................  17,987  11,380   35,925   22,617
                                              ------- -------  -------  -------
  Loan servicing income......................   2,170    (448)   3,450    1,562
  Gain on sale of servicing rights...........     --     (257)     --     7,808
  Gain on sale of SPFC stock.................     --   62,007    4,306   62,007
  Loss on sale of investment.................     --      --      (403)     --
  Equity in net income of Southern Pacific
   Funding Corporation.......................   6,678     --    12,931      --
  Other income...............................   2,112   4,284    4,367    5,485
                                              ------- -------  -------  -------
    Total other income.......................  10,960  65,586   24,651   76,862
                                              ------- -------  -------  -------
      Total revenue..........................  57,505  96,132   97,800  140,356
                                              ------- -------  -------  -------
Expenses:
  Personnel expense..........................  12,433  10,967   23,104   23,402
  Amortization of PMSR's and OMSR's..........     206     114      225      832
  Occupancy expense..........................     983     950    1,890    2,270
  Data processing expense....................     378     575      805      930
  Net expenses of other real estate owned....   3,480   1,218    4,237    3,986
  Professional services......................   3,615   2,535    6,203    3,681
  FDIC insurance premiums....................     --      --       --        45
  Telephone and other communications.........     754     619    1,183    1,525
  Restructuring provision--Exit from mortgage
   banking operations........................     --      --       --     3,800
  General and administrative expense.........   7,215   3,674   12,551    7,349
                                              ------- -------  -------  -------
    Total expenses...........................  29,064  20,652   50,198   47,820
                                              ------- -------  -------  -------
  Income before income taxes, minority
   interest and extraordinary item...........  28,441  75,480   47,602   92,536
  Income taxes...............................   9,866  30,868   17,843   37,769
  Minority interest in income of consolidated
   subsidiaries..............................   4,502   1,571    4,654    3,110
                                              ------- -------  -------  -------
  Income before extraordinary item...........  14,073  43,041   25,105   51,657
                                              ------- -------  -------  -------
  Extraordinary item--Loss on early
   extinguishment of debt, net of income
   taxes.....................................     --      --    (3,995)     --
                                              ------- -------  -------  -------
  Net income................................. $14,073 $43,041  $21,110  $51,657
                                              ======= =======  =======  =======
Primary and fully diluted income per share:
  Income before extraordinary item........... $  0.35 $  1.11  $  0.62  $  1.39
  Extraordinary item--Loss on early
   extinguishment of debt, net of income
   taxes.....................................     --      --     (0.10)     --
                                              ------- -------  -------  -------
  Net income per common share................ $  0.35 $  1.11  $  0.52  $  1.39
                                              ======= =======  =======  =======

          See accompanying notes to consolidated financial statements.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        SIX MONTHS ENDED
                                                   ----------------------------
                                                    JUNE 30, 1997 JUNE 30, 1996
                                                   -------------- -------------
Cash flows from operating activities:                     (IN THOUSANDS)
 Net income......................................    $  21,110      $  51,657
 Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
 Provision for loan and lease losses.............        8,606          3,525
 Restructuring provision -- Exit from mortgage
  banking operations.............................          --           3,800
 Depreciation....................................        2,278          1,958
 Amortization....................................        1,722          1,735
 Accretion of discount...........................       (1,391)        (3,209)
 Gain on sale of Southern Pacific Funding Corpo-
  ration stock...................................       (6,151)       (62,007)
 Gain on sale of servicing rights................          --          (7,808)
 Gain on sale of loans and leases................      (37,224)       (40,877)
 Equity in net earnings of Southern Pacific Fund-
  ing Corp.......................................      (12,931)           --
 Loss on sale of OREO............................        3,384          1,988
 Writedowns of other real estate owned...........          147          2,088
 Originations of loans held for sale.............     (623,300)      (940,600)
 Sales and collections on loans held for sale....    1,012,641      1,340,498
 Net change in retained interest in loan and
  lease securitizations..........................       15,221            --
 Net change in capitalized excess servicing......       23,142            --
 Net change in other assets......................        4,283        (18,858)
 Net change in other liabilities.................       88,991         23,430
                                                     ---------      ---------
Net cash provided by operating activities:             500,528        357,320
                                                     ---------      ---------
Cash flows from investing activities:
 Net change in interest bearing deposits.........     (237,916)       137,300
 Purchase of servicing rights....................          --          (4,500)
 Proceeds from sale of servicing rights..........          --          19,097
 Proceeds from sale of other real estate owned...        1,027          3,249
 Purchase of securities available for sale.......          --        (154,777)
 Sale of securities available for sale...........       15,176        242,238
 Purchase of securities held to maturity.........       (2,647)           --
 Net change in loans held for investment.........      (68,180)       (85,021)
 Purchases of premises and equipment.............       (3,130)        (2,759)
 Net change in investment in Southern Pacific
  Funding Corporation............................      (42,010)           --
 Proceeds from sale of SPFC stock................        6,151         36,362
 Sales of Federal Home Loan Bank stock...........        8,439            --
 Cash utilized for acquisitions..................      (14,699)           --
                                                     ---------      ---------
Net (used in) cash provided by investing activi-
 ties:                                                (337,789)       191,189
                                                     ---------      ---------
Cash flows from financing activities:
 Net change in deposits..........................      191,807       (103,765)
 Advances from Federal Home Loan Bank............       30,000        470,000
 Repayments of advances from Federal Home Loan
  Bank...........................................     (170,500)      (365,000)
 Net change in convertible subordinated deben-
  tures..........................................      (75,000)           --
 Net change in other borrowings..................     (335,994)      (465,848)
 Proceeds form offering of Senior Notes due 2007.      194,500            --
 Proceeds from offering of Remarketed Par Securi-
  ties...........................................       70,000            --
 Repayment of Senior Notes due 2004..............      (73,241)           --
 Sale of bonds...................................          --        (111,995)
 Net change in minority interest.................      (48,888)        37,509
 Issuance of common stock........................          --          59,229
 Proceeds from resale of Senior Notes............          --           7,615
 Proceeds from exercise of stock options.........          880          1,358
                                                     ---------      ---------
Net cash used in financing activities:                (216,436)      (470,897)
                                                     ---------      ---------
Net change in cash...............................      (53,697)        77,612
Cash at beginning of year........................       74,247         39,166
                                                     ---------      ---------
Cash at end of period............................    $  20,550      $ 116,778
                                                     =========      =========
Supplemental disclosure of cash flow information:
 Income taxes paid during the period.............    $  11,977      $   8,468
 Interest paid during the period.................       51,548         67,413

          See accompanying notes to consolidated financial statements.

                       IMPERIAL CREDIT INDUSTRIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. ORGANIZATION

  Imperial Credit Industries, Inc. (the "Company" or "ICII"), incorporated in 1986 in the State of California, is 23.9% owned by Imperial Bank. Since its initial capitalization in 1991 by Imperial Bank, the Company has transformed itself from a full service mortgage banking operation to a diversified commercial and consumer finance holding company.

  The consolidated financial statements include ICII, its wholly owned subsidiaries and a majority owned consolidated subsidiary (collectively the "Company"). The wholly owned operating subsidiaries include Southern Pacific Thrift and Loan Association ("SPTL"), Imperial Business Credit, Inc. ("IBC"), Imperial Credit Advisors, Inc. ("ICAI") and Auto Marketing Network, Inc. ("AMN"). The majority-owned consolidated subsidiary is Franchise Mortgage Acceptance Company, LLC ("FMAC"). FMAC is owned two-thirds by the Company and one-third by the President of FMAC. The Company also has a 47.0% ownership interest in Southern Pacific Funding Corporation ("SPFC") (NYSE: SFC). The Company accounts for this investment using the equity method of accounting. All material intercompany balances and transactions have been eliminated.

2. DECONSOLIDATION OF SOUTHERN PACIFIC FUNDING CORPORATION AND ICI FUNDING CORPORATION

  During the first quarter of 1997, the Company sold 370,000 shares of the common stock of Southern Pacific Funding Corporation ("SPFC") at $16.63 per share, generating net proceeds of $6.2 million, and resulting in a gain of $4.3 million, reducing its ownership of SPFC from 51.2% at December 31, 1996 to 49.4% at March 31, 1997. Therefore, the results of SPFC operations are now accounted for in the Company's financial statements under the equity method of accounting. The equity investment in SPFC is carried at cost adjusted for equity in SPFC's undistributed earnings. Deferred income taxes were provided for by the Company at the time of the sale of SPFC stock.

  During the first quarter of 1997, ICII disposed of its common stock interest in ICI Funding Corporation ("ICIFC"), a subsidiary engaged in mortgage conduit operations for Imperial Credit Mortgage Holdings ("ICMH"). At December 31, 1996, ICII owned 100% of the common stock of ICIFC which represented a 1% economic interest since ICMH (AMEX: IMH) a former subsidiary and now a separate publicly held mortgage real estate investment trust, owned all of the nonvoting preferred stock of ICIFC, which gave ICMH a 99% economic interest in ICIFC. The Company's disposal of its remaining economic interest in ICIFC concluded its exit from the original mortgage banking business. The Company did not receive any proceeds on the disposition of ICIFC common stock. The Company recorded a loss of approximately $90,000 on the disposition.

3. BASIS OF PRESENTATION

  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods presented. Actual results could differ significantly from those estimates. Prior year's consolidated financial statements have been reclassified to conform to the 1997 presentation.

                       IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)

4. NET INCOME PER SHARE INFORMATION

  Net income per common share is computed based on the weighted average number of shares outstanding during the periods presented plus common stock equivalents deemed to be dilutive. Common stock equivalents deemed to be dilutive were calculated based on the average price per share during the periods presented for primary net income per share and based on the ending stock price per share, if greater than the average stock price per share, for fully diluted net income per share for the periods presented. The number of shares used in the computations give retroactive effect to stock dividends and stock splits for all periods presented.

  The weighted average number of shares including common stock equivalents for the three months ended June 30, 1997 and 1996 was 40,789,101 and 38,904,088 for fully diluted income per share, respectively. The weighted average number of shares including common stock equivalents for the six months ended June 30, 1997 and 1996 was 40,781,613 and 37,176,202 for fully diluted income per share, respectively.

  The weighted average number of shares including common stock equivalents for the three months ended June 30, 1997 and 1996 was 40,622,579 and 38,846,540 for primary income per share, respectively. The weighted average number of shares including common stock equivalents for the six months ended June 30, 1997 and 1996 was 40,768,917 and 37,055,292 for primary income per share, respectively.

5. LOANS HELD FOR SALE

  Loans held for sale consisted of the following at June 30, 1997 and December 31, 1996: (In thousands)

                                                     AT JUNE 30, AT DECEMBER 31,
                                                        1997          1996
                                                     ----------- ---------------
   Loans secured by real estate:
     Single family 1-4..............................  $  6,970      $452,533
     Multi-family...................................   118,894       186,391
     Commercial.....................................    87,554       109,469
                                                      --------      --------
                                                       213,418       748,393
   Leases...........................................    24,723         8,547
     Auto...........................................   127,811           --
     Commercial loans...............................   208,013       183,156
                                                      --------      --------
                                                      $573,965      $940,096
                                                      ========      ========

6. REMARKETED PAR SECURITIES

  During the second quarter, Imperial Credit Capital Trust I ("ICCTI"), a subsidiary of the Company organized for the sole purpose of issuing trust securities, issued $70.0 million of 10.25% Remarketed Par Securities ("ROPES") due June 14, 2002. These securities can be redeemed at par upon their maturity or remarketed as 30 year capital instruments at the Company's option upon the occurrence of certain events. Under current tax law, the interest payments on these securities are tax-deductible. The proceeds from the offering will be used for capital contributions to subsidiaries, strategic acquisitions, investments and general corporate purposes.

                       IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)

7. SUBSEQUENT EVENTS

  On August 1, 1997, the Company announced that Imperial Credit Commercial Mortgage Investment Corporation ("ICCMIC"), a Maryland corporation that has elected to be treated as a Real Estate Investment Trust, has filed a registration statement with the Securities and Exchange Commission covering a proposed initial public offering of 20,000,000 shares of common stock. All of the shares are being offered by ICCMIC. The net proceeds will be primarily used to purchase initial investments. ICCMIC intends to invest primarily in performing multifamily and commercial loans and in mortgage backed securities. The offering is expected to close in the fourth quarter of 1997.

  During July and August of 1997, the Company sold 500,000 shares of SPFC common stock at an average price per share of $15.11, generating net proceeds of $7.6 million and resulting in a gain of approximately $5 million. This sale reduces the Company's ownership in SPFC stock to 47.0% from 49.4% at March 31, 1997.

  On August 29, 1997, the Company announced that FMAC, an ICII subsidiary, filed a registration statement with the Securities and Exchange Commission covering a proposed public offering of 8,750,000 shares of common stock. Prior to the closing of the proposed initial public offering FMAC will merge into Franchise Mortgage Acceptance Company, a Delaware corporation ("FMC"). FMC was incorporated in August 1997 for the purpose of succeeding to the business of FMAC. FMC will issue 8,750,000 shares of common stock in the initial public offering, 5,312,500 shares are being sold by FMC and 3,437,500 are being sold by the Selling Stockholders. The net proceeds will be used by FMC to repay certain indebtedness to the Company, to fund future loan and lease originations and equity investments, and for general corporate purposes. This offering is expected to close in the fourth quarter of 1997.

8. CONSOLIDATING BALANCE SHEET AND INCOME STATEMENTS

  The following represents summarized consolidating financial information as of June 30, 1997 and December 31, 1996, and for the six months ended June 30, 1997 and for 1996, with respect to the financial position and operations of the Company and its wholly-owned and majority-owned subsidiaries. On January 17, 1997, the Company sold $200 million of 9 7/8% senior notes due 2007. The senior notes are guaranteed by three of the Company's wholly-owned subsidiaries, IBC, ICAI, and AMN (the "Other Guarantor Subsidiaries"), and the Company's 66 2/3% owned subsidiary, FMAC. The non-guarantor subsidiaries are SPTL and ICCTI. Each of the guarantees is full and unconditional and joint and several. The summarized consolidated financial information is presented in lieu of separate financial statements and other related disclosures of the wholly-owned subsidiary guarantors as management has determined that such information is not material to investors. FMAC has filed a Form 10-Q with the SEC as of and for the quarter ended June 30, 1997. None of the subsidiary guarantors are restricted from making distributions to the Company.

9. ACQUISITION

  On March 14, 1997, ICII acquired for $750,000 all of the outstanding shares of Auto Marketing Network, Inc. ("AMN") of Boca Raton, Florida, a sub prime auto lender. AMN is a nationally recognized specialty finance company engaged in financing the purchase of new and used motor vehicles. ICII, also advanced AMN $11.5 million to repay amounts owed pursuant to operating lines of credit and for working capital purposes. The acquisition was recorded using the purchase method of accounting. Goodwill of approximately $14.7 million was recorded and will be amortized on a straight line basis over its estimated useful life of 15 years. The acquisition of AMN was not considered significant to the operations of the Company.

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)

10. THE FOLLOWING REPRESENTS SUMMARIZED FINANCIAL INFORMATION WITH RESPECT TO THE OPERATIONS OF SPFC, AN EQUITY INVESTEE.

                                                               AS OF AND FOR THE
                                                               PERIOD ENDED JUNE
             SOUTHERN PACIFIC FUNDING CORPORATION                  30, 1997
             ------------------------------------              -----------------
                                                                (IN THOUSANDS)
Total assets..................................................     $442,180
Other borrowings..............................................      191,974
Convertible subordinated debentures...........................       75,000
Equity........................................................      111,298
Gain on sale of loans.........................................       61,938
Interest income...............................................       16,427
Interest expense..............................................        9,395
Other income..................................................        1,298
Other expense.................................................       25,698
Income before income taxes....................................       44,570
Net income....................................................       26,073

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)

                     CONSOLIDATING CONDENSED BALANCE SHEET

                                 JUNE 30, 1997

                                                OTHER         NON-
                                              GUARANTOR    GUARANTOR
                            ICII      FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          --------  -------- ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
         ASSETS
         ------
Cash....................  $   (591) $     15   $  4,960    $   16,166   $     --     $   20,550
Interest bearing
 deposits...............   112,354     2,667        264       126,000         --        241,285
Investments in Federal
 Home Loan Bank stock...       --        --         --          8,713         --          8,713
Investment and trading
 securities.............    33,866     2,581      1,023        46,928         791        85,189
Loans held for sale.....     6,970   208,014    152,534       206,447         --        573,965
Loans held for
 investment, net........   110,719       --      17,276     1,040,146     (48,075)    1,120,066
Purchased and originated
 servicing rights.......       --        --         412         6,092         --          6,504
Retained interest in
 loan and lease
 securitizations........       --      7,002     27,325           --          --         34,327
Investment in
 subsidiaries...........   233,494       --         --            --     (178,553)       54,941
Goodwill................       --      4,571     28,368        14,744         --         47,683
Other assets............    63,562     8,106       (122)       24,671     (11,704)       84,513
                          --------  --------   --------    ----------   ---------    ----------
 Total assets...........  $560,374  $232,956   $232,040    $1,489,907   $(237,541)   $2,277,736
                          ========  ========   ========    ==========   =========    ==========
     LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Deposits................  $ (5,606) $    --    $    --     $1,266,597   $     --     $1,260,991
Other borrowings........       --    205,919    161,818        36,050     (45,658)      358,129
Remarketed Par
 Securities.............    72,165       --         --         (2,165)        --         70,000
Senior notes............   219,792       --         --            --          --        219,792
Minority interest in
 consolidated
 subsidiaries...........       749       --         --            --        5,299         6,048
Other liabilities.......    37,065     4,939     34,168        36,252     (13,678)       98,746
                          --------  --------   --------    ----------   ---------    ----------
 Total liabilities......   324,165   210,858    195,986     1,336,734     (54,037)    2,013,706
                          --------  --------   --------    ----------   ---------    ----------
Shareholders' equity:
Common stock............   147,208     5,792     29,224        82,617    (117,633)      147,208
Retained earnings.......    83,314    16,306      6,566        70,556     (66,655)      110,087
Unrealized gain on
 securities available
 for sale...............     5,687       --         264           --          784         6,735
                          --------  --------   --------    ----------   ---------    ----------
 Total shareholders'
  equity................   236,209    22,098     36,054       153,173    (183,504)      264,030
                          --------  --------   --------    ----------   ---------    ----------
 Total liabilities and
  shareholders' equity..  $560,374  $232,956   $232,040    $1,489,907   $(237,541)   $2,277,736
                          ========  ========   ========    ==========   =========    ==========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                     CONSOLIDATING CONDENSED BALANCE SHEET

                               DECEMBER 31, 1996

                                               OTHER         NON-
                                             GUARANTOR    GUARANTOR
                            ICII     FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------- -------- ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
         ASSETS
         ------
Cash....................  $  5,213 $    --    $  7,973    $   64,926   $  (3,865)   $   74,247
Interest bearing
 deposits...............       --     2,594        163           --          612         3,369
Investments in Federal
 Home Loan Bank stock...       --       --         --         17,152         --         17,152
Investment and trading
 securities.............     8,802   39,349        887        35,824        (566)       84,296
Loans held for sale.....     4,839   98,915      8,547       853,023     (25,228)      940,096
Loans held for
 investment, net........    34,505      --      86,214       948,567        (687)    1,068,599
Purchased and originated
 servicing rights.......       --       --         637        14,250         --         14,887
Capitalized excess
 servicing fees
 receivable.............       --       --         --         23,142         --         23,142
Retained interest in
 loan and lease
 securitizations........       --     6,908     19,646        22,994         --         49,548
Interest-only and
 residual certificates..       --       --         --         87,017         --         87,017
Investment in
 subsidiaries...........   269,651      --         --            --     (269,651)          --
Goodwill................       --     4,332     14,115        20,044         --         38,491
Other assets............   106,601    8,078    (14,981)      (10,333)    (19,570)       69,795
                          -------- --------   --------    ----------   ---------    ----------
  Total assets..........  $429,611 $160,176   $123,201    $2,076,606   $(318,955)   $2,470,639
                          ======== ========   ========    ==========   =========    ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Deposits................  $    --  $    --    $    --     $1,072,266   $  (3,082)   $1,069,184
Borrowings from Federal
 Home Loan Bank.........       --       --         --        140,500         --        140,500
Other borrowings........    15,363  143,139     88,768       480,103     (33,021)      694,352
Senior notes............    88,209      --         --            --          --         88,209
Convertible subordinated
 debentures.............       --       --         --         75,000         --         75,000
Minority interest in
 consolidated
 subsidiaries...........    45,149      --         --            --        9,787        54,936
Other liabilities.......    41,382    2,580      9,222        68,854     (13,088)      108,950
                          -------- --------   --------    ----------   ---------    ----------
Total liabilities.......   190,103  145,719     97,990     1,836,723     (39,404)    2,231,131
                          -------- --------   --------    ----------   ---------    ----------
Shareholders' equity:
Preferred stock.........       --       --         --          9,143      (9,143)          --
Common stock............   145,521    5,792     21,501       134,590    (161,883)      145,521
Retained earnings.......    88,977    8,665      3,525        96,150    (108,340)       88,977
Unrealized gain on
 securities available
 for sale...............     5,010      --         185           --         (185)        5,010
                          -------- --------   --------    ----------   ---------    ----------
  Total shareholders'
   equity...............   239,508   14,457     25,211       239,883    (279,551)      239,508
                          -------- --------   --------    ----------   ---------    ----------
  Total liabilities and
   shareholders' equity.  $429,611 $160,176   $123,201    $2,076,606   $(318,955)   $2,470,639
                          ======== ========   ========    ==========   =========    ==========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                    CONSOLIDATING CONDENSED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1997

                                              OTHER         NON-
                                            GUARANTOR    GUARANTOR
                           ICII     FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------- ------------ ------------ ------------ ------------
                                                    (IN THOUSANDS)
REVENUE:
Gain (loss) on sale of
 loans and leases.......  $(2,159) $19,808    $6,402      $12,770      $   403      $37,224
                          -------  -------    ------      -------      -------      -------
Interest income.........   11,271   10,767    13,017       73,750       (4,218)     104,587
Interest expense........   10,971    9,394     4,512       39,397       (4,218)      60,056
                          -------  -------    ------      -------      -------      -------
Net interest income.....      300    1,373     8,505       34,353          --        44,531
Provision for loan
 losses.................      --       --      2,981        5,625          --         8,606
                          -------  -------    ------      -------      -------      -------
  Net interest income
   after Provision for
   loan loss............      300    1,373     5,524       28,728          --        35,925
                          -------  -------    ------      -------      -------      -------
Loan servicing income
 (expense)..............   (1,756)   1,376     2,734        1,096          --         3,450
Gain on sale of SPFC
 stock..................    4,306      --        --           --           --         4,306
Equity in net income
 SPFC...................   12,931      --        --           --           --        12,931
Other income (expense)..   (1,204)     --      3,771        1,800         (403)       3,964
                          -------  -------    ------      -------      -------      -------
  Total other income....   14,277    1,376     6,505        2,896         (403)      24,651
                          -------  -------    ------      -------      -------      -------
    Total revenues......   12,418   22,557    18,431       44,394          --        97,800
                          -------  -------    ------      -------      -------      -------
EXPENSES:
Personnel expense.......    1,216    4,665     6,740       10,483          --        23,104
Amortization of PMSR's
 and OMSR's.............      --       --        225          --           --           225
Occupancy expense.......      510      277       281          822          --         1,890
Data processing expense.      287       44       167          307          --           805
Net expenses of other
 real estate owned......    2,652      --        --         1,585          --         4,237
Professional services...    2,226    1,176       696        2,105          --         6,203
General, administrative
 and other expense......    2,674    2,432     5,045        3,583          --        13,734
                          -------  -------    ------      -------      -------      -------
  Total expenses........    9,565    8,594    13,154       18,885          --        50,198
                          -------  -------    ------      -------      -------      -------
Income before income
 taxes, minority
 interest, and
 extraordinary item.....    2,853   13,963     5,277       25,509          --        47,602
Income taxes............    4,848      --      2,236       10,759          --        17,843
Minority interest in
 income of consolidated
 subsidiaries...........      --       --        --           --         4,654        4,654
Extraordinary item--Loss
 on early extinguishment
 of debt, net of income
 taxes..................   (3,995)     --        --           --           --        (3,995)
                          -------  -------    ------      -------      -------      -------
Net income (loss).......  $(5,990) $13,963    $3,041      $14,750      $(4,654)     $21,110
                          =======  =======    ======      =======      =======      =======

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                    CONSOLIDATING CONDENSED INCOME STATEMENT

                         SIX MONTHS ENDED JUNE 30, 1996

                                              OTHER         NON-
                                            GUARANTOR    GUARANTOR
                           ICII     FMAC   SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------- ------------ ------------ ------------ ------------
                                                    (IN THOUSANDS)
REVENUE:
Gain on sale of loans
 and leases.............  $ 2,164  $12,520    $  899      $25,052      $   242      $40,877
                          -------  -------    ------      -------      -------      -------
Interest income.........    7,462    1,257        12       86,084         (935)      93,880
Interest expense........   10,861      955       317       55,711         (106)      67,738
                          -------  -------    ------      -------      -------      -------
Net interest income
 (expense)..............   (3,399)     302      (305)      30,373         (829)      26,142
Provision for loan
 losses.................      --       --        --         3,525          --         3,525
                          -------  -------    ------      -------      -------      -------
  Net interest income
   (expense) after
   Provision for loan
   loss.................   (3,399)     302      (305)      26,848         (829)      22,617
                          -------  -------    ------      -------      -------      -------
Loan servicing income
 (expense)..............     (863)     649     1,600          176          --         1,562
Gain on sale of
 servicing rights.......    6,466      --        --           --         1,342        7,808
Gain on sale of SPFC
 stock..................   62,007      --        --           --           --        62,007
Other income (expense)..    1,211       63     2,394        2,446         (629)       5,485
                          -------  -------    ------      -------      -------      -------
  Total other income....   68,821      712     3,994        2,622          713       76,862
                          -------  -------    ------      -------      -------      -------
    Total revenues......   67,586   13,534     4,588       54,522          126      140,356
                          -------  -------    ------      -------      -------      -------
EXPENSES:
Personnel expense.......    5,487    3,901     1,749       12,938         (673)      23,402
Amortization of PMSR's
 and OMSR's.............      401      --         69          110          252          832
Occupancy expense.......    1,330      122        88          730          --         2,270
Data processing expense.      502      --          1          427          --           930
Net expenses of other
 real estate owned......    2,904      --        --         1,082          --         3,986
Professional services...    1,830      602       216          860          173        3,681
General, administrative
 and other expense......    7,274    1,146      (205)       5,095         (591)      12,719
                          -------  -------    ------      -------      -------      -------
  Total expenses........   19,728    5,771     1,918       21,242         (839)      47,820
                          -------  -------    ------      -------      -------      -------
Income before income
 taxes and minority
 interest...............   47,858    7,763     2,670       33,280          965       92,536
Income taxes............   22,181      --      1,126       13,805          657       37,769
Minority interest in
 income of consolidated
 subsidiaries...........      --       --        --           --         3,110        3,110
                          -------  -------    ------      -------      -------      -------
Net income (loss).......  $25,677  $ 7,763    $1,544      $19,475      $(2,802)     $51,657
                          =======  =======    ======      =======      =======      =======

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                      SIX MONTHS ENDED JUNE 30, 1997

                                                OTHER         NON-
                                              GUARANTOR    GUARANTOR
                           ICII      FMAC    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         --------  --------  ------------ ------------ ------------ ------------
                                                    (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities:............ $  9,917  $(92,240)  $(131,547)    $641,971     $72,427      $500,528
                         --------  --------   ---------     --------     -------      --------
Cash flows from
 investing activities:
 Net change in interest
  bearing deposits...... (112,256)      (73)       (101)    (125,486)        --       (237,916)
 Net change in
  securities available
  for sale..............   (5,310)   36,768       1,058       11,837     (29,177)       15,176
 Net change in loans
  held for investment...  (82,240)      --       70,419      (99,925)     43,566       (68,180)
 Net change in
  investment in SPFC....  (42,010)      --          --           --          --        (42,010)
 Net change in
  investment in
  Subsidiaries..........   91,098       --          --           --      (91,098)          --
 Other, net.............    5,146      (898)    (16,401)       6,617         677        (4,859)
                         --------  --------   ---------     --------     -------      --------
 Net cash (used in)
  provided by investing
  activities............ (145,572)   35,797      54,975     (206,957)    (76,032)     (337,789)
                         --------  --------   ---------     --------     -------      --------
Cash flows from
 financing activities:
 Net change in deposits.   (2,525)      --          --       194,332         --        191,807
 Advances from Federal
  Home Loan Bank........      --        --          --        30,000         --         30,000
 Repayments of advances
  from Federal Home Loan
  Bank..................      --        --          --      (170,500)        --       (170,500)
 Net change in
  convertible
  subordinated
  debentures............      --        --          --       (75,000)        --        (75,000)
 Net change in other
  borrowings............  (15,363)   62,951      72,809     (454,010)     (2,381)     (335,994)
 Proceeds from offering
  of Senior Notes due
  2007..................  194,500       --          --           --          --        194,500
 Proceeds from offering
  of Remarketed
  Securities............   70,000       --          --           --          --         70,000
 Repayment of senior
  notes due 2004........  (73,241)      --          --           --          --        (73,241)
 Net change in minority
  interest..............  (44,400)      --          --           --       (4,488)      (48,888)
 Other, net.............      880    (6,322)        750       (8,596)     14,168           880
                         --------  --------   ---------     --------     -------      --------
Net cash provided by
 (used in) financing
 activities.............  129,851    56,629      73,559     (483,774)      7,299      (216,436)
                         --------  --------   ---------     --------     -------      --------
 Net change in cash.....   (5,804)      186      (3,013)     (48,760)      3,694       (53,697)
 Cash at beginning of
  period................    5,213      (171)      7,973       64,926      (3,694)       74,247
                         --------  --------   ---------     --------     -------      --------
 Cash at end of period.. $   (591) $     15   $   4,960     $ 16,166     $   --       $ 20,550
                         ========  ========   =========     ========     =======      ========

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                  (UNAUDITED)
                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                      SIX MONTHS ENDED JUNE 30, 1996

                                                  OTHER         NON-
                                                GUARANTOR    GUARANTOR
                           ICII       FMAC     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         ---------  ---------  ------------ ------------ ------------ ------------
                                                     (IN THOUSANDS)
Net cash provided by
 (used in) operating
 activities:............ $  52,587  $ 164,254    $ 6,099     $ 295,598    $(161,218)   $ 357,320
                         ---------  ---------    -------     ---------    ---------    ---------
Cash flows from
 investing activities:
 Net change in interest
  bearing deposits......       --      (2,525)       --        137,300        2,525      137,300
 Net change in
  securities available
  for sale..............   (17,111)    (9,691)      (604)      124,525       (9,658)      87,461
 Net change in loans
  held for investment...     3,908        --         --       (201,740)     112,811      (85,021)
 Proceeds from sale of
  servicing rights......    19,097        --         --            --           --        19,097
 Proceeds from sale of
  SPFC stock............    36,362        --         --            --           --        36,362
 Net change in
  investment in
  Subsidiaries..........   (16,025)       --         --            --        16,025          --
 Other, net.............    (1,251)      (638)      (382)       (2,569)         830       (4,010)
                         ---------  ---------    -------     ---------    ---------    ---------
Net cash (used in)
 provided by investing
 activities.............    24,980    (12,854)      (986)       57,516      122,533      191,189
                         ---------  ---------    -------     ---------    ---------    ---------
Cash flows from
 financing activities:
 Net change in deposits.   (46,311)       --         --        (57,454)         --      (103,765)
 Advances from Federal
  Home Loan Bank........       --         --         --        470,000          --       470,000
 Repayments of advances
  from Federal Home Loan
  Bank..................       --         --         --       (365,000)         --      (365,000)
 Bonds..................       --    (111,995)       --            --           --      (111,995)
 Net change in other
  borrowings............  (143,569)   (39,393)       --       (319,578)      36,692     (465,848)
 Proceeds from offering
  of Common Stock.......    59,229        --         --            --           --        59,229
 Net change in minority
  interest..............    37,509        --         --            --           --        37,509
 Other, net.............     8,973        144        --         (6,200)       6,056        8,973
                         ---------  ---------    -------     ---------    ---------    ---------
Net cash (used in)
 provided by financing
 activities.............   (84,169)  (151,244)       --       (278,232)      42,748     (470,897)
                         ---------  ---------    -------     ---------    ---------    ---------
 Net change in cash.....    (6,602)       156      5,113        74,882        4,063       77,612
 Cash at beginning of
  period................     8,593       (445)    (1,937)       32,981          (26)      39,166
                         ---------  ---------    -------     ---------    ---------    ---------
 Cash at end of period.. $   1,991  $    (289)   $ 3,176     $ 107,863    $   4,037    $ 116,778
                         =========  =========    =======     =========    =========    =========

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Audited Financial Statements:
  Independent Auditors' Report............................................. F-63
  Balance Sheets........................................................... F-64
  Statements of Operations................................................. F-65
  Statements of Changes in Members' Equity................................. F-66
  Statements of Cash Flows................................................. F-67
  Notes to Financial Statements............................................ F-68
Unaudited Financial Statements:
  Balance Sheets........................................................... F-78
  Statements of Income..................................................... F-79
  Statements of Cash Flows................................................. F-80
  Statement of Changes in Members' Equity.................................. F-81
  Notes to Financial Statements............................................ F-82

                         INDEPENDENT AUDITORS' REPORT

The Board of Managers
Franchise Mortgage Acceptance Company LLC:

  We have audited the accompanying balance sheets of Franchise Mortgage Acceptance Company LLC as of December 31, 1996 and 1995, and the related statements of operations, changes in members' equity and cash flows for the year ended December 31, 1996 and for the period from June 30, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franchise Mortgage Acceptance Company LLC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from June 30, 1995 (inception) through December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Los Angeles, California
January 29, 1997

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
                           ASSETS
                           ------
Restricted cash.............................................. $    --  $    526
Interest bearing deposits....................................    2,594      --
Securities available for sale................................   39,349      --
Loans and leases held for sale...............................   98,915  181,254
Retained interest in loan securitizations....................    6,908      --
Premises and equipment, net..................................    1,162      235
Goodwill.....................................................    4,332    4,226
Receivable from Southern Pacific Thrift & Loan...............      --       579
Receivable from Imperial Credit Industries, Inc..............      --       924
Accrued interest receivable..................................      560    1,108
Other investments............................................    4,383      --
Other assets.................................................    1,973      196
                                                              -------- --------
    Total assets............................................. $160,176 $189,048
                                                              ======== ========
               LIABILITIES AND MEMBERS' EQUITY
               -------------------------------
Book overdraft............................................... $    171 $    445
Payable to Imperial Credit Industries, Inc. .................   17,728      --
Borrowings...................................................  125,240   69,637
Bonds........................................................      --   111,995
Accrued interest payable.....................................      148    1,062
Residual interest due to owner...............................      --       526
Other liabilities............................................    2,432    1,610
                                                              -------- --------
    Total liabilities........................................  145,719  185,275
Commitments and contingencies (Note 14)
Members' equity:
  Members' capital...........................................    5,792    4,432
  Retained earnings (accumulated deficit)....................    8,665     (659)
                                                              -------- --------
    Total members' equity....................................   14,457    3,773
                                                              -------- --------
    Total liabilities and members' equity.................... $160,176 $189,048
                                                              ======== ========

                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   FOR THE
                                                                 PERIOD FROM
                                                                JUNE 30, 1995
                                              YEAR ENDED     (INCEPTION) THROUGH
                                           DECEMBER 31, 1996  DECEMBER 31, 1995
                                           ----------------- -------------------
Revenues:
  Gain on sale of loans...................      $18,671            $  --
                                                -------            ------
  Interest income.........................       16,130             1,929
  Interest charges........................       14,489             1,690
                                                -------            ------
    Net interest income...................        1,641               239
                                                -------            ------
  Loan servicing income...................        1,191               318
  Gain on sale of servicing rights........          --                 31
  Other income............................           63               --
                                                -------            ------
    Total other income....................        1,254               349
                                                -------            ------
    Total revenue.........................       21,566               588
                                                -------            ------
Expenses:
  Personnel...............................        8,270               356
  Professional services...................        1,093               106
  Travel..................................          614               155
  Business promotion......................          450                96
  Occupancy...............................          310                94
  Messenger service.......................          115                15
  Goodwill amortization...................          411               146
  General and Administrative..............          979               279
                                                -------            ------
    Total expenses........................       12,242             1,247
                                                -------            ------
    Net income (loss).....................      $ 9,324            $ (659)
                                                =======            ======


                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

   FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE PERIOD FROM JUNE 30, 1995
                     (INCEPTION) THROUGH DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                           ACCUMULATED
                                                            (DEFICIT)   TOTAL
                                                 MEMBERS'   RETAINED   MEMBERS'
                                                 CAPITAL    EARNINGS    EQUITY
                                                 --------  ----------- --------
Balance, June 30, 1995 (inception).............. $   --      $  --     $   --
Members' contribution--ICII.....................   7,592        --       7,592
Members' contribution--Knyal....................     645        --         645
Return of capital--ICII.........................  (3,805)       --      (3,805)
Net loss........................................     --        (659)      (659)
                                                 -------     ------    -------
Balance, December 31, 1995...................... $ 4,432     $ (659)   $ 3,773
Net income......................................     --       9,324      9,324
Members' Contribution--ICII.....................   1,360        --       1,360
                                                 -------     ------    -------
Balance, December 31, 1996...................... $ 5,792     $8,665    $14,457
                                                 =======     ======    =======



                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FOR THE PERIOD
                                                YEAR ENDED  FROM JUNE 30, 1995
                                               DECEMBER 31, (INCEPTION) THROUGH
                                                   1996      DECEMBER 31, 1995
                                               ------------ -------------------
Cash flows from operating activities:
  Net income (loss)...........................  $   9,324        $    (659)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
    Depreciation and amortization.............      2,883              153
    Loans originated..........................   (458,467)        (130,314)
    Gain on sale of loans.....................    (18,761)             --
    Loans sold to (purchased from) affiliates.    222,462         (196,631)
    Proceeds from loan sales and
     securitizations..........................    337,105          145,691
    Decrease (increase) in interest
     receivable...............................        548           (1,108)
    Gain on sale of servicing rights..........        --               (31)
    Net change in other liabilities...........       (618)           3,198
    Net change in other assets................     (7,027)          (2,214)
                                                ---------        ---------
      Net cash provided by (used in) operating
       activities.............................     87,449         (181,915)
                                                ---------        ---------
Cash flows from investing activities:
  Purchases of premises and equipment.........     (1,190)            (162)
  Increase in interest bearing deposits.......     (2,594)             --
  Purchase of securities available for sale...    (41,704)             --
  Purchase of other investments...............     (4,383)             --
  Sale of servicing rights....................        --             3,805
                                                ---------        ---------
      Net cash (used in) provided by investing
       activities.............................    (49,871)           3,643
                                                ---------        ---------
Cash flows from financing activities:
  Issuance of bonds...........................        --           111,995
  Repayment of bonds..........................   (111,995)             --
  Net change in borrowings from ICII..........     17,728              --
  Increase in borrowings......................     55,603           69,637
  Member (distributions) contributions........      1,360           (3,805)
                                                ---------        ---------
      Net cash (used in) provided by financing
       activities.............................    (37,304)         177,827
                                                ---------        ---------
      Net change in cash......................        274             (445)
Book overdraft at beginning of period.........       (445)             --
                                                ---------        ---------
Book overdraft at end of period...............  $    (171)       $    (445)
                                                =========        =========

                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  On June 30, 1995, Imperial Credit Industries, Inc. ("ICII") acquired from Greenwich Capital Financial Products, Inc. ("Greenwich"), certain assets of Greenwich's Franchise Mortgage Acceptance Company division ("the FMAC Division"), including all of Greenwich's rights under certain servicing contracts entered into by the FMAC Division ("the Servicing Contracts"). The Servicing Contracts pertain to the servicing of franchise loans that were previously securitized by Greenwich through the FMAC Division and other franchise loans owned by Greenwich not yet securitized. Concurrent with the closing of the transactions described above, ICII entered into an operating agreement with Wayne L. Knyal ("Knyal"), the former president of the FMAC Division, for the formation of a California limited liability company named Franchise Mortgage Acceptance Company, LLC ("the Company"). In connection with the acquisition, the Company or its affiliates assumed certain liabilities related to the Servicing Contracts and Greenwich agreed to act as the Company's exclusive agent in connection with the securitization of franchise loans for a period of 24 months.

  The Company was formed to originate, securitize and service franchise loans. Under the terms of the operating agreement, in exchange for a 66 2/3% ownership interest in the Company, ICII was obligated to contribute to the Company $1.3 million in cash and all of the assets purchased from Greenwich. In exchange for a 33 1/3% ownership interest in the Company, Knyal caused his wholly owned company, Franchise Mortgage Acceptance Corporation ("FMAC Corporation"), to contribute to the Company all of its rights under a servicing contract pertaining to franchise loans that were previously securitized by FMAC Corporation.

  On June 30, 1995, ICII completed the acquisition of certain net assets of the FMAC Division for a net purchase price of $7.6 million which included $3.8 million in contingent consideration based on loan originations after the date of acquisition up to a maximum principal amount of such loans equal to $250.0 million. The acquisition was recorded using the purchase method of accounting. Under this method of accounting, the purchase price was allocated to the respective assets acquired (primarily purchased servicing rights) with a fair value of $3.2 million at the date of the purchase transaction. The excess of the purchase price over the fair value of the net assets acquired was recorded as goodwill of $4.4 million.

2. BASIS OF PRESENTATION

  The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheet and revenues and expenses for the periods presented. Significant balance sheet accounts which could be materially affected by such estimates include securities available for sale and retained interest in loan securitizations. Actual results could differ significantly from those estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

  For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less at date of acquisition to be cash equivalents. Restricted cash includes cash pledged as a reserve account for the FLRT 1995-B securitization.

INVESTMENT SECURITIES

  The Company classifies investments as held-to-maturity, trading, and/or available-for-sale. Held-to-maturity investments are reported at amortized cost, trading securities are reported at fair value, with unrealized gains and

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC losses included in operations, and available-for-sale securities are reported at fair value with unrealized gains and losses included as a separate component of members' equity.

  Investments held-to-maturity are those securities that management has the positive intent and ability to hold to maturity.

  Investment securities available-for-sale are those securities which are not held in the trading portfolio and are not held in the held-to-maturity portfolio.

  Realized gains and losses on securities available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

FRANCHISE LOANS HELD FOR SALE

  Loans held for sale are carried at the lower of aggregate cost or market.

RETAINED INTEREST IN LOAN SECURITIZATIONS

  The Company may create retained interest in loan securitizations as a result of the sale of loans into securitization trusts. Retained interest in loan securitizations are carried at estimated fair value.

  Each loan securitization has specific credit enhancement requirements in the form of overcollateralization which must be met before the Company receives cash flows due. As the securitized assets generate excess cash flows, they are initially used to pay down the balance of the pass-through certificates until such time as the ratio of securitized assets to pass-through certificates reaches the overcollateralization requirement specified in each securitization. This overcollateralization amount is carried on the balance sheet as retained interest in loan securitizations. After the overcollateralization requirement and the other requirements specified in the pooling and servicing agreement have been met, the Company begins to receive the excess cash flows and a portion of the retained interest on a monthly basis.

  Retained interest in loan securitizations are amortized using the interest method. To the extent that actual future performance results are less than the Company's original performance estimates, the Company's retained interest in loan securitizations will be written down through a charge to operations in that period.

GAIN (LOSS) ON SALE OF LOANS

  Loans are sold through securitizations with the servicing retained by the Company. Securitizations typically require credit enhancements in the form of cash reserves or overcollateralization which are reflected as retained interest in loan securitizations on the balance sheet. Present value computations are used to estimate the value of the retained interest and considering such items as interest rates, prepayment, default and loss assumptions that management believes market participants would use for similar instruments. Gains are recognized to the extent that the sales price, less selling costs, exceeds the allocated basis of the portion of the loans sold.

  The Company recognizes the sale of loans when the sales transaction settles and the risks and rewards of ownership are determined to have passed to the purchasing party.

SALES OF SERVICING RIGHTS

  The Company recognizes gain or loss on the sale of servicing rights when the sales contract has been executed, a substantial down payment has been made, and the risks and rewards of ownership are determined to have passed to the purchasing party.

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

LOAN ORIGINATION FEES

  Origination fees received on franchise loans held for sale, net of direct costs related to the origination of the loans, are deferred until the time of sale and are included in the computation of the gain or loss on the sale of the related loans.

SERVICING FEES

  Servicing fees are earned on the cash flow streams from various pools of securitized loans serviced for others. Servicing fees are recognized as income when received. At December 31, 1996 and 1995, the Company serviced loans of $593.7 million and $207.7 million, respectively, for affiliates and others.

PREMISES AND EQUIPMENT, NET

  Premises and equipment are stated at cost, less accumulated depreciation or amortization. Depreciation on premises and equipment is recorded using the straight-line method over the estimated useful lives of individual assets (three to seven years). Leasehold improvements are amortized over the terms of their related leases or the estimated useful lives of improvements, whichever is shorter.

INCOME TAXES

  Under current Federal and applicable state limited liability company laws and regulations, limited liability companies are treated as partnerships for tax reporting purposes and, accordingly, are not subject to income taxes. Therefore, no provision for income taxes has been made in the Company's financial statements. For tax purposes, income or losses are included in the tax returns of the members.

GOODWILL

  Goodwill is amortized on a straight-line basis over its estimated useful life of 15 years. Goodwill is reviewed for possible impairment when events or changed circumstances may affect the underlying basis of the asset.

HEDGING PROGRAM

  The Company regularly securitizes and sells fixed and variable-rate mortgage loans. To offset the effects of interest rate fluctuations on the value of its fixed-rate loans held for sale, the Company in certain cases will hedge its interest rate risk related to loans held for sale by selling U.S. Treasury future contracts. Unrealized gains and losses on such positions are deferred as an adjustment to the carrying value of loans and leases held for sale and included in income as gain or loss on sale of loans when the related loans are sold.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"), which establishes accounting for transfers and servicing of financial assets and extinguishment of liabilities and which is effective for the Company on January 1, 1997. This statement specifies when financial assets and liabilities are to be removed from an entity's financial statements, the accounting for servicing assets and liabilities and the accounting for assets that can be contractually prepaid in such a way that the holder would not recover substantially all of its recorded investment.

  Under SFAS 125, an entity recognizes only assets it controls and liabilities it has incurred, discontinues recognition of assets only when control has been surrendered, and discontinues recognition of liabilities only

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC when they have been extinguished. SFAS 125 requires that the selling entity continue to carry retained interests, including servicing assets, relating to assets it no longer recognizes. Such retained interests are based on the relative fair values of the retained interests of the subject assets at the date of transfer. Transfers not meeting the criteria for sale recognition are accounted for as a secured borrowing with a pledge of collateral.

  SFAS 125 requires an entity to recognize its obligation to service financial assets that are retained in a transfer of assets in the form of a servicing asset or liability. The servicing asset or liability is to be amortized in proportion to, and over the period of, net servicing income or loss. Servicing assets and liabilities are to be assessed for impairment based on their fair value.

  Management has determined that the implementation of SFAS 125 will not have a material impact on the Company's financial condition or results of operations. Under the provisions of SFAS 125, securitization interests retained by the Company as a result of securitization transactions will be held as either available for sale or trading.

  Changes in market value are included in operations, if classified as trading securities, or in members' equity as unrealized gains or losses, if classified as available for sale.

4. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Noncash transactions included the contribution of all of the assets acquired by ICII from Greenwich including $80,000 of premises and equipment, $11,000 of prepaid expenses and approximately $3.1 million of servicing rights. In addition, servicing rights totaling $645,000 were contributed by Wayne Knyal for his interest in the Company. Cash paid for the period from June 30, 1995 (inception) through December 31, 1995, for interest totaled $1.4 million, including approximately $1.0 million paid to Southern Pacific Thrift and Loan
(SPTL), an affiliate. During 1996, ICII contributed $1.4 million to the Company by decreasing the balances of the outstanding payable to ICII by the amount of the contribution. Cash paid for interest for the year ended
December 31, 1996 was $15.6 million, including approximately $10.0 million paid to SPTL.

5. LOANS AND LEASES HELD FOR SALE

  At December 31, 1996 and 1995, loans and leases held for sale consisted of the following:

                                                               1996      1995
                                                              -------  --------
                                                               (IN THOUSANDS)
     Franchise loans held for sale........................... $94,490  $174,879
     Franchise equipment loans and leases held for sale......   4,385       --
     Premium on franchise loans held for sale................     --      5,946
     Net deferred loan fees..................................    (750)     (203)
     Unearned lease income...................................    (497)      --
     Deferred hedging loss...................................   1,287       632
                                                              -------  --------
       Total loans and leases................................ $98,915  $181,254
                                                              =======  ========

  The Company's loans and leases are primarily comprised of loans to experienced franchisees of nationally recognized restaurant concepts. A substantial portion of its debtors' ability to honor their contracts is dependent upon the cash flows generated by the franchise restaurant units themselves. The franchise loans generally are collateralized by the business property, and the real estate on which the franchises are located. During the year ended December 31, 1996 and the six-month period ending December 31, 1995, the Company originated or acquired $449.3 million and $163.5 million in franchise loans, respectively. During the year ended December 31,

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

1996 and the six month period ended December 31, 1995, the Company securitized $325.1 million and $105.2 million of franchise mortgage loans, respectively.

  As of December 31, 1996 and 1995, $125.4 million and $174.9 million, respectively were pledged as collateral for the borrowings and bonds of the Company.

  As of December 31, 1996 and 1995, there were no nonaccrual, restructured or impaired loans.

6. PREMISES AND EQUIPMENT, NET

  Premises and equipment consisted of the following at December 31, 1996 and 1995:

                                                                     1996   1995
                                                                    ------  ----
                                                                        (IN
                                                                    THOUSANDS)
      Premises and equipment....................................... $1,286  $242
        Less accumulated depreciation and amortization.............   (124)   (7)
                                                                    ------  ----
      Ending balance............................................... $1,162  $235
                                                                    ======  ====

7. SECURITIES AVAILABLE FOR SALE

  On June 20, 1996, the Company purchased two interest-only strips related to franchise loan securitizations completed by Greenwich Capital for a total price of $2,947,292 to yield approximately 15%. The carrying values of these securities was $2,778,110 at December 31, 1996. For the year ended December 31, 1996, discount accretion and cash received was $217,415 and $204,389, respectively. As there is no active market for these securities, management estimated their fair values by discounting estimated cash flows from these securities at an interest rate determined by management to be the rate market participants would use in similar circumstances.

  On August 18, 1996, the Company purchased securitization certificates that had been issued by Greenwich Capital through the FMAC Division in 1991 for a total price of $38,756,339, which included a premium of $1,479,929. The certificates paid principal and interest and have final maturities in 2002 and 2003. Premium amortized and cash received during the year ended December 31, 1996, totaled $181,990 and $2,003,769, respectively. The carrying value of the certificates was $36,570,580 at December 31, 1996, and they were sold during 1997.

8. RETAINED INTEREST IN LOAN SECURITIZATIONS

  Activity in retained interest in loan securitizations was as follows for the year ended December 31, 1996:

                                                                  1996
                                                              ------------
                                                               (IN THOUSANDS)
     Balance, beginning of period............................    $  --
     Additions...............................................     6,744
     Accretion...............................................       503
     Cash received...........................................      (339)
                                                                 ------
     Balance, end of period..................................    $6,908
                                                                 ======

  The components of retained interest in loan securitizations were as follows at:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
                                                               (IN THOUSANDS)
     Overcollateralization amounts...........................    $5,208
     Cash reserve deposit--restricted........................     1,566
     Residual interests......................................       134
                                                                 ------
                                                                 $6,908
                                                                 ======

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

9. HEDGING

  As of December 31, 1996, the Company had open positions of $94.1 million related to the sales of United States Treasury securities in the forward market. The proceeds from the short sale are shown net of the related liability in the accompanying balance sheet at December 31, 1996. At December 31, 1996, the Company's unrealized loss on open positions was $1.3 million.

  The Company used the hedging program in anticipation of the formation of the FLRT 1995-B, a special purpose entity (SPE), into which the Company delivered $105.2 million of franchise loans. The Company incurred a loss on the hedging transaction of $632,000 which was recorded as an adjustment to the basis of the loans collateralizing the pass-through certificates and entered into the gain or loss on sale when the loans were sold in 1996.

10. BORROWINGS

  Borrowings consisted of the following credit facilities available at December 31, 1996, and 1995:

                                                              DECEMBER 31, 1996                  DECEMBER 31, 1995
                                                      ---------------------------------- ----------------------------------
                                                      INTEREST  COMMITMENT    PRINCIPAL  INTEREST  COMMITMENT    PRINCIPAL
  CREDIT FACILITY     EXPIRATION DATE      INDEX        RATE      AMOUNT     OUTSTANDING   RATE      AMOUNT     OUTSTANDING
  ---------------    ----------------- -------------  -------- ------------- ----------- -------- ------------- -----------
Credit Suisse First  December 31, 1997 Libor plus       7.31%  $     200,000  $ 48,673      --    $         --    $   --
 Boston............                    125 basis
                                       points
Banco Santander....  Under extension   Libor plus       7.63%         50,000    16,181     8.00%         25,000    12,615
                                       225 basis
                                       points
Greenwich Capital    30 days on demand Libor plus       7.36%  Not specified    35,158     7.25%  Not specified    10,054
 Financial Markets,                    125 basis
 Inc...............                    points
Southern Pacific     Not specified     Coupon less      9.17%         25,228    25,228     9.17%         46,968    46,968
 Thrift & Loan.....                    approximately
                                       50 basis
                                       points
                                                               -------------  --------            -------------   -------
                                                               $     275,228  $125,240            $      71,968   $69,637
                                                               =============  ========            =============   =======

  The proceeds from the Greenwhich Financial Capital Products, Inc. credit facility at December 31, 1996, were used to purchase asset backed securities totaling $39.3 million which are included in securities availble for sale in the accompanying balance sheets.

11. BONDS

  In December 1995, the Company, through a special purpose entity (SPE), issued pass-through certificates (the Bonds) secured by $105.2 million of franchise loans included in franchise loans held for sale to various investors. The debentures consist of three separate classes, Class A, Class B and Class C, with principal balances at December 31, 1995 of approximately $92.6 million, $4.2 million and $4.2 million, respectively. The Class C bonds are subordinate to Class B and both Class B and C are subordinate to Class A. The Bonds have a weighted average loan rate of 9.63%, a pass-through rate of 8.59%, and stated maturity of 13 years. The premium associated with the Bonds of $11.0 million is being amortized as an adjustment to interest expense over the anticipated life of the Bonds. Due to the Company's retained interest in the SPE and the disproportionate payments on the pass-through certificates, the Company accounted for this transaction as a financing.

  On March 28, 1996, the Company sold its interest in the SPE to Imperial Credit Mortgage Holdings, Inc. and affiliate, receiving proceeds from the sale of $2.8 million. As a result of the sale, the Company removed from its balance sheet the loans and related bonds of $111.2 million and $112.0 million, respectively, resulting in a net gain of $3.6 million.

12. RESIDUAL INTEREST DUE TO OWNER AND RESTRICTED CASH

  The SPE is required to maintain in a separate reserve account a cash balance equal to .5% of the original outstanding principal balance of the mortgage loans collateralizing the Bonds. The remaining balance in this account, if any, is payable to the residual owner of the SPE at the date the Bonds mature. The corresponding cash balance is reflected as restricted cash.

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

13. PROFIT SHARING AND 401(K) PLANS

  Beginning July 1, 1993, ICII initiated a 401(k) plan in which employees of the Company are eligible to participate. Under the plan, employees may elect to enroll at the beginning of any month in which the employee has been employed for at least six months. Employees may contribute up to 14% of their salaries. The Company will match 50% of the employee's contribution up to 4% of the employee's compensation. The Company may also make a discretionary contribution on an annual basis to be allocated to participants who have contributed in excess of 4% of their compensation. The allocation is based upon a formula set by the plan and requires a five-year vesting period. All forfeitures are allocated to the remaining participants in the plan. Distribution of vested benefits to a terminated participant in the 401(k) is made in accordance with the contribution allocation form signed by the employee. Distributions are made, by election of the participant, in either certificates of deposit, ICII common stock and stock or bond mutual funds or a combination thereof.

  The Company contributed $88,000 and $13,000 to the 401(k) plan in for the year ended December 31, 1996 and from June 30, 1995 (inception) through December 31, 1995, respectively.

14. TRANSACTIONS WITH AFFILIATES

  In the ordinary course of business, the Company has conducted transactions with affiliated companies. All such transactions are conducted at "arm's length" in accordance with the Company's policies.

  At December 31, 1995, the Company had a net receivable of principal and interest on franchise loans from SPTL of $579,000. In July 1995, the Company sold approximately $3.8 million of franchise servicing rights to SPTL, resulting in a gain of $31,000. The Company also had a receivable from ICII, a member, of $924,000 bearing interest at 10.4% as of December 31, 1995 and a payable of $526,000 relating to ICII's residual interest in the Franchise Loan Receivable Trust 1995-B (FLRT 1995-B).

  The Company provides subservicing on a contractual basis for servicing rights owned by SPTL. At December 31, 1996 and 1995, there was approximately $183 million and $262 million of loans outstanding underlying this subservicing arrangement. The Company receives approximately 13 basis points for providing such services.

  The Company purchased $55.3 million in franchise loans at a $6.0 million premium from SPTL on December 29, 1995. These franchise loans were purchased by SPTL from Greenwich on November 30, 1995. The selling price between the Company and SPTL approximated SPTL's carrying value which approximated fair value.

  SPTL has provided warehouse facilities for the Company under which the loans are closed under SPTL's name with the intent to resell the franchise loans to the Company for inclusion into securitizations. The rate charged is equivalent to the rate earned on the franchise loans less approximately 50 basis points, or 9.17%. As of December 31, 1996 and December 31, 1995, the Company had an outstanding balance of $25.2 million and $47.0 million, respectively with respect to this facility. During the year ended December 31, 1996 and from June 30, 1995 (inception) through December 31, 1995, the Company paid SPTL $10.3 million and $1.2 million in interest expense associated with this facility, respectively.

  At December 31, 1996, the Company had borrowings from ICII outstanding of $17.7 million. The Company pays interest at 15% on the outstanding balance.

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

15. OTHER INVESTMENTS

  At December 31, 1996, the Company had approximately $4.4 million of equity investments included in other assets. These investments represent interests in limited liability companies ("LLCs") or limited partnerships (collectively, the "investees") which were formed to own and operate restaurant franchise concepts, and are owned through investor LLCs, the members of which consist of the Company, the Company's chief executive officer, and ICII. Member ownership percentages in the investor LLCs range from 50% to 100% for the Company, from 0% to 0.33% for the chief executive officer, and from 0.67% to 50% for ICII.

  The investor LLC's ownership interests in the investees range from 32.5% to 49.0%. A director of the Company owns 60% of one investee and the investor LLC owns 40%; such investor LLC is owned 50% by the Company and 50% by ICII. Accordingly, the Company's ownership interests in the investees (through the investor LLCs) range from 20% to 48.5%. These investments are accounted for by the Company under the equity method. Management has determined that the Company's equity in the net income or loss of the investees is not material at this time.

  Under the terms of the partnership and investment agreements, the investor LLCs are committed under certain circumstances to make additional loans and capital contributions of approximately $5.6 million.

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments include, interest bearing deposits, securities available for sale, retained interest in loan securitizations, receivables from and payables to affiliate, borrowings and bonds. These estimates are subjective in nature and involve uncertainties and matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  In addition, the fair value estimates presented do not include the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Interest bearing deposits: The carrying values reported in the balance sheets approximate fair values due to the short-term nature of the assets.

    Franchise loans held for sale: The fair value of the loan portfolio is generally estimated by discounting expected future cash flows at an estimated market rate of interest. A market rate of interest is estimated based on the AAA Corporate Bond Rate, adjusted for credit risk and the Company's cost to administer such loans.

    Retained interest in loan securitizations and investments available for sale: The carrying value reported in the balance sheet approximates fair value. The fair value was estimated by discounting future cash flows using rates that an unaffiliated third-party purchaser would require on instruments with similar terms and remaining maturities.

    Receivable due from SPTL and receivable due from ICII: The fair values of these receivables approximate the carrying values due to their short-term nature.

    Payable due to Imperial Credit Industries: The fair values of these receivables approximate the carrying values due to their short-term nature.

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

    Borrowings: The carrying value reported in the balance sheet approximates fair value, due to the variable interest rates on these borrowings.

    Bonds: The carrying value reported in the balance sheet approximates fair value due to the proximity of issuance to year-end.

  The estimated fair values of the Company's financial instruments are as follows:

                                               1996                1995
                                        ------------------- -------------------
                                        CARRYING ESTIMATED  CARRYING ESTIMATED
                                         AMOUNT  FAIR VALUE  AMOUNT  FAIR VALUE
                                        -------- ---------- -------- ----------
                                                    (IN THOUSANDS)
   Assets:
     Interest-bearing deposits......... $  2,594  $  2,594  $    --   $    --
     Franchise loans held for sale.....   98,915   102,872   181,254   185,165
     Retained interest in loan
      securitizations..................    6,908     6,908       --        --
     Securities available for sale.....   39,349    39,349       --        --
     Receivable due from affiliate.....      --        --        579       579
     Receivable due from member........      --        --        924       924
     Forward Treasury contracts........    1,287     1,287       632       632
   Liabilities:
     Payable due to Imperial Credit
      Industries....................... $ 17,728  $ 17,728  $    --   $    --
     Borrowings........................  125,240   125,240    69,637    54,836
     Bonds.............................      --        --    111,995   111,995
     Residual interest due to member...      --        --        526       526

17. COMMITMENTS AND CONTINGENCIES

 Leases

  Minimum rental commitments under all noncancelable operating leases at December 31, 1996 were as follows:

                                                                  (IN THOUSANDS)
   1997..........................................................     $  498
   1998..........................................................        521
   1999..........................................................        534
   2000..........................................................        550
   2001..........................................................        524
                                                                      ------
     Thereafter..................................................        151
                                                                      ------
     Total.......................................................     $2,778
                                                                      ======

  Rent expense for the year and six months ended December 31, 1996 and 1995 was $292,000 and $94,000, respectively.

LITIGATION

  The Company is involved in litigation arising from the normal course of business. The Company is currently involved in a dispute with a vendor regarding the value of services rendered. Management does not believe that an adverse settlement, if any, would have a material impact on the Company's financial condition or results of operations.

                  FRANCHISE MORTGAGE ACCEPTANCE COMPANY, LLC

  The predecessor entity to the Company, and an officer of such entity and of the Company, among others, are named as defendants in De Wald et al. vs. Knyal et al. filed on November 15, 1996 in the Los Angeles Superior Court. The complaint seeks an accounting, monetary and punitive damages for alleged breach of contract, breach of fiduciary duty, breach of implied covenant of good faith and fair dealing and fraud arising from an alleged business relationship. The Company has not been named as a defendant in this lawsuit.

18. SUBSEQUENT EVENT

  Effective January 19, 1997, the Company is a guarantor of ICII's $200 million 9 7/8% Senior Notes due January 15, 2007.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                            UNAUDITED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           JUNE 30, DECEMBER 31,
                                                             1997       1996
                                                           -------- ------------
                          ASSETS
                          ------
Cash...................................................... $     15   $    --
Interest bearing deposits.................................    2,667      2,594
Securities available for sale, at market..................    2,581     39,349
Loans and leases held for sale, net of provisions.........  208,014     98,915
Retained interest in loan and lease securitizations.......    7,002      6,908
Premises and equipment, net...............................    1,433      1,162
Goodwill..................................................    4,571      4,332
Accrued interest receivable...............................    1,137        560
Other assets..............................................    5,536      6,356
                                                           --------   --------
  Total assets............................................ $232,956   $160,176
                                                           ========   ========
             LIABILITIES AND MEMBERS' EQUITY
             -------------------------------
Book Overdraft............................................ $    --    $    171
Payable to Imperial Credit Industries, Inc................    9,997     17,728
Borrowings................................................  195,922    125,240
Accrued interest payable..................................      --         148
Other liabilities.........................................    4,939      2,432
                                                           --------   --------
  Total liabilities....................................... $210,858    145,719
                                                           --------   --------
Members' equity:
Members' Capital.......................................... $  5,792   $  5,792
Retained earnings.........................................   16,306      8,665
                                                           --------   --------
  Total members' equity...................................   22,098     14,457
                                                           --------   --------
  Total liabilities and members' equity................... $232,956   $160,176
                                                           ========   ========


                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                              STATEMENTS OF INCOME

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                  THREE MONTHS    SIX MONTHS
                                                 ENDED JUNE 30, ENDED JUNE 30,
                                                 -------------- ---------------
                                                  1997    1996   1997    1996
                                                 ------- ------ ------- -------
Revenue:
  Gain on sale of loans and leases.............. $20,047 $5,852 $19,808 $12,520
  Interest income...............................   6,770    601  10,767   1,257
  Interest expense..............................   6,040    322   9,394     955
                                                 ------- ------ ------- -------
    Net interest income.........................     730    279   1,373     302
  Loan servicing income.........................     736    367   1,376     649
  Other income..................................     --     --      --       63
                                                 ------- ------ ------- -------
    Total other income..........................     736    367   1,376     712
                                                 ------- ------ ------- -------
    Total revenue...............................  21,513  6,498  22,557  13,534
                                                 ------- ------ ------- -------
Expenses:
  Personnel expense.............................   2,067  1,250   4,665   3,901
  Professional services.........................     698    470   1,176     602
  Travel........................................     347    121     524     202
  Business promotion............................     176    101     316     198
  Occupancy.....................................     161     63     277     122
  Goodwill amortization.........................      88     76     169     251
  General and administrative expense............   1,222    267   1,467     495
                                                 ------- ------ ------- -------
    Total expenses..............................   4,759  2,348   8,594   5,771
                                                 ------- ------ ------- -------
  Net income.................................... $16,754 $4,150 $13,963 $ 7,763
                                                 ======= ====== ======= =======


                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                            STATEMENTS OF CASH FLOWS

                                (UNAUDITED)
                                 (IN THOUSANDS)

                                                  SIX MONTHS     SIX MONTHS
                                                     ENDED         ENDED
                                                 JUNE 30, 1997 JUNE 30, 1996
                                                 ------------- -------------
Cash flows from operating activities:
  Net income....................................   $ 13,963    $   7,763
  Adjustments to reconcile net income to net
   cash, provided by (used in) operating
   activities:
    Depreciation and Amortization...............        388          289
    Loans originated............................   (300,617)    (208,361)
    Gain on sale of loans.......................    (19,808)     (12,520)
    Loans sold to (purchased from) affiliates...     17,772      205,281
    Proceeds from loan sales and
     securitizations............................    193,349      173,176
    (Increase) decrease in accrued interest
     receivable.................................       (577)         952
    Net change in other assets..................        931       (1,497)
    Net change in other liabilities.............      2,359         (829)
                                                   --------    ---------
Net cash provided by operating activities.......    (92,240)     164,254
                                                   --------    ---------
Cash flows from investing activities:
  Increase in interest bearing deposits.........        (73)      (2,525)
  Sale of securities available for sale.........     36,768          --
  Purchase of securities available for sale.....        --        (9,691)
  Purchases of premises and equipment...........       (490)        (638)
  Cash utilized for acquisitions................       (408)         --
                                                   --------    ---------
Net cash provided by (used in) investing
 activities.....................................     35,797      (12,854)
                                                   --------    ---------
Cash flows from financing activities:
  Net change in payable to Imperial Credit
   Industries, Inc..............................     (7,731)       7,009
  Increase in borrowings........................     70,682      (46,402)
  Repayment of bonds............................        --      (111,995)
  Distribution to partners......................     (6,322)         144
                                                   --------    ---------
Net cash used in financing activities...........     56,629     (151,244)
                                                   --------    ---------
Net change in cash..............................        186          156
Cash at beginning of year.......................       (171)        (445)
                                                   --------    ---------
Cash at end of period...........................   $     15    $    (289)
                                                   ========    =========

                See accompanying notes to financial statements.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                            RETAINED
                                                            EARNINGS    TOTAL
                                                 MEMBERS' (ACCUMULATED MEMBERS'
                                                 CAPITAL    DEFICIT)    EQUITY
                                                 -------- ------------ --------
Balance, June 30, 1995 (inception)..............  $  --     $   --     $   --
Members' Contribution--ICII.....................   7,592        --       7,592
Members' Contribution--Knyal....................     645        --         645
Return of capital--LCII.........................  (3,805)       --      (3,805)
Net income......................................     --        (659)      (659)
                                                  ------    -------    -------
Balance, December 31, 1995......................   4,432       (659)     3,773
Net income......................................     --       9,324      9,324
Members' Contribution--ICI......................   1,360        --       1,360
                                                  ------    -------    -------
Balance, December 31, 1996......................   5,792      8,665     14,457
Tax Distribution--ICII..........................     --      (4,215)    (4,215)
Tax Distribution--Knyal.........................     --      (2,107)    (2,107)
Net income......................................     --      13,963     13,963
                                                  ------    -------    -------
Balance, June 30, 1997 (unaudited)..............  $5,792    $16,306    $22,098
                                                  ======    =======    =======


                 See accompanying notes to financial statements

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                         NOTES TO FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. ORGANIZATION

  On June 30, 1995, Imperial Credit Industries, Inc. ("ICII") acquired from Greenwich Capital Financial Products, Inc. ("Greenwich"), certain assets of Greenwich's Franchise Mortgage Acceptance Company division (the "FMAC Division"), including all of Greenwich's rights under certain servicing contracts entered into by the FMAC Division (the "Servicing Contracts"). The Servicing Contracts pertain to the servicing of franchise loans that were previously securitized by Greenwich through the FMAC Division. In connection with the acquisition, the Franchise Mortgage Acceptance Company LLC (the "Company") or its affiliates assumed certain liabilities related to the Servicing Contracts and Greenwich agreed to act as the Company's exclusive agent in connection with securitization of franchise loans for a period of 24 months. The net purchase price for these assets was approximately $7.8 million.

  Concurrent with the closing of the transactions described above, ICII entered into an operating agreement with Wayne L. Knyal ("Knyal"), the former president of the FMAC Division, for the formation of a California Limited Liability company. The Company was formed to originate, securitize and service franchise mortgage loans. Under the terms of the operating agreement, in exchange for a 66 2/3% ownership interest in the Company, ICII contributed to the Company approximately $1.3 million in cash and all of the assets purchased from Greenwich other than Servicing Contracts. In exchange for a 33 1/3% ownership interest in the Company, Knyal caused his wholly owned company, Franchise Mortgage Acceptance Corporation ("FMAC Corporation"), to contribute to the Company all of its rights under a securitized by FMAC Corporation. The Company's headquarters and operations center are located in Los Angeles, California.

2. BASIS OF PRESENTATION

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles and with the instructions to form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets and revenues and expenses for the periods presented. Actual results could differ significantly from those estimates. Prior year's financial statements have been reclassified to conform to the 1997 presentation.

                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC

                                  (UNAUDITED)

3. LOANS HELD FOR SALE

  Loans held for sale consisted of the following at June 30, 1997 and December 31, 1996:

                                                    AT JUNE 30, AT DECEMBER 31,
                                                       1997          1996
                                                    ----------- ---------------
                                                          (IN THOUSANDS)
     Franchise loans held for sale, net of
      provisions...................................  $188,825       $94,490
     Franchise equipment loans and leases held for
      sale.........................................    21,184         4,385
     Net deferred loan fees........................    (1,324)         (750)
     Unearned lease income.........................    (3,270)         (497)
     Deferred hedging loss.........................     2,599         1,287
                                                     --------       -------
                                                     $208,014       $98,915
                                                     ========       =======

4. GUARANTEE OF ICII DEBT

  Effective January 19, 1997, the Company is a guarantor of ICII's $200 million 9 7/8% Senior Notes due January 15, 2007.

  Effective June 1997, the Company is a guarantor of ICII's $70 million Remarketed Par Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST, THE COMPANY OR THE SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECU-RITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               -----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.....................................................    ii
Incorporation by Reference................................................   iii
Prospectus Summary........................................................     1
Risk Factors..............................................................    24
Use of Proceeds...........................................................    40
Accounting Treatment......................................................    40
Capitalization............................................................    41
Selected Consolidated Financial Data......................................    42
Management's Discussion and Analysis of Financial Condition and Results of
 Operations ..............................................................    45
Business..................................................................    71
Management................................................................   106
Security Ownership of Certain Beneficial Owners and Management............   113
Certain Transactions......................................................   114
The Exchange Offer........................................................   129
The Trust.................................................................   139
Description of Securities.................................................   140
Description of Debentures.................................................   156
Description of Guarantee..................................................   185
Relationship Among the Par Securities, the Debentures and the Guarantee...   187
United States Federal Income Tax Consequences.............................   189
ERISA Considerations......................................................   192
Plan of Distribution......................................................   193
Legal Matters.............................................................   193
Experts...................................................................   194
Index of Principal Definitions............................................   195
Index to ICII Consolidated Financial Statements...........................   F-1
Index to FMAC Financial Statements........................................  F-63

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $70,000,000
                                IMPERIAL CREDIT
                                CAPITAL TRUST I

                          REMARKETED REDEEMABLE PAR
                            SECURITIES, SERIES B

                    (Liquidation Amount $1,000 per Security)

                   Fully and unconditionally guaranteed,

   to the extent that the Trust has assets available for distribution by

                   [LOGO OF IMPERIAL CREDIT INDUSTRIES, INC.]

                               -----------------

                                   PROSPECTUS
                                       , 1997

                               -----------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Declaration of Imperial Credit Capital Trust I (the "Trust") provides that no Regular Trustee, affiliate of the Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, Imperial Credit Industries, Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Imperial Credit Industries, Inc., prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

  Imperial Credit Industries, Inc., Imperial Business Credit, Inc. and Imperial Credit Advisors, Inc. are California corporations, and Franchise Mortgage Acceptance Company LLC is a California limited liability company (collectively, the "California Registrants"), all of such entities are governed by the California General Corporation Law (the "CGCL").

  Under Section 317 of the CGCL, a California corporation is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the California Registrants), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the California Registrants, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the California Registrants, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the California Registrants is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the California Registrants, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the California Registrants and their shareholders provided that the specified court approval is obtained.

  As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the California Registrants provide that the California Registrants are authorized to provide indemnification for their directors and officers for breach of their duty to the California Registrants and their shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by
Section 317 of the CGCL. The California Registrants's By-laws each provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by each of the California Registrants with its directors and its executive officers require the California Registrants to indemnify such persons against expenses, judgments, fines settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the California Registrants (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the California Registrants and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

  The Articles of Incorporation of each of the California Registrants provide that the personal liability of the directors of the California Registrants for monetary damages shall be eliminated to the fullest extent permissible under California law. Under Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (I) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit,
(iii) acts or omissions showing a reckless disregard for the director's duty,
(iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

  Auto Marketing Network, Inc., a Florida corporation ("AMN"), is governed by the Florida Business Corporation Act. Section 607.0850 of the Florida Business Corporation Act, provides that a corporation may indemnify any person who was or is a party (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 0850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party in the right of the corporation to procure a judgment in its favor, against the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

  Section 607.0831 of the Florida Business Corporation Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless (i) the director breached or failed to perform his duties as a director, (ii) the director's breach or failure to perform constitutes a violation of criminal law unless the director had no reasonable cause to believe his conduct was unlawful, the director derived an improper personal benefit directly or indirectly, (iii) the director's conduct triggers the liability provisions of
Section 0834 (relating to unlawful distributions), (iv) the director's conduct constitutes a conscious disregard for the best interest of the corporation, or will misconduct in a proceeding by or in the right of the corporation or a shareholder, or (v) the director's conduct constitutes recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

  The AMN's Articles of Incorporation provide that it is authorized to indemnify any director or officer, or former director or officer, in the manner provided in it's bylaws and to the fullest extent permitted by the laws of the State of Florida. There are no further provisions in AMN's bylaws for indemnification of directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

      3.1(a)*  Articles of Incorporation, as amended, of Imperial Credit
               Industries, Inc.
      3.1(b)** Articles of Incorporation of Imperial Business Credit, Inc.
      3.1(c)** Articles of Incorporation of Imperial Credit Advisors, Inc.
      3.1(d)** Amended Articles of Organization of Franchise Mortgage
               Acceptance Company LLC
      3.1(e)** Amended and Restated Articles of Organization of Auto Marketing
               Network, Inc.
      3.2(a)*  Bylaws of Imperial Credit Industries, Inc.
      3.2(b)** Amended Bylaws of Imperial Business Credit, Inc.
      3.2(c)** Bylaws of Imperial Credit Advisors, Inc.
      3.2(d)** Operating Agreement of Franchise Mortgage Acceptance Company
      3.2(e)** Amended and Restated Bylaws of Auto Marketing Network, Inc.
      4.1***   Certificate of Trust of Imperial Credit Capital Trust I
      4.2***   Amended and Restated Declaration of Trust of Imperial Credit
               Capital Trust I, with form of Remarketed Redeemable Par
               Securities, dated June 9, 1997.
      4.3***   Indenture, by and among, Imperial Credit Industries, Inc.,
               Imperial Business Credit, Inc., Imperial Credit Advisors, Inc.,
               Franchise Mortgage Acceptance Company, LLC, Auto Marketing
               Network, Inc., and the Chase Trust Company of California, dated as of June 9, 1997, with forms of Resettable Rate Debentures
      4.4***   Registration Rights Agreement, by and among, Imperial Credit
               Capital Trust I, Imperial Credit Industries, Inc., Imperial
               Business Credit, Inc., Imperial Credit Advisors, Inc., Franchise
               Mortgage Acceptance Company, LLC, Auto Marketing Network, Inc.,
               and Lehman Brothers, Inc., dated as of June 9, 1997
      4.5***   Remarketing Agreement, by and among, Imperial Credit Capital
               Trust I, Imperial Credit Industries, Inc., and Lehman Brothers,
               Inc., dated as of June 9, 1997
      4.6***   Form of Guarantee Agreement to be executed by Imperial Credit
               Industries, Inc., for the benefit of the Holders of Remarketed
               Redeemable Par Securities, Series B
      5.1      Opinion of Richards, Layton & Finger, P.A., regarding the
               legality of the Remarketed Redeemable Par Securities
      5.2***   Opinion of Freshman, Marantz, Orlanski, Cooper & Klein regarding the legality of the Resettable Rate Debentures
      8.1***   Opinion of Simpson Thacher & Bartlett regarding tax matters
     21.1***   Subsidiaries of Imperial Credit Industries, Inc.
     23.1(a)   Consent of KPMG Peat Marwick LLP regarding Imperial Credit
               Industries, Inc.
     23.1(b)   Consent of KPMG Peat Marwick LLP regarding Franchise Mortgage
               Acceptance Company LLC
     23.2      Consent of Richards, Layton & Finger, P.A. (contained in Exhibit
               5.1)
     23.3***   Consent of Freshman, Marantz, Orlanski, Cooper & Klein
               (contained in Exhibit 5.2)
     23.4***   Consent of Simpson Thacher & Bartlett (contained in Exhibit 8.1)

     24.1*** Power of Attorney (included on signature page of Registration
             Statement)
     25.1*** Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Property Trustee for the Amended and Restated Declaration of Trust of Imperial Credit Capital Trust I
     25.2*** Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Trustee under the Indenture
     25.3*** Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of the Chase Trust Company of California as Guarantee Trustee to the Guarantee Agreement
     99.1*** Form of Letter of Transmittal
     99.2*** Form of Notice of Guaranteed Delivery
     99.3*** Form of Exchange Agent Agreement by and between Imperial Credit
             Capital Trust I and Chase Trust Company of California

--------
  * Incorporated by reference to Imperial Credit Industries, Inc.'s Registration Statement on Form S-1 (Registration No. 33-45606) declared effective May 26, 1992.
 ** Incorporated by reference to the Registration Statement on Form S-4
    (Registration No. 333-22141) declared effective March 31, 1997.
*** Previously filed.

ITEM 22. UNDERTAKINGS

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of the Registration Statement.

  (c) The Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Imperial Credit Capital Trust I

                                          By:    /s/  IRWIN L. GUBMAN
                                            -----------------------------------
                                                REGULAR TRUSTEE (PRINCIPAL
                                                    EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
       /s/  IRWIN L. GUBMAN            Regular Trustee           October 10, 1997
-------------------------------------   (Principal
           IRWIN L. GUBMAN              Executive Officer)


                 *                     Regular Trustee           October 10, 1997
-------------------------------------   (Principal
          KEVIN E. VILLANI              Financial and
                                        Accounting Officer)


                 *                     Regular Trustee           October 10, 1997
-------------------------------------
           PAUL B. LASITER


By:       /s/  IRWIN L. GUBMAN
    ---------------------------------
             *Irwin L. Gubman
             Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Imperial Credit Industries, Inc.

                                                             *
                                          By: _________________________________
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER (PRINCIPAL
                                                    EXECUTIVE OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman, Chief           October 10, 1997
-------------------------------------   Executive Officer,
          H. WAYNE SNAVELY              President
                                        (Principal
                                        Executive Officer)

                  *                    Executive Vice            October 10, 1997
-------------------------------------   President and Chief
          KEVIN E. VILLANI              Financial Officer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director                  October 10, 1997
-------------------------------------
        STEPHEN J. SHUGERMAN

                  *                    Director                  October 10, 1997
-------------------------------------
         JOSEPH R. TOMKINSON

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
                  *                     Director                 October 10, 1997
-------------------------------------
        ROBERT S. MUEHLENBECK

                  *                     Director                 October 10, 1997
-------------------------------------
       G. LOUIS GRAZIADIO, III

                  *                     Director                 October 10, 1997
-------------------------------------
           PERRY A. LERNER

                  *                     Director                 October 10, 1997
-------------------------------------
     JAMES CLAYBURN LAFORCE, JR.

        /s/  IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Imperial Business Credit, Inc.

                                                             *
                                          By: _________________________________
                                                         CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                          Chairman            October 10, 1997
-------------------------------------
          H. WAYNE SNAVELY

                  *                     Director and Chief       October 10, 1997
-------------------------------------    Executive Officer
            PHILIP WALDEN                    (Principal
                                         Executive Officer)

                  *                       Chief Financial        October 10, 1997
-------------------------------------    Officer (Principal
          STEPHEN J. OLSON                 Financial and
                                        Accounting Officer)

                  *                          Director            October 10, 1997
-------------------------------------
        STEPHEN J. SHUGERMAN

        /s/  IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Imperial Credit Advisors, Inc.

                                                             *
                                          By: _________________________________
                                                         CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman (Principal       October 10, 1997
-------------------------------------   Executive Officer)
          H. WAYNE SNAVELY

                  *                    Director and Chief        October 10, 1997
-------------------------------------   Financial Officer
            THOMAS MARKEL               (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director                  October 10, 1997
-------------------------------------
        STEPHEN J. SHUGERMAN

                  *                    Director                  October 10, 1997
-------------------------------------
          GLENN WILSON, JR.

          /s/ IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Franchise Mortgage Acceptance
                                           Company LLC

                                                             *
                                          By: _________________________________
                                                   CHAIRMAN AND MANAGER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman                  October 10, 1997
-------------------------------------
          H. WAYNE SNAVELY

                  *                    Manager and Chief         October 10, 1997
-------------------------------------   Executive Officer
             WAYNE KNYAL                (Principal
                                        Executive Officer)

                  *                    Chief Financial           October 10, 1997
-------------------------------------   Officer (Principal
           RAEDELLE WALKER              Financial Officer)

                                       Manager                   October   , 1997
-------------------------------------
           RONALD V. DAVIS

                  *                    Manager                   October 10, 1997
-------------------------------------
           MICHAEL MATKINS

                  *                    Manager                   October 10, 1997
-------------------------------------
        STEPHEN J. SHUGERMAN

          /s/ IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA ON OCTOBER 10, 1997.

                                          Auto Marketing Network, Inc.

                                                             *
                                          By: _________________________________
                                                         CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
                  *                    Chairman                  October 10, 1997
-------------------------------------
          H. WAYNE SNAVELY

                  *                    Director and Chief        October 10, 1997
-------------------------------------   Executive Officer
          STEPHEN S. RASKIN             (Principal
                                        Executive Officer)

                  *                    Chief Financial           October 10, 1997
-------------------------------------   Officer (Principal
            GLENN YESNER                Financial and
                                        Accounting Officer)

                  *                    Director                  October 10, 1997
-------------------------------------
         PATRICIA MAGEE DALY

          /s/ Irwin Gubman             Director                  October 10, 1997
-------------------------------------
            IRWIN GUBMAN

                  *                    Director                  October 10, 1997
-------------------------------------
          KEVIN E. VILLANI

          /s/ IRWIN L. GUBMAN
By: _________________________________
           *Irwin L. Gubman
           Attorney-in-fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION                        PAGE NUMBER
 -------                         -----------                        -----------
  3.1(a)*  Articles of Incorporation, as amended, of Imperial
           Credit Industries, Inc.
  3.1(b)** Articles of Incorporation of Imperial Business Credit,
           Inc.
  3.1(c)** Articles of Incorporation of Imperial Credit Advisors,
           Inc.
  3.1(d)** Amended Articles of Organization of Franchise Mortgage
           Acceptance Company LLC
  3.1(e)** Amended and Restated Articles of Organization of Auto
           Marketing Network, Inc.
  3.2(a)*  Bylaws of Imperial Credit Industries, Inc.
  3.2(b)** Amended Bylaws of Imperial Business Credit, Inc.
  3.2(c)** Bylaws of Imperial Credit Advisors, Inc.
  3.2(d)** Operating Agreement of Franchise Mortgage Acceptance
           Company
  3.2(e)** Amended and Restated Bylaws of Auto Marketing Network,
           Inc.
  4.1***   Certificate of Trust of Imperial Credit Capital Trust
           I
  4.2***   Amended and Restated Declaration of Trust of Imperial
           Credit Capital Trust I, with form of Remarketed
           Redeemable Par Securities, dated June 9, 1997
  4.3***   Indenture, by and among, Imperial Credit Industries,
           Inc., Imperial Business Credit, Inc., Imperial Credit
           Advisors, Inc., Franchise Mortgage Acceptance Company,
           LLC, Auto Marketing Network, Inc., and the Chase Trust
           Company of California, dated as of June 9, 1997, with
           forms of Resettable Rate Debentures
  4.4***   Registration Rights Agreement, by and among, Imperial
           Credit Capital Trust I, Imperial Credit Industries,
           Inc., Imperial Business Credit, Inc., Imperial Credit
           Advisors, Inc., Franchise Mortgage Acceptance Company,
           LLC, Auto Marketing Network, Inc., and Lehman
           Brothers, Inc., dated as of June 9, 1997
  4.5***   Remarketing Agreement, by and among, Imperial Credit
           Capital Trust I, Imperial Credit Industries, Inc., and
           Lehman Brothers, Inc., dated as of June 9, 1997
  4.6***   Form of Guarantee Agreement to be executed by Imperial
           Credit Industries, Inc., for the benefit of the
           Holders of Remarketed Redeemable Par Securities,
           Series B
  5.1      Opinion of Richards, Layton & Finger, P.A., regarding
           the legality of the Remarketed Redeemable Par
           Securities
  5.2***   Opinion of Freshman, Marantz, Orlanski, Cooper & Klein
           regarding the legality of the Resettable Rate
           Debentures
  8.1***   Opinion of Simpson Thacher & Bartlett regarding tax
           matters
 21.1***   Subsidiaries of Imperial Credit Industries, Inc.
 23.1(a)   Consent of KPMG Peat Marwick LLP regarding Imperial
           Credit Industries, Inc.
 23.1(b)   Consent of KPMG Peat Marwick LLP regarding Franchise
           Mortgage Acceptance Company LLC
 23.2      Consent of Richards, Layton & Finger, P.A. (contained
           in Exhibit 5.1)
 23.3***   Consent of Freshman, Marantz, Orlanski, Cooper & Klein
           (contained in Exhibit 5.2)
 23.4***   Consent of Simpson Thacher & Bartlett (contained in
           Exhibit 8.1)
 24.1***   Power of Attorney (included on signature page of
           Registration Statement)
 25.1***   Statement of Eligibility of Trustee under the Trust
           Indenture Act of 1939, as amended, of the Chase Trust
           Company of California as Property Trustee for the
           Amended and Restated Declaration of Trust of Imperial
           Credit Capital Trust I

 EXHIBIT
 NUMBER                         DESCRIPTION                         PAGE NUMBER
 -------                        -----------                         -----------
 25.2*** Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939, as amended, of the Chase Trust
         Company of California as Trustee under the Indenture
 25.3*** Statement of Eligibility of Trustee under the Trust
         Indenture Act of 1939, as amended, of the Chase Trust
         Company of California as Guarantee Trustee to the
         Guarantee Agreement
 99.1*** Form of Letter of Transmittal
 99.2*** Form of Notice of Guaranteed Delivery
 99.3*** Form of Exchange Agent Agreement by and between Imperial
         Credit Capital Trust I and Chase Trust Company of
         California

-------
  * Incorporated by reference to Imperial Credit Industries, Inc.'s Registration Statement on Form S-1 (Registration No. 33-45606) declared effective May 26, 1992.
 ** Incorporated by reference to the Registration Statement on Form S-4
    (Registration No. 333-22141) declared effective March 31, 1997.
*** Previously filed.